UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Avalanche Biotechnologies, Inc.

(Name of Registrant as Specified in its Charter)

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AVALANCHE BIOTECHNOLOGIES, INC.

1035 O’Brien Drive, Suite A

Menlo Park, CA

April 7, 2016

To the Stockholders of Avalanche Biotechnologies, Inc.:

On behalf of the board of directors of Avalanche Biotechnologies, Inc. (“Avalanche,” the “Company,” “we,” “us” or “our”), we cordially invite you to attend the 2016 Annual Meeting of Stockholders (the “2016 Annual Meeting”), which will be held on May 10, 2016 at 10:00 a.m. local time, at the offices of Munger, Tolles & Olson LLP at 560 Mission St., 27th Floor, San Francisco, CA 94105.

As previously announced, Avalanche, Annapurna Therapeutics SAS (“Annapurna”), the shareholders of Annapurna (the “Annapurna Shareholders”), and Shareholder Representative Services LLC, acting as the representative of the Annapurna Shareholders, have entered into an Acquisition Agreement, dated January 29, 2016 (as amended on April 6, 2016 and as may be further amended from time to time, the “Acquisition Agreement”), pursuant to which (i) Avalanche will acquire from the Annapurna Shareholders all of the issued and outstanding shares of capital stock of Annapurna, in exchange for (x) 13,135,189 newly issued shares of our common stock plus (y) any additional number of newly issued shares of our common stock to be exchanged for shares of Annapurna issued in connection with any exercise of outstanding options or other rights to purchase capital stock of Annapurna (the “Annapurna Options”) prior to or concurrently with the closing of the transaction (collectively, the “New Avalanche Shares”) and (ii) the Annapurna Options will be exchanged for options relating to approximately 4.7 million shares of our common stock (as may be reduced to reflect any exercise of Annapurna Options prior to or concurrently with the closing of the transaction) (collectively, the “Transaction”). If the Transaction is completed, Annapurna will be a wholly-owned subsidiary of Avalanche, the Annapurna Shareholders will own approximately 37.5% of Avalanche common stock and existing Avalanche stockholders will own approximately 62.5% of Avalanche common stock (inclusive of shares of our common stock underlying vested and unvested options, as calculated on a treasury stock method basis as of January 28, 2016). Completion of the proposed Transaction is subject to satisfaction or waiver of customary closing conditions, including approval by our stockholders of the issuance of the New Avalanche Shares to the Annapurna Shareholders (the “Stock Issuance”).

At the 2016 Annual Meeting, you will be asked to consider and vote upon the following proposals:

1.	To approve the Stock Issuance.

2.	To elect two Class II directors to hold office until the 2019 Annual Meeting of Stockholders or until their successors are elected.

3.	To ratify the selection, by the audit committee of our board of directors, of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2016.

4.

To consider and vote on a proposal to adjourn the annual meeting, if necessary, to solicit additional proxies, in the event that there are not sufficient votes at the time of the 2016 Annual Meeting to approve item 1 above.

5.	To transact such other business as may properly come before the 2016 Annual Meeting or any adjournment or postponement thereof.

The Transaction cannot be completed unless the proposal to approve the Stock Issuance receives the affirmative vote of a majority of votes cast in person or by proxy (excluding “abstentions” or “broker non-votes”).

After careful consideration, our board of directors (our “Board”) unanimously approved the Acquisition Agreement and the Transaction. Our Board has determined and believes that each of the proposals outlined above is advisable to, and in the best interests of, Avalanche and its stockholders and has approved each such proposal. Our Board recommends that Avalanche stockholders vote “FOR” each such proposal.

The proxy statement accompanying this letter provides you with more specific information concerning the Acquisition Agreement, the Transaction, the Stock Issuance and the proposals to be voted on at the 2016 Annual Meeting. We encourage you to carefully read the accompanying proxy statement and the copies of the Acquisition Agreement and Amendment No. 1 to the Acquisition Agreement attached, respectively, as Annex A-1 and Annex A-2 thereto. IN PARTICULAR, YOU SHOULD CAREFULLY CONSIDER THE MATTERS DISCUSSED UNDER “RISK FACTORS” BEGINNING ON PAGE 14.

It is very important that your vote be represented at the 2016 Annual Meeting, regardless of the number of shares of our common stock that you own. Even if you plan to attend the 2016 Annual Meeting, we urge you to submit your vote promptly.

If you own shares of record, you will find enclosed a WHITE proxy and voting instruction card or cards and an envelope in which to return the card(s). Whether or not you plan to attend the 2016 Annual Meeting, please sign, date and return your enclosed WHITE proxy and voting instruction card(s), or vote over the phone or internet, as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. You can revoke your proxy before the 2016 Annual Meeting and issue a new proxy as you deem appropriate. You will find the procedures to follow if you wish to revoke your proxy on page 27 of the enclosed proxy statement.

If you hold your shares in “street name” through a broker, bank or other nominee, you should follow the directions provided by your broker, bank or other nominee regarding how to instruct your broker, bank or other nominee to vote your shares. Without those instructions, your shares will not be voted with respect to the proposals relating to the Stock Issuance, the election of directors and any adjournment of the 2016 Annual Meeting.

VCM Group LLC (“VCM”), a beneficial holder of 100 shares, or approximately 0.00037%, of our outstanding common stock, acquired in March 2016, has notified us that it intends to nominate four candidates for election to our Board at the 2016 Annual Meeting, even though there are only two Class II directors to be elected at the 2016 Annual Meeting in accordance with our amended and restated certificate of incorporation. For additional information about VCM, please see the section of the enclosed proxy statement entitled “Other Matters” beginning on page 142. You may receive solicitation materials, including proxy statements and proxy cards, from VCM seeking your proxy to vote for its nominees. At this time, we have no knowledge whether VCM will actually proceed with the solicitation for the election of its nominees at the 2016 Annual Meeting. We bear no responsibility for the accuracy or completeness of any solicitation materials distributed, or any statements made, by or on behalf of VCM. THE BOARD URGES YOU NOT TO SUBMIT ANY PROXY CARD SENT TO YOU BY, OR ON BEHALF OF, VCM. THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE BOARD’S NOMINEES ON THE ENCLOSED WHITE PROXY CARD.

If you already have submitted a proxy card sent to you by, or on behalf of, VCM, you can revoke that proxy by submitting another proxy over the internet or by telephone, or by completing, dating, signing and returning your WHITE proxy card in the postage-paid envelope provided. Only the latest validly executed proxy you submit will count, and any proxy may be revoked at any time prior to its exercise at the 2016 Annual Meeting as described in the enclosed proxy statement.

If you have any questions or need assistance voting your shares, please contact our proxy solicitation agent:

Morrow & Co., LLC

470 West Avenue

Stamford, CT 06902

800-662-5200

Thank you for your cooperation and continued support. I look forward to seeing you at the 2016 Annual Meeting.

Very truly yours,

Paul B. Cleveland President and Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the proposed Stock Issuance or passed upon the adequacy or accuracy of the information contained in the accompanying proxy statement. Any representation to the contrary is a criminal offense.

The accompanying proxy statement is dated April 7, 2016 and is first being mailed to our stockholders on or about April 11, 2016.

AVALANCHE BIOTECHNOLOGIES, INC.

1035 O’Brien Drive, Suite A

Menlo Park, CA

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date:	10:00 a.m. local time, on May 10, 2016.

Place:	The offices of Munger, Tolles & Olson LLP at 560 Mission St., 27th Floor, San Francisco, CA 94105.

Purpose:

At the 2016 Annual Meeting, you will be asked to consider and vote upon the following proposals:

1.      To approve the issuance (the “Stock Issuance”) of (x) 13,135,189 shares of our common stock plus (y) any additional number of newly issued shares of our common stock to be exchanged for shares of Annapurna Therapeutics SAS (“Annapurna”) issued in connection with any exercise of outstanding options or other rights to purchase capital stock of Annapurna prior to or concurrently with the closing of the transaction with Annapurna (collectively, the “New Avalanche Shares”), to the shareholders of Annapurna (the “Annapurna Shareholders”), pursuant to the Acquisition Agreement, dated January 29, 2016 (as amended on April 6, 2016 and as may be further amended from time to time, the “Acquisition Agreement”), by and among Avalanche, Annapurna, the Annapurna Shareholders, and Shareholder Representative Services LLC, acting as the representative of the Annapurna Shareholders.

2.      To elect two Class II directors to hold office until the 2019 Annual Meeting of Stockholders or until their successors are elected.

3.      To ratify the selection, by the audit committee of our board of directors (our “Board”), of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2016.

4.      To consider and vote on a proposal to adjourn the annual meeting, if necessary, to solicit additional proxies, in the event that there are not sufficient votes at the time of the 2016 Annual Meeting to approve item 1 above.

5.      To transact such other business as may properly come before the 2016 Annual Meeting or any adjournment or postponement thereof.

Record Date:	Only stockholders of record as of the close of business on March 18, 2016 are entitled to notice of and to vote at the 2016 Annual Meeting and any adjournments or postponements thereof.

General:

For more information concerning the Acquisition Agreement, the transactions contemplated thereby, including the Stock Issuance, and the proposals to be voted on at the 2016 Annual Meeting, please review the accompanying proxy statement and the copies of the Acquisition Agreement and Amendment No. 1 to the Acquisition Agreement attached, respectively, as Annex A-1 and Annex A-2 thereto. IN PARTICULAR, YOU SHOULD CAREFULLY CONSIDER THE MATTERS DISCUSSED UNDER “RISK FACTORS” BEGINNING ON PAGE 14.

Your vote is very important, regardless of the number of shares of our common stock you own. The transactions contemplated by the Acquisition Agreement cannot be completed unless the proposal to approve the Stock Issuance receives the affirmative vote of a majority of votes cast in person or by proxy (excluding “abstentions” or “broker non-votes”).

After careful consideration, our Board unanimously approved the Acquisition Agreement and the transactions contemplated thereby. Our Board has determined and believes that each of the proposals outlined above is advisable to, and in the best interests of, Avalanche and its stockholders and has approved each such proposal.

Our Board unanimously recommends a vote “FOR” the Stock Issuance as described in Proposal No. 1 of the proxy statement, “FOR” the election of the director nominees named in Proposal No. 2 of the proxy statement, “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm as described in Proposal No. 3 of the proxy statement, and “FOR” the adjournment of the 2016 Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal No. 1.

If you own shares of record, you will find enclosed a WHITE proxy and voting instruction card or cards and an envelope in which to return the card(s). Whether or not you plan to attend the 2016 Annual Meeting, please sign, date and return your enclosed WHITE proxy and voting instruction card(s), or vote over the phone or internet, as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. You can revoke your proxy before the 2016 Annual Meeting and issue a new proxy as you deem appropriate. You will find the procedures to follow if you wish to revoke your proxy on page 27 of the enclosed proxy statement.

If you hold your shares in “street name” through a broker, bank or other nominee, you should follow the directions provided by your broker, bank or other nominee regarding how to instruct your broker, bank or other nominee to vote your shares. Without those instructions, your shares will not be voted with respect to the proposals relating to the Stock Issuance, the election of directors and any adjournment of the 2016 Annual Meeting. If the election of directors is contested, without such instructions to your broker, bank or other nominee, your shares will not be voted with respect to any of the proposals outlined above.

VCM Group LLC (“VCM”), a beneficial holder of 100 shares, or approximately 0.00037%, of our outstanding common stock, acquired in March 2016, has notified us that it intends to nominate four candidates for election to our Board at the 2016 Annual Meeting, even though there are only two Class II directors to be elected at the 2016 Annual Meeting in accordance with our amended and restated certificate of incorporation. For additional information about VCM, please see the section of the enclosed proxy statement entitled “Other Matters” beginning on page 142. You may receive solicitation materials, including proxy statements and proxy cards, from VCM seeking your proxy to vote for its nominees. At this time, we have no knowledge whether VCM will actually proceed with the solicitation for the election of its nominees at the 2016 Annual Meeting. We bear no responsibility for the accuracy or completeness of any solicitation materials distributed, or any statements made, by or on behalf of VCM. THE BOARD URGES YOU NOT TO SUBMIT ANY PROXY CARD SENT TO YOU BY, OR ON BEHALF OF, VCM. THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE BOARD’S NOMINEES ON THE ENCLOSED WHITE PROXY CARD.

If you already have submitted a proxy card sent to you by, or on behalf of, VCM, you can revoke that proxy by submitting another proxy over the internet or by telephone, or by completing, dating, signing and returning your WHITE proxy card in the postage-paid envelope provided. Only the latest validly executed proxy you submit will count, and any proxy may be revoked at any time prior to its exercise at the 2016 Annual Meeting as described in the enclosed proxy statement.

By Order of the Board of Directors,

Jennifer Cheng, Ph.D., J.D. Corporate Secretary

Menlo Park, California

April 7, 2016

ADDITIONAL INFORMATION

Additional business and financial information about Avalanche can be found in documents previously filed by us with the U.S. Securities and Exchange Commission, which we refer to as the “SEC”. This information is available to you without charge at the SEC’s website at www.sec.gov. In addition to receiving the proxy statement from Avalanche in the mail or obtaining the information on the SEC’s website, our stockholders will also be able to obtain the proxy statement, free of charge, from us by requesting copies in writing using the following contact information:

Avalanche Biotechnologies, Inc.

Attn: Corporate Secretary

1035 O’Brien Drive, Suite A

Menlo Park, CA 94025

You may also request additional copies from our proxy solicitor, Morrow & Co., LLC (“Morrow”), using the following contact information:

470 West Avenue

Stamford, CT 06902

800-662-5200

See “Where You Can Find Additional Information” beginning on page 143 for more information about the documents previously filed by us with the SEC and incorporated herein by reference.

Except as otherwise specifically noted in this proxy statement, “Avalanche”, “we”, “our”, “us” and similar words refer to Avalanche Biotechnologies, Inc., including, in certain cases, our subsidiaries. Throughout this proxy statement, we refer to Annapurna Therapeutics SAS as “Annapurna” and we refer to the Acquisition Agreement, dated as of January 29, 2016, by and among Annapurna, Avalanche, the shareholders of Annapurna and Shareholder Representative Services LLC, acting as the representative of those shareholders of Annapurna, as amended on April 6, 2016 and as may be further amended from time to time, as the “Acquisition Agreement”.

In addition, throughout this proxy statement, we refer to the shareholders of Annapurna party to the Acquisition Agreement as the “Annapurna Shareholders” and we refer to transactions contemplated by the Acquisition Agreement, including the acquisition by Avalanche of all outstanding capital stock of Annapurna and the issuance of Avalanche common stock to the Annapurna Shareholders, as, collectively, the “Transaction”.

i

ii

QUESTIONS AND ANSWERS

ABOUT THE 2016 ANNUAL MEETING AND THE TRANSACTION

The following questions and answers are intended to briefly address some commonly asked questions regarding the 2016 Annual Meeting and the Transaction. These questions and answers may not address all questions that may be important to you as a stockholder. You should read the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement.

Q:	Why am I receiving this proxy statement?

A:

We have mailed these proxy materials to you because our Board is soliciting your proxy to vote at the 2016 Annual Meeting or any adjournments or postponements thereof that take place. As a stockholder, you are invited to attend the 2016 Annual Meeting and are requested to vote on the proposals described in this proxy statement. However, you do not need to attend the 2016 Annual Meeting in order to vote.

Q:	When and where is 2016 Annual Meeting?

A:	The 2016 Annual Meeting will be held on May 10, 2016, at 10:00 a.m. local time, at the offices of Munger, Tolles & Olson LLP at 560 Mission St., 27th Floor, San Francisco, CA 94105.

Q:	Who is entitled to vote at the 2016 Annual Meeting?

A:

Only stockholders of record as of the close of business on March 18, 2016 (the “Record Date”) will be entitled to vote at the 2016 Annual Meeting. As of the close of business on the Record Date, there were 26,989,641 shares of our common stock issued and outstanding and entitled to vote, held by 19 stockholders of record. Each stockholder is entitled to one vote for each share of our common stock held by such stockholder on the Record Date on each of the proposals presented in this proxy statement.

If, at the close of business on March 18, 2016, your shares were registered directly in your name with our transfer agent, Wells Fargo Shareowner Services, then you are a stockholder of record. As a stockholder of record, you may vote in person at the 2016 Annual Meeting or vote by proxy. Whether or not you plan to attend the 2016 Annual Meeting, please vote as soon as possible by completing and returning the enclosed WHITE proxy card or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.

If, at the close of business on March 18, 2016, your shares were not held in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the 2016 Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent how to vote the shares in your account. You are also invited to attend the 2016 Annual Meeting. However, because you are not the stockholder of record, you may not vote your shares in person at the 2016 Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.

Q:	What proposals will be considered at the 2016 Annual Meeting?

A:	At the 2016 Annual Meeting, you will be asked to consider and vote on the following proposals:

•

a proposal to approve the issuance, which we refer to as the “Stock Issuance”, to the Annapurna Shareholders pursuant to the Acquisition Agreement of (x) 13,135,189 shares of our common stock plus (y) any additional number of shares of our common stock to be exchanged for shares of Annapurna issued in connection with the exercise of any outstanding options or other rights to purchase

i

capital stock of Annapurna prior to or concurrently with the closing of the Transaction, which we refer to, collectively, as the “New Avalanche Shares”;

•	a proposal to elect two Class II directors to hold office until the 2019 Annual Meeting of Stockholders or until their successors are elected;

•	a proposal to ratify the selection, by the audit committee of our Board, of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2016;

•

a proposal to adjourn the 2016 Annual Meeting, if necessary, to solicit additional proxies, in the event that there are not sufficient votes at the time of the 2016 Annual Meeting to approve the proposal to approve the Stock Issuance; and

•	a proposal to transact such other business as may properly come before the 2016 Annual Meeting or any adjournment or postponement thereof.

Q:	What is the Transaction?

A:

Avalanche, Annapurna, the Annapurna Shareholders, and Shareholder Representative Services LLC, acting as the representative of the Annapurna Shareholders, have entered into the Acquisition Agreement, pursuant to which Avalanche will acquire from the Annapurna Shareholders all of the issued and outstanding shares of capital stock of Annapurna, in exchange for the New Avalanche Shares. The outstanding options or other rights to purchase capital stock of Annapurna (the “Annapurna Options”) will be converted into options relating to approximately 4.7 million shares of Avalanche common stock (as may be reduced to reflect any exercise of Annapurna Options prior to or concurrently with the closing of the Transaction), which we refer to as the “Avalanche Options”. Avalanche and Annapurna expect the Transaction to be consummated in the second quarter of 2016, subject to the satisfaction of applicable conditions. The New Avalanche Shares and shares underlying the vested and unvested Avalanche Options would represent approximately 37.5% of our post-closing issued and outstanding shares of common stock (inclusive of shares of our common stock underlying vested and unvested options, as calculated on a treasury stock-method basis as of January 28, 2016). Upon the closing of the Transaction, Annapurna will become a wholly-owned subsidiary of Avalanche.

Q:	Why is stockholder approval required for the Stock Issuance?

A:	Our common stock is listed on, and we are subject to the rules and regulations of, the NASDAQ Global Market, which we refer to as “NASDAQ”.

NASDAQ rules require stockholder approval prior to the issuance of securities in connection with the acquisition of the stock or assets of another company if (a) the common stock, or securities convertible into common stock, that we issue has or will have upon issuance voting power equal to or in excess of 20% of the voting power of our securities outstanding before the issuance or (b) the number of shares of common stock, or securities convertible into common stock, to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance. In addition, NASDAQ rules require stockholder approval prior to the issuance of securities in a private placement if the number of shares of common stock, or securities convertible into common stock, to be issued is or will be equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock. Under relevant NASDAQ rules, stockholder approval is not required to effect the conversion of the Annapurna Options into the Avalanche Options.

We are proposing to issue 13,135,189 shares of our common stock to the Annapurna Shareholders pursuant to the Acquisition Agreement, with such number of shares to be increased based on the exercise of the Annapurna Options by their holders prior to or concurrently with the closing of the Transaction. The number of shares we will issue will exceed 20% of both the voting power and the number of shares of our common stock outstanding before the issuance. Accordingly, at the 2016 Annual Meeting, we are asking holders of shares of our common stock to consider and vote on the Stock Issuance to satisfy NASDAQ rules.

Stockholder approval of the Stock Issuance is a condition to completion of the Transaction pursuant to the Acquisition Agreement, and we believe the Transaction is beneficial to our stockholders for a number of reasons. See “The Transaction—Recommendation of our Board and Avalanche’s Reasons for the Transaction”, beginning on page 45, for a description of these reasons.

Q:	What will happen if our stockholders vote to approve the Stock Issuance?

A:

If the Stock Issuance is approved and all required authorizations, clearances, consents and governmental approvals are obtained, subject to the satisfaction or waiver of the other closing conditions, we expect the Transaction to be completed in the second quarter of 2016.

Q:	What will happen if our stockholders do not vote to approve the Stock Issuance?

A:

Stockholder approval of the Stock Issuance is a condition to the consummation of the Transaction. If this proposal is not approved, the Acquisition Agreement may be terminated by Avalanche or Annapurna. In the event of termination for failure of our stockholders to approve the Stock Issuance, we will be required to pay to Annapurna a $4.0 million reverse termination fee, which may increase to $6.0 million upon the occurrence of certain other triggering events. We provide additional information relating to termination rights under the Acquisition Agreement in the section below entitled “The Acquisition Agreement—Reverse Termination Fee” beginning on page 70.

Q:	Are there risks associated with the Transaction?

A:	Yes. The material risks associated with the Transaction that are known to us are discussed in the section entitled “Risk Factors” beginning on page 14.

Q:	What will happen to outstanding options or other rights to purchase capital stock of Annapurna?

A:

Upon the closing of the Transaction, the Annapurna Options will be exchanged for the Avalanche Options, which relate to approximately 4.7 million shares of Avalanche common stock. The number of Avalanche Options are subject to reduction based on the exercise of the Annapurna Options by their holders prior to the closing of the Transaction. We expect to grant the Avalanche Options under our 2014 Equity Incentive Plan.

Q:	What will happen to my Avalanche common stock upon completion of the Transaction?

A:

Each outstanding share of our common stock will be unaffected by the Transaction and will remain outstanding. Holders of our common stock will continue to hold the shares that they currently hold following the completion of the Transaction.

Q:	Will the stock issuance dilute the existing stockholders’ percentage of ownership in Avalanche?

A:

Yes. The Stock Issuance will dilute your existing holdings of our common stock. As of the Record Date, there were approximately 26,989,641 shares of our common stock issued and outstanding. If we consummate the Transaction, we will issue approximately 13.1 million shares of our common stock, and the Annapurna Options will be converted into the Avalanche Options, which relate to approximately 4.7 million shares of Avalanche common stock. The number of newly issued shares and the number of shares that the

Annapurna Options relate to are subject to increase and decrease, respectively, based on the exercise of Annapurna Options by their holders prior to or concurrently with the closing of the Transaction. Upon the closing of the Transaction, the Annapurna Shareholders will own approximately 37.5% of Avalanche common stock and existing Avalanche stockholders will own approximately 62.5% of Avalanche common stock (inclusive of shares of our common stock underlying vested and unvested options, as calculated on a treasury stock method basis as of January 28, 2016). Therefore, the ownership and voting interests of our existing stockholders will be proportionately reduced.

Q:	Do I, as a stockholder of Avalanche, have dissenters’ or appraisal rights?

A:	No. Holders of our common stock will not be entitled to any dissenters’ rights or appraisal rights with respect to any of the proposals to be voted on at the 2016 Annual Meeting.

Q:	Other than the Acquisition Agreement, what other agreements have been or will be entered into in connection with the proposed Transaction?

A:

In order to induce Annapurna to enter into the Acquisition Agreement, certain officers, directors and other stockholders of Avalanche (solely in their capacity as holders of shares of Avalanche’s common stock) entered into support and voting agreements with Annapurna, which we refer to collectively as the “Support Agreements”, covering approximately 10.3% of the outstanding shares of Avalanche’s common stock as of January 28, 2016 (including restricted stock units vested at July 29, 2016 and options exercisable at July 29, 2016 on an as converted to common stock basis). Each of these persons agreed to vote, or cause to be voted, all its shares in favor of the Stock Issuance and any other matters necessary for consummation of the Transaction and against, among other things, any proposal opposing or competing with the Transaction.

As a condition to the closing of the Transaction, we and the Annapurna Shareholders will enter into a second amended and restated investor rights agreement, which we refer to as the “Investor Rights Agreement”, pursuant to which the Annapurna Shareholders and other stockholders of Avalanche will have, among other things, certain demand and “piggyback” registration rights under the Securities Act of 1933, as amended (the “Securities Act”), with respect to their registrable shares, subject to certain limitations.

We provide additional information relating to the Support Agreements and the Investor Rights Agreement in the section below entitled “Agreements Relating to the Transaction” beginning on page 72.

Q:	Are there restrictions on the resale of the New Avalanche Shares issued to the Annapurna Shareholders in connection with the Transaction?

A:	Yes. The New Avalanche Shares will be considered “restricted securities” under Rule 144 of the Securities Act.

The New Avalanche Shares will be subject to the further restrictions on transfer contained in the Investor Rights Agreement. Each holder of the New Avalanche Shares will agree not to transfer its shares unless, subject to certain exceptions, such transfer is made pursuant to a registration statement or Rule 144.

Q:	What are the material U.S. federal income tax consequences of the Transaction?

A:	Because our existing stockholders do not participate in the Transaction, they will not recognize gain or loss in connection with the Transaction with respect to their shares of our common stock.

Q:	What other matters may arise at the 2016 Annual Meeting?

A:

Other than the proposals described in this proxy statement, we do not expect any other matters to be presented for a vote at the 2016 Annual Meeting. If any other matter is properly brought before the 2016 Annual Meeting, your proxy gives authority to the individuals named in the proxy to vote on such matters in their discretion.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:

If your shares are registered in your name as evidenced and recorded in the stock ledger maintained by us and Wells Fargo Shareowner Services, our transfer agent, you are a stockholder of record. If your shares are held in the name of your broker, bank or other nominee, these shares are held in street name and you are the beneficial owner.

Q:	How do I vote?

A:

For Proposal No. 1 to approve the Stock Issuance, you may either vote “FOR” or “AGAINST” or you may abstain from voting. For Proposal No. 2 to elect two Class II directors to hold office until the 2019 Annual Meeting of Stockholders or until their successors are elected, you may either vote “FOR” all nominees to the board of directors or you may “WITHHOLD” your vote for any nominee you specify, or you may abstain from voting. For Proposal No. 3 to ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm of Avalanche for the fiscal year ending December 31, 2016, you may either vote “FOR” or “AGAINST” or you may abstain from voting. For Proposal No. 4 to adjourn the 2016 Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal No. 1, you may either vote “FOR” or “AGAINST” or you may abstain from voting.

Q:	How do I cast my vote if I am a stockholder of record?

A:

If you are a stockholder with shares registered in your name, you may vote in person at the 2016 Annual Meeting or vote by proxy by telephone or internet or by mail. Whether or not you plan to attend the 2016 Annual Meeting, please vote as soon as possible to ensure your vote is counted. You may still attend the 2016 Annual Meeting and vote in person even if you have already voted by proxy. For more detailed instructions on how to vote using one of these methods, please see the section of this proxy statement entitled “The 2016 Annual Meeting—Voting Procedures” beginning on page 26.

•	To vote in person. You may attend the 2016 Annual Meeting and we will give you a ballot when you arrive. If you need directions to the meeting, please visit www.avalanchebiotech.com.

•

To vote by proxy by telephone or internet. If you have telephone or internet access, you may submit your proxy by following the instructions provided in this proxy statement, or if you received paper proxy materials by mail, by following the instructions provided with your proxy materials and on the enclosed WHITE proxy card or voting instruction card.

•

To vote by proxy by mail. If you received paper proxy materials, you may submit your proxy by mail by completing and signing the enclosed WHITE proxy card and mailing it in the enclosed envelope. Your shares will be voted as you have instructed.

Q:	How do I cast my vote if I am a beneficial owner of shares registered in the name of my broker or bank?

A:

If you are a beneficial owner of shares registered in the name of your broker, bank, dealer or other similar organization, you should have received a WHITE proxy card and voting instructions with these proxy

v

materials from that organization rather than from us. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker or other agent. To vote in person at the 2016 Annual Meeting, you must obtain a valid proxy from your broker or other agent. Follow the instructions from your broker or other agent included with these proxy materials, or contact your broker or bank to request a proxy form.

Q:	How many votes do I have?

A:	On each matter to be voted upon, you have one vote for each share of our common stock you hold as of the Record Date.

Q:	Why might I be receiving proxy materials from VCM Group LLC (“VCM”)?

A:

VCM, a beneficial holder of 100 shares, or approximately 0.00037%, of our common stock, acquired in March 2016, has notified us that it intends to nominate four candidates for election to our Board at the 2016 Annual Meeting, even though there are only two Class II directors to be elected at the 2016 Annual Meeting in accordance with our amended and restated certificate of incorporation. For additional information about VCM, please see the section of this proxy statement entitled “Other Matters” beginning on page 142. You may receive solicitation materials, including a proxy statement and proxy card, from VCM or others seeking your proxy to vote for VCM’s nominees, although at this time, we have no knowledge whether VCM will send out any solicitation materials. We bear no responsibility for the accuracy or completeness of any such materials or statements made by or on behalf of VCM. IF YOU DO RECEIVE ANY SOLICITATION MATERIALS OTHER THAN FROM AVALANCHE, THE BOARD URGES YOU NOT TO SIGN OR RETURN ANY PROXY CARD SENT TO YOU BY VCM OR ANY OTHER THIRD PARTY. THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE BOARD’S NOMINEES, WHOSE NAMES ARE SET FORTH ON THE ENCLOSED WHITE PROXY CARD.

In the event VCM or any other third party sends you a proxy card, voting to “WITHHOLD” with respect to VCM’s nominations is not the same as voting for the Board’s director nominees because a vote to “WITHHOLD” with respect to VCM will revoke any proxy you previously submitted. If you have already voted using VCM’s proxy card, you have the right to change your vote by voting via the internet or by telephone by following the instructions on the WHITE proxy card, or by completing and mailing the enclosed WHITE proxy card in the enclosed pre-paid envelope. Only the latest validly executed proxy that you submit will be counted—any proxy may be revoked at any time prior to its exercise at the 2016 Annual Meeting by following the instructions listed under “Revocation of Proxies” on page 27. If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, Morrow & Co., LLC, toll free at 800-662-5200 or via email at aavl@morrowco.com.

Q:	What if I return a WHITE proxy card but do not make specific choices?

A:

If you return a signed and dated WHITE proxy card without marking any voting selections, your shares will be voted “FOR” the approval of the Stock Issuance, “FOR” the election of each of the Board’s nominees for director, “FOR” the ratification of the selection of Deloitte & Touche LLP as the independent registered public accounting firm of Avalanche for the fiscal year ending December 31, 2016, and “FOR” the adjournment of the 2016 Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal No. 1. If any other matter is properly presented at the 2016 Annual Meeting, your proxyholder (one of the individuals named on your WHITE proxy card) will vote your shares using his or her best judgment.

Q:	Who is paying for this proxy solicitation?

A:

We will pay for the entire cost of soliciting proxies. Our expenses related to the solicitation of proxies may increase and substantially exceed those normally spent for an annual meeting of stockholders if a contest is initiated by VCM. Such additional costs are expected to be, in the aggregate, approximately $150,000, exclusive of any costs related to any litigation in connection with the 2016 Annual Meeting. These additional solicitation costs are expected to include: an additional fee payable to our proxy solicitor; fees of outside counsel to advise us in connection with a contested solicitation of proxies; and increased mailing costs, such as the costs of additional mailings of solicitation material to stockholders, including printing costs, mailing costs and the reimbursement of reasonable expenses of banks, brokerage houses and other agents incurred in forwarding solicitation materials to beneficial owners of common stock. In addition to these mailed proxy materials, our directors, officers and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies.

Q:	What does it mean if I receive more than one proxy card?

A:

If you receive more than one WHITE proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each WHITE proxy card to ensure that all of your shares are voted.

You may receive solicitation material from VCM. If you wish to vote pursuant to the recommendation of the Board, you should disregard any proxy card that you receive that is not a WHITE proxy card.

If you withhold your vote using the VCM proxy card, your vote will not be counted as a vote for the Board’s nominees and will result in the revocation of any previous vote that you may have cast on the WHITE proxy card. THE BOARD URGES YOU NOT TO RETURN ANY PROXY CARD THAT MAY BE SENT TO YOU BY VCM, EVEN AS A PROTEST VOTE AGAINST VCM.

Q:	Can I change my vote after I have submitted my proxy?

A:	Yes. You can revoke your proxy at any time before the final vote at the 2016 Annual Meeting. If you are the stockholder of record of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy with a later date.

•	You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at Avalanche Biotechnologies, Inc., 1035 O’Brien Avenue, Suite A, Menlo Park, California 94025.

•	You may attend the 2016 Annual Meeting and vote in person. Simply attending the 2016 Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or other agent, you should follow the instructions provided by your broker or agent.

The Board urges you to revoke any proxy card you may have returned that you received from VCM. If you have previously signed a proxy card sent to you by VCM, you have the right to change your vote. You may revoke that proxy and vote as recommended by the Board by signing, dating and returning the enclosed WHITE proxy card in the enclosed postage-paid envelope or by voting via the Internet or by telephone by following the instructions provided on the enclosed WHITE proxy card. Only the latest validly executed proxy that you submit will be counted. Submitting a proxy card for VCM—even if you withhold your vote—will revoke any votes that you previously made on the WHITE proxy card. Accordingly, if you wish to vote pursuant to the recommendation of the Board, you should disregard any proxy card that you receive that is not a WHITE proxy card.

Q:	What constitutes a quorum for purposes of the 2016 Annual Meeting?

A:

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the issued and outstanding shares entitled to vote are present or represented by proxy at the 2016 Annual Meeting. On the Record Date, there were 26,989,641 shares of our common stock issued and outstanding and entitled to vote. Accordingly, the holders of 13,494,821 shares must be present at the 2016 Annual Meeting to have a quorum. Your shares will be counted toward the quorum at the 2016 Annual Meeting only if you vote in person at the meeting, or you submit a valid proxy vote.

Abstentions and broker non-votes (as described below) will be counted towards the quorum requirement. If there is no quorum, the chairperson of the meeting or the holders of a majority of shares entitled to vote at the meeting and present in person or represented by proxy may adjourn the 2016 Annual Meeting to another date.

Q:	How are votes counted?

A:

Broadridge Financial Solutions, Inc. has been engaged as our independent agent to tabulate stockholder votes for the 2016 Annual Meeting (the “Inspector of Elections”). The Inspector of Elections will separately count “FOR” and “AGAINST” votes, abstentions and, if any, broker non-votes for Proposal No. 1 (the Stock Issuance), “FOR”, “WITHHOLD” and, if any, broker non-votes for Proposal No. 2 (the election of directors), “FOR” and “AGAINST” votes, abstentions, and, if any, broker non-votes for Proposal No. 3 (the ratification of the selection of Deloitte & Touche LLP as the independent registered accounting firm of Avalanche for the fiscal year ending December 31, 2016), and “FOR” and “AGAINST” votes, abstentions and, if any, broker non-votes for Proposal No. 4 (the approval of possible adjournment of the 2016 Annual Meeting).

If your shares are held by your broker or other agent as your nominee (that is, held beneficially in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker or other agent to vote your shares. If you do not give voting instructions to your broker or other agent, your broker or other agent can only vote your shares with respect to “routine” matters (as described below).

Q:	What are “broker non-votes”?

A:

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes”. Broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. These matters are referred to as “non-routine” matters. Since brokers are permitted to vote on “routine” matters without instructions from the beneficial owner, broker non-votes do not occur with respect to “routine” matters. Proposal No. 1 to approve the Stock Issuance, Proposal No. 2 to elect directors and Proposal No. 4 to adjourn the 2016 Annual Meeting to solicit additional proxies if there are not sufficient votes in favor of Proposal No. 1 are “non-routine matters”, but Proposal No. 3 to ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm for Avalanche for the fiscal year ending December 31, 2016 typically is a “routine” matter. However, when a matter to be voted on is the subject of a contested solicitation, banks, brokers and other nominees do not have discretion to vote your shares with respect to any proposal to be voted on. Accordingly, if VCM proceeds with its proposed nominations and files definitive proxy materials to contest the election of our directors, all of the proposals described in this proxy statement, including Proposal No. 3, will be “non-routine” matters, and banks, brokers and other nominees will not be permitted to vote your shares on any of those proposals without your specific instructions.

Q:	How many votes are needed to approve each proposal?

A:	The following votes are required to approve each proposal:

•

Proposal No. 1—To approve the Stock Issuance. “FOR” votes from the holders of a majority of the shares cast in person or by proxy (excluding abstentions and broker non-votes) are required to approve this proposal.

•

Proposal No. 2—To elect two Class II directors to hold office until the 2019 Annual Meeting of Stockholders or until their successors are elected. The two nominees receiving the most “FOR” votes (from the votes of shares cast in person or by proxy) will be elected. Broker non-votes will not be counted towards the vote total for this proposal.

•

Proposal No. 3—To ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm of Avalanche for the fiscal year ending December 31, 2016. “FOR” votes from the holders of a majority of the shares cast in person or by proxy (excluding abstentions and broker non-votes) are required to approve this proposal. Because Proposal No. 3 is a “routine” matter, no broker non-votes are expected in connection with this proposal. However, if VCM proceeds with its proposed nominations and files definitive proxy materials to contest the election of our director nominees, Proposal No. 3 will be a “non-routine” matter and broker non-votes will be expected in connection with this proposal.

•

Proposal No. 4—To approve the proposal to adjourn the 2016 Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal No. 1. If a quorum is present at the 2016 Annual Meeting, “FOR” votes from the holders of a majority of the shares cast in person or by proxy (excluding abstentions and broker non-votes) are required to approve this proposal. If a quorum is not present, either (i) the chairperson of the meeting or (ii) the holders of a majority of shares entitled to vote at the 2016 Annual Meeting and present in person or represented by proxy may adjourn the meeting.

Q:	How does our Board recommend that I vote?

A:

Our Board unanimously recommends a vote “FOR” the approval of the Stock Issuance, “FOR” the election of each of the Board’s nominees for director, “FOR” the ratification of the selection of Deloitte & Touche LLP as the independent registered public accounting firm of Avalanche for the fiscal year ending December 31, 2016, and “FOR” the adjournment of the 2016 Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal No. 1.

The Board strongly urges you not to sign or return any proxy card that may be sent to you by VCM.

For a discussion of the factors that our Board considered in determining to recommend the approval of the Stock Issuance, please see the section of this proxy statement entitled “The Transaction—Recommendation of our Board and Avalanche’s Reasons for the Transaction” beginning on page 45. In addition, in considering the recommendation of our Board with respect to the Acquisition Agreement, you should be aware that some of our directors and executive officers have interests that may be different from, or in addition to, the interests of our stockholders generally. Please see the section of this proxy statement entitled “The Transaction—Interests of Avalanche’s Directors and Executive Officers in the Transaction” beginning on page 55.

Q:	How do Avalanche’s directors, executive officers and principal stockholders intend to vote?

A:

Our directors and executive officers have entered into the Support Agreements under which each has agreed to vote, or cause to be voted all his or her shares in favor of the Stock Issuance. In addition, our directors and executive officers have informed us that they intend, as of the date hereof, to vote all of their shares of our common stock in favor of the other matters before our stockholders as described in this proxy statement. As of the close of business on March 18, 2016, the Record Date for the 2016 Annual Meeting, our directors and executive officers owned, in the aggregate, 2,515,763 shares of our common stock, or, collectively, approximately 8.8% of the issued and outstanding shares of our common stock.

Q:	Do any of Avalanche’s directors or executive officers have any interests in the Transaction that are different from, or in addition to, my interests as a stockholder?

A:

Paul B. Cleveland, our President and Chief Executive Officer and a member of our Board, has interests in the Transaction that may be different from, or in addition to, the interests of Avalanche’s stockholders generally. The members of our Board were aware of and considered these interests in reaching the determination to approve the Acquisition Agreement and the Transaction and deem the Acquisition Agreement and the Transaction to be advisable and in the best interests of Avalanche and its stockholders, and in recommending that Avalanche’s stockholders vote for the approval of the Stock Issuance.

For more information, please see the section of this proxy statement entitled “The Transaction—Interests of Avalanche’s Directors and Executive Officers in the Transaction” beginning on page 55.

Q:	How can I find out the results of the voting at the 2016 Annual Meeting?

A:

We will disclose final voting results in a Current Report on Form 8-K filed with the SEC within four business days after the 2016 Annual Meeting. If final voting results are unavailable at that time, then we intend to file a Current Report on Form 8-K to disclose preliminary voting results and file an amended Current Report on Form 8-K within four business days after the date the final voting results are available.

Q:	When are stockholder proposals due for next year’s annual meeting?

A:

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or the “Exchange Act”, stockholders may present proper proposals for inclusion in the proxy statement and for consideration at our next annual meeting of stockholders. To be eligible for inclusion in our proxy statement for the 2017 Annual Meeting of Stockholders, your proposal must be submitted in writing by January 10, 2017 to our Corporate Secretary at Avalanche Biotechnologies, Inc., 1035 O’Brien Avenue, Suite A, Menlo Park, California 94025. However, if the meeting is not held between April 10, 2017 and June 10, 2017, then the deadline will be a reasonable time before we begin to print and mail our proxy materials for that meeting. While our Board will consider stockholder proposals, we reserve the right to omit from the proxy statement stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

If you wish to submit a proposal before the stockholders or nominate a director at the 2017 Annual Meeting of Stockholders, but you are not requesting that your proposal or nomination be included in the proxy materials for that meeting, then you must follow the procedures set forth in our bylaws and, among other things, notify our Corporate Secretary in writing between January 10, 2017 and February 9, 2017. However, if the date of the 2017 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after May 10, 2017, then you must give notice not later than the 90th day prior to that meeting or, if later, the 10th day following the day on which public disclosure of that annual meeting date is first made. You are also advised to review our bylaws, which contain additional requirements regarding advance notice of stockholder proposals and director nominations.

Q:	Who can help answer my questions?

A:

If you need assistance in completing your enclosed WHITE proxy card or have questions regarding the 2016 Annual Meeting, please contact Morrow & Co., LLC, which is acting as our proxy solicitation agent in connection with the Transaction, toll free at 800-662-5200 or via email at aavl@morrowco.com. Brokers may call collect at 203-658-9400.

x

SUMMARY

This summary term sheet highlights selected information in this proxy statement and may not contain all of the information about the Transaction and the proposals being considered at the 2016 Annual Meeting that is important to you. We have included page references in parentheses to direct you to more complete descriptions of the topics presented in this summary term sheet. You should carefully read this proxy statement in its entirety, including the annexes hereto and the other documents to which we have referred you, for a more complete understanding of the matters being considered at the 2016 Annual Meeting. You may obtain, without charge, copies of documents incorporated by reference into this proxy statement by following the instructions under the section of this proxy statement entitled “Where You Can Find Additional Information” beginning on page 143.

The 2016 Annual Meeting

(page 25)

The 2016 Annual Meeting of Stockholders of Avalanche will be held on May 10, 2016 at 10:00 a.m. local time, at the offices of Munger, Tolles & Olson LLP at 560 Mission St., 27th Floor, San Francisco, CA 94105. At the 2016 Annual Meeting, you will be asked to consider and vote upon:

(1)	a proposal to approve the Stock Issuance;

(2)	a proposal to elect two Class II directors to hold office until the 2019 Annual Meeting of Stockholders or until their successors are elected;

(3)	a proposal to ratify the selection, by the audit committee of our Board, of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2016;

(4)

a proposal to adjourn the 2016 Annual Meeting, if necessary, to solicit additional proxies, in the event that there are not sufficient votes at the time of the 2016 Annual Meeting to approve the proposal to approve the Stock Issuance; and

(5)	a proposal to transact such other business as may properly come before the 2016 Annual Meeting or any adjournment or postponement thereof.

Approval of the Stock Issuance is a condition to closing the Transaction.

Only stockholders at the close of business on March 18, 2016 (the “Record Date”) are entitled to notice of, and to vote at, the 2016 Annual Meeting and any adjournment or postponement thereof. Such stockholders are entitled to one vote on each matter submitted to stockholders at the 2016 Annual Meeting for each share of our common stock held as of the Record Date. At the close of business on the Record Date, there were 26,989,641 shares of our common stock issued and outstanding and entitled to vote at the 2016 Annual Meeting, held by 19 holders of record.

Provided a quorum is present, the affirmative vote of a majority of the votes cast in person or by proxy is required for the approval of each of the Stock Issuance, the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2016, and the adjournment of the 2016 Annual Meeting, if necessary, to solicit additional proxies, in the event that there are not sufficient votes at the time of the 2016 Annual Meeting to approve the proposal to approve the Stock Issuance. Our Class II directors are elected by a plurality of the votes cast. Abstentions will be counted for purposes of determining whether there is a quorum but will have no effect on the outcome of these proposals and unvoted shares will have no effect on the outcome of the proposals.

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes”. Broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. These matters are referred to as “non-routine” matters. Since brokers are permitted to vote on “routine” matters without instructions from the beneficial owner, broker non-votes do not occur with respect to “routine” matters. Proposal No. 1 to approve the Stock Issuance, Proposal No. 2 to elect directors and Proposal No. 4 to adjourn the 2016 Annual Meeting, if necessary, are “non-routine matters”, but Proposal No. 3 to ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm for Avalanche for the fiscal year ending December 31, 2016 typically is a “routine” matter. However, when a matter to be voted on is the subject of a contested solicitation, banks, brokers and other nominees do not have discretion to vote your shares with respect to any proposal to be voted on. Accordingly, if VCM proceeds with its proposed nominations and files definitive proxy materials to contest the election of our directors, all of the proposals described in this proxy statement, including Proposal No. 3, will be “non-routine” matters, and banks, brokers and other nominees will not be permitted to vote your shares on any of those proposals without your specific instructions.

This solicitation is made on behalf of our Board, and we will pay the costs of solicitation. Copies of solicitation materials will be furnished to banks, brokerage firms and other custodians, nominees and fiduciaries holding shares in their names that are beneficially owned by others so that they may forward the solicitation materials to such beneficial owners upon request. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to our stockholders. In addition to the solicitation of proxies by mail, our directors, officers and employees may solicit proxies by telephone, electronic mail, letter, facsimile or in person. We have engaged Morrow & Co., LLC to assist in the solicitation of proxies for the 2016 Annual Meeting and will pay Morrow a fee of approximately $25,000, plus reimbursement of out-of-pocket expenses.

The Parties

(page 30)

Avalanche is a gene therapy company committed to discovering and developing novel medicines that can offer potentially life-changing therapeutic benefit to patients suffering from chronic or debilitating disease. To date, Avalanche’s primary focus has been the development of AVA-101 for the treatment of wet age-related macular degeneration. Avalanche’s common stock is listed on the NASDAQ Global Market, which we refer to as “NASDAQ”, under our trading symbol “AAVL”. Avalanche’s principal executive office is located at 1035 O’Brien Drive, Suite A, Menlo Park, CA and its telephone number is (650) 272-6269.

Annapurna is a gene therapy company focused on discovering and developing new therapeutic products for people living with severe diseases where continuous expression of a therapeutic protein may lead to meaningful clinical benefit. Annapurna’s principal executive office is located at 183 Avenue de Choisy, 75013 Paris, France.

The Transaction

(page 38)

Avalanche, Annapurna, the Annapurna Shareholders, and Shareholder Representative Services LLC, acting as the representative of the Annapurna Shareholders, have entered into the Acquisition Agreement, pursuant to which Avalanche will acquire from the Annapurna Shareholders all of the issued and outstanding shares of capital stock of Annapurna, in exchange for the New Avalanche Shares. The Annapurna Options will be converted into the Avalanche Options. Avalanche and Annapurna expect the Transaction to be consummated in the second quarter of 2016, subject to the satisfaction of applicable conditions. The New Avalanche Shares and shares underlying the vested and unvested Avalanche Options would represent approximately 37.5% of our issued and outstanding shares of common stock post-closing (inclusive of shares of our common stock underlying vested and unvested options, as calculated on a treasury stock method basis as of January 28, 2016). Upon the closing of the Transaction, Annapurna will become a wholly-owned subsidiary of Avalanche.

Recommendation of our Board and Avalanche’s Reasons for the Transaction

(page 45)

The Avalanche Board unanimously recommends that you vote “FOR” Proposal No. 1 to approve the Stock Issuance.

In evaluating the Transaction, our Board considered a number of factors, including the benefits described in this proxy statement and the positive and negative factors described in the section of this proxy statement entitled “The Transaction—Recommendation of our Board and Avalanche’s Reasons for the Transaction”, beginning on page 45, and unanimously determined that the Transaction is fair to and in the best interests of Avalanche and our stockholders and approved the Acquisition Agreement and the other documents to be entered into in connection with the Transaction. Our Board believes that the Transaction will be beneficial because it is expected to, among other things, (i) provide us with a portfolio of product candidates nearing clinical stage with the potential to address orphan diseases with unmet medical need, (ii) enable us to leverage our AAV vector discovery and optimization system and industrialized manufacturing process to optimize development of our and Annapurna’s product candidates, and (iii) transform us into a leading gene therapy company with an extensive pipeline. Our Board also believes that the Transaction will be beneficial because it will provide us with the deep gene-therapy expertise and experience of Annapurna’s scientific team and advisors, who are expected to continue employment or consulting relationships, as applicable, with Avalanche, as described in the section of this proxy statement entitled “Directors and Executive Officers of Avalanche Following the Transaction”.

Opinion of Cowen and Company, LLC, Financial Advisor to Avalanche

(page 47)

At the meeting of our Board on January 29, 2016, Cowen and Company, LLC (“Cowen”), our financial advisor, delivered its oral opinion to our Board, subsequently confirmed in writing, to the effect that, subject to the various assumptions made, procedures followed, matters considered, limitations of the review undertaken, qualifications contained and other matters set forth therein, as of the date of Cowen’s opinion, the consideration (i.e., the value on January 29, 2016 of the New Avalanche Shares to be issued to the Annapurna Shareholders by Avalanche as consideration in the Transaction pursuant to the Acquisition Agreement, net of any cash and cash equivalents) was fair, from a financial point of view, to Avalanche.

The full text of the written opinion of Cowen, dated January 29, 2016, which sets forth the assumptions made, procedures followed, other matters considered and limitations on the review undertaken in rendering its opinion, is attached as Annex D to this proxy statement and is incorporated herein by reference. We urge holders of our common stock to read Cowen’s written opinion in its entirety for the assumptions made, procedures followed, other matters considered and limits of the review undertaken by Cowen. Cowen’s written opinion was prepared for and addressed to our Board and was directed only to the fairness, from a financial point of view, of the consideration to be paid by Avalanche in the Transaction, and does not constitute an opinion as to the merits of the Transaction or a recommendation to any stockholder as to how to vote with respect to the proposed Stock Issuance or otherwise. The summary of the opinion of Cowen set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion.

Executive Officers of Avalanche Following the Transaction

(page 96)

Immediately following consummation of the Transaction, the Avalanche executive management team will be composed as set forth below:

Name	Position with Avalanche After Closing	Current Position
Paul B. Cleveland	Chief Executive Officer	Chief Executive Officer and President of Avalanche

Amber Salzman, Ph.D.	President and Chief Operating Officer	President and Chief Executive Officer of Annapurna

Carlo Russo, M.D.	Executive Vice President and Chief Medical Officer	Chief Medical Officer and Head of Development of Annapurna

Mehdi Gasmi, Ph.D.	Chief Technology Officer	Interim Chief Scientific Officer of Avalanche

Samuel B. Barone, M.D.	Senior Vice President, Clinical Development	Chief Medical Officer of Avalanche

Shirley Braun, Ph.D.	Vice President, Human Resources	Vice President, Human Resources of Avalanche

Avalanche’s Board Following the Transaction

(page 96)

Upon the closing of the Transaction, our Board will expand to seven directors, comprised of four of Avalanche’s current directors – Dr. Mark S. Blumenkranz, M.D., Paul B. Cleveland, John P. McLaughlin and Dr. Steven D. Schwartz, M.D (assuming, if contested, the re-election of Mr. McLaughlin and Dr. Schwartz at the 2016 Annual Meeting) – and three new directors initially designated by Annapurna – Dr. Amber Salzman, Ph.D., Dr. Mitchell Finer, Ph.D. and Dr. Thomas Woiwode, Ph.D. Our fifth current director, Paul D. Wachter, intends to resign as a member of our Board and audit committee upon the closing of the Transaction. If the Acquisition Agreement is terminated prior to closing, Mr. Wachter’s resignation will not become effective.

The biographies of each of the five current directors of Avalanche are set forth below in the section entitled “Proposal No. 2: Election of Directors” beginning on page 32, and the biographies of each of the three directors to be appointed upon consummation of the Transaction are described in further detail in the section below entitled “Directors and Executive Officers of Avalanche Following the Transaction” beginning on page 96.

Impact of the Stock Issuance on Existing Avalanche Stockholders

(page 56)

The Stock Issuance will dilute the ownership and voting interests of our existing stockholders. The New Avalanche Shares and shares underlying the vested and unvested Avalanche Options will represent approximately 37.5% of Avalanche common stock post-closing (inclusive of shares of our common stock underlying vested and unvested options, as calculated on a treasury stock method basis as of January 28, 2016), with our current stockholders owning approximately 62.5% of Avalanche common stock post-closing.

Accounting Treatment of the Transaction

(page 57)

We prepare our financial statements in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Under U.S. GAAP, the Transaction will be accounted for by applying the acquisition method with Avalanche treated as the accounting and legal acquiror.

No Dissenters’ Rights or Appraisal Rights

(page 28)

Holders of our common stock will not be entitled to any dissenters’ rights or appraisal rights with respect to any of the proposals to be voted on at the 2016 Annual Meeting.

Interests of Avalanche’s Directors and Executive Officers in the Transaction

(page 55)

Paul B. Cleveland, our President and Chief Executive Officer and a member of our Board, has interests in the Transaction that may be different from, or in addition to, the interests of Avalanche’s stockholders generally. The members of our Board were aware of and considered these interests in reaching the determination to approve the Acquisition Agreement and the Transaction and deem the Acquisition Agreement and the Transaction to be advisable and in the best interests of Avalanche and its stockholders, and in recommending that Avalanche’s stockholders vote for the approval of the Stock Issuance.

Regulatory Approvals Required for the Transaction

(page 56)

Neither Avalanche nor Annapurna is required to make filings or to obtain approvals or clearances from any antitrust regulatory authorities in the United States, European Union or other countries to consummate the Transaction. In the United States, Avalanche must comply with applicable federal and state securities laws and the rules and regulations of NASDAQ in connection with the issuance of the New Avalanche Shares and the filing of this proxy statement with the SEC.

Federal Securities Laws Consequences; Restrictions on Transfer

(page 57)

The New Avalanche Shares will be issued to the Annapurna Shareholders in a private placement transaction under the exemption from registration provided under Section 4(a)(2) of the Securities Act, as the offer and sale of the New Avalanche Shares does not involve a public offering of our common stock. The Annapurna Shareholders have represented to us that they are “accredited investors” within the meaning of Rule 501(a) under the Securities Act. The certificates representing the New Avalanche Shares will bear legends that such securities have not been registered under the Securities Act or the securities laws of any state and may not be sold or transferred in the absence of an effective registration statement under the Securities Act and applicable state securities laws or an exemption from registration thereunder.

In addition, the New Avalanche Shares will be subject to further restrictions on transfer and the Annapurna Shareholders will be entitled to certain registration rights as described in more detail in “Agreements Relating to the Transaction—Investor Rights Agreement” on page 72.

The Acquisition Agreement

(page 59)

The Acquisition Agreement, which is attached to this proxy statement as Annex A-1, as amended by Amendment No. 1 to the Acquisition Agreement attached as Annex A-2 hereto, is described in more detail under the section entitled “The Acquisition Agreement” beginning on page 59. We urge you to read the Acquisition Agreement in its entirety because the Acquisition Agreement and not this proxy statement is the legal document governing the Transaction.

Terms of the Transaction (page 59)

Avalanche will acquire all of the issued and outstanding capital stock of Annapurna from the Annapurna Shareholders in exchange for the New Avalanche Shares. Annapurna Shareholders will receive 9.5615 newly issued shares of Avalanche common stock in exchange for each share of Annapurna contributed to Avalanche (such ratio, as may be adjusted in accordance with the Acquisition Agreement, the “Exchange Ratio”).

Treatment of Annapurna Options (page 60)

At the closing of the Transaction, each Annapurna Option shall be exchanged for an Avalanche Option upon substantially similar terms and conditions as are in effect immediately prior to such closing. Each Avalanche Option will relate to the whole number of shares of Avalanche common stock (rounded down to the nearest whole share) equal to the number of shares of the common stock of Annapurna subject to such Annapurna Option multiplied by the Exchange Ratio. The exercise price per share for each Avalanche Option will be equal to the exercise price per share of such Annapurna Option divided by the Exchange Ratio. We expect that the Avalanche Options will be issued and granted under our 2014 Equity Incentive Plan.

Lock-Up Agreement (page 60)

Following the closing of the Transaction, each of the Annapurna Shareholders will be restricted, except in certain limited circumstances, from selling any of the New Avalanche Shares until 180 days after closing.

Representations and Warranties; Covenants (page 60)

The Acquisition Agreement contains customary representations, warranties and covenants made by Annapurna, the Annapurna Shareholders and Avalanche, including, among other things, covenants relating to non-solicitation of alternative transactions, Avalanche’s and Annapurna’s conduct of their respective businesses between the date of signing the Acquisition Agreement and the closing of the Transaction, the filing of this proxy statement and entry into the Investor Rights Agreement.

Conditions to Closing (page 68)

To consummate the Transaction, our stockholders must approve the Stock Issuance. In addition to obtaining such stockholder approval, each of the other closing conditions set forth in the Acquisition Agreement must be satisfied or waived.

Termination of the Acquisition Agreement (page 69)

Either Avalanche or Annapurna can terminate the Acquisition Agreement under certain circumstances, including, among others, (i) if the closing of the Transaction has not occurred by the six-month anniversary of the execution of the Acquisition Agreement, subject to certain exceptions, (ii) if a court or other governmental authority has issued a final and non-appealable order or law restraining or prohibiting the closing of the Transaction, or (iii) if Avalanche’s stockholders fail to approve the Stock Issuance.

The Acquisition Agreement may be terminated by Annapurna (i) upon an uncured breach by Avalanche of any of its representations, covenants or agreements that would result in a failure of the conditions to the closing, which we refer to as an “Avalanche Material Breach”, or (ii) if (1) Avalanche’s Board fails to recommend to, or withdraws or modifies its recommendation for, Avalanche’s stockholders to vote to approve the issuance of the New Avalanche Shares, (2) Avalanche’s Board approves or recommends, or Avalanche enters into an agreement relating to, an alternative transaction or (3) Avalanche or any of its directors, officers, or agents willfully and intentionally breaches the non-solicitation provisions set forth in the Acquisition Agreement, each of which we refer to as an “Avalanche Triggering Event”.

The Acquisition Agreement may be terminated by Avalanche upon an uncured breach by Annapurna of any of its representations, covenants or agreements that would result in a failure of the conditions to the closing.

Reverse Termination Fee (page 70)

The Acquisition Agreement provides for Avalanche to pay to Annapurna a reverse termination fee of $4.0 million if the Acquisition Agreement is terminated by either party for Avalanche’s failure to obtain Avalanche stockholder approval of the Stock Issuance or if the Acquisition Agreement is terminated by Annapurna upon an Avalanche Triggering Event. The Acquisition Agreement also provides for Avalanche to pay to Annapurna a reverse termination fee of $6.0 million (less the $4.0 million reverse termination fee described above, if paid) if the Acquisition Agreement is terminated by either party for Avalanche’s failure to obtain Avalanche stockholder approval of the Stock Issuance, the Acquisition Agreement is terminated by Annapurna upon an Avalanche Material Breach or an Avalanche Triggering Event, and either (x) Avalanche consummates within twelve months of such termination an alternative transaction that was publicly announced or communicated in writing to Avalanche’s Board prior to such termination or (y) Avalanche consummates within six months of such termination an alternative transaction that is first publicly announced or otherwise communicated in writing to Avalanche’s Board following the termination of the Acquisition Agreement while an alternative transaction described in foregoing clause (x) remains outstanding and not withdrawn.

Material U.S. Federal Income Tax Consequences of the Transaction

(page 57)

The Transaction will not result in any taxable gain or loss for U.S. federal income tax purposes to Avalanche or any Avalanche stockholder in his or her capacity as an Avalanche stockholder. Avalanche stockholders who are also stockholders of Annapurna should consult their own tax advisors as to the tax consequences to them of participating in the Transaction with respect to their Annapurna stock.

Support Agreements

(page 72)

In order to induce Annapurna to enter into the Acquisition Agreement, certain officers, directors and other stockholders of Avalanche (solely in their capacity as holders of shares of Avalanche’s common stock) entered into the Support Agreements covering approximately 10.3% of the outstanding shares of Avalanche’s common stock as of January 28, 2016 (including restricted stock units vesting at July 29, 2016 and options exercisable at July 29, 2016 on an as converted to common stock basis). Each of these persons agreed to vote, or cause to be voted, all its shares in favor of the Stock Issuance and any other matters necessary for consummation of the transactions contemplated in the Acquisition Agreement and against, among other things, any proposal opposing or competing with the Transaction. Each of the Support Agreements will terminate upon the earliest of the closing of the Transaction, the termination of the Acquisition Agreement, and the date on which neither the stockholder party to such Support Agreement nor its affiliates beneficially own any Avalanche shares. Each Avalanche director and officer who has entered into a Support Agreement has done so solely in his or her capacity as a stockholder and not in his or her capacity as a director or officer of Avalanche. Accordingly, nothing in the Support Agreements will limit or restrict such director or officer in acting in his or her capacity as a director or officer of Avalanche and exercising his or her fiduciary duties and other legal obligations and responsibilities as a director or officer of Avalanche. A copy of the form of Support Agreement is attached to this proxy statement as Annex C.

The Investor Rights Agreement

(page 72)

As a condition to the closing of the Transaction, we and the Annapurna Shareholders will enter into the Investor Rights Agreement, pursuant to which the Annapurna Shareholders and other stockholders of Avalanche will have, among other things, certain demand and “piggyback” registration rights under the Securities Act with respect to their registrable shares, subject to certain limitations. “Registrable shares” for purposes of the Investor Rights Agreement will be shares of our common stock that were issued previously upon conversion of convertible preferred stock of Avalanche, as part of the Stock Issuance in connection with the Transaction, or as a stock dividend or exchange for any of the foregoing shares, in each case, excluding any shares (i) sold by any person to the public, (ii) sold in a private transaction in which the transferor’s rights under the Investor Rights Agreement are not assigned or (iii) that are transferable without volume limitations pursuant to Rule 144 under the Securities Act. The registration rights of holders of registrable securities will terminate upon the earlier of August 5, 2017 and at such time as such holder holds less than 1% of our outstanding common stock and all registrable securities held by such holder and its affiliates may be sold pursuant to Rule 144 during any 90-day period without limitation.

The New Avalanche Shares will be subject to further restrictions on transfer contained in the Investor Rights Agreement. Each holder of the New Avalanche Shares will agree not to transfer its shares unless, subject to certain exceptions, such transfer is made pursuant to a registration statement or Rule 144.

The Investor Rights Agreement will terminate upon the earlier of August 5, 2017 and a consolidation or merger of Avalanche with or into any other entity or person in which the shares of our capital stock immediately prior to such transaction do not represent a majority of the voting power of the surviving entity. A copy of the form of Investor Rights Agreement is attached to this proxy statement as Annex B.

Additional Information

(page 143)

You can find more information about Avalanche in the periodic reports and other information we file with the SEC. The information is available at the SEC’s public reference facilities and at the website maintained by the SEC at www.sec.gov. See “Where You Can Find Additional Information” beginning on page 143.

SELECTED HISTORICAL AND

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

The following tables present summary historical financial data for Avalanche and Annapurna, summary unaudited pro forma condensed combined financial data for Avalanche and Annapurna, and comparative historical and unaudited pro forma per share data for Avalanche and Annapurna.

Selected Historical Financial Data of Avalanche

The following table sets forth selected consolidated statements of operations data and comprehensive loss for the years ended December 31, 2015, 2014 and 2013, and selected consolidated balance sheet data as of December 31, 2015 and 2014 derived from Avalanche’s audited consolidated financial statements, which have been prepared in accordance with U.S. GAAP. Avalanche’s historical results are not necessarily indicative of the results that may be expected in any future period.

The following selected historical consolidated financial data are only a summary and should be read in conjunction with the section titled “Avalanche’s Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Risk Factors” and Avalanche’s consolidated financial statements and related notes included in Avalanche’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on March 3, 2016 (the “Avalanche 10-K”), which is incorporated by reference in this proxy statement.

	YEARS ENDED DECEMBER 31,
	2015	2014	2013
(In thousands, except per share data)
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS DATA:
Revenue
Collaboration revenue	$2,319	$572	$—
Government grant revenue	—	—	480

Total revenue	2,319	572	480
Operating expenses:
Research and development	25,462	16,976	2,151
General and administrative	22,107	7,998	1,783
Restructuring charges	2,573	—	—

Total operating expenses	50,142	24,974	3,934

Operating loss	(47,823)	(24,402)	(3,454)
Other income (expense)
Interest expense	—	(18)	(73)
Other income (expense), net	370	(21)	(4)
Change in fair value of embedded derivative	—	—	18
Change in fair value of warrant liabilities	—	(759)	(92)
Loss on extinguishment of related-party convertible notes	—	(204)	(1,671)

Total other income (expense), net	370	(1,002)	(1,822)

Net loss	(47,453)	(25,404)	(5,276)
Deemed dividend	—	(3,230)	—

Net loss attributable to common stockholders	$(47,453)	$(28,634)	$(5,276)

Other comprehensive loss:
Net unrealized loss on marketable securities	(6)	—	—
Foreign currency translation adjustment	(15)	(17)	19

Comprehensive loss	$(47,474)	$(25,421)	$(5,257)

Net loss per share attributable to common stockholders-basic and diluted	$(1.86)	$(2.46)	$(1.44)

Weighted-average common shares outstanding-basic and diluted	25,479	11,651	3,673

	DECEMBER 31,
	2015	2014
(In thousands)
CONSOLIDATED BALANCE SHEET DATA:
Cash and cash equivalent	$221,348	$159,404
Marketable securities	37,732	—
Working capital	254,418	154,807
Total assets	264,319	161,906
Accumulated deficit	(84,168)	(36,715)
Total stockholders’ equity	252,592	149,483

Selected Historical Financial Data of Annapurna

The following table sets forth selected consolidated statements of operations data and comprehensive loss for the years ended December 31, 2015 and 2014, and selected consolidated balance sheet data as of December 31, 2015 and 2014, in each case derived from Annapurna’s audited consolidated financial statements, which have been prepared in accordance with French generally accepted accounting principles, reconciled to U.S. GAAP, and translated from euro to U.S. dollars. We used average exchange rates for the statement of operations, period-end exchange rates for assets and liabilities, and historical rates for equity and convertible preferred stock. Translation difference was recorded to other comprehensive income (loss) in accordance with U.S. GAAP. The results of operations and the financial position were not significant for 2013 period from inception (December 20, 2013) to December 31, 2013 and are not presented below. Annapurna’s historical results are not necessarily indicative of the results that may be expected in any future period.

The following selected historical consolidated financial data are only a summary and should be read in conjunction with the section titled “Annapurna’s Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Risk Factors” and Annapurna’s consolidated financial statements and related notes included elsewhere in this proxy statement.

	YEARS ENDED DECEMBER 31,
	2015 Under U.S. GAAP Converted into USD	2014 Under U.S. GAAP Converted into USD
(In thousands, except per share data)
CONSOLIDATED STATEMENTS OF OPERATIONS DATA:
Operating expenses:
Research and development	$10,996	$2,410
General and administrative	1,397	1,192

Total operating expenses	12,393	3,602

Operating loss	(12,393)	(3,602)
Other income (expense)
Interest expense	(370)	—
Other income, net	573	407

Total other income, net	203	407

Net loss	$(12,190)	$(3,195)

	DECEMBER 31,
	2015 Under U.S. GAAP Converted into USD	2014 Under U.S. GAAP Converted into USD
(In thousands)
CONSOLIDATED BALANCE SHEET DATA:
Cash and cash equivalents	$2,514	$2,628
Working capital	(5,996)	2,072
Total assets	3,542	3,361
Convertible loan	3,967	—
Convertible preferred stock	4,573	4,573
Other long-term liabilities	355	—
Accumulated deficit	(15,385)	(3,195)
Total stockholders’ deficit	(10,727)	(3,043)

Selected Unaudited Pro Forma Condensed Combined Financial Data of Avalanche and Annapurna

The following selected unaudited pro forma condensed combined financial data is intended to show how the Transaction might have affected Avalanche’s historical financial statements if the Transaction had been completed on January 1, 2015 for the purpose of the statement of operations, and as of December 31, 2015 for the purpose of the balance sheet, and was prepared based on the historical financial results reported by Avalanche’s and Annapurna’s historical financial statements as reconciled to U.S. GAAP and translated to U.S. dollars. The following should be read in conjunction with the section titled “Unaudited Pro Forma Condensed Combined Financial Statements Reflecting the Transaction” beginning on page 99, Avalanche’s audited historical financial statements and notes thereto included in the Avalanche 10-K, Annapurna’s audited historical financial statements and the notes thereto beginning on page F-1, the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Avalanche 10-K, the section titled “Annapurna Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 84, and the other information contained in this proxy statement.

YEAR ENDED DECEMBER 31, 2015
(In thousands, except per share data)	(unaudited)
PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS DATA:
Revenue
Collaboration revenue	$2,319

Total revenue	2,319
Operating expenses:
Research and development	40,346
General and administrative	23,498
Restructuring charges	2,573

Total operating expenses	66,417

Operating loss	(64,098)
Other income (expense)
Interest expense	(86)
Other income (expense), net	442

Total other income (expense), net	356

Net loss attributable to common stockholders	$(63,742)

Net loss per share attributable to common stockholders-basic and diluted	$(1.65)

Weighted-average common shares outstanding-basic and diluted	38,614

DECEMBER 31, 2015
(unaudited)
(In thousands)
PRO FORMA CONDENSED COMBINED BALANCE SHEET DATA:
Cash and cash equivalents	$231,739
Marketable securities	37,732
Working capital	258,032
Total assets	351,943
Other long-term liabilities	355
Accumulated deficit	(87,633)
Total stockholders’ equity	332,253

Comparative Historical and Unaudited Pro Forma Per Share Data

The information below reflects the historical net loss and book value per share of Avalanche common stock and the historical net loss and book value per share of Annapurna common stock, as reconciled to U.S. GAAP and translated to U.S. dollars, in comparison with the unaudited pro forma net loss and book value per share after giving effect to the proposed acquisition of Annapurna by Avalanche on a pro forma basis.

You should read the tables below in conjunction with the audited consolidated financial statements of Avalanche included in the Avalanche 10-K and the audited consolidated financial statements of Annapurna included in this proxy statement and the related notes and the unaudited pro forma combined financial information and notes related to such financial statements included elsewhere in this proxy statement.

AVALANCHE

Year Ended December 31, 2015
Historical Per Common Share Data:
Basic and diluted net loss per share	$(1.86)
Book value per share	$9.91

ANNAPURNA

Year Ended December 31, 2015
Historical Per Common Share Data:
Basic and diluted net loss per share	$(86.45)
Book value per share	$(76.11)

AVALANCHE AND ANNAPURNA

Year Ended December 31, 2015
Pro Forma Per Common Share Data:
Basic and diluted net loss per share	$(1.65)
Book value per share	$8.60

MARKET PRICE AND DIVIDEND INFORMATION

Avalanche’s common stock trades on NASDAQ under the symbol “AAVL”. The table below provides the high and low closing prices of our common stock for the periods indicated, as reported by NASDAQ. Annapurna is a private company and its common and preferred stock are not publicly traded.

Avalanche Common Stock

	High	Low
Fiscal Year 2016
Second quarter (ended April 5, 2016)	5.41	5.20
First quarter	$8.80	$4.15
Fiscal Year 2015 (ended December 31, 2015)
Fourth quarter	$10.48	$7.49
Third quarter	$16.78	$8.04
Second quarter	$42.09	$15.28
First quarter	$60.08	$33.27
Fiscal Year 2014 (ended December 31, 2014)
Fourth quarter	$55.89	$29.90
Third quarter (from July 31, 2014)	$36.35	$22.60

On January 28, 2016, the last trading day prior to our Board’s approval of the Acquisition Agreement, the reported closing price for our common stock was $5.84 per share. On April 5, 2016, the latest practicable trading date before the filing of this proxy statement, the reported closing price for our common stock was $5.35. You are encouraged to obtain current market quotations for shares of our common stock in connection with voting your shares of our common stock.

As of the close of business on the Record Date, there were 26,989,641 shares of our common stock issued and outstanding and entitled to vote, held by 19 stockholders of record. The number of holders is based upon the actual number of holders registered in our records at such date and excludes holders of shares in “street name” or persons, partnerships, associations, corporations or other entities identified in security positions listings maintained by depository trust companies.

Dividend Policy

We have never declared or paid any cash dividend on our common stock and do not currently intend to do so for the foreseeable future. Annapurna has never paid or declared any cash dividends on its common stock.

RISK FACTORS

If the Transaction is consummated, the combined company will be faced with a market environment that cannot be predicted and that involves significant risks, many of which will be beyond its control. In addition to the other information contained in this proxy statement, you should carefully consider the risks described below before deciding how to vote your shares of common stock. In addition, you should read and consider the risks associated with the business of Avalanche because these risks may also affect the combined company—these risks can be found in Avalanche’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on March 3, 2016, which is incorporated by reference into this proxy statement. You should also read and consider the other information in this proxy statement and the other documents incorporated by reference into this proxy statement. Please see the section entitled “Where You Can Find Additional Information” beginning on page 143.

Risks Related to the Proposed Transaction

The announcement and pendency of the Transaction could have an adverse effect on our stock price, business, financial condition, results of operations and prospects.

The announcement and pendency of the Transaction could disrupt our business in a number of ways, which may include the following, among others:

•	investors may react negatively to the prospects of the combined company’s business, resulting in a decline in our stock price;

•	third parties may seek to terminate and/or renegotiate their relationships with us as a result of the Transaction, whether pursuant to the terms of their existing agreements with us or otherwise; and

•

the attention of our management may be directed toward the completion of the Transaction and related matters and may be diverted from our day-to-day business operations, including from other opportunities that might be beneficial to us.

Should they occur, any of these matters could adversely affect our stock price or harm our business, financial condition, results of operations and prospects.

Failure to complete the Transaction could negatively impact our stock price and/or our business, financial condition, results of operations and prospects.

Completion of the Transaction is conditioned upon the satisfaction of certain customary closing conditions, including approval by our stockholders of the issuance of the shares of our common stock as consideration, the absence of any law or order preventing the Transaction, receipt of all required government approvals, the accuracy of the representations and warranties of the parties, and compliance with the covenants of the parties. These conditions are described in more detail in the Acquisition Agreement as amended by Amendment No. 1 to the Acquisition Agreement, copies of which are filed, respectively, as Annex A-1 and Annex A-2 hereto and incorporated herein by reference.

The required conditions to closing may not be satisfied in a timely manner, or at all, or, if permissible, waived. If the Transaction is not completed for these or any other reasons, our ongoing business may be adversely affected and will be subject to a number of risks and consequences, including the following:

•	we may be required, under certain circumstances, to pay Annapurna a reverse termination fee of up to $6.0 million pursuant to the terms of the Acquisition Agreement;

•	we must pay the substantial fees and expenses we incurred related to the Transaction, such as legal and accounting fees, even if the Transaction is not completed;

•	the price of our common stock may decline and remain volatile; and

•	we may experience negative reactions to the termination of the Transaction from third parties and employees.

Furthermore, any delay in the completion of the Transaction, or any uncertainty about its completion, could have a material adverse effect on our stock price, business, financial condition, results of operations, prospects and cash flows.

Except in connection with the exercise of Annapurna Options, there will be no adjustments to the number of shares of our common stock that will be issued upon the completion of the Transaction, and therefore if the market price of our common stock increases prior to the completion of the Transaction, the fair value of the purchase price for Annapurna will increase correspondingly.

The number of shares of our common stock to be issued in connection with the Transaction will not be adjusted in the event of any increase or decrease in the market price of our common stock before the closing of the Transaction. As a result, the value of our shares, as reflected in the market price of our common stock, may be substantially higher at the time of the closing of the Transaction than the value at the time our Board approved the Transaction and the Acquisition Agreement. The market price of our common stock may fluctuate due to, among other things, changes in our business, operations or prospects, market assessments of the likelihood of completion of the Transaction, the timing of the completion of the Transaction, investors’ views of the prospects for the combined entity, general market and economic conditions, and other factors.

While the Transaction is pending, we will be subject to contractual limitations that could adversely affect our business.

The Acquisition Agreement restricts us from taking certain specified actions while the Transaction is pending without Annapurna’s consent, including incurring or guaranteeing indebtedness, making capital expenditures in excess of $250,000, acquiring any material assets or selling, leasing or otherwise disposing of any assets or properties, and selling, transferring, licensing or otherwise disposing of any of our intellectual property, subject to certain exceptions in the ordinary course of business. These restrictions may prevent us from pursuing otherwise attractive business opportunities that may arise and making other changes to our business prior to the closing of the Transaction or termination of the Acquisition Agreement.

The Acquisition Agreement restricts our ability to pursue certain alternatives to the Acquisition and requires us to pay a reverse termination fee to Annapurna if we do.

The Acquisition Agreement contains non-solicitation provisions that, subject to limited exceptions, restrict our ability to initiate, solicit or encourage or take any action to discuss or accept a competing third-party proposal. Although our Board is permitted to change its recommendation that stockholders approve the matters relating to the Transaction if it determines in good faith that this action is reasonably likely to be required to comply with its fiduciary duties and certain other conditions, doing so in certain situations would require us to pay a reverse termination fee to Annapurna of $4.0 million. Furthermore, we will have to pay a reverse termination fee of $6.0 million (less the $4.0 million fee described above, if paid) if the agreement is terminated due to our Board making such change in recommendation and either (i) we consummate within twelve months of such termination an alternative transaction that was publicly announced or communicated in writing to our Board prior to such termination or (ii) we consummate within six months of such termination an alternative transaction that is first publicly announced or otherwise communicated in writing to our Board following such termination while an alternative transaction described in the foregoing clause (i) remains outstanding and not withdrawn.

Additionally, these non-solicitation provisions could discourage a potential acquiror that might have an interest in acquiring all or a significant part of our company from considering or proposing that acquisition, or might result in a potential acquiror proposing to pay a lower per share price to acquire our company than it might otherwise have proposed to pay because of the added expense of the reverse termination fee that may become payable to Annapurna in certain circumstances.

We have incurred substantial expenses in connection with the Transaction.

We have incurred and will incur additional substantial expenses in connection with the Transaction, whether or not the Transaction is completed. These costs include fees for financial advisors, attorneys and accountants, filing fees and financial printing costs. If the Transaction is not consummated, we will be responsible for our own expenses, which are not reimbursable in the event the Transaction does not occur. Upon completion of the Transaction, the amount of transaction costs, including the amount of Annapurna’s transaction costs, will, in effect, reduce the cash reserves available for the combined company to pursue its plan of business.

Our directors and officers may have interests in the Transaction that are different from, or in addition to, those of our stockholders generally that may influence them to support or approve the Transaction.

Our officers and directors may have interests in the Transaction that are different from, or are in addition to, those of our stockholders. For example, upon the closing of the Transaction, we will grant Mr. Cleveland options under our 2014 Equity Incentive Plan to purchase 381,000 shares of our common stock with a per share exercise price equal to the closing sales price of our common stock on NASDAQ on the closing date. These differing or additional interests may influence our officers and directors to support or approve the Transaction.

Risks Related to the Combined Company if the Transaction is Completed

The Transaction, if successfully completed, will transform Avalanche from a company developing product candidates for the treatment of eye diseases into a gene therapy company with a diverse pipeline of gene therapy product candidates. We may encounter challenges in implementing this transformation and the integration of Avalanche and Annapurna that could adversely impact the business and operations of the combined company.

To date, all of our development efforts have been focused on developing product candidates for the treatment of eye diseases. Annapurna’s pipeline includes gene therapy product candidates designed to treat a range of diseases. The most advanced product candidate in Annapurna’s pipeline is ANN-001, which is designed to deliver alpha-1 antitrypsin protein (“A1AT”), in patients with A1AT deficiency, a rare genetic disorder which may result in serious respiratory disease in adults and, less commonly, liver disease at any age. Other product candidates in Annapurna’s pipeline are designed to treat patients with hereditary angioedema, Friedreich’s ataxia, and severe allergies. If the Transaction is consummated, we intend to continue to advance both our and Annapurna’s current development programs. As a result, we will transform from a company focused solely on gene therapy treatments for eye diseases to a gene therapy company with a diverse pipeline of product candidates.

This transformation into a diversified gene therapy company poses risks relating to implementing a new business and operational strategy, including the following:

•	the potential disruption of our ongoing development of product candidates for the treatment of eye diseases;

•	demands on our management and our limited resources related to the increase in number and diversification of our product candidates;

•	difficulties in coordinating research and development activities;

•	the establishment of uniform standards, controls, procedures and policies; and

•	uncertainties in the business relationships with our collaborators and suppliers due to the Transaction and the transformation.

Additionally, various decisions regarding management restructuring, operational staffing and reporting systems following the Transaction have not yet been finalized, and there can be no guarantee that Avalanche and Annapurna will operate successfully as a combined company. Integration of the two companies and consolidation of their operations will require considerable time and attention from management, which could result in the diversion of management resources from other important matters. Moreover, if the Transaction is consummated, we expect that Drs. Salzman and Russo will be based in Annapurna’s Philadelphia office and certain Annapurna operations will continue to be based in Annapurna’s Paris office. Their location outside of our Menlo Park headquarters may make their integration into our organization more challenging.

If we are unable to successfully manage these or other risks and uncertainties relating to the combination of our and Annapurna’s businesses, there will likely be adverse impacts on the business and operations of the combined company.

All of our and Annapurna’s product candidates are still under preclinical development and may never advance to clinical testing or be successfully commercialized, which could materially and adversely impact the value of our common stock.

All of our and Annapurna’s product candidates are still under preclinical development and may never advance to clinical testing or be successfully commercialized. The failure to enter clinical development and ultimately successfully commercialize one or more of Annapurna’s current product candidates would significantly diminish the anticipated benefits of the Transaction and materially and adversely affect the business and prospects of the combined company. Consequently, we cannot assure you that our transformation into a diversified gene therapy company upon completion of the Transaction will be successful, and the Transaction could depress the value of our common stock.

Even if the Transaction is successful, we expect to continue to incur losses for the foreseeable future and might never achieve profitability.

Both Annapurna and we have incurred significant operating losses since inception, and, on a pro forma basis, the combined company incurred a net loss of $63.9 million for the year ended December 31, 2015. As of December 31, 2015 on a pro forma basis, the combined company had an accumulated deficit of $87.7 million. For more detail on the pro forma financials, see “Unaudited Pro Forma Condensed Combined Financial Statements Reflecting the Transaction” beginning on page 98 of this proxy statement.

If the Transaction is successful, we intend to continue to conduct our and Annapurna’s research and development, clinical testing, regulatory compliance activities, and, if any of our or Annapurna’s product candidates is approved, sales and marketing activities that, together with anticipated general administrative expenses, will likely result in us incurring significant losses for the next several years.

Neither Annapurna nor we currently generate any significant revenues, and the combined company may never be able to commercialize any of its product candidates. Neither Annapurna nor we have the required approvals to market any of its or our respective product candidates, and the combined company may never receive such approvals. The combined company may not be profitable even if it or any of its future development partners succeeds in commercializing any of its product candidates. Because of the numerous risks and uncertainties in developing and commercializing our and Annapurna’s product candidates, we are unable to predict the extent of any future losses or when the combined company could become profitable, if at all.

While we expect that, if the Transaction is successful, our cash and cash equivalents will be sufficient to fund the combined company for at least 36 months, we may need to obtain additional capital to fund the combined company’s operations. Failure to obtain this necessary capital when needed may force us to delay, limit or terminate the product development efforts or other operations of the combined company.

Developing gene therapy products is expensive, and, if the Transaction is successful, we expect the research and development expenses of the combined company to increase substantially, particularly if we advance ANN-001, ANN-002 and other product candidates into clinical studies.

We expect that our cash and cash equivalents will be sufficient to fund the operations of the combined company through at least 36 months. However, this estimate is based on a number of assumptions that may prove to be wrong, and changing circumstances beyond our and Annapurna’s control may cause capital to be consumed more rapidly than currently anticipated. As a result, the operating plan of the combined company may change due to factors currently unknown to us and Annapurna, and we may need to seek additional funds sooner than planned, through collaboration agreements and public or private financings. Additional funding may not be available to us on acceptable terms or at all. In addition, the terms of any financing may adversely affect the holdings or the rights of our stockholders. In addition, the issuance of additional shares by us, or the possibility of such issuance, may cause our market price to decline.

If we are unable to obtain funding on a timely basis, we will not be able to complete any future clinical trials for our product candidates and may be required to significantly curtail some or all of our activities.

Annapurna’s most advanced product candidate, ANN-001, and Annapurna’s other product candidates are designed to treat rare genetic disorders, and as a result, the combined company may find it difficult to enroll patients in future clinical studies for these product candidates. Failure to enroll a sufficient number of patients may delay or prevent clinical studies of these product candidates.

Annapurna intends to initiate clinical trials for its most advanced product candidate, ANN-001, in the second half of 2016 and accordingly, if the Transaction is successful, we expect ANN-001 to be the next product candidate of the combined company to enter clinical development. If the Transaction is completed, identifying and qualifying patients to participate in clinical studies of ANN-001 and Annapurna’s other product candidates will be critical to the success of the combined company. The timing of future clinical studies will depend on the speed at which we can recruit patients to participate in future testing of these product candidates. If patients are unwilling to participate in Annapurna’s gene therapy studies because of negative publicity from adverse events in the biotechnology or gene therapy industries or for other reasons, including competitive clinical studies for similar patient populations, the timeline for recruiting patients, conducting studies and obtaining regulatory approval of potential products may be delayed. These delays could result in increased costs, delays in advancing product development, delays in testing the effectiveness of Annapurna’s technology or failure to begin clinical studies altogether.

The combined company may not be able to identify, recruit and enroll a sufficient number of patients, or those with required or desired characteristics to achieve diversity in a study. In particular, each of the conditions for which Annapurna plans to evaluate its current product candidates are rare genetic disorders with limited patient pools from which to draw for clinical studies. ANN-001 is focused on the treatment of patients with A1AT deficiency. It is estimated that A1AT deficiency affects approximately 100,000 patients in the United States. ANN-002 is focused on the treatment of patients with hereditary angioedema (“HAE”). The prevalence of HAE is estimated to be 1 in 10,000 to 1 in 50,000, with approximately 10,000 patients diagnosed across major markets. ANN-003 is focused on the treatment of patients with Friedreich’s ataxia. It is estimated that Friedreich’s ataxia affects approximately 5,000 people in the United States and approximately 5,000 to 10,000 people in Europe. Annapurna plans to seek initial marketing approval of its product candidates in the United States and Europe and the combined company may not be able to initiate clinical studies if it cannot enroll a sufficient number of eligible patients to participate in the clinical studies required by the U.S. Food and Drug Administration (“FDA”) or the European Medicines Agency (“EMA”) or other regulatory agencies.

If we have difficulty enrolling a sufficient number of patients to conduct clinical studies on Annapurna’s product candidates as planned, the combined company may need to delay, limit or terminate future clinical studies, any of which would have an adverse effect on the business of the combined company.

Annapurna’s collaboration with Weill Cornell Medicine is crucial to its business. If Annapurna is unable to maintain this collaboration, or if this collaboration is not successful, the business of the combined company could be adversely affected.

Annapurna has licensed its most advanced product candidate, ANN-001, and two other product candidates, ANN-002, and ANN-004, from Weill Cornell Medicine (“Weill Cornell”). In addition, Annapurna relies on Weill Cornell to conduct preclinical development for its product candidates pursuant to a master services agreement. If Annapurna were to fail to comply with its obligations under any of these agreements and Weill Cornell were to terminate these licenses and/or its preclinical development services, then Annapurna’s pipeline of product candidates would be adversely affected.

Furthermore, Weill Cornell may fail to properly maintain or defend the intellectual property Annapurna has licensed from them, leading to the potential invalidation of Annapurna’s intellectual property or subjecting the combined company to litigation or arbitration, any of which would be time-consuming and expensive. Additionally, in the event that Weill Cornell commits a material breach of any of these license or master service agreements, Annapurna’s only recourse is to terminate the agreement. If Annapurna terminates its collaboration with Weill Cornell, especially during its preclinical development phase, the development of Annapurna’s product candidates would be materially delayed or harmed.

If disputes with Weill Cornell prevent or impair Annapurna’s ability to maintain its current licensing and preclinical development arrangements on acceptable terms, Annapurna may be unable to successfully develop and commercialize the affected product candidates, and the business of the combined company could be materially harmed.

Because the target patient populations of Annapurna’s product candidates are relatively small, if the Transaction is successful, we must be able to successfully identify patients and achieve a significant market share to maintain profitability and growth. If the market opportunities for Annapurna’s product candidates are smaller than Annapurna believes they are, our revenues may be adversely affected and our business may suffer.

Annapurna focuses its research and product development on treatments for rare genetic and orphan diseases. Its projections of both the number of people who have these diseases, as well as the subset of people with these diseases who have the potential to benefit from treatment with its product candidates, are based on estimates. These estimates may prove to be incorrect and new studies may change the estimated incidence or prevalence of these diseases. The number of patients in the United States, Europe and elsewhere may turn out to be lower than expected, may not be otherwise amenable to treatment with Annapurna’s products, or new patients may become increasingly difficult to identify or gain access to, all of which would adversely affect its results of operations and its business.

Additionally, because Annapurna’s target patient populations are relatively small, the pricing and reimbursement of Annapurna’s product candidates, if approved, must be adequate to support commercial infrastructure. If the combined company is unable to obtain adequate levels of reimbursement, its ability to successfully market and sell its product candidates will be adversely affected. The manner and level at which reimbursement is provided for services related to Annapurna’s product candidates (e.g., for administration of Annapurna’s product to patients) is also important. Inadequate reimbursement for such services may lead to physician resistance and adversely affect the ability of the combined company to market or sell Annapurna’s products.

The Transaction will result in changes to our Board that may affect the combined company’s business strategy and operations.

If the Transaction is completed, our Board will expand to seven members, comprising our current directors other than Paul D. Wachter (assuming, if contested, the re-election of Mr. McLaughlin and Dr. Schwartz at the 2016 Annual Meeting) and three new directors. This newly composed board of directors of the combined company may effect business strategies and operating decisions with respect to the combined company that may have an adverse impact on the combined company’s business, financial condition and results of operations following the completion of the Transaction.

If the Transaction is completed, the future success of the combined company depends on its ability to retain key members of its management team.

If the Transaction is completed, the combined company will be highly dependent on principal members of its management team, which will include Drs. Salzman and Russo of Annapurna as described in more detail in the section of this proxy statement entitled “Directors and Executive Officers of Avalanche Following the Transaction” beginning on 96. The loss of the services of any member of the combined company’s management team may adversely impact the achievement of its objectives. While Avalanche has entered into employment agreements with Drs. Salzman and Russo, contingent upon completion of the Transaction, and with its other executive officers, any of them could leave the combined company’s employment at any time, as all employees are, and will be, “at will’ employees. The inability to recruit or loss of the services of any executive or key employee may impede the progress of the combined company’s research, development and commercialization objectives.

The ability of the combined company to use Annapurna’s net operating loss carryforwards may be limited.

Annapurna has incurred net operating losses in France every year since its inception in 2014, has never generated revenue from product sales, and may never be profitable. To the extent that the post-acquisition company continues to generate taxable losses, unused losses will carry forward to offset future taxable income in France, if any, unless such losses expire. Such losses may expire under certain conditions if, in particular, Annapurna’s activity, assets, revenues or staff change substantially, or if Annapurna becomes a party to certain forms of reorganizations. In any event, Annapurna’s ability to use these losses to offset future income in any given year is limited under current French tax law.

Current stockholders will have reduced ownership and voting interests after the Transaction.

We will issue to Annapurna’s shareholders approximately 17.6 million shares of our common stock (inclusive of shares of our common stock underlying vested and unvested options, as calculated on a treasury-stock method basis) as consideration in the Transaction. Upon completion of the Transaction, our current stockholders will own approximately 62.5% of the common stock of the combined company and Annapurna shareholders will own approximately 37.5% of the common stock of the combined company (inclusive of shares of our common stock underlying vested and unvested options, calculated on a treasury stock method basis as of January 28, 2016). As a result, the ownership and voting interests in Avalanche of our current stockholders will be significantly reduced immediately following the Transaction. This reduction in ownership and voting interests will decrease the ability of our current stockholders to influence the election of directors and other matters. In addition, our current stockholders will experience dilution in their interest in our earnings per share.

The pro forma financial statements are presented for illustrative purposes only and may not be an indication of the combined company’s financial condition or results of operations following the completion of the Transaction.

The pro forma financial statements contained in this proxy statement are presented for illustrative purposes only and may not be an indication of the combined company’s financial condition or results of operations following the Transaction for several reasons. The pro forma financial statements have been derived from the historical financial statements of Avalanche and Annapurna and adjustments and assumptions have been made regarding the combined company after giving effect to the Transaction. The information upon which these adjustments and assumptions have been made is preliminary, and these kinds of adjustments and assumptions are difficult to make with accuracy. Moreover, the pro forma financial statements do not reflect all costs that are expected to be incurred by the combined company in connection with the Transaction. For example, the impact of any incremental costs incurred in integrating the two companies is not reflected in the pro forma financial statements. As a result, the actual financial condition of the combined company following the Transaction may not be consistent with, or evident from, these pro forma financial statements. The assumptions used in preparing the pro forma financial statements may not prove to be accurate, and other factors may affect the combined company’s financial condition following the Transaction. See “Unaudited Pro Forma Condensed Combined Financial Statements Reflecting the Transaction” beginning on page 99 of this proxy statement.

The market price of our common stock following the completion of the Transaction is expected to be volatile and may drop following completion of the Transaction.

The market price of our common stock could be subject to significant fluctuations following the completion of the Transaction. Market prices for securities of early-stage pharmaceutical, biotechnology and other life sciences companies, including gene-therapy companies, have historically been particularity volatile. Some of the factors that may cause the market price of our common stock to fluctuate following completion of the Transaction include:

•	our plans regarding further development of AVA-101 and any of the combined company’s other product candidates;

•	the ability of the combined company to obtain regulatory approvals for its product candidates, and delays or failures to obtain such approvals;

•	the results of any clinical trials;

•	failure of any of the combined company’s product candidates, if approved, to be reimbursed or achieve commercial success;

•	failure to maintain the combined company’s existing third-party license and supply agreements;

•	failure by the combined company or its licensors to prosecute, maintain or enforce its intellectual property rights;

•	changes in laws or regulations applicable to the combined company’s product candidates;

•	any inability to obtain adequate supply of the combined company’s product candidates or the inability to do so at acceptable prices;

•	adverse regulatory authority decisions;

•	the introduction of new products, services or technologies by the combined company’s competitors;

•	failure to meet or exceed the expectations of financial or industry analysts;

•	failure to achieve the perceived benefits of the Transaction as rapidly or to the extent anticipated by financial or industry analysts;

•	announcements of significant acquisitions, strategic partnerships, joint ventures or capital commitments by the combined company or its competitors;

•	additions or departures of key personnel;

•	significant lawsuits, including patent or stockholder litigation;

•	changes in the market valuations of similar companies;

•	general market or macroeconomic conditions;

•	sales of its common stock by the combined company or its stockholders in the future;

•	trading volume of the combined company’s common stock;

•	announcements by commercial partners or competitors of new commercial products, clinical progress or the lack thereof, significant contracts, commercial relationships or capital commitments;

•	adverse publicity relating to the gene therapy market generally, including with respect to other products and potential products in such markets;

•	the introduction of technological innovations or new therapies that compete with potential products of the combined company; and

•	period-to-period fluctuations in the combined company’s financial results.

Moreover, the stock markets in general have experienced substantial volatility that has often been unrelated to the operating performance of individual companies. These broad market fluctuations may also adversely affect the trading price of the combined company’s common stock.

In the past, following periods of volatility in the market price of a company’s securities, stockholders have often instituted class action securities litigation against those companies. Such litigation, if instituted, could result in substantial costs and diversion of management attention and resources, which could significantly harm the combined organization’s profitability and reputation.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement and the documents incorporated by reference into this proxy statement contain forward-looking statements. All statements other than statements of historical facts contained in this proxy statement are forward-looking statements. These forward-looking statements are based on current expectations and beliefs and involve numerous risks and uncertainties that could cause actual results to differ materially from expectations. These forward-looking statements should not be relied upon as predictions of future events as Avalanche cannot assure you that the events or circumstances reflected in these statements will be achieved or will occur. In some cases, you can identify forward-looking statements by terminology such as “may,” “could,” “will,” “would,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “intend,” “predict,” “seek,” “contemplate,” “potential” or “continue” or the negative of these terms or other comparable terminology. These forward-looking statements include, but are not limited to, statements about:

•	our expectations regarding the structure, timing and completion of the Transaction;

•	our expectations regarding the capitalization, resources and ownership structure of the combined company;

•	our expectations regarding the sufficiency of the combined company’s resources to fund the advancement of any development program or the completion of any clinical trial;

•	the nature, strategy and focus of the combined company;

•	the safety, efficacy and projected development timeline and commercial potential of any product candidates;

•	the expected benefits and potential value created by the Transaction for the stockholders of Avalanche;

•	our expectations regarding future economic conditions or performance;

•	the executive officer and board structure of the combined company;

•

the plans, strategies and objectives of management with respect to the approval and closing of the Transaction, and Avalanche’s ability to solicit a sufficient number of proxies to approve matters related to the consummation of the Transaction;

•	our expectations regarding voting by Avalanche’s stockholders in connection with matters relating to the Transaction; and

•	our belief and assumptions underlying any of the foregoing.

These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under “Risk Factors” beginning on page 14 and elsewhere in this proxy statement.

Any forward-looking statement in this proxy statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, industry and future growth. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements speak only as of the date of this proxy statement. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

This proxy statement contains estimates, projections and other information concerning our industry, our business and the markets for certain drugs, including data regarding the estimated size of those markets, their projected growth rates and the incidence of certain medical conditions. Information that is based on estimates, forecasts, projections or similar methodologies is inherently subject to uncertainties, and actual events or circumstances may differ materially from events and circumstances reflected in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from reports, research surveys, studies and similar data prepared by third parties, industry, medical and general publications, government data and similar sources. In some cases, we do not expressly refer to the sources from which this data is derived. In that regard, when we refer to one or more sources of this type of data in any paragraph, you should assume that other data of this type appearing in the same paragraph is derived from the same sources, unless otherwise expressly stated or the context otherwise requires.

Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in reports filed with the SEC by Avalanche. See “Where You Can Find Additional Information” beginning on page 143.

THE 2016 ANNUAL MEETING

We are furnishing this proxy statement to our stockholders as part of the solicitation of proxies by our Board for use at the 2016 Annual Meeting and at any adjournments or postponements thereof.

Date, Time and Place

The 2016 Annual Meeting will be held on May 10, 2016, at 10:00 a.m. local time, at the offices of Munger, Tolles & Olson LLP at 560 Mission St., 27th Floor, San Francisco, CA 94105.

If you plan to attend the meeting, please note that you will need to present government-issued identification showing your name and photograph (e.g., a driver’s license or passport), and, if you are a representative of an institutional investor, professional evidence showing your representative capacity for such entity, in each case to be verified against our stockholder list as of the record date for the meeting. In addition, if your shares are held in the name of a broker, you will need a valid proxy from such entity or a recent brokerage statement or letter from such entity reflecting your stock ownership as of the record date for the meeting.

Purposes of the 2016 Annual Meeting

The purposes of the 2016 Annual Meeting are:

•	To consider and vote upon a proposal to approve the Stock Issuance;

•	To consider and vote upon a proposal to elect two Class II directors to hold office until the 2019 Annual Meeting of Stockholders or until their successors are elected;

•

To consider and vote upon a proposal to ratify the selection, by the audit committee of our Board, of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2016;

•

To consider and vote upon an adjournment of the 2016 Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes to approve the proposal to approve the Stock Issuance; and

•	To transact such other business as may properly come before the 2016 Annual Meeting or any adjournment or postponement thereof.

A copy of the Acquisition Agreement is attached as Annex A-1 to this proxy statement, and a copy of Amendment No. 1 to the Acquisition Agreement is attached as Annex A-2 to this proxy statement.

Stockholder approval of the Stock Issuance is a condition to closing the Transaction pursuant to the Acquisition Agreement.

Recommendation of our Board

•

Our Board has determined and believes that the Transaction and the Stock Issuance are in the best interests of Avalanche and our stockholders and has approved such items. Our Board recommends that Avalanche stockholders vote “FOR” Proposal No. 1 to approve the Stock Issuance.

•

Our Board has determined and believes that the election to our Board of the Class II director nominees named in this proxy statement is in the best interests of Avalanche and our stockholders. Our Board recommends that Avalanche stockholders vote “FOR” the election of the director nominees named in Proposal No. 2.

•

Our Board has determined and believes that the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016 is in the best interests of Avalanche and our stockholders. Our Board recommends that Avalanche stockholders vote “FOR” Proposal No. 3 to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

•

Our Board has determined and believes that adjourning the 2016 Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal No. 1 is advisable to, and in the best interests of, Avalanche and our stockholders. Our Board recommends that Avalanche stockholders vote “FOR” Proposal No. 4 to adjourn the 2016 Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal No. 1.

The Board strongly urges you not to sign or return any proxy card that may be sent to you by VCM.

Record Date and Stockholders Entitled to Vote

Only holders of record of our common stock as of the close of business on March 18, 2016, the record date for the 2016 Annual Meeting (the “Record Date”), are entitled to vote the shares of our common stock they held on the Record Date at the 2016 Annual Meeting. As of the close of business on the Record Date, there were 26,989,641 shares of our common stock issued and outstanding and entitled to vote, held by 19 stockholders of record. Each stockholder is entitled to one vote for each share of our common stock held by such stockholder on the record date on each of the proposals presented in this proxy statement.

Quorum

A quorum will be present if stockholders holding at least a majority of the issued and outstanding shares of our Common Stock entitled to vote are present or represented by proxy at the 2016 Annual Meeting. On the Record Date, there were 26,989,641 shares issued and outstanding and entitled to vote. Accordingly, the holders of 13,494,821 shares must be present at the 2016 Annual Meeting to have a quorum. Your shares will be counted toward the quorum at the 2016 Annual Meeting only if you vote in person at the meeting, or you submit a valid proxy vote.

Abstentions and broker non-votes (as described below) will be counted towards the quorum requirement. If there is no quorum, the chairperson of the meeting or the holders of a majority of shares entitled to vote at the meeting and present in person or represented by proxy may adjourn the 2016 Annual Meeting to another date.

Voting Procedures

If you are a stockholder of record, you may vote in person at the 2016 Annual Meeting or vote by proxy by telephone or internet or by mail. Whether or not you plan to attend the 2016 Annual Meeting, please vote as soon as possible to ensure your vote is counted. You may still attend the 2016 Annual Meeting and vote in person even if you have already voted by proxy. As a stockholder of record:

•	To vote in person. You may attend the 2016 Annual Meeting and we will give you a ballot when you arrive. If you need directions to the meeting, please visit www.avalanchebiotech.com.

•

To vote by proxy by telephone or internet. If you have telephone or internet access, you may submit your proxy by following the instructions provided in this proxy statement, or if you received paper proxy materials by mail, by following the instructions provided with your proxy materials and on the enclosed WHITE proxy card or voting instruction card.

•

To vote by proxy by mail. If you received paper proxy materials, you may submit your proxy by mail by completing and signing the enclosed WHITE proxy card and mailing it in the enclosed envelope. Your shares will be voted as you have instructed.

Votes submitted by telephone or via the internet for the matters before our stockholders as described in this proxy statement must be received by 11:59 p.m., Eastern time, on May 9, 2016.

If you are a beneficial owner of shares registered in the name of your broker, bank, dealer or other similar organization, you should have received a WHITE proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker or other agent. To vote in person at the 2016 Annual Meeting, you must obtain a valid proxy from your broker or other agent. Follow the instructions from your broker or other agent included with these proxy materials, or contact your broker or bank to request a proxy form.

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes”. Broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. These matters are referred to as “non-routine” matters. Since brokers are permitted to vote on “routine” matters without instructions from the beneficial owner, broker non-votes do not occur with respect to “routine” matters. Proposal No. 1 to approve the Stock Issuance, Proposal No. 2 to elect directors and Proposal No. 4 to adjourn the 2016 Annual Meeting, if necessary, are “non-routine” matters, but Proposal No. 3 to ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm for Avalanche for the fiscal year ending December 31, 2016 is typically a “routine” matter. However, when a matter to be voted on is the subject of a contested solicitation, banks, brokers and other nominees do not have discretion to vote your shares on that matter. Accordingly, if VCM proceeds with its proposed nominations and files definitive proxy materials to contest the election of our directors, all of the proposals described in this proxy statement, including Proposal No. 3, will be “non-routine” matters, and banks, brokers and other nominees will not be permitted to vote your shares on any of those proposals without your specific instructions.

For additional questions about the Transaction, assistance in submitting proxies or voting shares of our common stock, or to request additional copies of this proxy statement or the enclosed WHITE proxy card, please contact Morrow & Co., LLC, which is acting as our proxy solicitation agent in connection with the Transaction, toll free at 800-662-5000 or via email at aavl@morrowco.com. Brokers may call collect at 203-658-9400.

How Proxies Are Voted

If you complete and submit your proxy card or voting instructions, the persons named as proxies will follow your instructions. If you return a signed and dated WHITE proxy card without marking any voting selections, your shares will be voted “FOR” the approval of the Stock Issuance (Proposal No. 1), “FOR” the election of each of the Board’s nominees for director (Proposal No. 2), “FOR” the ratification of the selection of Deloitte & Touche LLP as the independent registered public accounting firm of Avalanche for the fiscal year ending December 31, 2016 (Proposal No. 3) and “FOR” the adjournment of the 2016 Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal No. 1 (Proposal No. 4). If any other matter is properly presented at the 2016 Annual Meeting, your proxyholder (one of the individuals named on your WHITE proxy card) will vote your shares using his or her best judgment.

Revocation of Proxies

If you are a stockholder with shares registered in your name, once you have given your proxy vote for the matters before our stockholders as described in this proxy statement, you may revoke it at any time before the final vote at the 2016 Annual Meeting. If you are the stockholder of record of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy with a later date.

•	You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at Avalanche Biotechnologies, Inc., 1035 O’Brien Avenue, Suite A, Menlo Park, California 94025.

•	You may attend the 2016 Annual Meeting and vote in person. Simply attending the 2016 Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or other agent, you should follow the instructions provided by your broker or agent.

Required Vote

The following are the voting requirements for each proposal:

Proposal No. 1: Stock Issuance.

Assuming a quorum is present at the 2016 Annual Meeting, the approval of Proposal No. 1 by our stockholders requires the affirmative vote of a majority of the votes cast in person or by proxy. Abstentions and broker non-votes will have no effect on the outcome of Proposal No. 1.

Proposal No. 2: Election of Directors.

Assuming a quorum is present at the 2016 Annual Meeting, a plurality of the votes cast shall be sufficient to elect a director. Broker non-votes will not be counted towards the vote total for this proposal.

Proposal No. 3: Ratification of Selection of Independent Accounting Firm

Assuming a quorum is present at the 2016 Annual Meeting, the approval of Proposal No. 3 by our stockholders requires the affirmative vote of a majority of the votes cast in person or by proxy. Abstentions and broker non-votes will have no effect on the outcome of Proposal No. 3.

Proposal No. 4: Possible Adjournment of the 2016 Annual Meeting

Assuming a quorum is present at the 2016 Annual Meeting, the approval of Proposal No. 4 by our stockholders requires the affirmative vote of a majority of the votes cast in person or by proxy on this proposal at the 2016 Annual Meeting. Abstentions and broker non-votes will have no effect on the outcome of Proposal No. 4. If a quorum is not present, either (i) the chairperson of the meeting or (ii) the holders of a majority of shares entitled to vote at the 2016 Annual Meeting and present in person or represented by proxy may adjourn the meeting.

No Dissenters’ Rights or Appraisal Rights

Holders of our common stock will not be entitled to any dissenters’ rights or appraisal rights with respect to any of the proposals to be voted on at the 2016 Annual Meeting.

Solicitation of Proxies

We will bear the cost of soliciting proxies. In addition to these mailed proxy materials, our directors, officers and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies. In addition, we have retained Morrow & Co., LLC to solicit stockholder proxies at a total cost to us of approximately $25,000, plus reimbursement of reasonable out-of-pocket expenses.

Adjournments and Postponements

The 2016 Annual Meeting may be adjourned, recessed or postponed if a quorum is not present.

If the time, date and place of an adjourned meeting are announced at the original convening of the 2016 Annual Meeting, no notice of an adjourned meeting need be given unless, after the adjournment, a new record date is fixed for the adjourned meeting, in which case notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting. At any subsequent reconvening of the 2016 Annual Meeting at which a quorum is present in person or represented by proxy, any business may be transacted that might have been transacted at the original meeting, and all proxies will be voted in the same manner as they would have been voted at the original convening of the 2016 Annual Meeting, except for any proxies that have been validly revoked or withdrawn prior to the reconvened meeting.

Voting by Avalanche’s Directors, Executive Officers and Principal Stockholders

As of the close of business on the Record Date for the 2016 Annual Meeting, our directors and executive officers owned, in the aggregate, 2,515,763 shares of our common stock, or collectively approximately 8.8% of the issued and outstanding shares of our common stock. Our directors and executive officers have entered into the Support Agreements under which each have agreed to vote, or cause to be voted, all his or her shares in favor of the Stock Issuance. For more information on the Support Agreement, please see the section of this proxy statement entitled “Agreements Relating to the Transaction” beginning on page 72. In addition, our directors and executive officers have informed us that they intend, as of the date hereof, to vote all of their shares of our common stock in favor of the matters before our stockholders as described in this proxy statement. Mr. Cleveland has interests in the Transaction that may be different from, or in addition to, the interests of our stockholders generally. For more information, please see the section of this proxy statement entitled “The Transaction—Interests of Avalanche’s Directors and Executive Officers in the Transaction” beginning on page 55.

Assistance

If you need assistance in completing your enclosed WHITE proxy card or have questions regarding the 2016 Annual Meeting, please contact Morrow & Co., LLC, which is acting as our proxy solicitation agent in connection with the Transaction, toll free at 800-662-5000 or via email at aavl@morrowco.com. Brokers may call collect at 203-658-9400.

THE PARTIES

Avalanche Biotechnologies, Inc.

Avalanche is a gene therapy company committed to discovering and developing novel medicines that can offer potentially life-changing therapeutic benefit to patients suffering from chronic or debilitating disease. To date, Avalanche’s primary focus has been the development of AVA-101 for the treatment of wet age-related macular degeneration.

Avalanche’s common stock is listed on the NASDAQ, under our trading symbol “AAVL”. Avalanche’s principal executive office is located at 1035 O’Brien Drive, Suite A, Menlo Park, CA and its telephone number is (650) 272-6269.

Annapurna Therapeutics SAS

Annapurna is a gene therapy company focused on discovering and developing new therapeutic products for people living with severe diseases where continuous expression of a therapeutic protein may lead to meaningful clinical benefit. Annapurna’s initial programs address alpha-1 antitrypsin (“A1AT”) deficiency, hereditary angioedema, the cardiomyopathy associated with Friedreich’s ataxia, and severe allergy. Annapurna’s lead program, ANN-001, for the treatment of A1AT deficiency, has an open Investigational New Drug application (“IND”) with the FDA. Annapurna plans to initiate clinical trials for ANN-001 in the second half of 2016.

Annapurna’s principal executive office is located at 183 Avenue de Choisy, 75013 Paris, France.

MATTERS BEING SUBMITTED TO A VOTE OF AVALANCHE STOCKHOLDERS

Proposal No. 1: The Stock Issuance

General

On January 29, 2016, we entered into the Acquisition Agreement with Annapurna, the Annapurna Shareholders and Shareholder Representative Services LLC, acting as the representative of the Annapurna Shareholders, pursuant to which we agreed to acquire all of the issued and outstanding shares of common stock of Annapurna. On April 6, 2016, the parties amended the Acquisition Agreement. In consideration for such Annapurna shares, we will issue to the Annapurna Shareholders the New Avalanche Shares, totaling (x) 13,135,189 shares of our common stock plus (y) any additional number of newly issued shares of our common stock to be exchanged for Annapurna shares issued in connection with the exercise of Annapurna Options prior to or concurrently with the closing of the Transaction. For more information, see the section of this proxy statement entitled “The Transaction” beginning on page 38.

As of the Record Date, we had 26,989,641 shares of common stock issued and outstanding and no shares of preferred stock outstanding.

NASDAQ Global Market Stockholder Approval Requirements

Our common stock is listed on, and we are subject to the rules and regulations of, NASDAQ. NASDAQ Marketplace Rule 5635(a)(1) requires stockholder approval prior to the issuance of securities in connection with the acquisition of the stock or assets of another company if (a) the common stock, or securities convertible into common stock, we issue has or will have upon issuance voting power equal to or in excess of 20% of the voting power of our securities outstanding before the issuance or (b) the number of shares of common stock, or securities convertible into common stock, to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance. In addition, NASDAQ Marketplace Rule 5635(d)(1) requires stockholder approval prior to the issuance of securities in a private placement if the number of shares of common stock, or securities convertible into common stock, to be issued is or will be equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock. Under relevant NASDAQ rules, stockholder approval is not required to effect the conversion of the Annapurna Options into the Avalanche Options.

We are proposing to issue 13,135,189 shares of our common stock to the Annapurna Shareholders pursuant to the Acquisition Agreement, with such number of shares to be increased based on the exercise of the Annapurna Options by their holders prior to or concurrently with the closing of the Transaction. The number of shares we will issue will exceed 20% of both the voting power and the number of shares of our common stock outstanding before the issuance. Accordingly, at the 2016 Annual Meeting, we are asking holders of shares of our common stock to consider and vote on the Stock Issuance to satisfy the applicable NASDAQ rules.

Vote Required for Approval

The affirmative vote of a majority of the votes cast in person or by proxy (excluding abstentions and broker non-votes) will be required to approve the Stock Issuance.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT OUR SHAREHOLDERS VOTE “FOR” THE STOCK ISSUANCE. IF NOT OTHERWISE SPECIFIED ON THE WHITE PROXY CARD, PROXIES WILL BE VOTED “FOR” THE APPROVAL OF THIS PROPOSAL.

Proposal No. 2: Election of Directors

General

Our Board is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Except as otherwise provided by law, vacancies on our Board may be filled only by individuals elected by a majority of the remaining directors. A director elected by our Board to fill a vacancy in a particular class, including a vacancy created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until such director’s successor is elected and qualified, or until such director’s earlier death, resignation or removal.

Our Board currently consists of five directors and no vacancies, divided into the three following classes:

•	The Class I directors are Paul B. Cleveland and Paul D. Wachter, and their terms will expire at the annual meeting of stockholders to be held in 2018;

•	The Class II directors are Steven D. Schwartz, M.D. and John P. McLaughlin, and their terms will expire at 2016 Annual Meeting; and

•	The Class III director is Mark S. Blumenkranz, M.D., and his term will expire at the annual meeting of stockholders to be held in 2017.

Mr. Wachter intends to resign as a member of our Board and audit committee upon the closing of the Transaction. If the Acquisition Agreement is terminated prior to closing, his resignation will not become effective.

Our current Class II directors, Steven D. Schwartz, M.D. and John P. McLaughlin, have been nominated to serve as Class II directors and have agreed to stand for election. If the nominees for Class II are elected at the 2016 Annual Meeting, then each nominee will serve for a three-year term expiring at the 2019 Annual Meeting of Stockholders, or until his successor is elected and qualified, or until his earlier death, resignation or removal.

Vote Required for Approval

Our directors are elected by a plurality of the votes cast. If a choice is specified on the proxy card by a stockholder, the shares will be voted as specified. If a choice is not specified on the WHITE proxy card, and authority to do so is not withheld, the shares will be voted “FOR” the election of the two nominees for Class II above. If any of the nominees becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for the nominee will instead be voted for the election of a substitute nominee proposed by our management or Board. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

As described in “Other Matters” beginning on page 142, VCM, a beneficial holder of 100 shares, or approximately 0.00037%, of our common stock, acquired in March 2016, has notified us that it intends to nominate four candidates for election to our Board at the 2016 Annual Meeting, even though there are only two Class II directors to be elected at the 2016 Annual Meeting in accordance with our amended and restated certificate of incorporation. The Board does not endorse any director nominee of VCM and urges you not to sign or return any proxy card that may be sent to you by VCM. Please note that voting to “WITHHOLD” with respect to any of VCM’s nominees on a proxy card supplied by or on behalf of VCM is not the same as voting for the Board’s nominees because a vote to “WITHHOLD” with respect to any of nominees on VCM’s proxy card will revoke any proxy you previously submitted. If you have already voted using VCM’s proxy card, you have the right to change your vote by voting via the Internet or by telephone by following the instructions on the WHITE proxy card, or by completing and mailing the enclosed WHITE proxy card in the enclosed pre-paid envelope. Only the latest validly executed proxy that you submit will be counted—any proxy may be revoked at any time prior to the final vote at the 2016 Annual Meeting by following the instructions listed under “Revocation of Proxies” on page 27. If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, Morrow & Co., LLC, toll free at 800-662-5200 or via email at aavl@morrowco.com.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE BOARD’S TWO CLASS II NOMINEES FOR DIRECTOR. IF NOT OTHERWISE SPECIFIED ON THE WHITE PROXY CARD, PROXIES WILL BE VOTED “FOR” EACH OF THE BOARD’S TWO CLASS II NOMINEES FOR DIRECTOR.

The directors of Avalanche are set forth below as of April 6, 2016:

Name	Age	Position(s)	Director Since
Paul B. Cleveland	59	Chief Executive Officer and Director	2015
Mark S. Blumenkranz, M.D.(1)(2)(3)	65	Chairman of the Board	2006
John P. McLaughlin(1)(2)(3)	64	Director	2014
Steven D. Schwartz, M.D.(1)(2)(3)	54	Director	2010
Paul D. Wachter(1)	59	Director	2014

(1)	Member of the audit committee.
(2)	Member of the compensation committee.
(3)	Member of the nominating and corporate governance committee.

The following is a brief biography and discussion of the specific attributes, qualifications, experience and skills of each nominee for director and each director whose term will continue after the 2016 Annual Meeting. Our Board and management encourage each nominee for director and each continuing director to attend the 2016 Annual Meeting.

CLASS I DIRECTORS—To continue in office until the 2018 Annual Meeting of Stockholders with the exception of Mr. Wachter if the Transaction is consummated, as noted above

Paul B. Cleveland. Mr. Cleveland has served as our President and Chief Executive Officer since December 2015. Prior to joining Avalanche, Mr. Cleveland served as the Chief Executive Officer and President and as a director of Celladon Corporation, a publicly held cardiovascular gene therapy company, from May 2015 to November 2015, and as the President and Chief Financial Officer of Celladon Corporation from June 2014 to May 2015. From February 2013 to August 2013, Mr. Cleveland served as Executive Vice President, Corporate Strategy and Chief Financial Officer of Aragon Pharmaceuticals, Inc., a private biotechnology company focused on the development of small-molecule drugs for the treatment of hormone-dependent cancers. From April 2011 to February 2013, Mr. Cleveland served as General Partner and Chief Operating Officer of Mohr Davidow Ventures, a venture capital firm. From January 2006 to February 2011, Mr. Cleveland served as Executive Vice President, Corporate Development and Chief Financial Officer of Affymax, Inc., a biopharmaceutical company. From April 2004 to December 2005, he served as a managing director at Integrated Finance, Ltd., an investment bank. From September 1996 to April 2003, Mr. Cleveland served as a managing director at investment bank J.P.Morgan Chase and Co. and a predecessor firm, Hambrecht & Quist. From January 1993 to September 1996, Mr. Cleveland was a partner at Cooley LLP; from December 1988 to December 1992, he was a corporate attorney at Sidley Austin LLP; and from September 1981 to November 1988, he was a corporate attorney at Davis Polk & Wardwell LLP. He has served as a member of the board of directors of Sangamo BioSciences, Inc., a publicly held biopharmaceutical company, since November 2008, and as a member of the board of directors of Alder BioPharmaceuticals, Inc., a publicly held biopharmaceutical company, since August 2015. Mr. Cleveland received a B.A. from Washington University in St. Louis and a J.D. from Northwestern University School of Law. Mr. Cleveland has been chosen to serve on our Board due to his role as our President and Chief Executive Officer, as well as his extensive experience with the operational, financial issues and best practices of biopharmaceutical companies.

Paul D. Wachter. Mr. Wachter has served as a member of our Board since April 2014. Mr. Wachter has been the Chief Executive Officer of Main Street Advisors, which he also founded, since 1997. Prior to forming Main Street Advisors, from June 1993 to March 1997, Mr. Wachter was Managing Director of Schroder & Co. Incorporated, an asset management company. From December 1991 to June 1993, Mr. Wachter was a managing director at Kidder, Peabody & Co., an investment banking firm. Since October 2010, Mr. Wachter has served on the board of directors and audit committee of Time Warner, Inc., a publicly traded media company, and since August 2015, he has served on the board of directors of Virgin America Inc., a publicly traded airline. Mr. Wachter received his B.S. in Business Administration from the Wharton School of the University of Pennsylvania and his J.D. from the Columbia University School of Law. Mr. Wachter has been chosen to serve on our Board due to his substantial expertise in business, financial and corporate governance matters.

CLASS II DIRECTORS—To be elected for a three-year term expiring at the 2019 Annual Meeting of Stockholders

John P. McLaughlin. Mr. McLaughlin has served as a member of our Board since February 2014. Mr. McLaughlin has been President and Chief Executive Officer of PDL BioPharma, Inc., a publicly traded biopharmaceutical company, since December 2008, and a director since October 2008. Previously, he was the Chief Executive Officer and a director of Anesiva, Inc., formerly known as Corgentech, Inc., a publicly traded biopharmaceutical company, from January 2000 to June 2008. From December 1997 to September 1999, Mr. McLaughlin was President of Tularik Inc., a biopharmaceutical company. From September 1987 to December 1997, Mr. McLaughlin held a number of senior management positions at Genentech, a publicly traded biopharmaceutical company, including Executive Vice President. From 1985 to 1987, Mr. McLaughlin was a partner at a Washington, D.C. law firm specializing in food and drug law. Prior to that, Mr. McLaughlin served as counsel to various subcommittees in the U.S. House of Representatives, where he drafted numerous measures that became FDA laws. Mr. McLaughlin cofounded and served as Chairman of the board of directors of Eyetech, a biopharmaceutical company subsequently bought by OSI Pharmaceuticals, Inc. He also co-founded and served as a director of PEAK Surgical, Inc., a privately held medical device company, subsequently purchased by Medtronic, Inc. He also served as a director of Axogen, Inc., a publicly traded biopharmaceutical company from October 2012 to August 2014. Mr. McLaughlin has served on the board of directors of Seattle Genetics, Inc., a publicly traded biopharmaceutical company, since June 2007. He received his B.A. in Government from the University of Notre Dame and his J.D. from the Catholic University of America. Mr. McLaughlin has been chosen to serve on our Board due to his significant experience as an officer and director at biopharmaceutical companies, including publicly traded companies, as well as his substantial expertise in corporate licensing, legal and regulatory matters relating to healthcare.

Steven D. Schwartz, M.D. Dr. Schwartz has served as a member of our Board since September 2010 and is a co-founder of Avalanche. Dr. Schwartz is the Ahmanson Professor in Ophthalmology at the Jules Stein Eye Institute at the University of California, Los Angeles, where he has served as an ophthalmologist and vitreoretinal surgeon since 1994 and as Chief of the Retina Division since 2002. Previously, Dr. Schwartz was a principal investigator in a number of early-stage clinical trials for retinal diseases, including the initial studies for ranibizumab (Lucentis). Dr. Schwartz was principal investigator for the first in human stem cell derived tissue transplantation program, as well as projects in gene and cell therapy. Dr. Schwartz has served on the board of directors of the American Society of Retina Specialists, and currently serves on the finance committee for the Retina Society. Between 2002 and 2005, Dr. Schwartz held various positions at Eyetech, a biopharmaceutical company. Dr. Schwartz currently serves on the board of directors of DigiSight Technologies, Inc., a privately held digital health company. Dr. Schwartz has also served on a number of scientific advisory boards, including for Alcon, Bausch and Lomb, and Genentech, a publicly traded biotechnology company, as well as for ophthalmology technology companies Ophthotech, Optos plc and Optimedica Corporation. Dr. Schwartz received his B.A. from the University of California, Berkeley and his M.D. from the Keck School of Medicine at the University of Southern California, followed by a Residency in Ophthalmology at the University of California, Los Angeles, and medical retina and vitreoretinal fellowships at Moorefield’s Eye Hospital in London. Dr. Schwartz has been chosen to serve on our Board due to his substantial scientific expertise as an ophthalmologist and medical researcher, as well as his experience at several ophthalmology-focused technology companies.

CLASS III DIRECTORS—To continue in office until the 2017 Annual Meeting of Stockholders

Mark S. Blumenkranz, M.D. Dr. Blumenkranz has served as a member of our Board since our inception in July 2006 and is a co-founder of Avalanche. Dr. Blumenkranz is a trained vitreoretinal surgeon and is the HJ Smead

Professor and former Chairman of the Department of Ophthalmology at Stanford University, where he has served since 1997. He was the inaugural director of the Byers Eye Institute, a nationally-recognized eye care center dedicated to combating blindness and preserving sight, between 2010 and 2015. Dr. Blumenkranz is a founder and director of Digisight Corporation, a privately held ophthalmic digital health company, and of Lagunita Biosciences LLC, a privately held biotechnology and medical investment company. He was a founder and director of Peak Surgical, Inc., an innovator in pulsed plasma mediated electrosurgery, which was acquired by Medtronic, Inc. in 2011. In 2004, he co-founded Optimedica Corporation, a manufacturer of retinal and cataract scanning lasers, which was acquired by Abbott Medical Optics, Inc. in 2013. Dr. Blumenkranz was also a co-founder and director of Oculeve, a privately held medical device company focused on new technologies for dry eye disease, which was acquired by Allergan in August 2015. In addition, he previously served as a director of Oculex Pharmaceuticals and Macusight, biopharmaceutical companies that were acquired, respectively, by Allergan in 2003 and Santen in 2010. Dr. Blumenkranz served as a director of Presbia PLC, a publicly held ophthalmic device company, from January 2015 until August 2015, and he previously served as a director of Presbia Holdings, Presbia PLC’s controlling shareholder. Dr. Blumenkranz received his A.B. in Biology, his M.M.S. in Biochemical Pharmacology and his M.D. all from Brown University, followed by a residency in ophthalmology at Stanford University and a fellowship in vitreoretinal diseases at the Bascom Palmer Eye Institute of the University of Miami, where he served on the faculty for five years. Dr. Blumenkranz is a past-President of the American University Professors of Ophthalmology, Retina Society and Macula Society, and a Fellow of the Corporation of Brown University, where he serves as chairman of the Medical School Committee. Dr. Blumenkranz has been chosen to serve on our Board due to his experience as a director and founder of several biotechnology companies, as well as his significant medical expertise in ophthalmology an biotechnology.

Proposal No. 3: Ratification of Selection of Independent Registered Public Accounting Firm

General

The audit committee of our Board has selected Deloitte & Touche LLP (“DT”) as our independent registered public accounting firm for the year ending December 31, 2016, and is seeking ratification of such selection by our stockholders at the 2016 Annual Meeting. DT has audited our financial statements for the fiscal years ended December 31, 2015, 2014 and 2013. Representatives of DT are expected to be present at the 2016 Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of DT as our independent registered public accounting firm. However, the audit committee is submitting the selection of DT to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain DT. Even if the selection is ratified, the audit committee in its discretion may select a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of Avalanche and our stockholders.

Vote Required for Approval

The affirmative vote of a majority of the shares cast in person or by proxy at the 2016 Annual Meeting (excluding abstentions and broker non-votes) will be required to ratify the selection of DT.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2016. IF NOT OTHERWISE SPECIFIED ON THE WHITE PROXY CARD, PROXIES WILL BE VOTED “FOR” THE APPROVAL OF THIS PROPOSAL.

For the fiscal years ended December 31, 2015 and 2014, DT billed the approximate fees set forth below. All fees included below were approved by the audit committee.

	Year Ended December 31,
	2015	2014
Audit Fees(1)	$982,000	1,441,000
Audit-Related Fees (2)	—	—
Tax Fees	21,000	—
All Other Fees(3)	—	—

Total All Fees	$1,003,000	$1,441,000

(1)

This category consists of fees for professional services rendered for the audit of our financial statements, review of interim financial statements, assistance with registration statements filed with the SEC and services that are normally provided by DT in connection with statutory and regulatory filings or engagements. Related to the year ended December 31, 2014, a fee of $830,050 was billed in connection with the filing of our Registration Statement on Form S-1 in connection with the initial public offering of our common stock (“IPO”). In the year ended December 31, 2015, a fee of $121,000 was billed in connection with our subsequent public offering of our common stock.

(2)

This category consists of fees for assurance and related services reasonably related to the performance of the audit or review of financial statements and that are not reported under the Audit Fees category. We did not incur any fees in this category in the years ended December 31, 2015 or 2014.

(3)	This category consists of fees for our subscription to an account research tool provided by DT.

Pre-Approval Policies and Procedures

The audit committee is responsible for reviewing the terms of the proposed engagement of the independent registered public accounting firm for audit or permissible non-audit services and for pre-approving all such engagements. The audit committee has adopted a policy for the pre-approval of all audit and non-audit services to be performed for Avalanche by the independent registered public accounting firm. This policy is set forth in the charter of the audit committee and is available at http://investors.avalanchebiotech.com. In providing any pre-approval, the audit committee considers whether the services to be approved are consistent with the SEC’s rules on auditor independence. The audit committee has considered the role of DT in providing audit and audit-related services to Avalanche and has concluded that such services are compatible with DT’s role as Avalanche’s independent registered public accounting firm. In fiscal years 2015 and 2014, all of the services performed by our independent registered public accounting firm were pre-approved by the audit committee pursuant to our policy.

Proposal No. 4: Possible Adjournment of the 2016 Annual Meeting

General

If we fail to receive a sufficient number of votes to approve Proposal No. 1, we may propose to adjourn the 2016 Annual Meeting, for a period of not more than 30 days, for the purpose of soliciting additional proxies to approve Proposal No. 1. We currently do not intend to propose adjournment at the 2016 Annual Meeting if there are sufficient votes to approve Proposal No. 1.

Vote Required for Approval

If a quorum is present at the 2016 Annual Meeting, the affirmative vote of a majority of the shares cast in person or by proxy at the 2016 Annual Meeting (excluding abstentions and broker non-votes) will be required to approve the adjournment of the 2016 Annual Meeting. If a quorum is not present, either (i) the chairperson of the meeting or (ii) the holders of a majority of shares entitled to vote at the 2016 Annual Meeting and present in person or represented by proxy may adjourn the meeting.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” ADJOURNMENT OF THE 2016 ANNUAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES IN FAVOR OF PROPOSAL NO. 1. IF NOT OTHERWISE SPECIFIED ON THE WHITE PROXY CARD, PROXIES WILL BE VOTED “FOR” THE APPROVAL OF THIS PROPOSAL, IF NECESSARY.

THE TRANSACTION

The following section and the section entitled “The Acquisition Agreement” in this proxy statement describe the material aspects of the Transaction and the material terms of the Acquisition Agreement. The discussion is subject, and qualified in its entirety by reference, to the Acquisition Agreement attached as Annex A-1 to this proxy statement and Amendment No. 1 to the Acquisition Agreement attached as Annex A-2 to this proxy statement. You should read carefully this entire proxy statement for a more complete understanding of the Transaction and Acquisition Agreement, including the Acquisition Agreement, Amendment No. 1 to the Acquisition Agreement and the opinion of Cowen, attached as Annex A-1, Annex A-2 and Annex D, respectively, to this proxy statement, and the other documents to which you are referred herein.

Background of the Transaction

As part of our ongoing corporate development efforts, the Board and our management team, with assistance from our business development group, regularly review and assess our longer term goals and strategic objectives, including maintaining awareness of other gene therapy companies, their product pipelines and stages of development. Our business development group identifies these companies through the course of normal business, including by participating in relevant conferences, performing competitive landscape analysis and engaging in discussions with key opinion leaders.

On June 15, 2015, we announced the top-line results of our Phase 2a trial for AVA-101 and began in-depth analysis of the Phase 2a data to guide our decision-making regarding further development of AVA-101. On August 13, 2015, we announced our decision not to move forward with the Phase 2b trial for AVA-101 at the dose and with the subretinal administration procedure we had planned to initiate in the second half of 2015, and we began planning additional preclinical studies to inform further development of our wet AMD program. In parallel with such events, we continued to review and assess our strategic options and goals as part of our ongoing corporate development efforts, and in June 2015, following the announcement of our Phase 2a trial results, senior management authorized our business development group to begin identifying appropriate assets and companies that we should consider for potential collaboration, licensing, merger or acquisition. One of the companies identified during the course of this process was Annapurna (formerly AAVLife). To assist our business development group in the identification and review of academic and commercial gene therapy assets across all disease indications, Health Advances LLC, a professional healthcare consulting company, was engaged in July 2015.

On July 15, 2015, Dr. Gurpreet Ratra, our then-Director of Business Development, presented Annapurna to our senior management as one of several companies that could be a potential party in a merger or acquisition transaction based on the potential complementary nature of Annapurna’s gene therapy programs.

Following the initial presentation of Annapurna to our senior management, on July 27, 2015, Dr. Mehdi Gasmi, our interim Chief Scientific Officer, who knew Dr. Amber Salzman, the president and chief executive officer of Annapurna, from their professional involvement in the gene therapy field, had a telephonic conversation with Dr. Salzman regarding Annapurna’s business and Dr. Salzman’s level of interest in exploring the possibility of a strategic transaction between the two companies. As a next step and for each of the companies to understand in more detail the other’s business strategy and pipeline, execution of a mutual confidentiality and non-disclosure agreement was proposed by Dr. Gasmi.

On August 4, 2015, we entered into a confidentiality and non-disclosure agreement with Annapurna. Over the following two weeks, Mr. Hans Hull, our then-interim Chief Executive Officer, Dr. Gasmi and Dr. Ratra engaged in preliminary due diligence regarding the potential implications of a merger or acquisition transaction with Annapurna.

At a meeting of the Board on August 9, 2015, the Board considered engaging a financial advisor to assist management and our business development team in their ongoing evaluation of our strategic options. Management and the Board determined after discussions that while the business development team should continue its efforts to identify prospective partners for a strategic transaction, engagement of a financial advisor would be premature at such time and that such engagement should be reconsidered at a later stage of the evaluation process being undertaken by management and our business development team.

On August 21, 2015, Dr. Ratra spoke with Dr. Salzman by telephone to further discuss the possibility of a strategic transaction involving the two companies, and on September 2, 2015, Annapurna shared with us additional confidential materials relating to Annapurna and its gene therapy programs.

On September 2, 2015, Dr. Ratra emailed Dr. Salzman to suggest an in-person meeting during their attendance at the European Society for Gene and Cellular Therapies conference in Helsinki, Finland. On September 18, 2015, Dr. Ratra and Dr. Salzman met in Helsinki, Finland, during which they discussed our and Annapurna’s respective therapeutic programs and pipelines, and explored possible synergies and strategic benefits that might arise from a combination of Avalanche and Annapurna. Drs. Ratra and Salzman agreed that Annapurna would make its data room available to Avalanche for Avalanche to begin its due diligence of Annapurna, and access to Annapurna’s data room was granted on November 18, 2015. Following this discussion, Dr. Ratra spoke with, and sent a follow-up email to, Mr. Hull outlining the key points of his meeting with Dr. Salzman.

Separately, on September 18, 2015, Dr. Mark Blumenkranz, Chairman of the Board, learned that Annapurna was seeking an additional round of funding and that there might be certain synergies between us and Annapurna with respect to the companies’ therapeutic programs and management teams that would warrant further exploration. Dr. Blumenkranz was subsequently introduced via email to Dr. Salzman, and a telephonic meeting was scheduled with Dr. Salzman for September 25, 2015, during which they arranged for an in-person meeting in New York on September 30, 2015.

On September 21, 2015, at a meeting of the Board, Mr. Hull updated the Board on management’s corporate development efforts and reviewed a list of potential candidates identified in the process with whom we might consider pursuing a strategic transaction. Following a review of the potential candidates and extensive discussions, the Board determined that management’s corporate development efforts going forward should primarily be focused on pursuing an in-licensing transaction with one potential candidate, Company X, with whom we had begun preliminary discussions, but that management could continue to engage and maintain contact with other companies identified as potential candidates, including Annapurna, in the ordinary course of such development efforts.

On September 27, 2015, Mr. Hull, Dr. Ratra and Dr. Gasmi met with Dr. Salzman in New York to discuss Annapurna’s pipeline, its business objectives and Dr. Salzman’s potential role in a combined company.

During their meeting on September 30, 2015 in New York, Dr. Blumenkranz and Dr. Salzman discussed a number of topics, including Dr. Salzman’s availability and interest in being considered as our permanent Chief Executive Officer, and potential synergies and benefits that might arise from a strategic transaction between Avalanche and Annapurna. Dr. Salzman did not express an interest in assuming the Chief Executive Officer position at the time but agreed to further explore the possibility of a strategic transaction.

On October 11, 2015, Dr. Salzman introduced Dr. Blumenkranz via email to Dr. Thomas Woiwode, a member of the board of directors of Annapurna and a partner at Versant Ventures, a major investor of Annapurna, and Drs. Woiwode and Blumenkranz arranged to speak by telephone on October 19, 2015. During their telephonic discussion on October 19, 2015, Dr. Woiwode indicated that Annapurna was in the process of exploring a possible additional round of financing. Dr. Woiwode also proposed the possibility of a combination transaction between Avalanche and Annapurna as an alternative to Annapurna’s financing round and requested that Avalanche consider such a transaction, which might offer potential synergies and benefits for the two companies from capital, technology and management perspectives.

Following their October 19, 2015 telephonic discussion, Drs. Blumenkranz and Woiwode communicated multiple times over the next several weeks to further explore the possibility of a potential transaction between Avalanche and Annapurna.

On October 30, 2015, Drs. Blumenkranz and Woiwode met in person in Palo Alto, California during which Dr. Woiwode shared his views on the rationale of a combination of Avalanche and Annapurna and the strategic fit and potential benefits of combining the capabilities of the two companies, as well as his preliminary thoughts on the potential structure of such a combination transaction. Dr. Woiwode presented a range of economic structures for the proposed transaction, including a proposal for a stock-for-stock transaction that would provide the existing Annapurna shareholders between 35% and 40% equity ownership of Avalanche following the consummation of the transaction, with such percentage to be determined through further negotiation.

During the week of November 1, 2015, Dr. Blumenkranz held a number of telephonic discussions with each of the members of the Board regarding his October 30, 2015 meeting with Dr. Woiwode and updated the Board on his preliminary discussions with Dr. Woiwode about the potential transaction opportunity with Annapurna.

On November 6, 2015, Dr. Blumenkranz updated Mr. Hull on his October 30, 2015 meeting with Dr. Woiwode, and Mr. Hull updated Dr. Blumenkranz on certain discussions by management with Annapurna. On the same day, a confidentiality and non-disclosure agreement was executed between Avalanche and Versant Ventures in anticipation of Dr. Woiwode’s continued involvement as discussions with Annapurna moved forward.

Following the execution of the confidentiality and non-disclosure agreement, Dr. Blumenkranz held an in-person meeting with Dr. Woiwode on November 7, 2015 in Palo Alto, California, during which Dr. Woiwode outlined a proposal for a potential transaction structure, which included a range of economic terms, a proposed organizational chart for the combined company, and a proposed composition of the board of directors for the combined company. Drs. Blumenkranz and Woiwode also discussed a list of investment banks and financial advisory firms that could serve as the financial advisor for Avalanche for the proposed transaction, during which Cowen was named as a potential candidate given its expertise in the pharmaceutical and biotechnology industry and its familiarity with Avalanche through its work on Avalanche’s initial public offering in 2014 and Avalanche’s subsequent follow-on public stock offering in 2015. Dr. Blumenkranz received an email from Dr. Woiwode on November 8, 2015 summarizing the key terms of the proposed structure they discussed during the November 7, 2015 meeting, including the range of economic terms, board composition, management roles, reporting structure and executive compensation for Dr. Salzman in connection with the proposed transaction.

Following his November 7, 2015 meeting with Dr. Woiwode, Dr. Blumenkranz called a representative of Cowen to discuss the possibility of engaging Cowen to serve as the financial advisor to Avalanche in connection with the proposed transaction, including providing a fairness opinion to the Board.

On November 11, 2015, Dr. Blumenkranz brought the proposed transaction to the attention of Paul B. Cleveland, who was in advanced negotiations with us about assuming the position of Chief Executive Officer of Avalanche. We publicly announced on November 19, 2015 that Mr. Cleveland would become our Chief Executive Officer, starting on December 9, 2015.

During the period the above-mentioned discussions with Annapurna were occurring, management and our business development group also continued discussions with Company X and engaged in preliminary discussions with other companies about potential in-licensing and other strategic transactions, subject to confidentiality and non-disclosure agreements, as part of our ongoing corporate development efforts.

On November 13, 2015, the Board held a telephonic meeting, in which Mr. Cleveland participated, to discuss financial advisors for the proposed transaction with Annapurna. Two firms that were shortlisted were Cowen and Centerview Partners. Following discussions of various considerations and options, including the possibility of engaging each firm for different roles in connection with the proposed transaction, the Board determined that engaging Cowen as Avalanche’s sole financial advisor was advisable, given Cowen’s experience in the relevant industry and its existing relationship with, and knowledge of, Avalanche as well as the benefit of minimizing expenses through engagement of a single firm. In addition, at this meeting, the Board directed management to scale back the ongoing corporate development efforts with companies other than Annapurna due to the advancement of discussions with Annapurna and a concern that continued discussions with other companies could be construed by Annapurna as a lack of serious interest on our part to pursue a transaction with Annapurna. It was the Board’s opinion that, at this stage of discussions, Annapurna might opt to discontinue discussions with us and pursue a financing round instead if Annapurna perceived a lack of commitment by us in further exploring a potential transaction with Annapurna.

On November 18, 2015, Annapurna provided us with access to an online data room that contained certain confidential data and information relating to its therapeutic programs and intellectual property as well as certain corporate documents.

On November 20, 2015, as part of our technical due diligence of Annapurna, we engaged Gerson Lehrman Group Inc. (“GLG”), a professional services firm specializing in providing industry-specific expert consulting and learning services, in order to provide us with additional information to facilitate our understanding of A1AT deficiency, Friedreich’s ataxia, hereditary angioedema and allergies, which were identified by Annapurna as the diseases and conditions targeted by the key programs comprising its pipeline. Over the course of the next two months, GLG identified and interviewed a number of subject matter experts in these diseases and the field of gene therapy generally, the identities of whom were not disclosed to Avalanche, in order to assist us in our due diligence and evaluation of Annapurna’s science and its key programs. With the assistance of GLG, we gained a deeper knowledge of these diseases, the currently-available therapies and the viability of gene therapy for these diseases. GLG’s work under this engagement was concluded on January 15, 2016.

On November 21, 2015, Dr. Blumenkranz introduced Mr. Cleveland to Dr. Woiwode by email, following which Mr. Cleveland arranged a telephone call with Dr. Woiwode, which took place on November 24, 2015. This call consisted of personal introductions and a discussion in general terms of the potential merits and challenges of the proposed transaction between the two companies.

On November 24, 2015, Dr. Salzman emailed Mr. Hull indicating her intent to have an initial due diligence call with Avalanche, which was scheduled for November 27, 2015. On November 27, 2015, Mr. Hull, Dr. Ratra and Dr. Jennifer Cheng, Avalanche’s Senior Director of Intellectual Property and legal counsel, participated in a telephonic meeting with Dr. Salzman and Graham Robinson of Skadden, Arps, Slate, Meagher & Flom, LLP (“Skadden”), legal counsel for Annapurna, during which aspects of the AVA-101 clinical trial, pending shareholder litigation and Avalanche corporate activities were discussed.

Over the course of the next several weeks, our senior management and other members of the Avalanche team reviewed the materials made available to us and continued to conduct due diligence on Annapurna. Due diligence on intellectual property matters relating to Annapurna’s science, product pipeline and programs was initiated on November 20, 2015 with the assistance of Bill Christiansen and Carol Laherty of Cooley LLP, our legal counsel for intellectual property matters. On December 4, 2015, a copy of a supplemental corporate and intellectual property preliminary due diligence request list was sent by Mr. Hull to Dr. Salzman via email.

On December 4, 2015, Dr. Blumenkranz met with Dr. Woiwode and a representative of Cowen to further discuss the rationale for a combination of the two companies, the potential structure and terms of such a combination transaction, and the process to attain the requisite approvals to complete such a transaction. They also discussed and revised the proposal communicated to Dr. Blumenkranz by Dr. Woiwode on November 7, 2015, including the proposed structure of the senior management team of a combined company, and the post-transaction equity ownership levels of the existing Avalanche and Annapurna stockholders in the combined company. It was agreed during the meeting that Dr. Salzman and Dr. Carlo Russo, Annapurna’s chief medical officer, would attend an in-person meeting with representatives from Avalanche, Annapurna and Cowen in San Francisco, California the following week.

On December 10, Dr. Blumenkranz sent to representatives of Annapurna a copy of our publicly filed Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, along with our program timelines and budgetary materials prepared by management. On December 11, 2015, Dr. Salzman provided us with a slide deck summarizing Annapurna’s program portfolio, its development plans and associated cost estimates and projections.

On December 12, 2015, Dr. Blumenkranz and Mr. Cleveland participated in a meeting at the offices of Cowen in San Francisco, California with Drs. Woiwode, Salzman, Russo, and representatives of Cowen. Terms of the proposed transaction were discussed during the meeting, including, among other things, structuring the transaction as an acquisition of all outstanding capital stock of Annapurna by Avalanche in consideration for newly issued shares of our common stock, the post-transaction equity ownership percentages of existing stockholders of Annapurna in the combined company (discussed as a range of 35% to 40% of the combined company to be owned by Annapurna shareholders), the composition of senior management and the board of directors of the combined company, anticipated timing of closing, and conditions precedent to closing. It was agreed that a non-binding letter of intent outlining the terms agreed upon during the meeting would be circulated to Avalanche and Annapurna, and their respective legal counsels, in advance of a regularly scheduled meeting of the Board on December 15, 2015. Mr. Cleveland also discussed with a representative of Cowen a proposed engagement letter pursuant to which Cowen would serve as the financial advisor for Avalanche in connection with the proposed transaction. Mr. Cleveland and the representative of Cowen agreed to the terms of the Cowen engagement letter, subject to review by our legal counsel and the approval of the Board, which was subsequently obtained at the December 15, 2015 Board meeting.

On December 14, 2015, a draft of the letter of intent was circulated to Avalanche, Annapurna and their respective representatives and advisors, and was subsequently revised to reflect the parties’ comments. Also on December 14, 2015, Dr. Mitchell Finer, a co-founder of and distinguished research fellow at Avalanche, had a telephonic call with Dr. Salzman, during which he asked a series of diligence questions that had been organized by us and certain of our advisors. Thereafter, a series of additional diligence calls were held between the parties, which generally included Drs. Russo and Crystal from Annapurna and a broad group representing us.

On December 15, 2015, the Board held a regularly scheduled meeting at which representatives of Munger, Tolles & Olson LLP (“Munger Tolles”), our legal counsel, participated and, at the invitation of the Board, representatives of Cowen participated telephonically for a portion of the meeting. The proposed transaction with Annapurna was discussed in detail, including, among other things, the strategic rationale for the proposed transaction, the proposed terms and structure of the transaction, the composition of senior management and the board of directors of the combined company, the timeline of the proposed transaction, potential synergies, merits and benefits of the proposed transaction, Annapurna’s assets and programs, and a preliminary valuation analysis of Annapurna conducted by Cowen. Following these discussions, the letter of intent with Annapurna was approved. At the meeting, the Board was advised of the proposed terms of Cowen’s engagement and that (i) an affiliate of Cowen owned approximately 0.8% of Avalanche’s common stock, (ii) certain members of senior management of Cowen and certain proposed members of the deal team for the Transaction collectively owned approximately 0.4% of Avalanche’s common stock, (iii) since 2014, Cowen had received approximately $8.2 million in total fees (inclusive of warrants) from serving as a placement agent in Avalanche’s pre-IPO private placement and as a joint-bookrunner for Avalanche’s IPO and follow-on offerings, (iv) Cowen, along with other members of the underwriting syndicate, had requested indemnification from Avalanche in connection with a lawsuit emanating one of Avalanche’s follow-on offerings, and (v) Cowen had no prior business relationship with Annapurna. The Board considered these factors and determined that they did not impact the Board’s decision regarding the engagement of Cowen, and the engagement of Cowen as the Avalanche’s financial advisor for the proposed transaction was approved, subject to legal review of Cowen’s engagement letter.

In addition, at this meeting, at which point the representatives of Cowen had left the meeting, the Board discussed the status of management’s discussions with Company X and certain concerns about pursuing a transaction with Company X as an alternative to a transaction with Annapurna, including concerns regarding the ability to achieve synergies between Company X’s and Avalanche’s product platforms.

On December 17, 2015 the board of directors of Annapurna approved the letter of intent regarding the proposed transaction, and a signed copy was provided to Avalanche.

On December 30, 2015, Munger Tolles provided to Annapurna and Skadden an initial draft of the Acquisition Agreement. Over the course of the following four weeks, drafts of the Acquisition Agreement and other transaction documents were exchanged between the representatives and advisors of Avalanche, Annapurna and Annapurna’s shareholders as the parties engaged in negotiations of the Acquisition Agreement and other transaction documents, including the terms and conditions of the termination fee, interim operating covenants, the support agreement to be signed by certain members of our management, the release to be signed by the selling shareholders of Annapurna at closing, and the employment agreements for Drs. Salzman and Russo, which would become effective upon closing. Our senior management provided periodic updates to the Board of the status of such negotiations and the ongoing due diligence which was concurrently being conducted.

On January 6, 2016, Mr. Cleveland and Dr. Salzman spoke by telephone and discussed the timeline and process for completion of a definitive acquisition agreement, as well as cooperation between the two companies during the pendency of the proposed acquisition.

On January 12, 2016, Dr. Blumenkranz, Mr. Cleveland and Dr. Woiwode met in San Francisco, California to discuss matters relating to executive compensation, including salaries, bonus targets and deal completion bonuses of Drs. Salzman and Russo, method of allocation for the treatment of outstanding equity and a variety of other matters material to the proposed transaction. Erik Beucler of Compensia, our compensation consultant, joined a portion of this meeting. Shortly after Mr. Beucler left, Dr. Salzman joined the meeting. Materials providing context for the compensation discussions were prepared by Compensia and were provided to Drs. Blumenkranz and Woiwode and Mr. Cleveland at the meeting.

An informal dinner meeting was held in San Francisco, California on January 12, 2016 to which all the members of the Board and Annapurna’s board of directors and certain members of our and Annapurna’s management were invited to attend. Dr. Blumenkranz, Mr. Cleveland, Dr. Steven Schwartz and Dr. Finer from Avalanche, and Drs. Woiwode, Salzman, Russo, and Dr. Gianni Gromo and Ms. Chahra Louafi from Annapurna attended the dinner, with a representative of Cowen also in attendance.

On January 15, 2016, Drs. Blumenkranz, Woiwode and Salzman, and Mr. Cleveland met in Palo Alto. They discussed the possible organizational structure of the combined company. After negotiations they agreed to propose to their respective boards of directors that the existing shareholders of Annapurna receive shares of Avalanche representing in the aggregate 37.5% ownership interest in the combined company in exchange for their shares of Annapurna capital stock and Annapurna Options. Separately, they also discussed during the meeting possible titles and roles of senior management of the combined company.

On January 19, 2016, Mr. Cleveland, Mr. Hull, Dr. Gasmi, Mr. Michael Swartzburg, Vice President, Finance and Principal Accounting Officer, Ms. Carla Fiankan, Vice-President Regulatory Affairs, Dr. Ratra, Dr. Cheng, and Dr. Elizabeth Alcamo, Director of Pipeline Planning, participated in a telephonic meeting with Dr. Salzman and Dr. Carlo Russo to review and discuss the status and timelines of Annapurna’s programs.

On January 22, 2016, the Board held a regularly scheduled meeting at which representatives of Munger Tolles participated telephonically. At the meeting, the Board was provided with an update of the status of the negotiations with Annapurna relating to the terms of the proposed transaction, the Acquisition Agreement and related documents, which were reviewed and discussed by the Board. The Board was also updated as to the results of the due diligence activities performed over the past several weeks, following which the Board engaged in an extensive discussion of the due diligence findings to date. Our senior management also presented to the Board an analysis of potential alternative merger or acquisition candidates that might be strategically suitable for Avalanche, which candidates were identified by our senior management and our business development group. Following in-depth discussions, the Board approved the terms of Acquisition Agreement and the proposed transaction, subject to further diligence regarding Annapurna’s clinical programs to be conducted over the course of the following week.

Following the January 22, 2016 Board meeting, Mr. Cleveland and other members of our senior management arranged and conducted additional due diligence on Annapurna’s development programs through telephonic meetings with Dr. Salzman, other members of the Annapurna team, and certain clinical regulatory and preclinical experts and consultants, during which anticipated timelines and other aspects of Annapurna’s clinical programs were discussed at length and in detail.

During the week following the January 22, 2016 Board meeting, Avalanche, Annapurna and their respective representatives finalized the Acquisition Agreement and related agreements, including the employment agreements of Drs. Salzman and Russo. On January 27, 2016 the board of directors of Annapurna voted to support the transaction.

The Board held a meeting on January 29, 2016 to further consider the proposed transaction and related agreements. At the invitation of the Board, members of our senior management and representatives of our legal and financial advisors also attended the meeting. The Board reviewed and engaged in extensive discussions regarding due diligence matters relating to Annapurna’s clinical programs, as well as the material terms of the proposed Acquisition Agreement and related agreements, including, among other things, the consideration, exchange ratio, employment matters, termination fees, and stockholder approval. At the request of the Board, representatives of Cowen then reviewed and discussed its financial analyses of the proposed transaction and the consideration to be paid by Avalanche in the proposed transaction. Thereafter, at the request of the Board, Cowen verbally rendered its opinion to the Board, which was subsequently confirmed in writing that, as of the date of Cowen’s opinion, and subject to the various assumptions made, procedures followed, matters considered, limitations of the review undertaken, qualifications contained and other matters set forth in Cowen’s written opinion, the consideration to be paid by Avalanche in the Transaction pursuant to the terms of the Acquisition Agreement was fair, from a financial point of view, to Avalanche. The Board then unanimously approved the Acquisition Agreement and the proposed transaction with Annapurna.

Following the Board meeting, the parties executed the Acquisition Agreement and related agreements on January 29, 2016 after close of trading on the NASDAQ Global Market. Before the opening of trading on the NASDAQ Global Market on February 1, 2016, we issued a press release announcing the execution of the Acquisition Agreement and held a conference call in connection with the announcement of the proposed transaction.

On April 6, 2016, the parties entered into an amendment to the Acquisition Agreement, which, among other matters, provides that (i) Annapurna can delay the closing of the Transaction up to five business days to the extent necessary to effect the conversion of certain convertible debt of Annapurna into Annapurna preferred stock prior to the closing, (ii) the necessary stockholder vote to approve the issuance of the New Avalanche Shares will be the affirmative vote of a majority of the votes cast (excluding abstentions and broker non-votes) by Avalanche’s stockholders at a stockholders’ meeting of Avalanche at which a quorum is present, in accordance with Avalanche’s amended and restated bylaws, (iii) effective as of the closing of the Transaction, the Board will increase to a total of seven directors, three of which will be the individuals named in the amendment, and (iv) the number of New Avalanche Shares to be issued upon the closing may be adjusted to take into account any exercise of Annapurna Options by the holders thereof prior to the closing.

Recommendation of our Board and Avalanche’s Reasons for the Transaction

Our Board unanimously recommends that you vote “FOR” the Stock Issuance.

Our Board considered the following factors, among others, in reaching its conclusion to approve the Transaction and to recommend that the Avalanche stockholders approve the Stock Issuance, all of which our Board viewed as supporting its decision to approve the Transaction:

•

our Board and our senior management had undertaken a comprehensive and thorough process of reviewing and analyzing potential merger and acquisition candidates to identify the opportunity that would, in our Board’s opinion, create the most value for Avalanche’s stockholders;

•

our Board believes, based in part on the judgment, advice and analysis of our senior management with respect to the potential strategic, financial and operational benefits of the Transaction (which judgment, advice and analysis was informed in part on the business, technical, financial, accounting and legal due diligence investigation performed with respect to Annapurna), that Annapurna’s product candidates represent sizeable market opportunities and have the potential to address orphan diseases with unmet medical need and to generate returns for our investors;

•

our Board also reviewed the potential synergies of Annapurna’s portfolio of product candidates with our adeno-associated virus (“AAV”) vector discovery and optimization system and industrialized manufacturing process, and believes that the combined organization can leverage the Avalanche platform to optimize the development of Avalanche’s and Annapurna’s product candidate portfolios;

•

our Board considered the depth of gene-therapy expertise and experience of Annapurna’s senior management, each of whom are expected to be appointed as officers of Avalanche in connection with the Transaction;

•

our Board also considered the significant scientific and biopharmaceutical business experience of the persons who have been identified by Annapurna to be appointed as new directors of Avalanche in connection with the Transaction, and the potential difficulty of otherwise recruiting directors with similar experience to our Board in the short term;

•

our Board also considered its decision in the third quarter of 2015 to not move forward with Phase 2b clinical trial for AVA-101 at the dose and administration procedure we had planned to initiate in the second half of 2015 and, as a result, the unlikeliness of Avalanche having a product candidate in clinical development in the short term, and the potential for Annapurna’s A1AT product candidate to begin clinical development in 2016;

•

our Board also considered the financial analyses of Cowen, including Cowen’s written opinion that, as of the date of Cowen’s opinion, and subject to the various assumptions made, procedures followed, matters considered, limitations of the review undertaken, qualifications contained and other matters set forth therein, the consideration to be paid by Avalanche in the Transaction pursuant to the terms of the Acquisition Agreement was fair, from a financial point of view, to Avalanche, as more fully described under the caption “The Transaction—Opinion of Cowen and Company, LLC, Financial Advisor to Avalanche”; and

•

our Board concluded that the Transaction would provide our stockholders with the opportunity to participate in the potential value that may result from the successful development of Annapurna’s product candidates and the potential increase in the value of the combined organization following the Transaction.

Our Board also reviewed the terms of the Acquisition Agreement and associated transactions, including the safeguards and protective provisions provided therein to mitigate certain risks, including:

•

the exchange ratio used to establish the number of shares of Avalanche common stock to be issued in connection with the Transaction, and the expected relative percentage ownership of Avalanche by our stockholders and Annapurna shareholders immediately following the completion of the Transaction;

•

the limited number and nature of the conditions of the Annapurna shareholders’ obligation to consummate the Transaction and the limited risk of non-satisfaction of such conditions as well as the likelihood that the Transaction will be consummated on a timely basis;

•

the respective limitations on Avalanche and Annapurna under the Acquisition Agreement to solicit alternative acquisition proposals and consider unsolicited acquisition proposals, as well as the rights of Avalanche to consider certain unsolicited acquisition proposals under certain circumstances should Avalanche receive a superior proposal;

•

the reasonableness of the potential reverse termination fees of $4.0 million or $6.0 million, which could become payable by Avalanche if the Acquisition Agreement is terminated in certain circumstances; and

•

the parties’ representations, warranties and covenants, and the conditions to their respective obligations, all of which our Board believes, along with the other terms of the Acquisition Agreement, to be reasonable under the circumstances.

In the course of its deliberations, our Board also considered a variety of risks and other countervailing factors relating to entering into the Transaction, including:

•

the reverse termination fee of $4.0 million or $6.0 million payable by Avalanche to Annapurna upon the occurrence of certain events and the potential effect of such fee in deterring other parties from proposing an alternative transaction that may be more advantageous to Avalanche stockholders;

•	the substantial expenses to be incurred in connection with the Transaction, including the costs associated with any related litigation;

•	the possible volatility, at least in the short term, of the trading price of Avalanche common stock following the announcement of the Transaction;

•

the risk that the Transaction might not be consummated in a timely manner or at all and the potential adverse effect on the reputation of Avalanche caused by any delay or failure to complete the Transaction;

•

the risk to Avalanche’s business, operations and financial results in the event that the Transaction is not consummated, including the diminution of Avalanche’s cash and its likely inability to raise additional capital in the near term through the public or private sale of equity securities;

•	the risk that Avalanche will fail to effectively integrate Drs. Salzman and Russo into Avalanche following the completion of the Transaction;

•

the risk that the addition of three new directors to our Board following the completion of the Transaction will be disruptive to the dynamics of our Board and will negatively affect our Board’s ability to effectively make strategic regarding the continuing organization;

•

the risk that the continuing organization following the completion of the Transaction will be dependent, in part, on product candidates of Annapurna that have not yet been tested in clinical trials and that commercialization of such product candidates might not be successful; and

•	various other risks associated with the combined organization and the Transaction, including those described in the section entitled “Risk Factors” in this proxy statement.

The foregoing information and factors considered by our Board are not intended to be exhaustive but are believed to include all of the material factors considered by our Board. In view of the wide variety of factors considered in connection with its evaluation of the Transaction and the complexity of these matters, our Board did not find it useful, and did not attempt, to quantify, rank or otherwise assign relative weights to these factors. In considering the factors described above, individual members of our Board may have given different weight to different factors. Our Board conducted an overall analysis of the factors described above, including thorough discussions with, and questioning of, our management team and our legal and financial advisors, and considered the factors overall to be favorable to, and to support, its determination.

This explanation of our Board’s reasons for recommending the approval of the Acquisition Agreement and the Stock Issuance and other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors described in the section of this proxy statement entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 23.

Opinion of Cowen and Company, LLC, Financial Advisor to Avalanche

Pursuant to an engagement letter with Avalanche, dated December 17, 2015, Avalanche retained Cowen as its financial advisor to render an opinion to the Avalanche Board as to the fairness, from a financial point of view, to Avalanche of the consideration to be paid by Avalanche in the Transaction.

On January 29, 2016, Cowen delivered to the Avalanche Board its oral opinion, subsequently confirmed in writing, referred to as the “Opinion”, that, as of the date of the Opinion, and subject to the various assumptions made, procedures followed, matters considered, limitations of the review undertaken, qualifications contained and other matters set forth therein, the consideration to be paid by Avalanche in the Transaction pursuant to the terms of the Acquisition Agreement was fair, from a financial point of view, to Avalanche. The full text of the Opinion is attached as Annex D hereto and is incorporated herein by reference. Holders of shares of Avalanche common stock are urged to read the Opinion in its entirety for the assumptions made, procedures followed, other matters considered and limits of the review undertaken by Cowen. The summary of the Opinion set forth herein is qualified in its entirety by reference to the full text of the Opinion. The Opinion was prepared for and addressed to the Avalanche Board and was directed only to the fairness, from a financial point of view, of the consideration to be paid by Avalanche in the Transaction, and does not constitute an opinion as to the merits of the Transaction or a recommendation to any stockholder as to how to vote on the proposed Transaction. The consideration to be paid by Avalanche in the Transaction was determined through negotiations between Avalanche and Annapurna and not pursuant to recommendations of Cowen.

In connection with the Opinion, Cowen reviewed and considered such financial and other matters as it deemed relevant, including, among other things:

•	a draft of the Acquisition Agreement, dated January 28, 2016, which was the last draft of the Agreement made available to Cowen;

•	certain financial terms of the Transaction as compared to the financial terms of certain selected merger and acquisition transactions that Cowen deemed relevant;

•	certain publicly available financial and other information of certain publicly traded companies that Cowen deemed relevant;

•	certain financial terms of the Transaction as compared to the financial terms of initial public offerings (“IPOs”), conducted by certain selected companies that Cowen deemed relevant;

•	certain financial terms of the Transaction as compared to the financial terms of certain selected private financing transactions conducted by certain selected companies that Cowen deemed relevant;

•	certain publicly available financial and other information for Avalanche;

•	information regarding the cash requirements of Annapurna for the fiscal years 2016 through 2018 prepared by Annapurna’s management;

•	certain information regarding Annapurna’s operations and business prospects provided by management of Annapurna; and

•	such other information, financial studies, analyses and investigations and such other factors that Cowen deemed relevant for the purposes of the Opinion.

In conducting its review and arriving at the Opinion, Cowen, with Avalanche’s consent, assumed and relied, without independent investigation, upon the accuracy and completeness of all information provided to it by

Annapurna and Avalanche, respectively, or which was publicly available or was otherwise reviewed by Cowen. Cowen did not undertake any responsibility for the accuracy, completeness or reasonableness of, or independent verification of, such information. In addition, Cowen did not conduct nor assume any obligation to conduct any physical inspection of the properties or facilities of Annapurna or Avalanche. Cowen relied upon the representation of Annapurna and Avalanche that all information provided to it by Annapurna or Avalanche, as applicable, was accurate and complete in all material respects. Cowen did not receive any internal financial analyses, financial forecasts, reports or other information concerning Annapurna prepared by either the management of Annapurna or Avalanche of a nature that would have enabled Cowen to perform a discounted cash flow analysis of Annapurna’s future cash flows.

Cowen assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of Annapurna or Avalanche since the date of the last financial statements of Annapurna or Avalanche, as applicable, that were reviewed by it. Cowen did not make or obtain any independent evaluations, valuations or appraisals of the assets or liabilities of Annapurna or Avalanche, nor was Cowen furnished with such materials. In addition, Cowen did not evaluate the solvency or fair value of Annapurna or Avalanche under any state or federal laws relating to bankruptcy, insolvency or similar matters. The Opinion does not address any legal, tax or accounting matters related to the Acquisition Agreement or the Transaction, as to which Cowen assumed that Avalanche and the Avalanche Board received such advice from legal, tax and accounting advisors as each determined appropriate. The Opinion addresses only the fairness, from a financial point of view, to Avalanche, of the consideration to be paid by Avalanche in the Transaction. Cowen did not express any view as to any other aspect or implication of the Transaction or any other agreement, arrangement or understanding entered into in connection with the Transaction or otherwise. The Opinion is necessarily based upon economic and market conditions and other circumstances as they existed and could be evaluated by Cowen on the date of the Opinion. The Opinion states that it should be understood that, although subsequent developments may affect the Opinion, Cowen does not have any obligation to update, revise or reaffirm the Opinion and Cowen expressly disclaims any responsibility to do so.

Cowen did not consider any potential legislative or regulatory changes being considered at the time of or recently enacted before the issuance of the Opinion by the United States or any foreign government, or any domestic or foreign regulatory body, or any changes in accounting methods or generally accepted accounting principles that may be adopted by the SEC, the Financial Accounting Standards Board, or any similar foreign regulatory body or board.

For purposes of rendering the Opinion, Cowen assumed in all respects material to its analysis, that the representations and warranties of each party contained in the Acquisition Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Acquisition Agreement and that all conditions to the consummation of the Transaction will be satisfied without waiver thereof. Cowen assumed that the final form of the Acquisition Agreement will be substantially similar to the last draft reviewed by it. Cowen also assumed that all governmental, regulatory and other consents and approvals contemplated by the Acquisition Agreement will be obtained and that in the course of obtaining any of those consents no restrictions will be imposed or waivers made that would have an adverse effect on the contemplated benefits of the Transaction. Cowen assumed that the Transaction will be consummated in a manner that complies with the applicable provisions of the Securities Act, the Exchange Act, and all other applicable state, federal, or foreign statutes, rules and regulations.

The Opinion states that it is intended for the benefit and use of the Avalanche Board in its consideration of the financial terms of the Transaction and may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with Cowen’s prior written approval. The Opinion states that it may be reproduced in full in any proxy or information statement mailed to the stockholders of Avalanche, but may not otherwise be disclosed publicly in any manner without Cowen’s prior written approval. The Opinion does not constitute a recommendation to the Avalanche Board on whether or not to approve the Transaction or to take any other action in connection with the Transaction or otherwise, or to any stockholder of Avalanche or any other person as to how to vote with respect to the Transaction. Cowen does not express any opinion as to what the value, price or trading range of the shares of Avalanche common stock actually will be following the consummation of the Transaction. Cowen was not requested to opine as to, and the Opinion does not in any manner address, Avalanche’s underlying business decision to effect the Transaction or the relative merits of the Transaction as compared to other business strategies or transactions that may have been available to Avalanche. Additionally, Cowen was not involved in any determinations of the Avalanche Board or Avalanche’s management to pursue strategic alternatives or in the negotiation of any of the terms of the Transaction, and Cowen was not authorized or requested to, and did not, solicit or investigate any other alternative transactions that may have been available to Avalanche. In addition, Cowen was not requested to opine as to, and the Opinion does not in any manner address, the fairness of the Transaction or the consideration to the holders of any class of securities, creditors or other constituencies of Avalanche.

The following is a summary of the principal financial analyses performed by Cowen to arrive at the Opinion. Some of the summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data set forth in the tables without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses. Cowen reviewed with the management of Avalanche the assumptions on which such analyses were based. No limitations were imposed by the Avalanche Board with respect to the investigations made or procedures followed by Cowen in rendering the Opinion.

For purposes of Cowen’s analyses, Cowen calculated the estimated Equity Value of Annapurna of $105.8 million following the consummation of the Transaction, defined as the product of the implied number of shares of Avalanche common stock and options to be issued to the Annapurna Shareholders and the closing price for Avalanche Common Stock as of January 29, 2016, and the estimated Enterprise Value of Annapurna of $103.1 million, defined as the Equity Value plus total debt and less cash and cash equivalents as provided to Cowen by Annapurna’s management and adjusted using the euro-to-U.S. dollar exchange rate as of December 31, 2015.

Analysis of Selected Transactions. Cowen reviewed the financial terms, to the extent publicly available, of 15 transactions (the “Early-Stage Biotech Transactions”) involving the acquisition of companies in the early-stage biotechnology industry which Cowen believes have operating, market valuation and trading valuations similar to what might be expected of Annapurna, which were announced since February 4, 2010. These transactions were (listed as acquiror/target):

Date of Announcement	Acquiror	Target
11/09/15	Astellas Pharma, Inc.	Ocata Therapeutics, Inc.
10/09/15	Roche Holding AG	Adheron Therapeutics, Inc.
08/31/15	Bristol-Myers Squibb Company	Promedior, Inc.
07/28/15	Merck & Co. Inc.	cCAM Biotherapeutics Ltd.
02/23/15	Bristol-Myers Squibb Company	Flexus Biosciences, Inc.
02/20/15	Sosei Group Corporation	Heptares Therapeutics Ltd.
05/02/14	Shire plc	Fibrotech Therapeutics Pty Ltd.
01/07/13	BioMarin Pharmaceutical Inc.	Zacharon Pharmaceuticals, Inc.
02/14/12	Biogen Idec Inc.	Stromedix, Inc.
12/28/11	Alexion Pharmaceuticals Inc.	Enobia Pharma Corp.
07/21/11	Bristol-Myers Squibb Company	Amira Pharmaceuticals Inc.
01/31/11	Alexion Pharmaceuticals Inc.	Taligen Therapeutics Inc.
12/20/10	Gilead Sciences Inc.	Arresto Biosciences Inc.
08/17/10	BioMarin Pharmaceutical Inc.	ZyStor Therapeutics, Inc.
02/04/10	BioMarin Pharmaceutical Inc.	LEAD Therapeutics, Inc.

Cowen reviewed the upfront consideration (“Upfront Consideration”) and contingent consideration (“Contingent Consideration”) expected to be received by the target’s shareholders in each Early-Stage Biotech

Transaction and calculated the total transaction value as the aggregate value of Upfront Consideration and Contingent Consideration in each such Transaction, without any adjustment for probability and time value of money (“Transaction Value”). The following table presents the results of Cowen’s review:

	Metrics for Early-Stage Biotech Transactions (in millions)
	Low	1st Quartile	Median	3rd Quartile	High
Upfront Consideration	10.0	75.0	111.0	275.0	800.0
Contingent Consideration	0.0	150.0	450.0	482.5	1,100.0
Transaction Value	10.0	302.0	478.0	592.0	1,250.0

Cowen noted that the implied total Enterprise Value of approximately $103.1 million attributed to Annapurna in the Acquisition Agreement was less than the median Transaction Value of $478.0 million and the median Upfront Consideration of $111.0 million for the Early-Stage Biotech Transactions.

Analysis of Selected Publicly Traded Companies. To provide contextual data and comparative market information, Cowen reviewed certain financial data for certain AAV-based gene therapy companies and pre-data (i.e., no patient clinical data related to such companies’ product candidates have been previously announced) biotechnology companies (excluding pre-data AAV-based gene therapy companies) whose securities are publicly traded and which Cowen believes have operating, market valuation and trading valuations similar to what might be expected of Annapurna. These companies were:

Selected AAV-Based Gene Therapy Companies

•	Applied Genetic Technologies Corporation

•	Avalanche Biotechnologies, Inc.

•	Dimension Therapeutics, Inc.

•	Regenxbio Inc.

•	Spark Therapeutics, Inc.

•	uniQure N.V.

•	Voyager Therapeutics, Inc.

Selected Pre-Data Biotechnology Companies (Excluding Selected Pre-Data AAV-Based Gene Therapy Companies)

•	Blueprint Medicines Corporation

•	CytomX Therapeutics, Inc.

•	WAVE Life Sciences Pte. Ltd.

•	Zynerba Pharmaceuticals, Inc.

The financial data analyzed by Cowen included the equity value calculated based on the market capitalization of the common stock of each of these selected companies as of January 29, 2016 on a fully diluted basis using the treasury stock method (“Equity Value”), and the enterprise value of such selected companies calculated as Equity Value plus total debt, preferred stock and non-controlling interest less cash and cash equivalents (“Enterprise Value”).

The following table presents the Equity Value and Enterprise Value metrics of the selected AAV-based gene therapy companies and selected pre-data biotechnology companies (excluding pre-data AAV-based gene therapy companies):

	Selected Company Metrics (in millions)
	Low	1st Quartile	Median	3rd Quartile	High
Selected AAV-Based Gene Therapy Companies
Equity Value	176.3	238.8	311.1	435.8	781.6
Enterprise Value	(82.7)	88.7	130.7	220.9	473.1
Selected Pre-Data Biotechnology Companies (Excluding Selected Pre-Data AAV-Based Gene Therapy Companies)
Equity Value	63.8	250.6	381.3	493.9	626.8
Enterprise Value	19.0	127.4	220.6	332.8	498.2

Cowen noted that the implied total Enterprise Value of approximately $103.1 million attributed to Annapurna in the Acquisition Agreement was less than the median Enterprise Value for the selected AAV-based gene therapy companies of $130.7 million and was less than the median Enterprise Value for the selected pre-data biotechnology companies (excluding selected pre-data AAV-based gene therapy companies) of $220.6 million.

IPO Analysis. To analyze the potential valuation which investors might accord Annapurna in the context of a public offering, Cowen reviewed and analyzed certain publicly available financial terms regarding IPOs for certain AAV-based gene therapy companies and pre-data biotechnology companies (excluding pre-data AAV-based gene therapy companies) that have consummated an IPO since October 4, 2012, which companies Cowen believes have operating, market valuation and trading valuations similar to what might be expected of Annapurna. These companies were:

Selected AAV-Based Gene Therapy Companies

•	Applied Genetic Technologies Corporation

•	Avalanche Biotechnologies, Inc.

•	Celladon Corporation

•	Dimension Therapeutics, Inc.

•	Regenxbio Inc.

•	Spark Therapeutics, Inc.

•	uniQure N.V.

•	Voyager Therapeutics, Inc.

Selected Pre-Data Biotechnology Companies (Excluding Selected Pre-Data AAV-Based Gene Therapy Companies)

•	Blueprint Medicines Corporation

•	Cidara Therapeutics, Inc.

•	CytomX Therapeutics, Inc.

•	Dicerna Pharmaceuticals, Inc.

•	Loxo Oncology, Inc.

•	Regulus Therapeutics Inc.

•	WAVE Life Sciences Pte. Ltd.

Cowen calculated the pre-money Equity Value for each selected company at the time of each IPO, and the pre-money Enterprise Value calculated as pre-money Equity Value plus total debt, preferred stock and non-

controlling interest less cash and cash equivalents, using the financial terms contained in public filings of such companies.

The following table presents the results of Cowen’s analysis:

	Selected Company Metrics (in millions)
	Low	1st Quartile	Median	3rd Quartile	High
Selected AAV-Based Gene Therapy Companies
Pre-Money Equity Value	117.8	208.6	292.4	352.3	480.8
Pre-Money Enterprise Value	81.5	126.0	206.1	297.9	395.6
Selected Pre-Data Biotechnology Companies (Excluding Selected Pre-Data AAV-Based Gene Therapy Companies)
Pre-Money Equity Value	77.2	157.3	176.1	333.5	384.2
Pre-Money Enterprise Value	60.7	97.3	127.2	275.0	340.7

Cowen noted that the implied total Enterprise Value of approximately $103.1 million attributed to Annapurna in the Acquisition Agreement was less than the median pre-money Enterprise Value for the selected AAV-based gene therapy companies of $206.1 million and was less than the median pre-money Enterprise Value for the selected pre-data biotechnology companies (excluding selected pre-data AAV-based gene therapy companies) of $127.2 million.

Private Financing Analysis. Cowen reviewed and analyzed certain publicly available information regarding venture-backed, private preferred stock financings since August 1, 2013 for certain AAV-based gene therapy companies and pre-clinical biotechnology companies (excluding pre-clinical AAV-based gene therapy companies) that have filed to go public within 12 months of a private financing, which companies Cowen believes have operating, market valuation and trading valuations similar to what might be expected of Annapurna. These companies were:

Selected AAV-Based Gene Therapy Companies

•	Audentes Therapeutics, Inc.(1)

•	Avalanche Biotechnologies, Inc.(2)

•	AveXis, Inc.(3)

•	Dimension Therapeutics, Inc.(4)

•	Regenxbio Inc.(5)

•	Spark Therapeutics, Inc.(6)

•	Voyager Therapeutics, Inc.(7)

Selected Pre-Clinical Biotechnology Companies (Excluding Selected Pre-Clinical AAV-Based Gene Therapy Companies)

•	Blueprint Medicines Corporation(8)

•	Cidara Therapeutics, Inc.(9)

•	CytomX Therapeutics, Inc.(10)

•	Dicerna Pharmaceuticals, Inc.(11)

•	Loxo Oncology, Inc.(12)

(1)	Pre-money Enterprise Value calculation based on outstanding options and cash and cash equivalent numbers as of September 30, 2015.
(2)	Pre-money Enterprise Value calculation based on outstanding options and cash and cash equivalent numbers as of March 31, 2014.

(3)	Pre-money Enterprise Value calculation based on outstanding options and cash and cash equivalent (net of private financing proceeds) numbers as of September 30, 2015.
(4)	Pre-money Enterprise Value calculation based on outstanding options and cash and cash equivalent (net of private financing proceeds) numbers as of June 30, 2015.
(5)	Pre-money Enterprise Value calculation based on outstanding options number as of April 21, 2015 and cash and cash equivalent (net of private financing proceeds) numbers as of June 30, 2015.
(6)	Pre-money Enterprise Value calculation based on outstanding options and cash and cash equivalent (net of private financing proceeds) numbers as September 30, 2014.
(7)	Pre-money Enterprise Value calculation based on outstanding options and cash and cash equivalent (net of private financing proceeds) numbers as of June 30, 2015.
(8)	Pre-money Enterprise Value calculation based on outstanding options and cash and cash equivalent (net of private financing proceeds) numbers as of December 31, 2014.
(9)	Pre-money Enterprise Value calculation based on outstanding options and cash and cash equivalent numbers as of December 31, 2014.
(10)	Pre-money Enterprise Value calculation based on outstanding options and cash and cash equivalent (net of private financing proceeds) numbers as of June 30, 2015.
(11)	Pre-money Enterprise Value calculation based on outstanding options and cash and cash equivalent (net of private financing proceeds) numbers as of September 30, 2013.
(12)	Pre-money Enterprise Value calculation based on outstanding options and cash and cash equivalent numbers as of March 31, 2014.

Cowen calculated the pre-money Equity Value for each selected company at the time of the private financing, and the pre-money Enterprise Value calculated as pre-money Equity Value plus total debt, preferred stock and non-controlling interest less cash and cash equivalents, using the financial terms contained in public filings of such companies with dates most proximate to dates of the financing transactions.

The following table presents the results of Cowen’s analysis:

	Selected Company Metrics (in millions)
	Low	1st Quartile	Median	3rd Quartile	High
Selected AAV-Based Gene Therapy Companies:
Pre-Money Equity Value	72.0	111.0	135.0	206.0	360.0
Pre-Money Enterprise Value	72.0	95.0	119.0	140.0	355.0
Selected Pre-Clinical Biotechnology Companies (Excluding Selected Pre-Clinical AAV-Based Gene Therapy Companies)
Pre-Money Equity Value	19.0	64.0	70.0	166.0	220.0
Pre-Money Enterprise Value	19.0	43.0	45.0	166.0	167.0

Cowen noted that the implied total Enterprise Value of approximately $103.1 million attributed to Annapurna in the Acquisition Agreement was less than the median pre-money Enterprise Value for the selected AAV-based gene therapy companies of $119.0 million and was more than the median pre-money Enterprise Value for the selected pre-clinical biotechnology companies (excluding selected pre-clinical AAV-based gene therapy companies) of $45.0 million.

Although the selected transactions and companies were used for comparison purposes, none of those transactions or companies, as applicable, are directly comparable to the Transaction or Annapurna, as applicable, and they all differ in material ways. Accordingly, an analysis of the results described above is not mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the acquisition value of the selected companies or transactions to which they are being compared.

The summary set forth above does not purport to be a complete description of all the analyses performed by Cowen. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. Cowen did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, notwithstanding the separate factors summarized above, Cowen believes, and has advised the Avalanche Board, that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create an incomplete view of the process underlying the Opinion. Each of these analyses yielded a range of implied enterprise values, and therefore, such implied enterprise value ranges developed from these analyses were viewed by Cowen collectively and not individually.

In performing its analyses, Cowen made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond the control of Annapurna and Avalanche. Except as otherwise noted, the information utilized by Cowen in its analyses, to the extent that it was based on market data, is based on market data as it existed on or before January 29, 2016 and is not necessarily indicative of current market conditions. These analyses performed by Cowen are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses or securities may actually be sold. Accordingly, such analyses and estimates are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors. None of Annapurna, Avalanche, Cowen or any other person assumes responsibility if future results are materially different from those projected. The analyses supplied by Cowen and the Opinion were among several factors taken into consideration by the Avalanche Board in making its decision to enter into the Acquisition Agreement and should not be considered as determinative of such decision.

Cowen was selected by the Avalanche Board to render the Opinion to the Avalanche Board because Cowen is a nationally recognized investment banking firm and because Cowen, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In addition, in the ordinary course of its business, Cowen and its affiliates may actively trade the equity securities of Annapurna or Avalanche for their own account and for the accounts of their customers, and, accordingly, may at any time hold a long or short position in such securities. The issuance of the Opinion was approved by Cowen’s fairness opinion review committee.

Cowen is acting as exclusive financial advisor to the Avalanche Board in connection with the Transaction and will receive a fee of $1,500,000 (the “Transaction Fee”) from Avalanche for Cowen’s services pursuant to the terms of the engagement letter, a significant portion of which is contingent upon the consummation of the Transaction. Cowen received a fee of $750,000 for providing the Opinion which is creditable against the Transaction Fee. In addition, Avalanche agreed to reimburse certain of Cowen’s expenses and to indemnify Cowen for certain liabilities that may arise out of Cowen’s engagement. In the two years preceding the date of the Opinion, Cowen had served as a placement agent in Avalanche’s pre-IPO private placement and as a joint-bookrunner for Avalanche’s IPO and follow-on offerings and had received fees for the rendering of such services. In addition, as of the date of the Opinion, an affiliate of Cowen owned approximately 0.8% of outstanding Avalanche common stock and certain senior deal team members, together with senior management of Cowen, collectively owned approximately 0.04% of outstanding Avalanche common stock. Other than the foregoing, as of the date of the Opinion, Cowen has not had a material relationship with Annapurna or any other party to the Transaction. Cowen and its affiliates may in the future provide commercial and investment banking services to Annapurna, Avalanche and their respective affiliates, and may receive fees for the rendering of such services.

The terms of the fee arrangement with Cowen, which are customary in transactions of this nature, were negotiated at arm’s length between Avalanche and Cowen, and the Avalanche Board was aware of the arrangement, including the fact that a significant portion of the Transaction Fee is contingent upon the completion of the Transaction.

Interests of Avalanche’s Directors and Executive Officers in the Transaction

Except as described below with respect to Paul B. Cleveland, our President and Chief Executive Officer and a member of our Board, none of our directors or executive officers or their associates have any interests in the Transaction that may be different from, or in addition to the interests of our stockholders generally. Our Board was aware of this potential conflict of interest and considered it, among other matters, in reaching its decision to approve the Acquisition Agreement and the Transaction and to recommend, as applicable, that our stockholders approve the proposal to approve the Stock Issuance.

Paul B. Cleveland Option Grant

Upon the closing of the Transaction, we will grant Mr. Cleveland options to purchase 381,000 shares of our common stock, which we refer to as the “Cleveland Option”. The Cleveland Option and Mr. Cleveland’s previously granted options to purchase shares of our common stock, if all such options are fully exercised into shares of our common stock, will represent approximately 3.30% of the outstanding shares of our common stock (calculated on the basis of the total number of shares underlying the options issued to Mr. Cleveland divided by basic shares outstanding immediately following the closing of the Transaction). The Cleveland Option will be granted under our 2014 Equity Incentive Plan and will have a per share exercise price equal to the closing sales price of our common stock on NASDAQ on the closing date of the Transaction.

Transaction-related Compensation of Named Executive Officers

The following table and the related footnotes present information about the compensation payable to our named executive officers in connection with the Transaction. The compensation shown in the table below is intended to comply with Item 402(t) of Regulation S-K of the Securities Act, which requires disclosure of information about compensation for each named executive officer that is based on or otherwise relates to the Transaction. The disclosure provided by this table is quantified assuming that the Transaction closed on April 5, 2016, the latest practicable date prior to the filing of this proxy statement.

GOLDEN PARACHUTE COMPENSATION

Name	Cash	Equity	Pension/ NQDC	Perquisites/ benefits	Tax reimbursement	Other ($)		Total ($)
Paul B. Cleveland	—	—	—	—	—	1,410,684	(1)	1,410,684

(1)

The amount in this column represents the aggregate grant date fair value of the shares of our common stock subject to the Cleveland Option as of April 5, 2016 as calculated in accordance with ASC Topic 718, excluding the impact of estimated forfeitures related to service-based vesting provisions.

Our Board of Directors Following the Transaction

Upon the closing of the Transaction, our Board will expand to seven directors, comprised of four of our current directors (assuming, if contested, the re-election of John P. McLaughlin and Steven D. Schwartz, M.D. at the 2016 Annual Meeting):

•	Mark S. Blumenkranz, M.D.,

•	Mr. Cleveland,

•	Mr. McLaughlin, and

•	Dr. Schwartz, M.D.

and three new directors initially designated by Annapurna:

•	Amber Salzman, Ph.D., the current president and chief executive officer of Annapurna,

•	Mitchell H. Finer, Ph.D., managing director of MPM Capital and a distinguished research fellow at Avalanche, and

•	Thomas Woiwode, Ph.D., managing director at Versant Ventures.

Dr. Blumenkranz, the current chairman of our Board, will continue to serve as chairman of our Board. Our fifth current director, Paul D. Wachter, intends to resign as a member of our Board and audit committee upon the closing of the Transaction. If the Acquisition Agreement is terminated prior to closing, Mr. Wachter’s resignation will not become effective.

Other Organizational Changes Following the Transaction

Upon the closing of the Transaction, in addition to the changes to our Board noted above, the following organizational appointments will take place:

•	Dr. Salzman will become President and Chief Operating Officer of Avalanche;

•	Carlo Russo, M.D., Chief Medical Officer and Head of Development at Annapurna, will serve as Executive Vice President and Chief Medical Officer of Avalanche;

•	Mehdi Gasmi, Ph.D., our interim Chief Scientific Officer, will be appointed Chief Technology Officer of Avalanche;

•

Ronald Crystal, M.D., a co-founder of Annapurna and Chairman of Genetic Medicine, the Bruce Webster Professor of Internal Medicine and a Professor of Genetic Medicine and of Medicine at Weill Cornell, will serve as a scientific advisor of Avalanche;

•	Hélène Puccio, Ph.D. of the Institute of Genetics and Molecular and Cellular Biology, University of Strasbourg, France, will serve as a scientific advisor of Avalanche; and

•	Fulvio Mavillo, Ph.D., Scientific Director of Genethon (Evry, France), will serve as a scientific advisor of Avalanche.

Impact of the Stock Issuance on Existing Avalanche Stockholders

The Stock Issuance will dilute the ownership and voting interests of our existing stockholders. As of the Record Date, there were approximately 26,989,641 shares of our common stock issued and outstanding. Upon the closing of the Transaction, we will issue to the Annapurna Shareholders the New Avalanche Shares and Avalanche Options, together representing approximately 17.6 million shares of common stock (inclusive of shares of our common stock underlying vested and unvested options, as calculated on a treasury method basis), as such number of shares may be adjusted as described elsewhere in this proxy statement. The New Avalanche Shares and Avalanche Options will represent approximately 37.5% of our issued and outstanding shares of common stock upon the closing of the Transaction, with our current stockholders owning approximately 62.5% of our common stock post-closing. Therefore, the ownership and voting interests of our existing stockholders will be proportionately reduced.

Regulatory Approvals Required for the Transaction

Completion of the Transaction is subject to prior receipt of all approvals required to be obtained from applicable governmental and regulatory authorities. Subject to the terms and conditions of the Acquisition Agreement, we and Annapurna have agreed to use our commercially reasonable efforts to file or otherwise submit, as soon as practicable, all documentation reasonably required to consummate the Transaction and the Stock Issuance.

We believe that the Transaction does not raise substantial antitrust or other significant regulatory concerns and that both parties will be able to obtain all requisite regulatory approvals prior to the anticipated closing.

However, at any time before or after the closing of the Transaction, the Federal Trade Commission, the U.S. Department of Justice Antitrust Division or others (including foreign regulatory agencies, states and private parties) could challenge the Transaction and take action under antitrust laws. There can be no assurance that a challenge to the Transaction on antitrust grounds will not be made or, if such challenge is made, that it would not be successful.

Avalanche must also comply with the applicable federal and state securities laws and the rules and regulations of NASDAQ for the approval of the listing application to be submitted in connection with the Stock Issuance and the filing with the SEC of this proxy statement.

The foregoing is a summary of the material regulatory requirements for the Transaction, satisfaction or waiver of certain of which requirements is a condition to completion of the Transaction. There can be no guarantee as to if and when any of the consents or approvals required for the Transaction will be obtained or as to the conditions that such consents and approvals may contain.

NASDAQ Stock Market Listing

Avalanche common stock currently is listed on NASDAQ under the symbol “AAVL”. Avalanche has agreed to use commercially reasonable efforts to maintain its existing listing on NASDAQ, and to obtain approval for listing on NASDAQ of the New Avalanche Shares. In addition, under the Acquisition Agreement, each party’s obligation to complete the Transaction is subject to the satisfaction or waiver by each of the parties of various conditions, at or prior to the closing of the Transaction, including that the existing shares of Avalanche common stock must have been continually listed on NASDAQ, and Avalanche must have caused the New Avalanche Shares to be approved for listing on NASDAQ as of the closing of the Transaction.

Accounting Treatment of the Transaction

We prepare our financial statements in accordance with U.S. GAAP. Under U.S. GAAP, the Transaction will be accounted for by applying the acquisition method with Avalanche treated as the accounting and legal acquiror.

Material U.S. Federal Income Tax Consequences of the Transaction

The Transaction will not result in any taxable gain or loss for U.S. federal income tax purposes to Avalanche or any Avalanche stockholder in his or her capacity as an Avalanche stockholder. Avalanche stockholders who are also stockholders of Annapurna should consult their own tax advisors as to the tax consequences to them of participating in the Transaction with respect to their Annapurna stock.

Federal Securities Law Consequences; Restrictions on Transfer

If the Stock Issuance is approved, the New Avalanche Shares will be issued to the Annapurna Shareholders in a private placement transaction under the exemption from registration provided under Section 4(a)(2) of the Securities Act, as the offer and sale of the New Avalanche Shares does not involve a public offering of our common stock or preferred stock. We have determined that the Annapurna Shareholders are “accredited investors” within the meaning of Rule 501(a) under the Securities Act. The certificates representing the New Avalanche Shares will bear legends that such securities have not been registered under the Securities Act or the securities laws of any state and may not be sold or transferred in the absence of an effective registration statement under the Securities Act and applicable state securities laws or an exemption from registration thereunder.

In addition, the Acquisition Agreement contains a lock-up provision whereby the Annapurna Shareholders have agreed not to, except in limited circumstances, sell or transfer, or engage in swap or similar transactions with respect to, the New Avalanche Shares until the date that is 180 days from the closing of the Transaction. Moreover, the New Avalanche Shares will be subject to further restrictions on transfer and the Annapurna Shareholders will be entitled to certain registration rights as described in more detail in “Agreements Relating to the Transaction—Investor Rights Agreement” on page 72.

THE ACQUISITION AGREEMENT

The following is a summary of the material provisions of the Acquisition Agreement, a copy of which is attached to this proxy statement as Annex A-1 (with Amendment No. 1 to the Acquisition Agreement attached as Annex A-2), and which we incorporate by reference into this proxy statement. The provisions of the Acquisition Agreement are extensive and not easily summarized. We encourage you to read carefully the Acquisition Agreement in its entirety, as the rights and obligations of the parties to the Acquisition Agreement are governed by the express terms of the Acquisition Agreement and not by this summary or any other information contained in this proxy statement. In addition, you should read “Agreements Relating to the Transaction” beginning on page 72, which summarizes the Support Agreements and the Investor Rights Agreement, as certain provisions of these agreements relate to certain provisions of the Acquisition Agreement.

Explanatory Note Regarding the Acquisition Agreement

The Acquisition Agreement and this summary of its terms have been included to provide you with information regarding the terms of the Acquisition Agreement. Factual disclosures about Avalanche contained in this proxy statement or in Avalanche’s public reports filed with the SEC may supplement, update or modify the factual disclosures about Avalanche contained in the Acquisition Agreement and described in this summary. The representations, warranties and covenants made in the Acquisition Agreement by Avalanche, Annapurna and the Annapurna Shareholders to the other parties to the Acquisition Agreement were qualified and subject to important limitations agreed to by Avalanche, Annapurna and the Annapurna Shareholders in connection with negotiating the terms of the Acquisition Agreement. In particular, in your review of the representations and warranties contained in the Acquisition Agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of establishing the circumstances in which a party to the Acquisition Agreement may have the right not to close the Transaction if the representations and warranties of the other party prove to be untrue, due to a change in circumstance or otherwise, and allocating risk between the parties to the Acquisition Agreement, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC, and in some cases were qualified by disclosures that were made by each party to the Acquisition Agreement to the other, which disclosures are not reflected in the Acquisition Agreement. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the Acquisition Agreement, January 29, 2016. Additional information about Avalanche may be found elsewhere in this proxy statement and in Avalanche’s other public filings. See “Where You Can Find Additional Information” beginning on page 143.

Terms of the Transaction

Upon the terms and subject to the conditions described in the Acquisition Agreement, Avalanche will acquire all of the issued and outstanding capital stock of Annapurna from the Annapurna Shareholders in exchange for the New Avalanche Shares, and the Annapurna Options will be converted into Avalanche Options, as further discussed below. Annapurna Shareholders will receive 9.5615 shares of Avalanche common stock in exchange for each share of Annapurna contributed (such ratio, as may be adjusted in accordance with the Acquisition Agreement, the “Exchange Ratio”).

The issuance of the New Avalanche Shares to the Annapurna Shareholders will be not be registered with the SEC and the New Avalanche Shares will bear a customary restricted stock legend. Avalanche and the Annapurna Shareholders have agreed to enter into the Investor Rights Agreement which provides certain registration rights to the Annapurna Shareholders for the resale of the New Avalanche Shares.

Upon the closing of the Transaction, Annapurna will be a wholly-owned subsidiary of Avalanche, the Annapurna Shareholders will own approximately 37.5% of Avalanche common stock and existing Avalanche shareholders will own approximately 62.5% of Avalanche common stock (inclusive of shares of Avalanche common stock underlying vested and unvested options, as calculated on a treasury stock method basis as of January 28, 2016).

Treatment of Annapurna Options

At the closing of the Transaction, each Annapurna Option that is outstanding immediately prior to such closing shall be converted into an option relating to shares of Avalanche’s common stock (an “Avalanche Option”). Each Avalanche Option will relate to the whole number of shares of Avalanche common stock (rounded down to the nearest whole share) equal to the number of shares of the common stock of Annapurna subject to such Annapurna Option multiplied by the Exchange Ratio. Each Avalanche Option will have substantially the same terms, including the same termination date and vesting schedule, as the Annapurna Option for which it is being exchanged, and the exercise price per share for such Avalanche Option will be equal to the exercise price per share of such Annapurna Option divided by the Exchange Ratio.

Avalanche will file with the SEC, within five (5) business days after the closing of the Transaction, a registration statement on Form S-8 relating to the shares of Avalanche common stock issuable upon exercise of the Avalanche Options to the extent permitted by federal securities laws, and shall maintain the effectiveness of such registration statement for so long as such Avalanche Options remain outstanding.

Prior to the closing of the Transaction, Annapurna will cause each holder of an Annapurna Option to waive any rights to accelerated vesting of such Annapurna Option (including rights that are contingent on a subsequent termination of employment or service) that may be triggered by the Transaction. However, each holder will maintain such accelerated vesting rights with respect to its Avalanche Options in the event of any subsequent change of control transaction involving Avalanche.

Lock-Up Agreement

Following the closing of the Transaction, each of the Annapurna Shareholders will be restricted, except in certain limited circumstances, from selling any of the New Avalanche Shares until 180 days after such closing.

Representations and Warranties

The Acquisition Agreement contains customary representations and warranties of the parties. Annapurna represented and warranted to the following matters:

•	corporate organization and authority, and subsidiaries;

•	capitalization and indebtedness;

•	no conflicts or required consents with respect to execution and delivery of the Acquisition Agreement and consummation of the Transaction;

•	financial statements;

•	undisclosed liabilities;

•	absence of changes;

•	title to assets;

•	real property and leasehold interests;

•	intellectual property;

•	the validity of material contracts to which Annapurna or its subsidiaries are a party and any violation, default or breach to such contract;

•	regulatory compliance, permits and restrictions;

•	privacy and data protection;

•	taxes;

•	employee benefit plans and employee matters;

•	environmental matters;

•	insurance;

•	legal proceedings and orders;

•	compliance with anti-corruption laws;

•	no broker, finder or investment banker fee;

•	accuracy of bank account information;

•	interested party transactions; and

•	accuracy of disclosures supplied by Annapurna for inclusion in this proxy statement.

Each Annapurna Shareholder, severally but not jointly, represented and warranted to the following matters:

•	power and capacity to enter into the Acquisition Agreement and consummate the Transaction;

•

enforceability of the Acquisition Agreement against such Annapurna Shareholder and no conflicts or required consents with respect to execution and delivery of the Acquisition Agreement and consummation of the Transaction;

•	ownership of Annapurna capital stock;

•	litigation;

•	certain customary representations relating to private placements, including that such Annapurna Shareholder is an accredited investor; and

•	accuracy of Annapurna’s representations and warranties to such Annapurna Shareholder’s actual knowledge.

Avalanche represented and warranted to the following matters:

•	corporate organization and authority;

•	no conflicts or required consents with respect to execution and delivery of the Acquisition Agreement and consummation of the Transaction;

•	the nature of the required stockholder vote to approve the issuance of the New Avalanche Shares;

•	that the New Avalanche Shares will be duly issued, fully paid and non-assessable when issued;

•	NASDAQ listing matters;

•	timeliness of filing, compliance as to form and accuracy of documents filed with the SEC;

•	no disqualification events;

•	absence of certain changes;

•	accuracy of disclosures in the Acquisition Agreement and, with respect to information supplied by Avalanche, in this proxy statement; and

•	legal proceedings and orders.

Many of the representations and warranties in the Acquisition Agreement are qualified by knowledge or materiality qualifications or a “material adverse effect” clause.

For purposes of the Acquisition Agreement, a “material adverse effect” with respect to either Annapurna or Avalanche means any effect, change, event, circumstance or development, that, considered with all other such effects, is or would reasonably be expected to be or to become materially adverse to, or has had or would reasonably be expected to result in a material adverse effect on:

•	the business, condition (financial or otherwise), capitalization, assets, operations or financial performance of such company and its subsidiaries, other than any such effect resulting from:

•

conditions generally affecting the economy or financial markets generally or the industries in which such company participates, to the extent that such conditions do not have a disproportionate impact on such company and its subsidiaries;

•

with respect to Avalanche, any failure by Avalanche to meet internal projections or forecasts or third party revenue or earning predictions, or any change in the price or trading volume of its common stock (provided that any effect causing or contributing to such failure to meet projections or predictions or any change in stock price or trading volume may constitute a material adverse effect or may be taken into account in determining whether a material adverse effect has occurred);

•	with respect to Avalanche, the resignation or termination of any officer or director;

•	the execution, delivery, announcement or performance of the obligations under the Acquisition Agreement or the announcement, pendency or anticipated consummation of the Transaction;

•

any natural disaster or any acts of terrorism, sabotage, military action or war or any escalation or worsening thereof, to the extent that such events do not have a disproportionate impact on such company and its subsidiaries;

•	changes in law or generally accepted accounting principles;

•

any decision or action, or inaction, by the FDA or other comparable foreign governmental authority with respect to any product of any competitor of such company or of any third-party company developing gene-therapy products; or

•	any scientific treatment of clinical trial results relating to any product of any competitor of such company or of any third-party company developing gene-therapy products; or

•	the ability of such company to consummate the Transaction or to perform any of its covenants or obligations under the Acquisition Agreement in all material respects.

Conduct of Business Prior to Closing

Both Annapurna and Avalanche agreed, among other things, during the period prior to the closing of the Transaction, to carry out their respective businesses in accordance with good commercial practice and to carry on in the ordinary course of business consistent with past practice. With respect to Avalanche, “Ordinary Course of Business” also includes (i) actions consistent with that budget and operating plan delivered to Annapurna prior to the signing of the Acquisition Agreement, (ii) certain acquisition and other in-licensing activities, (iii) restructuring of operations, and (iv) modification or termination of its development programs.

In addition, Annapurna agreed that, subject to limited exceptions, without the consent of Avalanche, it will not, during the period prior to the closing of the Transaction:

•

declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of its capital stock, or repurchase, redeem or otherwise reacquire any shares of its capital stock or other securities (except for shares of capital stock from terminated employees);

•

amend its organizational documents, effect or be party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

•

sell, issue or grant, or authorize the issuance of, or make any commitments to do any of the foregoing, other than as contemplated by the Acquisition Agreement: (i) any capital stock or other security of Annapurna (except for common stock issued upon the valid exercise of Annapurna Options outstanding as of the date of the Acquisition Agreement or upon the conversion of any convertible securities outstanding as of the date of the Acquisition Agreement); (ii) any option, warrant or right to acquire any capital stock or any other security of Annapurna; or (iii) any instrument convertible into or exchangeable for any capital stock or other security of Annapurna, except, in the case of clauses (ii) and (iii), in connection with a bridge financing permitted by the Acquisition Agreement;

•	form any subsidiary or acquire any equity or other interest in any other entity or enter into a joint venture with any other entity;

•

lend money to any person; except for a permitted bridge financing, incur or guarantee any indebtedness for borrowed money; issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities; guarantee any debt securities of others; or make any capital expenditure or commitment in excess of $100,000 (or its equivalent in euros);

•

establish, adopt, enter into or amend any benefit plan, pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions or other compensation (including equity-based compensation) payable to any of its directors or officers, other than in the ordinary course of business consistent with past practices, as required by applicable law or by written agreements in effect prior to the date of the Acquisition Agreement;

•

acquire any material asset or sell, lease or otherwise dispose of any of its assets or properties, or grant any encumbrance with respect to such assets or properties, except in the ordinary course of business consistent with past practices;

•	enter into, amend, or terminate any material contract;

•

sell, assign, transfer, license, sublicense of otherwise dispose of any of its intellectual property (other than non-exclusive licenses entered into in the ordinary course of business consistent with past practices);

•	increase rights to indemnification for any person to which Annapurna is obligated to indemnify;

•

initiate any litigation, action suit, proceeding, claim or arbitration or settle or agree to settle any litigation, action, suit proceeding, claim or arbitration (except in connection with the Acquisition Agreement); or

•

make certain changes with respect to tax elections, file amendments to any tax returns, enter into or modify certain agreements relating to taxes, or take any other similar action relating to the filing of any tax return or the payment of any tax if such action would have the effect of increasing the tax liability of Avalanche, Annapurna or the Annapurna Shareholders for any period ending after the closing of the Transaction or decreasing any tax attribute of Avalanche, Annapurna or the Annapurna Shareholders existing on such closing date.

Avalanche also agreed that, subject to limited exceptions, without the consent of Annapurna, it will not, during the period prior to the closing of the Transaction:

•

declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of its capital stock, or repurchase, redeem or otherwise reacquire any shares of its capital stock or other securities (except for shares of capital stock from terminated employees);

•	amend its certificate of incorporation, bylaws or other charter or organizational documents, except as related to the Transaction and in the Ordinary Course of Business;

•

lend money to any person, incur or guarantee any indebtedness for borrowed money, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities, guarantee any debt securities of others, or make any capital expenditure or commitment in excess of $250,000, in each case other than in the Ordinary Course of Business;

•

establish, adopt, enter into or amend any benefit plan, pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions or other compensation (including equity-based compensation) payable to any of its directors or executive officers, other than in the Ordinary Course of Business, as required by applicable law or by written agreements in effect prior to the date of the Acquisition Agreement;

•

acquire any material asset or sell, lease or otherwise dispose of any of its assets or properties, or grant any encumbrance with respect to such assets or properties, except in the Ordinary Course of Business;

•	terminate any material contract, other than in the Ordinary Course of Business;

•	sell, assign, transfer, license, sublicense of otherwise dispose of any of its intellectual property (other than non-exclusive licenses entered into in the Ordinary Course of Business);

•	increase rights to indemnification for any person to which Avalanche is obligated to indemnify; or

•

initiate any litigation, action, suit, proceeding, claim or arbitration or settle or agree to settle any litigation, action, suit, proceeding, claim or arbitration (except in connection with the Acquisition Agreement or with respect to certain ongoing litigation).

Other Agreements

No Solicitation

Annapurna, Avalanche and each Annapurna Shareholder agreed that during the period prior to the closing of the Transaction, neither it nor its representatives will:

•

solicit, initiate, seek, entertain, knowingly encourage, facilitate, support or induce the making, submission or announcement of any inquiry, expression of interest, proposal or offer that constitutes, or could reasonably be expected to lead to, an “acquisition proposal”, as defined below;

•

enter into, participate in, maintain or continue any communications (except solely to provide written notice as to the existence of the non-solicitation provision) or negotiations regarding, or deliver or make available to any person any non-public information with respect to, or take any other action regarding, any inquiry, expression of interest, proposal or offer that constitutes, or would reasonably be expected to lead to, an acquisition proposal, except for the purpose of complying with applicable law;

•	grant any waiver or release under any confidentiality, standstill or similar agreement (other than to Avalanche or Annapurna, as applicable);

•	agree to, accept, approve, endorse or recommend any acquisition proposal (or publicly propose or announce any intention or desire to do so);

•	enter into any letter of intent, term sheet, merger agreement, acquisition agreement, option agreement or any other contract contemplating or otherwise relating to any acquisition proposal;

•	submit any acquisition proposal to the vote of any shareholders of Annapurna or Avalanche, as applicable; or

•

enter into any other transaction or series of transactions, the consummation of which would or would reasonably be expected to impede, interfere with, prevent or delay the consummation of the Transaction;

except that, prior to Avalanche stockholder approval of the Stock Issuance, Avalanche may furnish non-public information regarding itself to, and enter into discussions or negotiations with, any person in response to a bona fide written acquisition proposal, which Avalanche’s Board determines in good faith, after consultation with its financial advisor and its outside legal counsel, constitutes, or is reasonably likely to result in, a “superior offer”, as defined below, subject to the following conditions:

•	such acquisition proposal was not solicited in violation of the non-solicitation provision of the Acquisition Agreement;

•	Avalanche’s Board determines in good faith, based on the advice of outside legal counsel, that the failure to take such action is reasonably likely to result in a breach of its fiduciary duties;

•

at least five (5) business days prior to furnishing any such non-public information to, or entering into discussions with, such person, Avalanche gives Annapurna written notice of such person’s identity and of its intention to furnish non-public information to or enter into discussion with such person; and

•

at least five (5) business days prior to furnishing any such non-public information to such person, Avalanche furnishes such non-public information to Annapurna (to the extent such information has not already been furnished to Annapurna).

An “acquisition proposal” means any third party offer or proposal, whether written or oral contemplating or otherwise relating to any “acquisition transaction”, as defined below.

An “acquisition transaction” means any transaction or series of transactions involving:

•

any merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, reorganization, recapitalization, tender offer, exchange offer or other similar transaction in which Annapurna or Avalanche is a constituent corporation, a person or “group” (as defined under applicable securities laws) of persons directly or indirectly acquires beneficial or record ownership of securities representing more than 15% of the outstanding securities of any class of voting securities of such party or any of its subsidiaries, or in which such party or any of its subsidiaries issues securities representing more than 15% of the outstanding securities of any class of voting securities of such party or any of its subsidiaries;

•

any sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or assets that constitute or account for 15% or more of the consolidated book value or the fair market value of the assets of Annapurna, or Avalanche, as applicable, and their respective subsidiaries, taken as a whole, or

•	any liquidation or dissolution of Annapurna or Avalanche.

A “superior offer” means a bona fide, unsolicited written offer by a third party to enter into:

•

a merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, reorganization, recapitalization, tender offer, exchange offer or other similar transaction as a result of which either Avalanche’s stockholders prior to such transaction cease to own 50% of the voting securities of the entity surviving or resulting from such transaction, or in which a person or group (as defined under applicable security laws) directly or indirectly acquires beneficial or record ownership of securities representing 50% of Avalanche’s capital stock; or

•

a sale, lease, exchange, transfer, license, acquisition or other disposition of any business or other disposition of 50% of the assets of Avalanche or its subsidiaries, taken as a whole, in a single transaction or series of related transactions;

in each case, so long as such offer (i) was not obtained or made as a result or indirect result of a breach of the Acquisition Agreement and (ii) is on terms and conditions that Avalanche’s Board determines, in its reasonable, good faith judgment, after obtaining and taking into account the advice of its outside legal counsel and independent financial advisor, is (x) reasonably likely to be more favorable, from a financial point of view, to Avalanche’s stockholders, than the terms of the Transaction and (y) is reasonably capable of being consummated.

An offer will not be a “superior offer” if any financing required to consummate the transaction contemplated by such offer is not committed or is not reasonably capable of being obtained by such third party.

The Acquisition Agreement also provides that each party will as soon as reasonably practicable (but in any event, within 24 hours) notify the other of the receipt of any acquisition proposal or any inquiry, indication of interest or request for information that would reasonably be expected to lead to an acquisition proposal, or any request by a third party for non-public information.

Avalanche Stockholders’ Meeting

Avalanche is obligated under the Acquisition Agreement to take all action necessary under applicable law to call, give notice of and hold a meeting of Avalanche stockholders to vote on the Stock Issuance, and to hold such meeting as promptly as practicable following the mailing of this proxy statement.

Avalanche Board Recommendation Change

The Avalanche Board is not permitted to withdraw or modify, in a manner adverse to Annapurna or the Annapurna Shareholders in any material respect, its recommendation that Avalanche stockholders vote to approve the Stock Issuance or to recommend any acquisition transaction (each such Board action, an “Adverse Recommendation Change”).

Notwithstanding the prohibition in the prior paragraph, prior to obtaining approval of the Stock Issuance, Avalanche may make an Adverse Recommendation Change if (i) Avalanche’s Board determines in good faith, following consultation with its outside legal counsel, that the failure to make such Adverse Recommendation Change would reasonably be likely to result in a breach of its fiduciary duties, (ii) Avalanche provides each of Annapurna and the Annapurna Shareholders prompt written notice of its intention to make such Adverse Recommendation Change at least five (5) business days in advance of making such Adverse Recommendation Change, and (iii) Annapurna does not make within five (5) business days of receipt of such notice an offer that obviates the need for Avalanche’s Board to make such Adverse Recommendation Change.

Indemnification; Directors’ and Officers’ Insurance

For a period of six years after the closing of the Transaction, Avalanche will indemnify each of the current and former directors, officers and statutory auditors of Annapurna to the fullest extent permitted under applicable law.

Avalanche will maintain in effect for six (6) years after the closing Annapurna’s directors’ and officers’ insurance policies and fiduciary liability insurance policies in place as of the date of the Acquisition Agreement or purchase comparable insurance policies for such six-year period, provided that in no event will Avalanche be required expend more than an amount per year equal to 250% of the current annual premiums paid by Annapurna.

In addition, Avalanche will grant a waiver providing that Annapurna’s directors and officers resigning on the date of the closing of the Transaction shall be discharged from any liability as directors and officers of Annapurna and its subsidiaries.

Permitted Bridge Financing; Convertible Securities

Annapurna, prior to the closing of the Transaction, will take all steps as may be required to draw upon any unfunded loan amounts available under its permitted bridge financing and to take all action required to effect prior to such closing the conversion of the permitted bridge financing into Annapurna preferred stock and the repayment in full of any other outstanding convertible indebtedness of Annapurna and its subsidiaries.

Directors and Officers

Annapurna will obtain and deliver to Avalanche at or prior to the closing the resignation of each officer, director and observer of Annapurna who will not be continuing as an officer or director or observer of Annapurna following the closing of the Transaction.

Prior to the closing of the Transaction, but to be effective at such closing, the Avalanche Board will:

•	increase its size to permit the service of seven directors;

•

elect three (3) directors selected by Annapurna (see “Directors and Executive Officers of Avalanche Following the Transaction” on page 95 for more information), each to serve as a member of the Avalanche Board in staggered classes to be agreed upon by Annapurna and Avalanche prior to the closing;

•

appoint Drs. Salzman and Russo as officers of Avalanche in the positions set forth in the Acquisition Agreement (see “Directors and Executive Officers of Avalanche Following the Transaction” on page 95 for more information); and

•	appoint certain directors to the committees of the Avalanche Board, as agreed by Annapurna and Avalanche.

Other Covenants

Each of Annapurna and Avalanche has agreed to use commercially reasonable efforts to:

•	coordinate with the other in preparing and exchanging information and promptly provide the other with copies of certain notices, filings or submissions made in connection with the Transaction;

•

file or otherwise submit, as soon as reasonably practicable after the date of the Acquisition Agreement, all applications, notices, reports and other documents reasonably required to be filed to any governmental authority in connection with the Transaction and to submit promptly any additional information requested by such governmental authority;

•	obtain all consents, approvals or waivers reasonably required in connection with the Transaction;

•	lift any injunction prohibiting, or any other legal bar to, the Transaction; and

•	satisfy the conditions precedent to the consummation of the Transaction.

The Acquisition Agreement also contains additional agreements between Annapurna, the Annapurna Shareholders and Avalanche relating to, among other matters:

•	the filing of this proxy statement;

•	the coordination of press releases and other disclosure regarding the Transaction;

•	cooperation with respect to certain tax matters;

•	certain matters relating to Section 16 of the Exchange Act;

•	the termination of certain Annapurna shareholder agreements existing prior to the date of the Acquisition Agreement;

•	the resignation of Annapurna’s statutory auditors;

•	maintenance of Avalanche’s existing listing of common stock on NASDAQ and submission to NASDAQ of the notification form for the listing of the New Avalanche Shares;

•

entry by Avalanche and each Annapurna Shareholder into an investor rights agreement containing certain registration rights of the Annapurna Shareholders, as discussed in greater detail in “Agreements Relating to the Transaction”; and

•	entry by each Annapurna Shareholder into a general release to be effective as of the closing of the Transaction.

Conditions to Closing

Each party’s obligation to complete the Transaction is subject to the satisfaction or waiver by each of the parties, at or prior to the closing of the Transaction, of various conditions, which include the following:

•

there must not have been issued any order preventing the consummation of the Transaction by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Transaction in effect, and no action shall have been taken by any governmental authority seeking any of the foregoing, and no law, statute, rule, regulation, ruling or decree shall have been enacted, entered, enforced or deemed applicable to the Transaction that makes the consummation of the Transaction illegal;

•

the expiration or termination of any waiting period applicable to the consummation of the Transaction under any applicable law, and there shall not be in effect any voluntary agreement between Annapurna, the Annapurna Shareholders and/or Avalanche, on the one hand, and any governmental authority, on the other hand, pursuant to which such party has agreed not to consummate the Transaction for any period of time;

•	the Stock Issuance must have been approved by the required vote of the Avalanche stockholders; and

•

the existing shares of Avalanche common stock must have been continually listed on NASDAQ through the closing of the Transaction, and the New Avalanche Shares must be approved for listing on NASDAQ (subject to official notice of issuance) as of the closing of the Transaction.

In addition, the obligations of the Annapurna Shareholders to consummate the Transaction is further subject to the satisfaction or waiver of the following conditions:

•

the accuracy of all representations and warranties of Avalanche contained in the Acquisition Agreement as of the closing date as if made on the closing date, or if such representations and warranties address matters as of a particular date, then as of that particular date, except where the failure of such representations and warranties to be true and accurate would not, individually or in the aggregate, be expected to have a material adverse effect on Avalanche;

•	the performance and compliance by Avalanche in all material respects with all covenants in the Acquisition Agreement required to be performed or complied with by Avalanche at or prior to the closing;

•	there shall not have occurred a material adverse effect with respect to Avalanche that continues to be in effect as of the closing;

•	the receipt by Annapurna and the Annapurna Shareholders of all closing deliverables to be delivered by Avalanche as listed in the Acquisition Agreement;

•

Avalanche shall have caused its Board to be constituted as set forth in the Acquisition Agreement and appointed the new executive officers specified in the Acquisition Agreement, in each case effective as of the closing; and

•	the execution and delivery by Avalanche of that certain Investor Rights Agreement to be effective as of the closing.

In addition, the obligations of Avalanche to consummate the Transaction are subject to the satisfaction and waiver of the following conditions:

•

the accuracy of all representations and warranties of Annapurna contained in the Acquisition Agreement as of the closing date as if made on the closing date, or if such representations and warranties address matters as of a particular date, then as of that particular date, except where the failure of such representations and warranties to be true and accurate would not, individually or in the aggregate, be expected to have a material adverse effect on Annapurna;

•

the accuracy of all representations and warranties of each Annapurna Shareholder contained in the Acquisition Agreement (other than the representation and warranty as to the accuracy of Annapurna’s representations and warranties) as of the closing date as if made on the closing date, or if such representations and warranties address matters as of a particular date, then as of that particular date, and the accuracy of each Annapurna Shareholder’s representation and warranty as to the accuracy of Annapurna’s representations and warranties as of the closing date, except where the failure of such representation and warranty to be true and accurate would not, individually or in the aggregate, be expected to have a material adverse effect on Annapurna;

•	the performance and compliance by Annapurna in all material respects with all covenants in the Acquisition Agreement required to be performed or complied with by Annapurna at or prior to the closing;

•

the performance and compliance by each of the Annapurna Shareholders in all material respects with all covenants in the Acquisition Agreement required to be performed or complied with by such Annapurna Shareholder at or prior to the closing;

•	there shall not have occurred a material adverse effect with respect to Annapurna that continues to be in effect as of the closing;

•	the receipt by Avalanche of all closing deliverables to be delivered by Annapurna and the Annapurna Shareholders as listed in the Acquisition Agreement;

•	the filing by Annapurna prior to the closing of certain financial statements for year 2015 with the Paris Trade and Companies register; and

•	there shall have been obtained all approvals of governmental authorities required to be obtained prior to the closing in connection with the Transaction.

Termination of the Acquisition Agreement

The Acquisition Agreement may be terminated at any time before the consummation of the Transaction, whether before or after the required stockholder approval of the Stock Issuance has been obtained, as set forth below:

•	by mutual written consent duly authorized by the board of directors of each of Annapurna and Avalanche;

•

by either Annapurna or Avalanche, by written notice to the other, if the Transaction has not been consummated by July 29, 2016; provided, however, that this right to terminate the Acquisition Agreement will not be available to any party whose action or failure to act has been a principal cause of the failure of the Transaction to occur on or before such date and such action or failure to act constitutes a breach of the Acquisition Agreement, and this right to terminate will be available for an additional sixty (60) days following such date upon the request of either party if the waiting period under any applicable law of any jurisdiction has not expired, if applicable, or a request for additional information has been made by any governmental authority, or in the event that the SEC has not cleared this proxy statement by the date that is thirty (30) days prior to such date;

•

by either Annapurna or Avalanche if a court or other governmental authority in which Annapurna or any of its subsidiaries or Avalanche or any of its subsidiaries have meaningful operations has issued a final and non-appealable order or law that has the effect of permanently restraining, enjoining or otherwise prohibiting the Transaction;

•	by either Annapurna or Avalanche if the stockholders of Avalanche do not approve the Stock Issuance at the Avalanche 2016 Annual Meeting (including any adjournments and postponements thereof);

•

by Annapurna, if (i) Avalanche’s Board fails to recommend to, or withdraws or modifies its recommendation for, Avalanche’s stockholders to vote to approve the Stock Issuance, (ii) Avalanche’s Board approves or recommends, or Avalanche enters into an agreement relating to, an alternative transaction, or (iii) Avalanche, or any director, officer or agent of Avalanche willfully and intentionally breaches the no solicitation provisions set forth in the Acquisition Agreement (each of the above clauses is referred to as an “Avalanche Triggering Event”);

•

by Annapurna, upon an uncured breach by Avalanche of any of its representations, covenants or agreements in the Acquisition Agreement that would result in a failure of the conditions to closing (referred to as an “Avalanche Material Breach”); or

•

by Avalanche, upon an uncured breach by Annapurna or the Annapurna Shareholders of any of their respective representations, covenants or agreements in the Acquisition Agreement that would result in a failure of the conditions to closing.

Reverse Termination Fee

The Acquisition Agreement provides for Avalanche to pay to Annapurna a reverse termination fee of $4.0 million if the Acquisition Agreement is terminated by either party for the failure of the Avalanche stockholders to approve the Stock Issuance or if the Acquisition Agreement is terminated by Annapurna upon an Avalanche Triggering Event. The Acquisition Agreement also provides for Avalanche to pay to Annapurna a reverse termination fee of $6.0 million (less the $4.0 million fee described above, if paid) if the Acquisition Agreement is terminated by either party for the failure of the Avalanche stockholders to approve the Stock Issuance, or the Acquisition Agreement is terminated by Annapurna upon an Avalanche Material Breach or Avalanche Triggering Event, and either (x) Avalanche consummates within twelve months of such termination an alternative transaction that was publicly announced or communicated in writing to Avalanche’s Board prior to such termination or (y) Avalanche consummates within six months of such termination an alternative transaction that is first publicly announced or otherwise communicated in writing to Avalanche’s Board following the termination of the Acquisition Agreement while an alternative transaction described in foregoing clause (x) remains outstanding and not withdrawn.

Representation, Warranty and Covenant Survival

The representations, warranties and covenants of Annapurna, the Annapurna Shareholders and Avalanche contained in the Acquisition Agreement will terminate at closing, except (i) for covenants that by their terms expressly survive closing, (ii) for the representations and warranties of each Annapurna Shareholder with respect to ownership of Annapurna capital stock, which will survive indefinitely, and (iii) that such termination will not affect the rights of any party to seek recovery of damages from another party arising out of, resulting from or in connection with any actual or intentional fraud of such other party, or the intentional and willful failure of such other party to fulfill a condition to the performance of its obligations under the Acquisition Agreement, until the expiration of the applicable statute of limitations.

Indemnification by Annapurna Shareholders

Each Annapurna Shareholder will severally, but not jointly, indemnify and hold harmless Avalanche and its directors, officers, stockholders, employees, agents, representatives, subsidiaries and affiliates from losses arising under or resulting from any breach by such Annapurna Shareholder of its representations and warranties with respect to its ownership of Annapurna capital stock.

Amendment

The Acquisition Agreement may be amended by the parties by authorized action at any time pursuant to an instrument in writing signed by each of Avalanche, Annapurna and each of the Annapurna Shareholders, subject to applicable law.

Specific Performance

Under certain circumstances, Annapurna, the Annapurna Shareholders and Avalanche are entitled to specific performance of the terms of the Acquisition Agreement, in addition to any other remedy at law or equity.

AGREEMENTS RELATING TO THE TRANSACTION

The following is a summary of the material terms and conditions of certain other agreements entered into, or to be entered into, in connection with the Transaction. This summary may not contain all the information about such agreements that is important to you and is qualified in its entirety by reference to the applicable agreements, each attached as an annex hereto and incorporated by reference into this proxy statement. You are encouraged to read each agreement in its entirety.

Support Agreements

In order to induce Annapurna and the Annapurna Shareholders to enter into the Acquisition Agreement, certain officers, directors and other stockholders of Avalanche (solely in their capacity as holders of shares of Avalanche’s common stock) entered into support and voting agreements with Annapurna (the “Support Agreements”) covering approximately 10.3% of the outstanding shares of Avalanche’s common stock as of January 28, 2016 (including restricted stock units vesting at July 29, 2016 and options exercisable at July 29, 2016 on an as converted to common stock basis), whereby each such officer, director and stockholder agreed to (a) appear at any meeting of the Avalanche stockholders or otherwise cause its shares to be counted as present for the purpose of establishing a quorum for such meeting and (b) vote, or cause to be voted at such meeting, all its shares (i) in favor of the Stock Issuance and any other matters necessary for consummation of the Transaction, (ii) in favor of any proposal to adjourn such meeting to solicit additional proxies to be voted in favor of the Stock Issuance and (iii) against (A) any “Acquisition Proposal” (as defined in the Acquisition Agreement) in respect of Avalanche or (B) any other action, agreement or transaction that is intended to or would reasonably be expected to prevent or nullify any provision of the Support Agreement or impede, interfere with, delay, postpone or adversely affect the Transaction or any other obligation or agreement of Avalanche under the Acquisition Agreement.

Pursuant to the Support Agreements, each stockholder party thereto also agreed not to, directly or indirectly, solicit, facilitate or support any inquiry, proposal or offer, or enter into or maintain any communications or negotiations regarding any inquiry, proposal or offer, in each case, that constitutes, or would reasonably be expected to lead to an Acquisition Proposal in respect of Avalanche. Each such stockholder further agreed to not accept, approve, endorse or recommend, or enter into any letter of intent, term sheet or any other agreement relating to, any Acquisition Proposal in respect of Avalanche, not submit any such Acquisition Proposal to the vote of any Avalanche stockholders, and not enter into any other transaction that would impede, interfere with, prevent or delay the consummation of the Transaction.

Subject to certain exceptions, each stockholder party to a Support Agreement also agreed not to (i) offer, sell or transfer Avalanche shares held by such stockholder without the prior written consent of Annapurna, (ii) enter into any contract, option or other agreement with respect to any transfer of Avalanche shares held by such stockholder, or (iii) grant any proxy, power-of-attorney or other authorization, or enter into any voting agreement or similar arrangement with respect to Avalanche shares held by such stockholder.

Each Support Agreement will terminate upon the earliest of the closing of the Transaction, the termination of the Acquisition Agreement, and the date on which neither stockholder party to such Support Agreement nor its respective affiliates beneficially owns any Avalanche shares. Nothing in the Support Agreements will limit or restrict the applicable stockholder, or any of its affiliates or designees, who serves as a director or officer of Avalanche in acting in his or her capacity as director or officer of Avalanche and exercising his or her fiduciary duties and other legal obligations and responsibilities as a director or officer of Avalanche. A copy of the form of the Support Agreement is attached to this proxy statement as Annex C.

Investor Rights Agreement

As a condition to the closing of the Transaction, Avalanche and the Annapurna Shareholders will enter into a second amended and restated investor rights agreement (the “Investor Rights Agreement”), pursuant to which the Annapurna Shareholders and other stockholders of Avalanche will have, among other things, certain registration rights under the Securities Act with respect to their shares of Avalanche common stock, and will agree to certain transfer restrictions.

The stockholders party to the Investor Rights Agreement will have the right to demand that we file a registration statement for their shares of Avalanche common stock or request that their shares of Avalanche common stock be covered by a registration statement that we are otherwise filing, in each case, to the extent their shares of such common stock were issued (i) previously upon conversion of convertible preferred stock, (ii) as part of the Stock Issuance in connection with the Transaction, or (iii) as a stock dividend or exchange for any of the foregoing shares. These shares of Avalanche common stock, other than any shares (x) sold by any person to the public, (y) sold in a private transaction in which the transferor’s rights under the Investor Rights Agreement are not assigned or (z) that are transferable without volume limitations pursuant to Rule 144 under the Securities Act, are referred to as “registrable securities”.

The holders of registrable securities will be entitled to certain demand registration rights. The holders of at least a majority of the registrable securities, on not more than two occasions, may request that we register all or a portion of their registrable shares, subject to certain specified exceptions. Such request for registration must cover at least a majority of the registrable securities then outstanding (or a lesser percentage if the aggregate offering price before payment of underwriting discounts and commissions exceeds $10.0 million).

If we propose to register for offer and sale any of our securities under the Securities Act in a registered offering, either for our own account or for the account of other security holders, the holders of these registrable shares will be entitled to certain “piggyback” registration rights allowing them to include their registrable shares in such registration, subject to certain marketing and other limitations. As a result, whenever we propose to file a registration statement under the Securities Act, including a registration statement on Form S-3 as discussed below, other than with respect to (i) any employee benefit plan, (ii) any corporate reorganization or transaction under Rule 145 of the Securities Act, any registration statement on Form S-4 or any similar form related to the issuance or resale of securities issued in such a transaction, or (iii) securities issued upon conversion of debt securities, the holders of the registrable shares will be entitled to notice of the registration and have the right, subject to limitations that the underwriters may impose on the number of shares included in the registration, to include their registrable shares in the registration.

The holders of registrable securities will also be entitled to certain registration rights on Form S-3. A holder of registrable shares may make a request that we register for offer and sale their registrable shares on Form S-3 if we are qualified to file a registration statement on Form S-3 at the time of such request, subject to certain specified exceptions. The aggregate public offering price of the registrable shares covered by any such requested registration on Form S-3 must equal or exceed $1.0 million before payment of the underwriting discounts and commissions. We will not be required to effect more than two registrations on Form S-3 pursuant to the Investor Rights Agreement.

The right of holders of registrable securities to request registration or inclusion of registrable securities under the Investor Rights Agreement will terminate upon the earlier of August 5, 2017 and such time as such holder holds less than 1% of our outstanding common stock and all registrable securities held by such holder and its affiliates may be sold pursuant to Rule 144 during any 90-day period without limitation.

Further, the holders of registrable securities will agree under the Investor Rights Agreement not to transfer its registrable shares unless, subject to certain exceptions, such transfer is made pursuant to a registration statement or Rule 144.

The Investor Rights Agreement will terminate upon the earlier of August 5, 2017 and a consolidation or merger of Avalanche with or into any other entity or person in which the shares of our capital stock immediately prior to such transaction do not represent a majority of the voting power of the surviving entity. A copy of the form of Investor Rights Agreement is attached to this proxy statement as Annex B.

AVALANCHE’S BUSINESS

For a description of Avalanche’s business, please refer to the section entitled “Item 1. Business” set forth in Avalanche’s Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC on March 3, 2016, which section is incorporated by reference herein.

ANNAPURNA’S BUSINESS

Annapurna is a gene therapy company focused on discovering and developing new therapeutic products in areas of significant unmet medical need. Annapurna is passionate in its quest to serve and bring hope to patients and their families living with severe diseases, and values its relationship with patient communities and the organizations that serve them. It plans to become a gene therapy leader by advancing the science of gene therapy in an innovative, focused and ethical manner, and is dedicated to transforming the treatment paradigm in a range of severe diseases where treatment options are limited.

Annapurna’s initial gene therapy programs address alpha-1 antitrypsin (A1AT) deficiency, hereditary angioedema, the cardiomyopathy associated with Friedreich’s ataxia, and severe allergy. Its lead program, ANN-001 for the treatment of A1AT deficiency, has an open IND with the FDA. Annapurna plans to initiate clinical trials for ANN-001 in the second half of 2016.

Annapurna’s product candidates are focused on a subset of diseases that it believes are particularly well-suited to gene therapies. Annapurna has developed a scientific platform that brings together deep expertise in rare genetic diseases, adeno-associated virus (“AAV”), gene therapy and vector manufacturing. Annapurna believes that it can leverage this expertise to accelerate the development of its existing pipeline of programs while continuing to discover and develop additional gene therapy product candidates.

Annapurna’s lead gene therapy product candidates and programs are designed to provide a functional copy of a therapeutic protein using its AAV-based vector delivery technology, which has been optimized to potentially offer durable clinical benefit to patients, either via simple intravenous infusion or via direct tissue delivery into an affected organ. Annapurna is planning to expand its portfolio into other severe diseases where continued expression of a protein above a certain therapeutic level has the potential to transform the treatment paradigm for patients with a wide range of severe diseases. Annapurna has leveraged a good manufacturing practice (“GMP”)-compliant manufacturing facility at Weill Cornell to support its preclinical and planned initial clinical trials. Annapurna believes that its manufacturing processes, methods and expertise will ultimately give it a comprehensive manufacturing platform for AAV-based gene therapy product candidates.

In selecting its portfolio, Annapurna starts with a deep understanding of disease biology. Annapurna partners with key disease experts who have developed robust models of the relevant diseases, which Annapurna believes will allow it to more reliably predict the correct dosing for the applicable patient populations. Most of Annapurna’s programs have a validated biomarker associated with disease progression or severity that allows for the straightforward, early and ongoing assessment of potential durable clinical benefits throughout the development process. To execute on this opportunity, Annapurna has assembled a team of seasoned biopharmaceutical executives, scientific advisory members, patient organizations and key partners with broad and deep expertise in all areas of global drug discovery, development, manufacturing and commercialization. Annapurna’s current pipeline of gene therapy products is depicted below:

ANN-001, Annapurna’s lead gene therapy product candidate, is designed to deliver A1AT protein in patients with A1AT deficiency. Annapurna licensed the rights to ANN-001 from Cornell University, on behalf of Weill Cornell, in December 2015. A1AT deficiency is a rare genetic disorder where deficiency in A1AT may result in serious respiratory disease in adults and/or liver disease at any age. The current standard of care for patients with A1AT deficiency involves chronic augmentation of A1AT protein through a weekly intravenous infusion to address their lung disease. Prevalence of A1AT deficiency is estimated at 1 in 5,000 to 1 in 3,500 people with European ancestry, leading to approximately 100,000 A1AT deficiency patients in the United States alone. It is estimated that fewer than 10,000 patients in the United States are on protein augmentation therapy with A1AT protein, translating to very low treatment rates. The discrepancy between the addressable patient population and actual treated patients is due to limited disease awareness among non-specialists, coupled with the slowly progressive nature of the disease, which is often treated with bronchodilators, and the treatment burden of available treatments which require once weekly intravenous infusions.

In contrast to prior approaches, Annapurna believes that delivery of ANN-001 in the pleural cavity, surrounding the lungs, could be a highly effective delivery method to achieve A1AT protein expression at therapeutic levels with relatively low safety risk. To evaluate the therapeutic response of ANN-001, Annapurna plans to assess therapeutic serum levels and levels of A1AT protein in the lung epithelial lining. Third-party studies have demonstrated A1AT serum levels of 11µM to be an established therapeutic serum concentration and a validated biochemical surrogate marker of efficacy. Based on preclinical studies of ANN-001 conducted by Weill Cornell using an intrapleural (“IP”) administrative route, as well as prior human clinical trials completed by separate researchers using an intramuscular (“IM”) administrative route for another AAV vector, Annapurna believes that ANN-001 can achieve therapeutic levels of A1AT. Annapurna’s ANN-001 program has an open IND with the FDA, and it plans to initiate clinical studies in the second half of 2016. Based on its preclinical studies completed to date, Annapurna believes ANN-001 has the potential to be a well-tolerated, effective therapy for A1AT deficiency.

ANN-002 is Annapurna’s gene therapy product candidate designed for the treatment of patients with hereditary angioedema (“HAE”). Annapurna licensed the rights to ANN-002 from Cornell University, on behalf of Weill Cornell, in December 2015. HAE is a life-threatening genetic condition based on a lack of C1-esterase inhibitor (“C1-INH”), resulting in excessive levels of a protein called bradykinin, which causes fluid to leak from blood vessels. HAE patients suffer from rapid and painful attacks in the abdomen, arms, legs, feet, hands, lips, eyes, tongue or throat, which vary in frequency from a few attacks a year in mild cases to two or more attacks per month in severe forms of the disease. Attacks often do not have a known cause, and mortality rates for events that involve an airway have been reported to be as high as 30%. HAE affects approximately 1 in 10,000 to 1 in 50,000 people worldwide, of which Annapurna estimates approximately 80% are patients with moderate to severe forms. Patients with HAE are managed either by acute treatments (of which there are multiple approved options) or by preventive therapy. The most commonly used preventive treatments consist of intravenous injections of 1000U of C1-INH protein (Cinryze®, Shire) every three or four days, which costs approximately $500,000-$600,000 per year for each patient in the United States. Clinical studies with Cinryze® have demonstrated a reduction in the rate of attacks by about 50%. Preclinical studies with ANN-002 conducted at Weill Cornell demonstrated that ANN-02 can generate therapeutic C1-INH protein levels in wild type mice. A proprietary mouse model of HAE was established at Weill Cornell and a proof of concept study was initiated to assess plasma C1-INH level and vascular permeability, an indicator of C1-INH expression, post intravenous administration.

ANN-003 is Annapurna’s gene therapy program for the treatment of the cardiomyopathy associated with Friedreich’s ataxia. Friedreich’s ataxia is a rare disease that arises from mutations in the FXN gene that reduce production of frataxin, a mitochondrial protein essential for creating cell energy. Friedreich’s ataxia affects approximately 5,000 people in the United States and approximately 5,000 to 10,000 people in Europe. Although the disorder is characterized by the loss of full control of bodily movements, a majority of deaths result from progressive degradation of cardiac function, usually before the age of 40 years. There are no approved treatments. Annapurna’s scientific founders conducted a preclinical proof of concept study using the well-described MCK mouse model of the disease. The study indicated that delivery of the normal human frataxin gene by intravenous injection of an AAVrh.10 vector fully and rapidly corrected the cardiomyopathy of animals at an advanced stage of heart disease and dramatically increased survival. Because of the physiological and anatomic differences between mouse and human hearts, Annapurna initiated preclinical proof of concept studies in healthy pigs and non-human primates, in order to determine efficacious dose and optimal route of administration to be used in patients. Annapurna plans to evaluate therapeutic response by using a “therapeutic threshold” that corresponds to the minimum average vector copies per cardiac cell needed to achieve efficacy in the MCK mouse model. In parallel, Annapurna is also conducting non-interventional studies in Friedreich’s ataxia patients to identify the eligible patient population and determine appropriate safety and efficacy clinical endpoints.

ANN-004 is Annapurna’s gene therapy program for the treatment of severe allergies, which cause extreme discomfort and can be fatal. Annapurna licensed the rights to ANN-004 from Cornell University, on behalf of Weill Cornell, in December 2015. Scientists at Weill Cornell have conducted a successful proof of concept study, and the program is in the early stages of preclinical development.

Beyond its current pipeline of programs, Annapurna intends to focus its research and development on future product candidates that treat severe diseases that Annapurna believes are well-suited to its gene therapy platform, and it expects to leverage the learnings from its current programs into such future candidates. Annapurna selects its programs based on its ability to achieve target therapeutic protein levels that may lead to meaningful clinical benefit.

Strategy

Annapurna’s goal is to transform the lives of patients suffering from severe and chronic disorders by developing, manufacturing and commercializing gene therapies that have the potential to offer a durable and meaningful therapeutic benefit in areas of unmet medical need and where treatment options are limited, or where no long-term safe and effective options exist. To achieve its goal, Annapurna plans to pursue the following key strategies:

Advance its lead product candidates, ANN-001 and ANN-002, through clinical development. In the second half of 2016, Annapurna plans to initiate a clinical trial of ANN-001 in adults with A1AT deficiency. If this trial is successful, it intends to initiate a pivotal trial to support the filing of a biologics license application (“BLA”) with the FDA, and, subsequently, a marketing authorization application with the EMA. Annapurna expects to initiate a clinical trial for ANN-002 in patients with HAE in 2017.

Continue to deepen its pipeline. Annapurna will continue to leverage its expertise to create a pipeline of product candidates that address a broad range of severe diseases. Annapurna has identified an initial portfolio of opportunities beyond its current programs, and Annapurna’s goal is to be the leader in the development and commercialization of gene therapy product candidates for severe diseases.

Build a premier global ecosystem of patient-focused gene therapy expertise to support its continued leadership as an innovator in the gene therapy field. Annapurna will continue to build a professional ecosystem of employees, advisors and collaborators with industry-leading experience in the discovery, development, manufacturing and commercialization of gene therapies for severe diseases with great unmet medical need. Annapurna will leverage its already deep network in the rare disease space and partner with key patient organizations. Annapurna believes this collective expertise will be a key aspect of its continued success and will support its continued leadership as an innovator in the gene therapy field.

Annapurna’s Gene Therapy Technology and Industrialized Manufacturing Approach

Gene Therapy Technology

Annapurna’s AAV vectors and its delivery strategies are designed to produce the required therapeutic protein in the target organ(s), depending on Annapurna’s indications. To achieve this goal, Annapurna’s gene therapy product candidates consist of two key components:

•

The therapeutic gene, or transgene, under the control of a strong ubiquitous synthetic promoter frequently used to drive high levels of gene expression in mammalian expression vectors, related gene regulatory elements, as well as minimal original sequences of AAV serotype 2, or AAV2, required for virus amplification, also called replication and packaging signals; and

•	The AAV vector protein shell, or capsid, in which the therapeutic gene is packaged.

Annapurna has initially selected the capsid from the AAV serotype 10 from the rhesus monkey, or AAVrh.10, but may choose to use a different capsid for certain of its product candidates in the future. AAVrh.10 is a member of the Clade E family of capsids, which has demonstrated enhanced affinity for the liver, and certain of Annapurna’s scientific founders’ teams demonstrated that this AAV serotype also allows very efficient delivery to the heart, pleura and liver, as well as additional organs. To Annapurna’s knowledge, the AAVrh.10 vector has been used by others in three clinical trials for three different diseases in a total of 19 patients with no associated unexpected or severe adverse events.

Annapurna’s Manufacturing Process

Annapurna is currently partnering with a non-commercial manufacturing facility, the Belfer Gene Therapy Core Facility (“BGTCF”) at Weill Cornell, to supply material for its IND-enabling studies and subsequently for first time in human clinical trials. BGTCF has a track record of manufacturing clinical materials pursuant to the FDA’s current good manufacturing practices requirements and has established experience in manufacturing AAVrh.10 vectors that have been successfully used in the clinic for several different indications.

Annapurna’s Product Pipeline

ANN-001

ANN-001 is a gene therapy product candidate designed to treat patients with A1AT deficiency in a durable fashion, possibly on the basis of a single infusion. Annapurna licensed the rights to ANN-001 from Cornell University, on behalf of Weill Cornell, in December 2015. ANN-001 consists of an AAV vector that uses the AAVrh.10 capsid serotype and an optimized A1AT gene, which can be delivered systemically or through intrapleural administration. Annapurna believes that ANN-001 is differentiated from other programs based on the combination of its choice of AAV capsid serotype and route of delivery. ANN-001 utilizes the AAV capsid serotype AAVrh.10 to deliver optimized wild-type A1AT protein that will be preferentially expressed in the cells of the pleura, the cells surrounding the lungs. Annapurna has an open IND for ANN-001 with the FDA. Annapurna expects to initiate clinical trials in the second half of 2016.

Alpha-1 Antitrypsin Deficiency

A1AT deficiency is a rare genetic disorder caused by a mutation in the SERPINA1 gene. More than 95% of A1AT-deficient individuals have the Z-type of A1AT protein instead of the normal M-type A1AT. It is estimated that A1AT deficiency affects approximately 100,000 patients in the United States alone. A1AT deficiency leads to progressive damage of lung tissue, eventually leading to emphysema and early death.

The current standard of care for A1AT deficiency is protein augmentation therapy (“PAT”), which requires weekly intravenous (“IV”) administration of 60 mg/kg A1AT protein. Although weekly intravenous infusions of A1AT protein restore serum A1AT levels to a protective level of >11µM and the National Institute of Health reported an overall death rate being 1.5 times higher among those who did not receive PAT, fewer than 10,000 patients with A1AT deficiency are currently treated with PAT. The lack of better penetration into this patient population is partially due to patient compliance (including the inconvenience of weekly intravenous infusions) and the slow advancement of the disease, which is often treated with bronchodilators. In addition, the low rate of diagnosis can be attributed to a lack of disease awareness amongst non-specialists. Several PAT treatment options are currently available including PROLASTIN® (since 1988); ZEMAIRA® (since 2003); ARALAST® (since 2003); and GLASSIA® (since 2010). PAT therapies require compliance, which can be expensive. The estimated annual cost of treatment is approximately $120,000 in the United States per patient.

Annapurna believes that the treatment of A1AT deficiency with gene therapy may allow for the treatment of broader patient populations, especially younger patients who may be asymptomatic or have mild symptoms and may be unwilling to comply with weekly IV schedules. In addition, and based on key opinion leader feedback, the potential benefit of gene therapy in younger patients is higher. In particular, given its potential to provide constant levels of A1AT, we believe that it is possible that an A1AT gene therapy product will stop or significantly delay the progressive destruction of lung tissue, and therefore increase the quality of life for A1AT deficiency patients.

Annapurna’s Solution — ANN-001

Annapurna’s goal – achieving target A1AT levels

A therapeutic serum level of A1AT of 11 µM has been established and the FDA has used the levels of this biomarker in serum for the approval of currently available PATs. In addition, a randomized, double-blind, placebo-controlled trial in 2015 validated that protein therapy reduces lung degradation as assessed by chest computed tomography (“CT”) scans. A prior clinical trial reported by others in 2011 using IM injection of AAV1-A1AT produced by a herpes simplex virus (“HSV”) complementation method, at the highest dose of 6x1012 viral genomes per kilogram (vg/kg) administered as 100 individual IM injections was able to demonstrate detectable serum levels of A1AT but at levels of only 0.57 µM (5% of therapeutic threshold).

In a preclinical study reported by others in 2011, AAV1 was manufactured using an HSV complementation method and administered via IM injection into mice. In that study, at the dose of 8x1013 vg/kg, A1AT level achieved was 36 µM, or 330% of therapeutic A1AT level. In another preclinical study conducted by others in 2006, AAVrh.10-hA1AT was injected by IP administration at a dose of 5x1012 vg/kg leading to A1AT levels of 49 µM or 450% therapeutic dose. Based on the data generated by these studies, Annapurna believes that ANN-001 can achieve >11 µM of A1AT in systemic circulation.

Preclinical Data

Experiments in preclinical mouse models conducted at Weill Cornell demonstrated high levels of A1AT present in both serum and in lung epithelial lining fluid. 1x1011 genome copies were administered to each mouse (n=4 per group). All doses of each vector were well tolerated. A single IP injection of AAVrh.10 led to the expression of A1AT for at least 24 weeks. Such sustained expression has been seen in several studies of mice and monkeys. Experiments in non-human primates, in which 36 primates were treated, resulted in high levels of human A1AT messenger ribonucleic acid (“mRNA”) expression in the lung for at least one year post-one time IP delivery.

Clinical Trials

In the second half of 2016, Annapurna plans to initiate an open-label clinical trial of ANN-001 in adults with A1AT deficiency. In this trial, Annapurna will dose-escalate to evaluate the safety, route of administration and dose of ANN-001 (AAVrh.10-hA1AT) in 18-25 A1AT deficiency patients. The primary endpoint of this dose-ranging clinical trial will be assessment of safety and the secondary endpoint will be the evaluation of early evidence of efficacy. With respect to its secondary endpoint, Annapurna’s goal is to achieve a therapeutic serum level of A1AT of 11 µM and a lung epithelial lining fluid level of 1.2 µM. The serum level of 11 µM is the validated surrogate biomarker of efficacy used in trials using protein augmentation therapy products and 1.2 µM is the level in epithelial lining fluid believed to correlate to 11 µM in serum. The trial is also designed to identify the dose needed to achieve durable A1AT protein levels that will have a clinically meaningful effect in CT lung density. The trial will enroll up to 25 subjects in five cohorts to receive a single infusion of ANN-001 at doses ranging from 1.14x1011 genome copies per kilogram to 6.14x1012 genome copies per kilogram, via IP or IV administration.

ANN-002

ANN-002 is a gene therapy product candidate consisting of an AAVrh.10 vector containing the C1-INH gene coding sequences, which is designed to be systemically administered to express human C1-INH preferentially in the liver, for the treatment of hereditary angioedema. Annapurna intends to develop ANN-002 for the treatment of patients with moderate to severe HAE. Annapurna licensed the rights to ANN-002 from Cornell University, on behalf of Weill Cornell, in December 2015.

Although the target level of C1-INH activity required for optimal therapeutic efficacy of C1-INH in symptomatic HAE patients is unknown, it is generally accepted that a threshold baseline level of C1-INH activity in the circulation above 40% of the normal level protects against development of attacks. Annapurna expects to initiate a dose ranging clinical trial for ANN-002 in patients with HAE in 2017, with the primary endpoint being assessment of safety and the secondary endpoint the evaluation of early evidence of efficacy.

HAE Overview

HAE is a rare genetic disease caused by mutations in the gene coding for C1-INH protein, resulting in recurrent swellings of subcutaneous or submucosal tissues, resulting from excessive levels of bradykinin, a downstream effect of C1-INH abnormalities. Leakage of fluid from small blood vessels causes rapid, sudden, and painful attacks of inflammation in the abdomen, arms, legs, feet, hands, lips, eyes, tongue or throat. HAE is a very serious, severe and sometimes fatal disease, in which the mortality rate for events that involve the airway has been reported to be as high as 30%. The onset of attacks is often not correlated with a known trigger, leading to a high disease burden and reduced quality of life, not only during attacks, but also between attacks due to fear of another attack. Depression and anxiety are common in HAE patients, and disease heterogeneity, or the frequency and severity of attacks, is high. The prevalence of HAE is estimated to be approximately 1 in 10,000 to

1 in 50,000, with approximately 10,000 patients diagnosed across major markets. Annapurna estimates that approximately 80% of HAE patients have moderate to severe attacks and we believe that approximately 5,500 HAE patients are treated in the United States.

HAE is caused by genetic mutations in the SERPING1 gene and is divided in three types based on the level and activity of plasma C1-INH. Type 1 HAE is the most common type, affects approximately 85% of HAE patients and is due to deficiency of the C1-INH protein. Type 2 HAE results in normal C1-INH levels, but the protein is dysfunctional. Type 3 is rare and not relevant to this therapy.

The available treatments for patients with HAE come in two categories – on–demand therapies for acute attacks and prophylactic treatments for prevention of attacks. Agents used for treatment of acute attacks include C1-esterase inhibitors: CSL Behring’s Berinert® (since 2009), Pharming/Valeant’s Ruconest® (since 2014), kallikrein inhibitors: Dyax’s Kalbitor® (since 2009), and selective bradykinin B2 receptor antagonist: Shire’s Firazyr® (since 2011). Prophylactic treatment is currently limited to Shire’s Cinryze® (C1-esterase inhibitor, since 2008). Every diagnosed HAE patient must carry an acute “rescue” medication at all times and the onset of severe attacks can be unpredictable with rapid recurrences after resolution.

Many HAE patients eligible for prophylactic treatment opt for acute disease management due to the need for frequent infusions. Cinryze® requires intravenous injections of 1000U every three or four days and there are potential complications such as infections and loss of access to veins to administer the drug. Considering Cinryze’s® demonstrated 50% reduction in acute attacks in pivotal trials, there is a great unmet medical need for prevention of HAE attacks. Despite the very high cost of treatment with Cinryze® (estimated to be $500,000 - $600,000 in the United States per year per patient), there are limited barriers to patient access today due to the severity of the disease and the lack of alternative treatment options. New agents are being developed with the goal of improving compliance rates by reducing frequency of dosing or by using oral and more patient friendly administration routes. None of these agents replaces the deficient C1-INH protein.

Based on prior clinical studies of Cinryze®, Annapurna believes that a gene therapy product in HAE has the potential to achieve an ideal pharmacokinetics profile of having constant levels of C1-esterase inhibitor, but without the inconvenience, impracticality and cost of dosing Cinryze® every day.

Annapurna’s Solution — ANN-002

Preclinical data

The ability of ANN-002 to direct durable expression of functional C1-INH was assessed by researchers at Weill Cornell in a wild type mouse, in an experiment which included five male and five female animals per group. In this study, ANN-002 resulted in stable expression and activity of C1-INH, well above normal levels in humans. These effects were also consistent for 20 weeks following treatment with an intravenous infusion of ANN-002.

As a result of the data from this preclinical study, Annapurna believes that its ANN-002 candidate can offer meaningful long-term clinical benefit to HAE patients.

A proprietary mouse model of HAE was established at Weill Cornell and a proof of concept study was initiated to assess plasma C1-INH levels and vascular permeability, an indicator of C1-INH expression, post ANN-002 administration.

Clinical Trials

In 2017, Annapurna plans to initiate an open-label clinical trial of ANN-002 in patients with HAE. In this study, Annapurna will dose-escalate to evaluate the safety and dose of AAVrh.10-hC1-INH. Annapurna will administer ANN-002 in HAE patients with the primary endpoint being assessment of safety and the secondary endpoint being the evaluation of early evidence of efficacy. With respect to the secondary endpoint, Annapurna’s goal is to achieve a therapeutic serum level of C1-INH activity, and it believes that targeting this level will offer a meaningful clinical benefit to patients. Annapurna plans, in its first trial, to follow patients for a period of 12 months for efficacy, and an additional 12 months for safety.

ANN-003

ANN-003 consists of an AAVrh.10 vector carrying the human FXN gene that encodes the normal human frataxin protein to be expressed in the heart for the treatment of cardiomyopathy associated with Friedreich’s ataxia. Annapurna licensed the rights to ANN-003 from Inserm Transfert in July 2014.

Annapurna intends to apply for Orphan Drug Designation in the United States and in Europe, submit an IND with the FDA and submit a Clinical Trial Authorization application with the EMA. Annapurna is currently conducting two non-interventional studies in Friedreich’s ataxia patients to identify the eligible patient population and determine appropriate safety and efficacy clinical endpoints for the evaluation of ANN-003 in a clinical trial. Annapurna plans to administer ANN-003 to Friedreich’s ataxia patients suffering from heart disease, with the primary endpoint being assessment of safety and the secondary endpoint being evaluation of early signals of efficacy.

Friedreich’s Ataxia Overview

Friedreich’s ataxia is a debilitating neurodegenerative disease resulting in poor coordination of legs and arms, progressive loss of the ability to walk, generalized weakness, loss of sensation, scoliosis, diabetes and cardiomyopathy as well as impaired vision, hearing and speech. It affects approximately 5,000 people in the United States and approximately 5,000 to 10,000 people in Europe. The typical age of onset is 10 to 12 years, with neurological symptoms progressing for 20 to 30 years. Life expectancy is severely reduced, with patients generally dying before the age of 50 years. Over 90% of Friedreich’s ataxia patients also develop a hypertrophic cardiomyopathy, a disease which results in the thickening of the heart muscle. This cardiomyopathy is severe in 60% of the patients and leads to death before the age of 40 years, at least ten years earlier than the general life expectancy for the disease. There are currently no approved curative therapies for the disease, but patients often receive symptomatic treatments. For example, heart failure can be treated with diuretics, antagonists of angiotensin receptors, and ß blockers. Heart transplantation can even be considered but bears significant short- and long-term risk, such as those associated with surgery and the requirement for long-term immunosuppression.

Friedreich’s ataxia patients have mutations in the FXN gene that reduce production of the frataxin protein, resulting in progressive neurological and cardiac complications. Friedreich’s ataxia is an autosomal recessive disorder, meaning that a person must obtain a defective copy of the FXN gene from both parents in order to develop the condition. One healthy copy of the FXN gene, or 50% of normal frataxin protein levels, is sufficient to prevent the disease phenotype.

Annapurna’s Solution — ANN-003

ANN-003 is designed to deliver a functional version of the FXN gene to the heart, and Annapurna believes that ANN-003 has the potential to improve the cardiac function of patients with Friedreich’s ataxia. Unlike in many genetic disorders, most Friedreich’s ataxia patients normally produce very low levels of the frataxin protein, which, although insufficient to prevent the disease, exposes the patient’s immune system to frataxin. This reduces the likelihood that the FXN gene delivered with AAV gene therapy will trigger a harmful immune response.

Preclinical proof of concept of an AAV-based gene therapy has been established in a mouse model of the cardiomyopathy associated with Friedreich’s ataxia by the research team of one our scientific founders. In this mouse model, the FXN gene is selectively inactivated in cardiomyocytes and skeletal muscle cells. These mice develop features of cardiomyopathy that are comparable to the ones observed in patients suffering from Friedreich’s ataxia. The phenotype developed by these mice is more severe than that observed in humans, as they begin to develop heart failure at the age of five weeks, leading to the death of 100% of the mice at the age of 12 weeks. In this completed study, an AAVrh.10 vector encoding the normal human frataxin (AAVrh.10-hFXN) was administered via IV after the onset of heart failure (7 weeks). This resulted in a complete reversion of the cardiac phenotype of the MCK mice: rapid normalization of heart function, normalization of left ventricular hypertrophy, correction of all biochemical mitochondrial anomalies, and correction of all ultra-structural cardiomyocytes abnormalities with a very early arrest of myocardial fibrosis. Dose-response studies in MCK mice showed that a correction of only 30%-40% cardiomyocytes was sufficient for a complete reversion of the cardiac phenotype.

These dose-response studies in the MCK mice were conducted using six different doses of AAVrh.10-hFXN in order to determine the lowest efficacious dose in the mouse and establish a “therapeutic threshold” corresponding to the minimum average vector copies per cardiac cell needed to achieve efficacy.

This therapeutic threshold will be used as an analysis criterion to demonstrate proof of concept of Annapurna’s gene therapy approach in studies in the large animal, in which there is no model of the disease. Annapurna has already initiated studies in healthy pigs and non-human primates to determine efficacious dose and optimal route of administration to be used in patients.

In parallel, Annapurna is also conducting non-interventional studies in Friedreich’s ataxia patients in the United States and in France to determine appropriate biomarkers and clinical functional endpoints and to better define the patient population to be selected for the safety and efficacy trials that Annapurna plans to initiate. The U.S. study started in January 2015, with the objective of enrolling 30 patients and 15 age- and gender-matched healthy volunteers. The French study will enroll its first subject in early 2016, with a target enrollment of 20 patients and 20 age- and gender-matched healthy volunteers. Intermediate study results from both studies are expected in the fourth quarter of 2016, and final study reports should be available at the end of 2017.

Annapurna believes that delivering an effective cardiac gene therapy treatment to Friedreich’s ataxia patients suffering from heart disease will enable these patients to gain significant quality of life improvements, and the correction/stabilization of the cardiomyopathy is also expected to have a direct impact on the ability of these patients to manage their neurological disability.

Annapurna has built a strong relationship with patient advocacy groups, in particular the Friedreich’s Ataxia Research Alliance in the United States, which closely follows and supports Annapurna’s ANN-003 program.

ANN-004

ANN-004 consists of an AAVrh.10 vector that contains a gene that encodes a full length, high affinity, anti-human anti-immunoglobulin E (“anti-IgE”) antibody. ANN-004 is administered systemically in order to preferentially reach the liver and use this organ as a genetic metabolic factory for the sustained production and systemic delivery of therapeutic anti-IgE into the blood for the treatment of patients suffering from severe allergies. Annapurna’s solution is designed to be a one-time treatment to circumvent the requirement for repeated anti-IgE administration. Annapurna licensed the rights to ANN-004 from Cornell University, on behalf of Weill Cornell, in December 2015.

Researchers at Weill Cornell have conducted a proof of concept study with ANN-004. Annapurna is in the early stages of preclinical development of ANN-004.

Annapurna’s Partners and Advisors

Annapurna has established relationships with key academic and commercial entities to provide it access to cutting edge technologies as well as streamline its product development. Annapurna’s AAV technology is the product of over 25 years of research at Weill Cornell by Dr. Ronald Crystal, Chairman of Genetic Medicine and Professor of Internal Medicine at Weill Cornell and a founder and scientific advisor of Annapurna, and colleagues who first used a recombinant virus to deliver gene therapy in vivo.

Annapurna’s scientific and clinical advisors are key thought leaders in gene therapy, and rare and genetic diseases. In addition to Dr. Crystal, Annapurna’s scientific advisors include Hélène Puccio, Ph.D. of the Institute of Genetics and Molecular and Cellular Biology, University of Strasbourg, France and Fulvio Mavillo, Ph.D., Scientific Director of Genethon (Evry, France).

Relationship with Cornell University

Under a series of three licensing agreements with Cornell University, Annapurna will advance its ANN-001, ANN-002 and ANN-004 programs, which were each based on gene-therapy programs initiated at the Department of Genetic Medicine at Weill Cornell.

A1AT Deficiency License Agreement: Under this agreement, Annapurna holds an exclusive license to certain intellectual property related to A1AT deficiency and rights to an IND application to initiate clinical studies of a gene therapy for A1AT.

HAE License Agreement: Under this agreement, Annapurna holds an exclusive license to certain intellectual property related to HAE and a non-exclusive license to certain other intellectual property related to HAE.

Allergy License Agreement: Under this agreement, Annapurna holds an exclusive license to certain intellectual property related to allergens and a non-exclusive license to certain other intellectual property related to allergens.

Under these license agreements, Cornell University is entitled to receive certain milestone payments and royalties on sales. In addition, under a master services agreement with Cornell University, Annapurna will rely on the university to scale production of gene therapies by manufacturing processes that the institution has already used to produce GMP material for other gene-therapy trials. Annapurna expects that it will also enter into sponsored research agreements with the university in the future.

Dr. Crystal, Chairman of Genetic Medicine, the Bruce Webster Professor of Internal Medicine and a Professor of Genetic Medicine and of Medicine at Weill Cornell, serves as a consultant to Annapurna and has provided services to Annapurna since its inception.

Facilities

Annapurna leases office space in Paris, France and Philadelphia, Pennsylvania.

Employees

As of April 6, 2016, Annapurna had a total of five full-time employees, one located in France and the rest in the United States.

AVALANCHE’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

For Avalanche’s management’s discussion and analysis of financial condition and results of operations, please refer to Item 7 set forth in Avalanche’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on March 3, 2016, which section is incorporated by reference herein.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT AVALANCHE’S MARKET RISK

For quantitative and qualitative disclosures about Avalanche’s market risk, please refer to Item 7A set forth in Avalanche’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on March 3, 2016, which section is incorporated by reference herein.

ANNAPURNA’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of financial condition and results of operations should be read together with Annapurna’s financial statements and accompanying notes appearing elsewhere in this proxy statement. This Management’s Discussion and Analysis contains forward-looking statements that involve risks and uncertainties. Please see “Cautionary Statement Regarding Forward-Looking Statements” on page 23 for additional factors relating to such statements, and see “Risk Factors” beginning on page 14 for a discussion of certain risk factors applicable to Annapurna’s business, financial condition, and results of operations. Operating results are not necessarily indicative of results that may occur in future periods.

Overview

Annapurna is a gene therapy company focused on discovering and developing new therapeutic products in areas of significant unmet medical need. Annapurna’s initial gene therapy programs address A1AT deficiency, hereditary angioedema, the cardiomyopathy associated with Friedreich’s ataxia, and severe allergy. Its lead program, ANN-001 for the treatment of A1AT deficiency, has an open IND with the FDA. Annapurna plans to initiate clinical trials for ANN-001 in the second half of 2016. Annapurna licensed the rights to ANN-001 and two other product candidates – ANN-002, targeting hereditary angioedema, and ANN-004, targeting severe allergy – from Weill Cornell in December 2015.

Annapurna was incorporated in France on December 20, 2013 and has two subsidiaries in the United States and in Ireland. Annapurna is a development stage company and has incurred net losses since its inception. As of December 31, 2015, Annapurna had accumulated net loss from inception of approximately €8.4 million or $9.3 million (approximately €13.4 million or $15.4 million under U.S. GAAP), and net loss of approximately €5.8 million or $6.4 million (approximately €11.0 million or $12.2 million under U.S. GAAP) for the year ended December 31, 2015. Annapurna anticipates that a substantial portion of its capital resources and efforts in the foreseeable future will be focused on completing the development and obtaining regulatory approval of ANN-001 as well as the continued development of ANN-002, ANN-003 for the treatment of the cardiomyopathy associated with Friedreich’s ataxia, and ANN-004 product candidates.

Annapurna has devoted substantial resources towards the development of its product candidates, protecting and enhancing its intellectual property and providing general and administrative support for these activities. Annapurna has not generated any revenues from product sales and, to date, has funded its operations primarily through the private placement of equity securities and convertible debt. Through December 31, 2015, it has raised net cash proceeds of €4.3 million from the issuance of ordinary and preferred shares, net of issuance costs, and €5.0 million from the issuance of convertible debt and other borrowings.

Substantially all of Annapurna’s operating losses resulted from expenses incurred in connection with its development programs and from general and administrative costs associated with its operations. Annapurna expects to incur increasing operating losses for at least the next several years when it initiates the first in human study of ANN-001 in patients with A1AT deficiency and continues development of ANN-002, ANN-003 and ANN-004. Annapurna anticipates its expenses will increase significantly as it seeks regulatory approval for its product candidates and maintains, expands and protects its intellectual property portfolio.

Annapurna will need substantial additional financing to continue to develop its product candidates, obtain regulatory approvals and fund operating expenses. There cannot be assurance that such funds will be available on terms favorable to Annapurna, if at all. In addition, Annapurna may never successfully complete development of any of its product candidates, obtain adequate patent protection for its technology, obtain necessary government regulatory approval for its product candidates or achieve commercial viability for any approved product candidates. In addition, it may not be profitable even if it succeeds in commercializing any of its product candidates.

If the Transaction successfully closes, Annapurna will become a wholly owned subsidiary of Avalanche.

Recent Developments

On January 29, 2016, Annapurna entered into a definitive agreement with Avalanche providing for the acquisition by Avalanche of all outstanding shares of Annapurna in exchange for approximately 13.1 million newly issued shares of Avalanche common stock and the conversion of all Annapurna Options into the Avalanche Options, which relate to approximately 4.7 million shares of Avalanche common stock. Upon the closing of the Transaction, Annapurna stockholders will own approximately 37.5% of the combined company, and the prior Avalanche stockholders will own approximately 62.5% of the combined company, calculated on a fully diluted basis using the treasury stock method. The number of newly issued shares and the number of shares that the options or other rights to purchase capital stock of Annapurna relate to are subject to adjustment based on the exercise of such options or other rights to purchase Annapurna capital stock by their holders prior to the closing of the proposed Transaction. Completion of the proposed Transaction, which has been approved by the boards of directors of both companies, is subject to satisfaction or waiver of customary closing conditions, including approval by the stockholders of Avalanche of the Stock Issuance. The Transaction is expected to close during the second quarter of 2016.

On April 6, 2016, the parties entered into an amendment to the Acquisition Agreement, which, among other matters, provides that (i) Annapurna can delay the closing of the Transaction up to five business days to the extent necessary to effect the conversion of certain convertible debt of Annapurna into Annapurna preferred stock prior to the closing, (ii) the necessary stockholder vote to approve the issuance of the New Avalanche Shares will be the affirmative vote of a majority of the votes cast (excluding abstentions and broker non-votes) by Avalanche’s stockholders at a stockholders’ meeting of Avalanche at which a quorum is present, in accordance with Avalanche’s amended and restated bylaws, (iii) effective as of the closing of the Transaction, the Board will increase to a total of seven directors, three of which will be the individuals named in the amendment, and (iv) the number of New Avalanche Shares to be issued upon the closing may be adjusted to take into account any exercise of Annapurna Options by the holders thereof prior to the closing.

Financial Overview

Annapurna’s consolidated financial statements, included elsewhere in this proxy statement, are prepared in accordance with French generally acceptable accounting principles (“French GAAP”). Reconciliation of French GAAP consolidated financial statements to U.S. GAAP is included in the Index to Annapurna Consolidated Financial Statements. Except as otherwise noted, this “Annapurna’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” is based on the primary financial statements presented under French GAAP.

Revenue

Annapurna is a development stage company and has not generated any revenue from the sale of products since inception. Annapurna does not expect to generate any revenue from its existing product candidates unless or until it commercializes ANN-001 or any of its other product candidates.

Other operating income

Other income consists of the research tax credit that is granted by the French tax authorities to small businesses involved in products research and development activities. Tax credits can either reduce income taxes payable or can be reimbursed in cash. Refunds are provided based on the claimed amount of eligible research and development expenses incurred within the European Union. Annapurna records other income as eligible expenses are incurred, claims are submitted annually and refunds are received by the middle of the following year. Annapurna recorded other operating income of €0.4 million and €0.2 million in fiscal years 2014 and 2015, respectively.

These refunds are reclassified from other operating income to research and development expenses (offset) in the U.S. GAAP reconciliation and pro forma financial statements, included elsewhere in this proxy statement, to adopt the U.S. GAAP accounting policy of Avalanche.

Research and Development Expenses

Since its inception, Annapurna has focused on the development of its product candidates.

Annapurna’s consolidated financial statements present operating expenses by nature and not by function. Annapurna reviewed its expenses and allocated them between research and development expenses and general and administrative expenses.

Annapurna’s research and development expenses consist primarily of:

•	salaries and related expenses for R&D personnel;

•	expenses related to preclinical studies;

•	expenses related to license fees under in-licensing agreements;

•	other consulting and collaboration fees paid to third parties;

•	expenses related to compliance with drug development regulatory requirements in the United States, the European Union and other foreign jurisdictions; and

•	other allocated expenses such as rent and consumables.

Annapurna records research and development expenses as they are incurred. Annapurna has been developing each of its programs in parallel, and typically uses its employees, consultants and infrastructure resources across its four programs. Thus, Annapurna does not allocate its research and development expenses by program. Annapurna’s research and development expenses for the years ended December 31, 2014, and 2015 were as follows:

In Euros	December 31, 2014	December 31, 2015	Increase
Consumables	8,362	62,992	54,630
Rental and maintenance	3,500	41,395	37,895
Services, subcontracting, and fees	1,513,302	3,580,472	2,067,170
Personnel expenses	547,876	1,033,681	485,805
Depreciation and amortization expense	2,199	39,238	37,039

Total	2,075,238	4,757,778	2,682,539

Research and development expenses increased by approximately €2.7 million, or 128% for the year ended December 31, 2015 as compared to the year ended December 31, 2014. This increase in research and development expense was primarily due to an increase in license and preclinical trial expenses of €2.1 million and an increase in personnel-related expenses of €0.5 million.

Annapurna expects its research and development expenses to increase when it initiates its first in human study of ANN-001 in patients with A1AT deficiency and continues development of additional product candidates. Due to the inherently unpredictable nature of product development, Annapurna is currently unable to estimate the expenses it will incur in the continued development of ANN-001 and its other product candidates.

Annapurna’s future research and development expenditures are subject to numerous uncertainties in timing and cost to completion. Development timelines, the probability of success, and development expenses can differ materially from expectations. Clinical trials may be difficult to enroll given the small number of patients with certain target indications. Completion of clinical trials may take several years or more, but the length of time generally varies according to the type, complexity, novelty and intended use of a product candidate. The cost of clinical trials may vary significantly over the life of a project as a result of differences arising during clinical development, including, among others:

•	the number of trials required for approval;

•	the number of sites included in the trials;

•	the length of time required to enroll suitable patients;

•	the number of patients that participate in the trials;

•	the drop-out or discontinuation rates of patients;

•	the duration of patient follow-up;

•	the number and complexity of analyses and tests performed during the trial;

•	the phase of development of the product candidate; and

•	the efficacy and safety profile of the product candidate.

As a result of the uncertainties discussed above, Annapurna is unable to determine with certainty the duration and completion costs of its development programs.

Other Operating Expenses

Other operating expenses principally consist of consulting and other professional services, such as legal services, audit and accounting services, salaries and payroll expenses of employees not involved in product development activities, allocated rent and consumables expenses, traveling expenses and telecommunication costs. These expenses are expected to increase in the future as Annapurna continues its product development and will require more administrative support.

Critical Accounting Policies and Significant Judgments and Estimates

The preparation of Annapurna’s financial statements requires it to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities, and the revenues and expenses incurred during the reported periods. Annapurna bases its estimates on historical experience and on various other factors that it believes are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

While Annapurna’s significant accounting policies are described in Note 2 of its consolidated financial statements appearing elsewhere in this proxy statement, Annapurna believes that the following critical accounting policies are most important to understanding and evaluating its reported financial results.

Research tax credit

The research tax credit (Crédit d’Impôt Recherche or “CIR”) is granted to companies by the French tax authorities in order to encourage them to conduct technical and scientific research. Companies that prove that they have expenditures that meet the required criteria (research expenditures incurred subsequent to January 1, 2005 located in France, within the European Community, or in another state that is a party to the Agreement on the European Economic Area that has concluded a tax treaty with France that contains an administrative assistance clause) receive a tax credit that can be used for the payment of the corporate income tax due for the fiscal year in which the expenditures were made and the next three fiscal years, or, as applicable, can be reimbursed in cash.

The expenses taken into account for the calculation of the research tax credit include only research and development expenditures. The research tax credit is recorded as other operating income in the consolidated statements of operations in the period when eligible expenses for reimbursement are incurred. Cash refunds are usually received in the second quarter of the following year. Annapurna did not receive reimbursement for its 2014 expenses, as a tax audit was ongoing during 2015. The tax audit was completed in January 2016 and no matters were identified which would impact the recorded amounts of research tax credits.

Research and development expenditures

All research and development costs are expensed as incurred. Annapurna elected not to capitalize any research and development expenditures. License fees were recorded as they were paid and license maintenance fees were recorded over the period they were related to.

In accordance with U.S. GAAP, Annapurna accrued additional research and development expenses of €2.7 million, primarily related to license fees that were deemed probable and reasonably estimable.

Income Tax, Current and Deferred

Deferred taxes are recorded in the statements of operations and the balance sheet using the asset and liability method in respect of temporary differences between the book and taxable values of certain assets and liabilities.

Tax benefits resulting from tax loss carryforwards are recognized if it is more likely than not that they will be recovered within the foreseeable future. Deferred tax assets are reviewed at each reporting date and are reduced to the extent that it is no longer probable that the related tax benefit will be realized. Annapurna recorded full valuation allowance on its deferred tax assets as of December 31, 2014 and 2015.

As of December 31, 2014 and 2015, there were no significant deductible or taxable temporary differences. Annapurna had €2.9 million and €5.9 million of available tax loss carry-forwards as of December 2014 and 2015, respectively, for which no deferred tax asset was recognized given Annapurna’s historical and forecasted losses.

Stock-Based Compensation

Annapurna has authorized the issuance of free shares (“BSA”), warrants (“BSPCE”) and stock options (“SO”) to its directors and employees. Under French GAAP, the amounts received by Annapurna upon issuance of the BSA, BSPCE and SO are recorded in stockholders’ equity (deficit).

In accordance with U.S. GAAP, employee equity classified awards are measured at grant date fair value and recognized over the service period; employees’ stock-based compensation expense is recognized straight-line over the vesting period. Non-employee equity classified awards are generally re-measured throughout the service period; non-employees’ stock-based compensation expense is recognized using accelerated graded vesting over the vesting period.

Founders’ common shares and Series O preferred shares

Common shares and Series O preferred shares were acquired by the founders of Annapurna at their nominal value of €0.01. Founders’ common shares and Series O preferred shares were measured at intrinsic value, which is the difference between the fair value of the share and its purchase price. The fair values of common shares and Series O preferred shares were determined by the Annapurna board of directors based upon a variety of factors, including the results obtained from an independent third party valuation, the financial position and historical financial performance, the status of technological developments, the effect of the rights and preferences of the preferred shareholders and the prospects of a liquidity event, among others. The fair values of common shares and Series O preferred shares were estimated as follows:

	Grant Dates	December 31, 2014	December 31, 2015
Common share fair value	€0.66	€0.93	€14.29
Series O preferred share fair value	€0.02	€0.04	€0.63

The resulting compensation expenses recorded per U.S. GAAP for the years ended December 31, 2014 and 2015 are €110,862 and €671,740, respectively.

Employees’ and non-employees’ options

The fair value of employees’ and non-employees’ options was estimated using a Black-Scholes option pricing valuation model at the grant dates for employees or at the vesting dates for non-employees. Assumptions used in the valuations were as follows:

	Employees’ awards October 21, 2015	Non-employees’ awards October 21, 2015	Non-employees’ awards December 31, 2015
Common Stock Price	€1.76	€1.76	€14.29
Expected Life	5.89	10.00	9.81
Risk Free Rate	1.55%	2.04%	2.27%
Volatility	69.4%	78.8%	83.0%
Dividend Yield	0.0%	0.0%	0.0%

No options were granted before December 31, 2014. For the year ended December 31, 2015, Annapurna recognized €2,090,626 of share-based compensation expense in connection with the options granted to employees and non-employees in accordance with U.S. GAAP.

Results of Operations

Comparison of the Years Ended December 31, 2014 and 2015

	YEARS ENDED DECEMBER 31,
In Euros	2014	2015	% Change
Other Operating Income	369,258	217, 378	(41%)

Total Operating income	369, 258	217, 378	(41%)
	—	—
Other External Costs	2,277,360	4,591,419	102%
Personnel and Social Charges	682,747	1,288,109	89%
Taxes Other Than Income Tax	7,535	4,429	(41%)
Depreciation	2,199	39,238	1685%

Total Operating Expenses	2,969,840	5,923,194	99%
	—	—
Operating Loss	2,600,582	5,705,816	119%
Net Financial Loss	—	49 240	100%

Loss Before Tax and Net Loss	2,600,582	5,755,056	121%

Other Operating Income

Other operating income consists of the research tax credit. It decreased by 41%, or €151,980, in 2015 compared to 2014, due to the decrease of eligible expenses as a result of the transfer of some employees involved in research and development to the U.S. subsidiary.

Other External Costs

Other external costs for the years ended December 31, 2014 and 2015 include the following:

In Euros	2014	2015	% Change
Clinical studies (subcontracting, consulting fees)	991,548	3,236,841	226%
License fees	506,879	343,632	(32%)
Audit, accounting and legal fees	558,466	650,186	16%
Other	220,467	360,761	64%

Total	2,277,360	4,591,419	102%

Other external costs increased by 102%, from €2.3 million in 2014 to €4.6 million in 2015.

Clinical studies and license fees expenses increased from €1.5 million in 2014 to €3.6 million in 2015 as Annapurna advanced the development of ANN-001 and its other product candidates through preclinical studies. Clinical studies expenses include external consulting fees for various research projects, projects’ management and process development projects. Consulting fees related to Annapurna’s agreement with Cornell University were €0.5 million in 2014 and €2.1 million in 2015. License fees were recorded as fees were paid and include €472,000 ($600,000) and €275,550 ($300,000) in license fees paid to RegenX in 2014 and 2015, respectively.

Annapurna entered into license agreements with RegenX, Cornell and Inserm during 2014 and 2015. Some agreements provide for payments of initial license fees over a year. Annapurna accrued license fees of €2.7 million in 2015 in accordance with U.S. GAAP, as these expenses are probable and estimable as of December 31, 2015. Cornell fees were €1.8 million and RegenX fees were €800,000 of additional accrued license fees in accordance with U.S. GAAP.

Audit, accounting and legal expenses increased 16.4% from 2014 to 2015, or by approximately €92,000. Other expenses, which include various administrative expenses such as rent, travel expenses and office expenses, increased 63.6% from 2014 to 2015, or by approximately €140,000. These increases are related to increased operations of Annapurna in 2015 as compared to 2014 that required additional legal and administrative support.

Personnel and Social Charges

Personnel and social charges increased by 88.7%, from €682,747 in 2014 to €1,288,109 in 2015, primarily due to an increase in average headcount during 2014 and 2015. Annapurna had eight employees at December 31, 2015.

The increase in the number of employees resulted in increased salaries, social charges and other benefits. Social charges and other benefits, such as retirement and healthcare plans, which are generally subject to inflation, are paid according to industry conventions and/or national guidelines.

Annapurna allocated €135,000 and €254,000 related to salaries and social charges of administrative employees to general and administrative expenses in 2014 and 2015, respectively. Remaining personnel and social charges expenses were allocated to research and development expenses. This allocation was performed to conform to the U.S. GAAP presentation of the Avalanche consolidated income statement presented in the pro forma financial statements included elsewhere in this proxy statement.

Depreciation and Amortization

Depreciation and amortization increased from €2,199 for the twelve-month period ended December 31, 2014 to €39,238 for the twelve-month period ended December 31, 2015. The increase is mainly due to additions to fixed assets and a full year depreciation expense recorded in 2015 compared to 2014, when fixed assets were bought in the second half of 2014.

Net Financial Loss

There was no financial income or loss in 2014. Financial income and financial loss in 2015 of €14,956 and €64,196, respectively, were primarily related to foreign currency transactions gains and losses.

Summary of Significant Differences between French GAAP and U.S. GAAP

The financial information of Annapurna included in this proxy statement has been prepared and presented in accordance with French GAAP. Certain differences exist between French GAAP and U.S. GAAP which might be material to the financial information included in this proxy statement. The differences described below reflect only those differences in accounting policies in force at the time of the preparation of the historical financial information of Annapurna. There has been no attempt to identify future differences between French GAAP and U.S. GAAP, as the result of prescribed changes in accounting standards, transactions or events that may occur in the future.

Share-based compensation expense – There is no stock-based compensation expense recognized in accordance with French GAAP. Expense is recognized in accordance with U.S. GAAP based on the fair value of stock-based assets at the measurement date, which is usually the grant date for employees and the vesting date for non-employees. Refer to the stock-based compensation discussion above in “—Critical Accounting Policies and Significant Judgments and Estimates” for financial impact and further details.

Classification and accounting for convertible preferred stock – Under French GAAP, the issuance of preferred shares is accounted for as equity, similar to the accounting for the issuance of ordinary shares. Under U.S. GAAP, an analysis is performed to determine if issued convertible preferred stock will meet criteria to be classified as equity, temporary (mezzanine) equity or a financial liability. Annapurna’s Series A convertible preferred stock is not mandatorily redeemable and would not meet the definition of a liability. The Series A convertible preferred stock contains certain liquidation features that are not solely within Annapurna’s control; as a result, the Series A convertible preferred shares should be classified as temporary (mezzanine) equity in accordance with U.S. GAAP.

Classification and accounting for warrants to purchase convertible preferred stock – Under French GAAP, warrants are not accounted for until they are exercised. Upon exercise, a share capital increase is recorded, similar to ordinary shares. Under U.S. GAAP, freestanding warrants issued for redeemable preferred stock are classified as liabilities at fair value at the issuance date. Changes in fair values are recorded in consolidated statement of operations as other income/expense until such warrants are exercised or expired.

Research and development expenses – French GAAP does not precisely address the accounting for license agreements. Such agreements can either be accounted for as intangible assets or as rental agreements. In view of the early stage of the research and development programs (these licenses are used for preclinical studies), Annapurna recorded expenses when license payments were made. Under U.S. GAAP, all research and development costs shall be charged to expense when incurred. The cost of intangible assets that are purchased from others for use in research and development activities and that have no alternative future uses (in other research and development projects or otherwise), and therefore no separate economic values, are research and development costs at the time the costs are incurred. Refer to the research and development expenditures discussion above in “—Critical Accounting Policies and Significant Judgments and Estimates” for financial impact and further details.

Under French GAAP, patent and intellectual property filing fees are stated at their acquisition costs and are amortized using the straight-line method based on the estimated useful lives of the patent and intellectual property they relate to. Under U.S. GAAP, such costs are considered as research and development costs and expensed as incurred. As of December 31, 2015, the difference in accounting principles between French and U.S. GAAP resulted in an additional research and development expense of €46,871.

Accounting for convertible interest free debt – In accordance with French GAAP, the convertible debt is accounted for as debt for amount of cash proceeds received. The conversion feature is not separated. Interest expense is recorded in accordance with the contractual interest rate (nil for Annapurna convertible debt). Under U.S. GAAP, the accounting treatment for a convertible debt instrument depends on the terms of the instrument, including the manner in which the instrument is settled upon conversion. Annapurna performed an analysis of the embedded conversion options in the convertible debt in accordance with U.S. GAAP and concluded that net settlement criteria were not met for these options and therefore embedded derivatives were not bifurcated. As the convertible debt does not bear interest and was received from Annapurna’s investors and related parties, Annapurna applied U.S. GAAP guidance, which requires that any given unstated rights or privileges, such as a non-interest bearing loan, be accounted for through the recording of a discount or premium and that such discount or premium be amortized to interest expense over the duration of the debt. An imputed interest rate of 15.5% was applied. As a result, imputed interest was considered a capital contribution of Annapurna’s investors and related parties and was therefore recorded as a debt discount and additional paid-in capital at the date of debt issuance in the amounts of €1.1 million and €188,776 for convertible loan and a conditional advance, respectively. Debt discounts were amortized and recorded to interest expense in the amounts of €255,682 and of €13,473 for a convertible loan and a conditional advance, respectively, for the year ended December 31, 2015.

Liquidity and Capital Resources

Annapurna has not generated any revenue from the sale of products. Annapurna has incurred losses and generated negative cash flows from operations since inception. From inception through December 31, 2015, Annapurna received net cash proceeds of €4.3 million from the sale of convertible preferred stock, €4.5 million from the issuance of convertible financial debt and €0.5 million from other borrowings.

Cash balance was €2.3 million at December 31, 2015. Net working capital was €1.7 million and €0.7 million in 2014 and 2015, respectively.

On January 28, 2016, Annapurna signed an amendment with the lenders to its convertible loan agreement and increased the amount available for borrowings by an additional €2.7 million. Annapurna expects to borrow remaining funds available under this agreement of €7.2 million to fund operations.

On January 29, 2016, Annapurna announced its proposed acquisition by Avalanche. The transaction is expected to close in the second quarter of 2016. After the close, Annapurna will become a wholly owned subsidiary of Avalanche.

The following table summarizes the primary sources and uses of cash for each of the periods presented below:

In Euros	2014	2015	% Change
Net cash used in operating activities	(2,091,539)	(4,662,836)	(123%)
Net cash used for investing activities	(107,102)	(211,055)	(97%)
Net cash provided by financing activities	4,349,827	5,000,000	15%
Effect of exchange rate changes on cash	10,905	13,160	21%
Change in Cash	2,162,092	139,269	(94%)

Cash
Beginning	—	2,162,092
Ending	2,162,092	2,301,361

The primary use of cash in operating activities for the years ended December 31, 2015 and 2014 was to fund operating activities related to the development of ANN-001 and additional product candidates. Net cash used in operating activities for the year ended December 31, 2015 of €4.7 million primarily related to the net loss of €5.8 million offset by €39,238 for non-cash depreciation and amortization expense and €1.1 million increase in working capital. Net cash used in operating activities of €2.1 million for the year ended December 31, 2014 primarily related to the net loss of €2.6 million offset by €0.5 million increase in working capital.

Net cash used in investing activities primarily related to the purchase of intangible assets of €46,871 in 2015, a deposit for an equipment lease of €50,000 in 2014, and the purchases of property, plant and equipment of €57,102 and €164,184 in 2014 and 2015, respectively.

Net cash provided by financing activities for the year ended December 31, 2015, was related to a receipt of €4.5 million in convertible debt and €0.5 million in other borrowings. Net cash provided by financing activities for the year ended December 31, 2014 was related to proceeds from the sale of preferred and common stock of €4.3 million, net of issuance costs of €0.1 million.

Future Funding Requirements

Based on Annapurna’s operating plans, it does not currently have sufficient working capital to fund planned operating expenses through December 31, 2016 without additional sources of cash. Annapurna will likely need to obtain additional financing to fund its future operations, including the development, approval and commercialization of ANN-001 and its additional product candidates. Annapurna’s future funding requirements will depend on many factors, including:

•	the initiation, progress, timing, scope and costs of its nonclinical studies and clinical trials, including the ability to timely enroll patients in its planned and potential future clinical trials;

•	the time and cost necessary to obtain regulatory approvals;

•	the costs of manufacturing clinical and commercial supplies of ANN-001 and its additional product candidates;

•	payments of milestones and royalties to third parties;

•	the time and cost necessary to respond to technological and market developments;

•	the costs of filing, prosecuting, defending and enforcing any patent claims and other intellectual property rights; and

•	any changes made to, or new developments in, its current licensing and collaboration agreements or any new collaborative, licensing and other commercial relationships that it may establish.

Annapurna has not generated any revenue from the sale of any products. It does not know when, or if, it will generate any revenue. Annapurna expects its continuing operating losses to result in increases in cash used in operations over the next several years. It may raise additional funds within this period of time through collaborations and public or private debt or equity financings. Additional financing may not be available when it is needed or may not be available on terms that are favorable to Annapurna. Debt financing, if available, would result in increased fixed payment obligations and may involve agreements that include covenants limiting or restricting its ability to take specific actions such as incurring debt, making capital expenditures or declaring dividends.

If adequate funds are not available to it on a timely basis, or at all, Annapurna may be required to terminate or delay future clinical trials or other development activities for ANN-001 or its additional product candidates. Annapurna may elect to raise additional funds even before it needs them if the conditions for raising capital are favorable.

Contractual Obligations and Commitments

Annapurna does not lease any significant facility or equipment under an operating or capital lease other than its offices in Paris, France (monthly rent payment of €400) and in the United States (monthly rent of €1,750) and equipment (monthly rent payment of €3,500 ended in November 2015). The office leases can be terminated by Annapurna upon 30 days’ prior written notice.

Licenses

Annapurna’s agreements to license intellectual property are in U.S. dollars and include annual maintenance fees of approximately $135,000 in 2016, $140,000 in 2017, $155,000 in 2018, $237,000 in 2019, $375,000 in 2020, and $525,000 in 2021 through the termination of these agreements.

The agreements also provide for potential milestone payments that are dependent upon the development of products using the intellectual property licensed under the agreements and contingent upon the achievement of clinical trial or regulatory approval milestones. The maximum aggregate potential milestone payments payable by Annapurna total approximately $35.1 million. Additionally, under the terms of two agreements, Annapurna has options to license intellectual property to be used in the development of therapies for two disease indications. If Annapurna exercises all of its options under the agreements, it would be obligated to pay aggregate upfront fees of up to approximately $1.2 million, milestone payments that are contingent upon clinical trial results and regulatory approval of up to $15.2 million in total, and additional annual maintenance fees of $105,000.

Off-Balance Sheet Arrangements

Annapurna does not currently have any off-balance sheet arrangements (as defined by applicable SEC regulations) that are reasonably likely to have current or future material effect on its financial conditions, results of operations, liquidity, capital expenditures or capital resources.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT ANNAPURNA’S MARKET RISK

Foreign Currency Risk

Annapurna’s primary exposure to market risk is foreign currency risk. Its financial statements are expressed in euros, which is its reporting currency. Annapurna incurs the majority of its expenses in U.S. dollars, while a substantial portion (approximately two-thirds) of its cash holdings is denominated in euros. Accordingly, Annapurna is exposed to fluctuations in foreign currency exchange rates in connection with its operations, which can affect Annapurna’s financial results.

Any appreciation of the U.S. dollar against the euro could have the effect of increasing Annapurna’s reported expenses, whereas any depreciation of the U.S. dollar against the euro could have the effect of decreasing Annapurna’s reported expenses. Annapurna has not entered into any agreements and does not hold any derivative financial instruments to protect it from the exchange rate risk associated with the U.S. dollar and the euro. As of December 31, 2015, a 5% change in the euro/U.S. dollar exchange rate would not have a significant impact on Annapurna’s net loss.

Interest Rate Risk

Annapurna is also exposed to market risk through interest rate sensitivity, which is affected by changes in the general level of interest rates in the United States and Europe.

Annapurna’s convertible loan facility agreement with certain investors does not bear interest and its convertible promissory notes with Cornell University bear interest at fixed rates. As a result, a change in interest rates would not have an impact upon Annapurna’s future earnings and cash flow. If, however, any promissory note with Cornell is prepaid prior to conversion and additional debt is acquired to fund this debt prepayment, future earnings and cash flow may be affected by changes in interest rates. This effect would be realized in the periods subsequent to the periods when the notes are prepaid. Increases in interest rates would also impact Annapurna’s ability to borrow on favorable terms in the future.

Annapurna’s cash and cash equivalents as of December 31, 2015 consisted entirely of cash held in savings and checking accounts, and a sudden change in market interest rates would not be expected to have a material impact on its financial condition and/or results of operations.

DIRECTORS AND EXECUTIVE OFFICERS OF AVALANCHE FOLLOWING

THE TRANSACTION

Our Board is currently comprised of five directors. Pursuant to the Acquisition Agreement, upon the closing of the Transaction, the size of our Board will expand to seven directors and our Board will appoint three directors initially designated by Annapurna. All of the new directors will serve in staggered classes to be designated prior to closing. Our fifth current director, Paul D. Wachter, intends to resign as a member of our Board and Audit Committee upon the closing of the Transaction. If the Acquisition Agreement is terminated prior to the closing, his resignation will not become effective.

Following the closing of the Transaction, Amber Salzman, Ph.D., the current President and Chief Executive Officer of Annapurna, and Carlo Russo, M.D., the current Chief Medical Officer and Head of Development at Annapurna, will be appointed as executive officers of Avalanche, and have entered into employment and change in control and severance agreements with us, effective as of the date of the closing of the Transaction. Copies of Dr. Salzman’s offer letter and change in control and severance agreement are filed as Exhibits 10.2 and 10.3, respectively, to our Current Report on Form 8-K filed with the SEC on February 1, 2016.

The following table sets forth information regarding our executive officers and directors following the closing of the Transaction (assuming, if contested, the re-election of Mr. McLaughlin and Dr. Schwartz at the 2016 Annual Meeting):

NAME	AGE	POSITION(S)
Executive Officers
Paul B. Cleveland	59	Chief Executive Officer and Director
Amber Salzman, Ph.D.	54	President, Chief Operating Officer and Director
Carlo Russo, M.D.	63	Executive Vice President and Chief Medical Officer
Samuel B. Barone, M.D.	42	Senior Vice President, Clinical Development
Mehdi Gasmi, Ph.D.	49	Chief Technology Officer
Shirley Braun, Ph.D.	51	Vice President, Human Resources
Directors
Mark S. Blumenkranz, M.D.	65	Chairman of the Board
Paul B. Cleveland	59	Chief Executive Officer and Director
John P. McLaughlin	64	Director
Steven D. Schwartz, M.D.	54	Director
Amber Salzman, Ph.D.	54	President, Chief Operating Officer and Director
Mitchell H. Finer, Ph.D.	57	Director
Thomas Woiwode, Ph.D.	44	Director

Executive Officers

The following is a brief biography of each of our executive officers, except for Mr. Cleveland, whose biographical information appears above under the section “Proposal No. 2—Election of Directors” beginning on page 32 and Dr. Salzman, whose biographical information appears below in this section:

Carlo Russo, M.D. has served as the Executive Vice President and Chief Medical Officer of Annapurna since July 2015. Prior to joining Annapurna, Dr. Russo worked at GlaxoSmithKline, plc since 2005, and most recently served there as a Senior Vice President in various research and development capacities, including as Head of the Alternative Development Programs, Head of the Cardiovascular & Metabolic Medicine Development Center, Founding Member and Head of Development of the Biopharm Unit and as Head of R&D of the Rare Diseases Unit. Under his leadership, GlaxoSmithKline filed and launched in the U.S. Tanzeum® for Type 2 diabetes, Benlysta® for Lupus, and more recently filed a Market Authorization Application in Europe for the gene therapy treatment of severe combined immunodeficiency syndrome (ADA-SCID) patients. Previously,

Dr. Russo was President and Chief Executive Officer of VaxInnate Corporation, a vaccine company that developed products to prevent pandemic-flu and the Head of the Department of Global Strategic Regulatory Development, Vaccines and Biologics, including human papilloma virus and rotavirus vaccines, at Merck Research Laboratories. He has held academic appointments at Cornell University and is an author on 72 research papers. Dr. Russo received his M.D. from the University of Genoa Medical School.

Samuel B. Barone, M.D. Dr. Barone has served as Chief Medical Officer since June 2015. From October 2009 until June 2014, Dr. Barone served as a Medical Officer in the Office of Cellular, Tissue and Gene Therapies at the FDA. From October 2010 to June 2014, Dr. Barone also practiced ophthalmology as part of Retina Associates P.C., an eye-care provider. Prior to working at the FDA, between July and October 2009, Dr. Barone served as a staff physician practicing ophthalmology at the VA Medical Center in San Diego (part of the VA San Diego Healthcare System). Prior to that, Dr. Barone had a residency in ophthalmology at The New York Eye and Ear Infirmary, as well as a medical and surgical retina fellowship at the University of California, San Diego. Previously, Dr. Barone served on active duty as a flight surgeon for the United States Air Force service members at Andrews Air Force Base and at bases in Korea, Afghanistan and Iraq. He also performed ophthalmology consulting services for Ophthalmology Consultants, P.C., an ophthalmology consultancy, in October 2013 and January 2014. Dr. Barone received his B.S. in Biology from Boston College and his M.D. from The Pennsylvania State University College of Medicine.

Mehdi Gasmi, Ph.D. Dr. Gasmi has served as our interim Chief Scientific Officer since July 2015. Previously, he served as our Senior Vice President, Pharmaceutical Development from May 2015 to July 2015 and as Vice President, Pharmaceutical Development from November 2013 to May 2015. From December 2011 to November 2013, as principal of ClinVec Solutions, LLC, Dr. Gasmi provided AAV and lentiviral gene therapy consulting services to various companies, including to Avalanche between June 2013 to October 2013. Prior to that, Dr. Gasmi oversaw production of clinical batches of recombinant AAV and lentiviral gene therapy products for both Généthon, a gene therapy company, where he served as Vice President of Biomanufacturing from July 2009 to December 2011, and for Ceregene, a gene therapy company, where he served as Senior Director, Product Development from December 2001 to June 2009. Dr. Gasmi obtained his M.S. and his Ph.D. in Biochemistry from the Claude Bernard University in Lyon, France. He is a member of the American Society of Gene and Cell Therapy.

Shirley Braun, Ph.D. Dr. Braun has served as our Vice President of Human Resources since April 2015. Previously, she served at PlayStation Network - Sony Network Entertainment International, a software company, as a Senior Director of Transformation and Organization Development from February 2013 through April 2015. From November 2011 to April 2012, she served as Vice President, Human Resources at Magma Design Automation, a software company. Prior to that, she served as Vice President, Human Resources, at Cash Edge, a software company, between January 2011 to June 2011, and as a consultant and executive coach for companies such as Microsoft, Novafora and Guided Delivery between May 2009 and December 2010. Earlier in her career, Mrs. Braun served as a Managing Director of Human Resources at Lam Research, an engineering company, from May 2005 to April of 2009. Ms. Braun holds a Ph.D. in Organization Psychology from the California School of Professional Psychology, San Francisco, an M.A. in Industrial and Social Psychology, and a B.A. in Psychology from Bar Ilan University, Israel.

Directors

Upon the closing of the Transaction, our Board will expand to seven directors, comprised of four of Avalanche’s current directors – Mark S. Blumenkranz, M.D., Paul B. Cleveland, John P. McLaughlin and Steven D. Schwartz, M.D. (assuming, if contested, the re-election of Mr. McLaughlin and Dr. Schwartz at the 2016 Annual Meeting) – and three new directors initially designated by Annapurna – Amber Salzman, Ph.D., Mitchell Finer, Ph.D. and Thomas Woiwode, Ph.D. Our fifth current director, Paul D. Wachter, intends to resign as a member of our Board and Audit Committee upon the closing of the Transaction. If the Acquisition Agreement is terminated prior to closing, Mr. Wachter’s resignation will not become effective.

The following is a brief biography of each person who will be a director of Avalanche at the closing of the Transaction, except for Drs. Blumenkranz and Schwartz and Messrs. Cleveland and McLaughlin, whose biographical information appears above under the section “Proposal No. 2: Election of Directors”:

Amber Salzman, Ph.D., has served as a director and the President and Chief Executive Officer of Annapurna since January 2014. Prior to founding Annapurna, Dr. Salzman served as chief executive officer of Alophera Therapeutics, Inc., a rare disease company, from January 2012 to December 2013 and as a director and the president and chief executive officer of Cardiokine, Inc., a specialty pharmaceutical company, from May 2009 until its acquisition by Cornerstone Therapeutics, Inc. in December 2011. Prior to that, as a member of GlaxoSmithKline plc’s R&D executive team, Dr. Salzman led an organization of around 2,000 employees and consultants that planned and managed GlaxoSmithKline’s drug-development projects and was accountable for clinical trials that were comprised of more than 30,000 patients worldwide. Dr. Salzman is also the president of the Stop ALD Foundation, a patient-advocacy group focused on driving improvements in treatments for patients with adrenoleukodystrophy and has led initiatives to accelerate drug development and moderate costs, as well as establish a Development Support Center, in India. She is on the board of directors of the Drexel University Dornsife School of Public Health and ALD Connect, Inc., which is a consortium of academic, industry and patient advocates. Dr. Salzman received a B.A. from Temple University and a Ph.D. from Bryn Mawr College. Based on Dr. Salzman’s knowledge of the research, development and commercialization of pharmaceutical products in a variety of therapeutic areas that she gained as a former executive at both startup and global pharmaceutical companies, Annapurna and we believe that Dr. Salzman brings experience and proven leadership in the pharmaceutical industry to the board of the combined company, as well as strong ties to patient advocates and the rare disease community, which will collectively offer great value to the board of combined company.

Mitchell H. Finer, Ph.D. has served as the managing director of MPM Capital, a venture capital firm, since September 2015, and is a founder of and a distinguished research fellow at Avalanche. Previously, he served as Chief Scientific Officer of bluebird bio, Inc., a biopharmaceutical company, from March 2010 through July 2015. Prior to joining bluebird, Dr. Finer served as senior vice president of development and operations for Novocell, Inc. (now ViaCyte, Inc.), a stem cell engineering company researching treatments for diabetes and other chronic diseases from November 2008 through March 2010. From July 2005 through November 2008, Dr. Finer served as chief executive officer of Intracel Holdings LLC. He was also a founder and vice president of research for Cell Genesys Inc., and a founder of Abgenix, Inc. Dr. Finer received his B.A. in biochemistry and bacteriology from the University of California at Berkeley and his Ph.D. in biochemistry and molecular biology from Harvard University. He completed a postdoctoral fellowship at the Whitehead Institute for Biomedical Research. Because of Dr. Finer’s operational, strategic and corporate leadership experience and his experience as a founder of numerous biopharmaceutical companies, Annapurna and we believe that Dr. Finer will bring experience and scientific expertise to the board of the combined company.

Thomas Woiwode, Ph.D. has served as a director of Annapurna since April 2014. Dr. Woiwode has been with Versant Ventures, a venture capital firm, since 2002 in various capacities, serving as a Venture Partner since 2011 and a Managing Director since 2014. He has served in a number of operating roles over this time, most recently as the chief operating officer of Okairos AG, a biopharmaceutical company developing genetic vaccines for major infectious diseases from April 2011 until May 2013. Dr. Woiwode led the process that culminated in the sale of Okairos to GlaxoSmithKline plc for $325 million. Prior to his role with Okairos, Dr. Woiwode co-founded EuroVentures, a wholly owned biotech incubator within Versant Ventures, and in this role, served as the founding chief business officer for three biotech companies created within Versant. Prior to his role as a Venture Partner, Dr. Woiwode was a Principal at Versant Ventures and served on the board of directors of Antipodean Pharmaceuticals, Inc., Metabolex, Inc. and Saegis Pharmaceuticals, Inc. Dr. Woiwode was a research scientist at XenoPort, Inc. before joining Versant. He earned his Ph.D. in organic chemistry as an NSF Fellow from Stanford University and graduated summa cum laude with a B.A. in English and received the Departmental Citation for his B.S. in Chemistry from the University of California, Berkeley. Dr. Woiwode also serves on the board of directors of Anokion SA, Audentes Therapeutics, Inc., CRISPR Therapeutics AG, Gritstone Oncology, Inc., Inception IBD, Inc., Kanyos Bio, Inc. and Therachon Holding AG. Dr. Woiwode was chosen to serve on the board of the combined company effective as of the closing of the Transaction because of his educational background, his experience as a board member and senior executive of biotechnology and pharmaceutical companies, and his experience as an investor in new life sciences companies. Annapurna and we believe that Dr. Woiwode brings experience and proven leadership in the pharmaceutical industry to the board of Annapurna and will do likewise to the board of combined company.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS REFLECTING THE TRANSACTION

The following unaudited pro forma condensed combined balance sheet as of December 31, 2015 and the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2015 give effect to the Transaction and are based upon and derived from:

•

Avalanche’s consolidated balance sheet and statement of operations information as of and for the year ended December 31, 2015 included in its audited consolidated financial statements as of and for the year ended December 31, 2015 included in the Annual Report on Form 10-K for the year ended December 31, 2015, filed by the Company with the SEC on March 3, 2016.

•

Annapurna’s consolidated balance sheet and statement of operations as of and for the year ended December 31, 2015 included in its audited consolidated financial statements prepared in accordance with French GAAP as of and for the year ended December 31, 2015 included elsewhere in this proxy statement. The reconciliation of Annapurna’s consolidated balance sheet and statement of operations under French GAAP to U.S. GAAP is included in Note 3 – French GAAP to U.S. GAAP Reconciliation, in these unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial statements have been prepared using the acquisition method of accounting under accounting principles generally accepted in the United States. Avalanche has not completed a full, detailed valuation analysis necessary to determine the fair values of Annapurna’s identifiable assets to be acquired and liabilities to be assumed. For purposes of the pro forma balance sheet, as Avalanche has not yet determined fair values of acquired assets and liabilities, Avalanche estimated the fair value of Annapurna’s in-process research and development intangible assets to be acquired to be equal to the excess of the acquisition price over the book value of Annapurna’s net assets on December 31, 2015. The acquisition consideration was estimated assuming that the Transaction closes on March 14, 2016, the closing price of Avalanche common shares is $5.28 at that date, none of the vested outstanding Annapurna Options are exercised prior to the closing of the Transaction, Annapurna’s outstanding common stock and Series A preferred stock are exchanged into Avalanche common stock and Annapurna’s Series O preferred stock shares are canceled prior to the closing of the Transaction. Accordingly, the unaudited pro forma condensed combined financial statements include only preliminary estimates. The amounts of acquisition consideration, assets acquired and liabilities assumed that will be used in acquisition accounting will be based on their respective fair values as determined at the time of closing, and may differ significantly from these preliminary estimates.

The unaudited pro forma condensed combined financial statements have been prepared in accordance with the regulations of the SEC and are not necessarily indicative of the financial position or results of operations in future periods or the results that actually would have been realized had Avalanche and Annapurna been a combined company during the specified periods. The unaudited pro forma condensed combined financial statements do not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies or other savings or expenses that may be associated with the Transaction. The unaudited pro forma condensed combined financial statements also do not include any future integration costs.

The assumptions and estimates underlying the unaudited adjustments to the pro forma condensed combined financial statements are described in the accompanying notes, which should be read together with the pro forma condensed combined financial statements as well as the historical consolidated financial statements and related notes of Avalanche and Annapurna.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of December 31, 2015

(in thousands)	Historical Avalanche	Historical Annapurna (Note 3)	Pro Forma Adjustments	Notes		Avalanche Unaudited Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$221,348	$2,514	$7,877	(a	)	$231,739
Marketable securities	37,732	—	—			37,732
Receivable from collaborative partner	449	—	—			449
Prepaid expenses and other current assets	1,463	831	—			2,294

Total current assets	260,992	3,345	7,877			272,214
Property and equipment, net	3,187	197	—			3,384
In-process research and development	—	—	76,205	(k	)	76,205
Deposit and other long-term assets	140	—	—			140

Total assets	$264,319	$3,542	$84,082			$351,943

LIABILITIES, PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$605	$1,533	—			$2,138
Restructuring liabilities	1,013	—	—			1,013
Accrued expenses and other current liabilities	4,007	3,841	300	(d	)	10,082
			444	(e	)
			1,490	(e	)
Deferred rent, current portion	66	—	—			66
Deferred revenue, current portion	883	—	—			883
Convertible debt	—	3,967	7,877	(a	)	—
			949	(d	)
			(12,793)	(c	)

Total current liabilities	6,574	9,341	(1,733)			14,182
Long-term liabilities:
Deferred rent, net of current portion	447	—	—			447
Deferred revenue, net of current portion	4,706	—	—			4,706
Other long-term liabilities	—	355	—			355

Total liabilities	11,727	9,696	(1,733)			19,690
Preferred stock – Series A	—	4,573	12,793	(c	)	—
			(17,366)	(k	)
Stockholders’ equity (deficit):
Preferred Stock – Series O	—	4	(4)	(k	)	—
Common stock	3	3	(3)	(k	)	4
			1	(k	)
Additional paid-in capital	336,768	4,650	(4,650)	(k	)	419,893
			1,675	(f	)
			81,450	(k	)
Accumulated other comprehensive (loss) income	(11)	1	(1)	(k	)	(11)
Accumulated deficit	(84,168)	(15,385)	(300)	(d	)	(87,633)
			(949)	(b	)
			(444)	(e	)
			(1,490)	(e	)
			16,778	(k	)
			(1,675)	(f	)

Total stockholders’ equity (deficit)	252,592	(10,727)	90,388			332,253

Total liabilities, preferred stock and stockholders’ equity (deficit)	$264,319	$3,542	$84,082			$351,943

See accompanying notes to the unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the year ended December 31, 2015

(in thousands, except per share amounts)

	Historical Avalanche	Historical Annapurna (Note 3)	Pro Forma Adjustments	Notes		Avalanche Unaudited Pro Forma Combined
Revenues:
Collaboration revenue	$2,319	$—	$—			$2,319

Total revenues	2,319	—	—			2,319
Operating expenses:
Research and development	25,462	10,996	3,680	(g	)	40,346
			208	(h	)
General and administrative	22,107	1,397	259	(g	)	23,498
			395	(h	)
			(660)	(j	)
Restructuring charges	2,573	—	—			2,573

Total operating expenses	50,142	12,393	3,882			66,417

Operating loss	(47,823)	(12,393)	(3,882)			(64,098)
Other income, net
Interest expense	—	(370)	284	(i	)	(86)
Other income, net	370	573	(501)	(i	)	442

Total other income, net	370	203	(217)			356

Net loss attributable to common stockholders	$(47,453)	$(12,190)	$(4,099)			$(63,742)

Net loss per share attributable to common stockholders – basic and diluted	$(1.86)					$(1.65)

Weighted-average common shares outstanding – basic and diluted	25,479		13,135	(k	)	38,614

See accompanying notes to the unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS

1. Description of the Acquisition and Basis of Presentation

On February 1, 2016, Avalanche Biotechnologies, Inc. (“Avalanche”) announced that it entered into a definitive agreement with Annapurna Therapeutics SAS (“Annapurna”), a privately-held biopharmaceutical company focused on advancing gene therapy for unmet medical needs, providing for the acquisition by Avalanche of all outstanding shares of Annapurna in exchange for approximately 13.1 million newly issued shares of Avalanche’s common stock and the conversion of all outstanding options or other rights to purchase capital stock of Annapurna (the “Annapurna Options”) into options relating to approximately 4.7 million shares of Avalanche’s common stock (the “Avalanche Options”). The number of newly issued shares and the number of shares that the Annapurna Options relate to are subject to adjustment based on the exercise of the Annapurna Options by their holders prior to the closing of the proposed transaction. Completion of the proposed transaction is subject to other customary closing conditions, including, among others, receipt of approval of Avalanche’s stockholders of the issuance of Avalanche common stock to Annapurna’s shareholders.

The unaudited pro forma condensed combined balance sheet at December 31, 2015 gives effect to the proposed transaction as if it had occurred on December 31, 2015. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2015 is presented as if the proposed transaction had occurred on January 1, 2015. The unaudited pro forma condensed combined financial information was prepared based on the audited historical financial information of Avalanche and Annapurna as of and for the year ended December 31, 2015. Certain reclassifications have been made to the historical financial statements of Annapurna to conform to the financial statement presentation adopted by the combined company. All such reclassifications have been included in the French GAAP reconciliation to U.S. GAAP in Note 3.

The euro-denominated historical statement of operations of Annapurna for the year ended December 31, 2015 has been converted into U.S. dollars using an exchange rate of $1.11 per €1.00, which represents the average U.S. dollar to euro exchange rate for the year. The euro-denominated historical balance sheet of Annapurna as of December 31, 2015 has been converted into U.S. dollars using an exchange rate of $1.09 per €1.00, which represents the U.S. dollar to euro exchange rate on December 31, 2015.

The proposed transaction is accounted for using the acquisition method of accounting, with Avalanche treated as the accounting acquiror. Under the acquisition method of accounting, identifiable assets and liabilities of Annapurna, including identifiable intangible assets, are recorded based on their estimated fair values as of the date of the closing of the proposed transaction. Goodwill is calculated as the difference between the estimated acquisition consideration and fair values of identifiable net assets acquired. For purposes of these unaudited pro forma combined condensed financial statements, the acquisition consideration was based on the market value of Avalanche’s common stock as of March 14, 2016. Total acquisition consideration as of this date is estimated to be $81.5 million. Total acquisition consideration net of Annapurna cash acquired of $10.4 million is estimated to be $71.1 million. The pro forma adjustments described below were developed based on Avalanche’s management’s assumptions and estimates, including assumptions relating to the consideration paid and the fair value of the identifiable assets acquired and liabilities assumed from Annapurna. The amounts of the acquisition consideration, assets acquired and liabilities assumed that will be used in acquisition accounting will be based on their respective fair values as determined at the time of closing, and may differ significantly from these preliminary estimates.

Prior to the closing of the proposed transaction, Annapurna is required to draw upon any unfunded loan amounts available under its approximately $12.8 million convertible loan facility agreement, dated as of July 31, 2015, as amended, and to take all action required to effect the conversion of the entire outstanding convertible notes balance into Annapurna’s preferred stock.

For pro forma purposes we assumed that Avalanche will issue 13.1 million shares of common stock in exchange for all of the issued and outstanding capital stock of Annapurna, including Annapurna unvested common stock shares issued to founders (vesting of which will be accelerated upon the closing of this Transaction), all currently outstanding Annapurna Options will be converted into the Avalanche Options to purchase 4.7 million of Avalanche’s common stock, and Annapurna’s Series O preferred stock will be canceled prior to the closing of the proposed transaction.

2. Preliminary Acquisition Consideration and Related Allocation

The total preliminary acquisition consideration is estimated as follows (in thousands):

Amount
Fair value of common stock, including shares issuable to founders	$69,354
Less: post-combination share-based compensation attributable to fully vested replacement shares issuable to founders	(1,599)
Plus: estimated fair value of the vested Annapurna options	13,696

Total preliminary acquisition consideration	$81,451

Fair value of newly issued common stock is calculated using the share price of Avalanche’s common stock on March 14, 2016.

Avalanche will issue options to purchase 4.7 million shares of Avalanche’s common stock in exchange for all outstanding Annapurna options to purchase 0.5 million shares of Annapurna common stock with an exercise price of €1.76, which represents an exchange ratio of 9.5615 of Avalanche Options for one Annapurna Option. Issued Avalanche Options will continue to have the same terms and conditions as the original Annapurna Options. The exercise price of Avalanche Options will be determined at the closing of the Transaction based on the market value of Avalanche’s common stock. For the purposes of these unaudited pro forma combined condensed financial statements, the exercise price of the Avalanche Options was estimated as $0.20.

The estimated fair values of unvested options and accelerated equity awards to be issued by Avalanche upon the Transaction are approximately $14.3 million, of which $1.7 million will be recognized as operating expenses immediately upon the closing of the proposed transaction and $12.6 million will be recorded as operating expenses over the remaining requisite service periods.

Tangible assets and liabilities: Tangible assets and liabilities were valued at their respective carrying amounts. Management believes that these amounts approximate their current fair values as of the deemed acquisition date of December 31, 2015.

Identifiable intangible assets: Identifiable intangible assets acquired include mainly in-process research and development projects. For pro forma purposes, management estimated fair value of acquired in-process research and development assets as $76.2 million, which represents the difference between the preliminary acquisition consideration and estimated fair value of acquired net assets as of December 31, 2015. As the acquisition closes and fair values of acquired tangible and intangible assets and liabilities assumed are determined, the excess of the acquisition consideration over the fair value of net assets acquired will be recorded to goodwill. Goodwill will relate to expected synergies of combining Avalanche and Annapurna technologies in gene therapy fields. Acquired in-process research and development intangible assets will be capitalized as of the acquisition date and will be subsequently accounted for as indefinite-lived intangible assets until completion or abandonment of the associated research and development efforts. Goodwill and indefinite-life intangible assets will be subject to periodic impairment testing, at least annually. Upon successful completion of the development process for an acquired in-process research and development project, determination as to the useful life of the asset will be made. The asset would then be considered a finite-lived intangible asset and amortization of the asset into earnings would begin over the remaining estimated useful life of the asset.

Pre-acquisition contingencies: Avalanche has not currently identified any pre-acquisition contingencies where a liability is probable and the amount of the liability can be reasonably estimated. If information becomes available to management prior to the end of the measurement period (no longer than 12 months after the closing of the proposed transaction) which would indicate that a liability is probable and the amount can be reasonably estimated, such items will be reflected in the acquisition accounting.

The following table summarizes the preliminary allocation of the assets acquired and liabilities assumed based on their fair values on the assumed acquisition date (in thousands):

Amount
Cash and cash equivalents	$10,391
Prepaid expenses and other current assets	831
Property and equipment	197
Accounts payable, accrued expenses and other current liabilities	(5,818)
Other long-term liabilities	(355)

Total tangible assets acquired and liabilities assumed	$5,246

Indefinite-lived intangible assets:
In-process research and development	76,205

Total acquisition consideration	$81,451

3. French GAAP to U.S. GAAP Reconciliation and Presentation Reclassifications

The historical financial statements of Annapurna are presented in euros and have been prepared in accordance with French GAAP. Accordingly, certain adjustments have been made in order to (i) reconcile the financial statements to U.S. GAAP and conform with Avalanche’s presentation and classifications and (ii) translate the financial statements to U.S. dollars.

Annapurna Condensed Consolidated Balance Sheet

As of December 31, 2015 (in thousands)

	Under French GAAP in EUR	Adjustments to reconcile to U.S. GAAP and to conform to Avalanche’s presentation in EUR	Notes		Under U.S. GAAP in EUR	Under U.S. GAAP Converted in USD at €1:$1.09 and shareholders’ deficit at historical rates
ASSETS
Current assets:
Cash and cash equivalents	€2,301	€—			€2,301	$2,514
Accounts receivable	8	(8)	(vi	)	—	—
Prepaid expenses	8	(8)	(vi	)	—	—
Other receivables	695	(695)	(vi	)	—	—
Prepaid expenses and other current assets	—	761	(vi	)	761	831

Total current assets	3,012	50			3,062	3,345
Property and equipment, net	180	—			180	197
Intangible assets	47	(47)	(v	)	—	—
Deposits	50	(50)	(vi	)	—	—

Total assets	€3,289	€(47)			€3,242	$3,542

LIABILITIES, PREFERRED STOCK AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued expenses	€1,924	€(1,924)	(vi	)	€—	$—
Other current liabilities	347	(347)	(vi	)	—	—
Accounts payable	—	1,403	(vi	)	1,403	1,533
Accrued expense and other liabilities	—	2,648	(iii	)	3,516	3,841
		868	(vi	)
Convertible loan	4,500	(869)	(iv	)	3,631	3,967

Total current liabilities	6,771	1,779			8,550	9,341
Long-term liabilities:
Financial liabilities	500	(175)	(iv	)	325	355

Total liabilities	7,271	1,604			8,875	9,696

Preferred stock – Series A	—	3,538	(vi	)	3,538	4,573
Shareholders’ deficit:
Preferred stock – Series O	—	3	(vi	)	3	4
Common Stock	11	(6)	(ii	)	2	3
	—	(3)	(vi	)
Additional paid-in capital	4,339	2,873	(i	)	4,186	4,650
		(4,339)	(ii	)
		1,313	(iv	)
Accumulated other comprehensive (loss) income	24	—			24	1
Accumulated deficit	(8,356)	(5,225)	(vii	)	(13,386)	(15,385)
		306	(ii	)
		(111)	(i	)

Total shareholders’ deficit	(3,982)	(5,189)			(9,171)	(10,727)

Total liabilities, preferred stock and shareholders’ deficit	€3,289	€(47)			€3,242	$3,542

Annapurna Condensed Consolidated Statement of Operations

For the year ended December 31, 2015 (in thousands)

	Under French GAAP in EUR	Adjustments to reconcile to U.S. GAAP and to conform to Avalanche’s presentation in EUR	Notes		Under U.S. GAAP in EUR	Under U.S. GAAP Converted in USD at €1:$1.11
Revenues:
Collaboration revenue	€217	€(217)	(vi	)	€—	$—

Total revenues	217	(217)
Operating expenses:
Other external costs	4,592	(4,592)	(vi	)	—	—
Personnel associate charges	1,288	(1,288)	(vi	)	—	—
Taxes other than income tax	4	(4)	(vi	)	—	—
Depreciation	39	(39)	(vi	)	—	—
Research and development	—	2,669	(i	)	9,905	10,996
		2,648	(iii	)
		47	(v	)
		4,758	(vi	)
		(217)	(vi	)
General and administrative	—	93	(i	)	1,258	1,397
		1,165	(vi	)

Total operating expenses	5,923	5,240			11,163	12,393

Operating loss	(5,706)	(5,457)			(11,163)	(12,393)

Other income, net
Financial income	15	(15)	(vi	)	—
Financial expense	(64)	64	(vi	)	—
Interest expense	—	(269)	(iv	)	(333)	(370)
		(64)	(vi	)
Other income, net	—	501	(ii	)	516	573
		15	(vi	)

Total other income (expense), net	(49)	232			183	203

Net loss	€(5,755)	€(5,225)			€(10,980)	$(12,190)

i)

This adjustment represents the share-based compensation expense recorded under U.S. GAAP. Under French GAAP, no compensation expense was recognized in connection with the grant of the awards issued to employees and non-employees. Annapurna recognized €2.8 million for the year ended December 31, 2015 and €0.01 million in prior periods.

ii)

Under French GAAP, the issuance of shares of Series A preferred stock has been accounted for as equity. Under U.S. GAAP, such shares are required to be presented as temporary equity due to contingent redemption features triggered by deemed liquidation events, including a change of control. Annapurna has also issued warrants that are exercisable into shares of Series A preferred stock. Under French GAAP, warrants are not accounted for until they are exercised. Under U.S. GAAP, such warrants are considered freestanding instruments and classified as a liability. The liability is accounted for at fair value until the earlier of the expiration or exercise of the warrants. Warrants to purchase 211,011 shares of Series A preferred stock were exercised in December 2014. Remaining outstanding warrants expired unexercised in June 2015. The adjustments represent the reclassification of Series A preferred stock of €3.4 million, recognition of the fair value of issued warrants as a liability of €0.9 million, exercise of issued warrants of €0.1 million, changes in fair value and expiration of remaining unexercised warrants of €0.3 million and €0.5 million in prior periods and in year 2015, respectively.

iii)

Annapurna has entered into certain licensing agreements under which there are milestone fees payable to vendors. Under French GAAP, these fees were expensed as paid, and under U.S. GAAP these fees are recorded as incurred, when fees are deemed probable and reasonably estimable.

iv)

Annapurna has a convertible facility loan with an outstanding balance of €4.5 million and other borrowings and a conditional advance from one of its investors of €0.5 million as of December 31, 2015. Under French GAAP, the convertible loan and a conditional advance are recorded as debt for amount of cash proceeds received. Interest expense is recorded in accordance with the contractual interest rate, which is zero for both convertible loan and a conditional advance. The adjustments reflect recording of debt discounts on both convertible loan and a conditional advance based on imputed interest of 15.5% as additional paid in capital, as both financings were received from Annapurna significant investors. Debt discounts are further amortized to interest expense over the terms of the loan and the conditional advance.

v)

This adjustment represents a write-off of the intangible asset recorded under French GAAP that related to a patent and patent filing legal fees. Under U.S. GAAP, such costs are considered operating expenses and recorded as incurred.

vi)

These adjustments reflect reclassifications of Annapurna’s historical financial statement lines to conform to Avalanche’s presentation and classification of research and development expenses, general and administrative expenses, interest expense, other income, prepaid expenses and other current assets, accounts payable, accrued expenses and other liabilities and preferred stock Series O.

vii)	This adjustment reflects the total impact on the statement of operations from reconciliation from French GAAP to U.S. GAAP.

4. Pro Forma Adjustments

Pro forma adjustments are necessary to reflect the acquisition consideration exchanged and to adjust amounts related to the tangible and intangible assets and liabilities of Annapurna to a preliminary estimate of their fair values, and to reflect the impact on the statements of operations of the proposed transaction as if the companies had been combined during the periods presented therein. The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:

a)

To recognize the additional draw-down of the loan according to the amended convertible loan agreement. The original amount of the facility was €9.0 million, from which Annapurna drew down €4.5 million. According to the second amendment to the agreement, Annapurna is entitled to draw down an additional amount of approximately €2.7 million. Annapurna is required to draw-down the entire amount upon consummation of a change of control transaction.

b)	To expense unamortized debt discount upon the conversion of convertible loan to Series A preferred stock.

c)	To record the conversion of the convertible loan into Annapurna’s Series A preferred stock upon consummation of a change of control transaction in accordance with the agreement.

d)	To record accrual of transaction bonuses payable to Annapurna executives upon closing of the Transaction.

e)	To accrue estimated Transaction related expenses at December 31, 2015 that are expected to be incurred prior to the Transaction closing and that have not yet been incurred.

f)	To record one-time post combination expense related to the fully vested shares issued to Annapurna founders and replacement options.

g)	To record incremental share-based compensation expense for replacement options granted to Annapurna’s employees.

h)	To record share-based compensation expense related to additional options granted to Annapurna and Avalanche’s executives.

i)

To reverse recorded interest expense on convertible loans and the fair value adjustment related to warrants for Series A preferred stock, as loan and warrants would be settled as part of the Transaction.

j)	To eliminate Transaction costs recorded in the historical statement of operations as these are directly attributable to the Transaction and non-recurring.

k)

To record the elimination of Annapurna’s Series A preferred stock and historical equity, issued Avalanche common shares and purchase consideration, and estimated value of acquired in-process research and development intangible asset.

5. Non-recurring Transaction Costs

Avalanche and Annapurna have incurred, and Avalanche will continue to incur, certain non-recurring transaction expenses in connection with the proposed transaction. Non-recurring transaction expenses incurred were $0.6 million during the year ended December 31, 2015 and are reflected as an adjustment to reduce general and administrative expenses in the pro forma condensed combined statement of operations as they are non-recurring and directly attributable to the proposed transaction. The pro forma condensed combined balance sheet as of December 31, 2015 includes an adjustment of $1.5 million to accrued liabilities for transaction expenses incurred or expected to be incurred by Avalanche subsequent to December 31, 2015 (see Note 4, Pro Forma Adjustments above). Estimated transaction expenses of Annapurna which had not been incurred as of December 31, 2015 totaled $0.4 million and have been included in assumed liabilities as of December 31, 2015 in the unaudited pro forma condensed combined balance sheet.

The pro forma condensed combined balance sheet as of December 31, 2015 includes an adjustment of $0.3 million related to Annapurna’s transaction bonus costs. The transaction bonus costs are not reflected in the pro forma condensed combined statement of operations for the year ended December 31, 2015, as these costs will not impact Avalanche’s consolidated statement of operations in the periods following the acquisition date.

DESCRIPTION OF AVALANCHE’S CAPITAL STOCK

The following summary describes our capital stock and the material provisions of our amended and restated certificate of incorporation and our amended and restated bylaws, the amended and restated investor rights agreement to which we and certain of our stockholders are parties and of the Delaware General Corporation Law. Because the following is only a summary, it does not contain all of the information that may be important to you. For a complete description, you should refer to our amended and restated certificate of incorporation, amended and restated bylaws and amended and restated investor rights agreement, copies of which are incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on March 3, 2016.

General

We have authorized under our amended and restated certificate of incorporation 300,000,000 shares of common stock, par value $0.0001 per share, and 5,000,000 shares of preferred stock, par value $0.0001 per share.

Common Stock

As of the Record Date, approximately 26,989,641 shares of our common stock were issued and outstanding. If the Transaction is consummated, we expect to issue 13,135,189 shares of our common stock to the Annapurna Shareholders, resulting in approximately 40,124,830 shares of our common stock being issued and outstanding immediately after the consummation of the Transaction, based on the number of shares of our common stock outstanding as of the Record Date. The number of New Avalanche Shares is subject to increase based on the exercise of the Annapurna Options by their holders prior to or concurrently with the closing of the Transaction.

Voting Rights. Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. In the election of directors, a plurality of the votes cast at a meeting of stockholders is sufficient to elect a director. Our stockholders do not have cumulative voting rights in the election of directors. Accordingly, holders of a majority of the voting shares are able to elect all of the directors.

Dividends. Subject to preferences that may be applicable to any then outstanding preferred stock, holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our Board out of legally available funds.

Liquidation. In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock.

Other Rights and Preferences. Holders of our common stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate in the future.

Fully Paid and Nonassessable. The outstanding shares of our common stock are fully paid and non-assessable.

Preferred Stock

Our Board has the authority, without further action by our stockholders, to issue up to 5,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of common stock. The issuance of our preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change of control of our company or other corporate action. No shares of preferred stock are outstanding, and we have no present plan to issue any shares of preferred stock.

Warrants

As of the Record Date, warrants to purchase 40,000 shares of our common stock were outstanding. The exercise price of these warrants is $10.51 per share.

Options

As of the Record Date, options to purchase 4,571,276 shares of our common stock were outstanding. The exercise prices of these options range from $0.15 to $58.92 per share.

Restricted Stock Units

As of the Record Date, restricted stock units relating to 1,212,554 shares of our common stock were outstanding.

Registration Rights

We are party to an amended and restated investor rights agreement (the “Existing IRA”) which provides certain of our stockholders the right to demand that we file a registration statement for their shares of common stock or request that their shares of common stock be covered by a registration statement that we are otherwise filing, in each case, to the extent their shares of common stock were issued upon conversion of convertible preferred stock. These shares are referred to as registrable securities. In addition, as a condition to the closing of the Transaction, we and the Annapurna Shareholders will enter into a second amended and restated investor rights agreement (the “Investor Rights Agreement”). Additional information relating to the Investor Rights Agreement is set forth in the section above entitled “Agreements Relating to the Transaction” beginning on page 72.

Demand Registration Rights

Pursuant to the Existing IRA, the holders of registrable securities are entitled to certain demand registration rights. At any time, the holders of at least 20% of the registrable securities, on not more than two occasions, may request that we register all or a portion of their shares, subject to certain specified exceptions. Such request for registration must cover securities the aggregate offering price of which, before payment of underwriting discounts and commissions, exceeds $10.0 million.

Piggyback Registration Rights

Pursuant to the Existing IRA, if we propose to register for offer and sale any of our securities under the Securities Act in a public offering, either for our own account or for the account of other security holders, the holders of these shares will be entitled to certain “piggyback” registration rights allowing them to include their shares in such registration, subject to certain marketing and other limitations. As a result, whenever we propose to file a registration statement under the Securities Act, including a registration statement on Form S-3 as discussed below, other than with respect to (i) any employee benefit plan, (ii) with respect to any corporate reorganization or transaction under Rule 145 of the Securities Act, any registration statements related to the issuance or resale of securities issued in such a transaction or (iii) a registration related to stock issued upon conversion of debt securities, the holders of these shares are entitled to notice of the registration and have the right, subject to limitations that the underwriters may impose on the number of shares included in the registration, to include their shares in the registration.

Form S-3 Registration Rights

Pursuant to the Existing IRA, the holders of registrable securities are entitled to certain Form S-3 registration rights. Any holder of these shares can make a request that we register for offer and sale their shares on Form S-3 if we are qualified to file a registration statement on Form S-3, subject to certain specified exceptions. Such request for registration on Form S-3 must cover securities the aggregate offering price of which, before payment of the underwriting discounts and commissions, equals or exceeds $1.0 million. We will not be required to effect more than two registrations on Form S-3 pursuant to the amended and restated investor rights agreement.

Anti-Takeover Effects of Provisions of our Amended and Restated Certificate of Incorporation, our Amended and Restated Bylaws and Delaware Law

Some provisions of Delaware law, our amended and restated certificate of incorporation and our amended and restated bylaws contain provisions that could make the following transactions more difficult: acquisition of us by means of a tender offer; acquisition of us by means of a proxy contest or otherwise; or removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Undesignated Preferred Stock

The ability to authorize undesignated preferred stock makes it possible for our Board to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of our company.

Stockholder Meetings

Our charter documents provide that a special meeting of stockholders may be called only by our Board, the chairman of our Board, our Chief Executive Officer or, in the absence of a Chief Executive Officer, our President.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our Board or a committee of our Board.

Elimination of Stockholder Action by Written Consent

Our amended and restated certificate of incorporation eliminates the right of stockholders to act by written consent without a meeting.

Election and Removal of Directors

Our Board is divided into three classes. The directors in each class will serve for a three-year term, one class being elected each year by our stockholders. For more information on the classified board, see “Proposal No. 2—Election of Directors”. This system of electing and removing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors. Our charter documents provide that directors may be removed only for cause with the vote of holders of 66 2/3% of the voting power of all the then-outstanding shares of our voting stock.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the Delaware General Corporation Law, which prohibits persons deemed “interested stockholders” from engaging in a “business combination” with a publicly-held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by our Board, such as discouraging takeover attempts that might result in a premium over the market price of our common stock.

Amendment of our Amended and Restated Certificate of Incorporation or our Amended and Restated Bylaws

The amendment of any of the above provisions in our amended and restated certificate of incorporation, except for the provision making it possible for our Board to issue preferred stock, or the amendment of any provision in our amended and restated bylaws (other than by action of our Board), would require approval by holders of at least 66 2/3% of our then outstanding voting stock.

The provisions of the Delaware General Corporation Law, our amended and restated certificate of incorporation and our amended and restated bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Delaware as Sole and Exclusive Forum

Our amended and restated certificate of incorporation provides that unless we consent in writing to an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of us, (ii) any action asserting a claim of breach of a fiduciary duty owed by, or otherwise wrongdoing by, any of our directors, officers or other employees to us or our stockholders, (iii) any action asserting a claim against us arising pursuant to any provision of the Delaware General Corporation Law or our amended and restated certificate of incorporation or amended and restated bylaws, (iv) any action to interpret, apply, enforce or determine the validity of our amended and restated certificate of incorporation or the bylaws, or (v) any action asserting a claim against us or any of our directors, officers or employees governed by the internal affairs doctrine.

NASDAQ Listing

Avalanche common stock currently is listed on NASDAQ under the symbol “AAVL”.

Transfer Agent

Our transfer agent and registrar is Wells Fargo Shareowner Services. Our transfer agent and registrar’s address is Wells Fargo Shareowner Services, Attn: Manager of Account Administration, 1110 Centre Pointe Curve, Suite 101, Mendota Heights, MN 55120-4101.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The material in this report is not “soliciting material”, is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of Avalanche under the Securities Act or the Exchange Act.

The primary purpose of the audit committee is to oversee our financial reporting processes on behalf of our Board. The audit committee’s functions are more fully described in its charter, which is available on our website at http://investors.avalanchebiotech.com.

In fulfilling its oversight responsibilities, the audit committee reviewed and discussed with management Avalanche’s audited financial statements for the fiscal year ended December 31, 2015. The audit committee has discussed with Deloitte & Touche LLP (“DT”) Avalanche’s independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 16, “Communications with Audit Committees”, issued by the Public Company Accounting Oversight Board (“PCAOB”). In addition, the audit committee has discussed with DT their independence, and received from DT the written disclosures and the letter required by Ethics and Independence Rule 3526 of the PCAOB. Finally, the audit committee discussed with DT, with and without management present, the scope and results of DT’s audit of the financial statements for the fiscal year ended December 31, 2015.

Based on these reviews and discussions, the audit committee has recommended to our Board that such audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2015 for filing with the SEC.

Audit Committee
John P. McLaughlin, Chair
Mark S. Blumenkranz, M.D.
Paul D. Wachter

CORPORATE GOVERNANCE

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The code of business conduct and ethics is available on our website at http://investors.avalanchebiotech.com. We expect that any amendments to the code, or any waivers of its requirements, will be disclosed on our website. The reference to our website does not constitute incorporation by reference of the information contained at or available through our website.

Corporate Governance Guidelines

We believe in sound corporate governance practices and have adopted formal Corporate Governance Guidelines to enhance our effectiveness. Our Board adopted these Corporate Governance Guidelines in order to ensure that it has the necessary practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The Corporate Governance Guidelines are also intended to align the interests of our directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices our Board follows with respect to board and committee composition and selection, board meetings, Chief Executive Officer performance evaluation and management development and succession planning for senior management, including the Chief Executive Officer position. A copy of our Corporate Governance Guidelines is available on our website at http://investors.avalanchebiotech.com.

Board Composition

Director Independence

Our common stock is listed on The NASDAQ Global Market. Rule 5605 of the NASDAQ Marketplace Rules (the “NASDAQ Listing Rules”) requires that independent directors compose a majority of a listed company’s board of directors within one year of listing. In addition, the NASDAQ Listing Rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act. Under NASDAQ Listing Rule 5605(a)(2), a director will only qualify as an “independent director” if, in the opinion of the board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3 under the Exchange Act, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries. In addition to satisfying general independence requirements under the NASDAQ Listing Rules, members of the compensation committee must also satisfy additional independence requirements set forth in NASDAQ Listing Rule 5605(d)(2). In order to be considered independent for purposes of NASDAQ Listing Rule 5605(d)(2), a member of a compensation committee of a listed company may not, other than in his or her capacity as a member of the compensation committee, the board of directors, or any other board committee, accept, directly or indirectly any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries. Additionally, the board of directors of the listed company must consider whether the compensation committee member is an affiliated person of the listed company or any of its subsidiaries and if so, must determine whether such affiliation would impair the director’s judgment as a member of the compensation committee.

In March 2016, our Board undertook a review of its composition, the composition of its committees and the independence of each director. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, our Board has determined that none of Drs. Blumenkranz and Schwartz and Messrs. McLaughlin and Wachter, representing four of five directors, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under NASDAQ Listing Rules. Our Board also determined that Dr. Blumenkranz and Messrs. McLaughlin and Wachter, who are members of our audit committee, Drs. Blumenkranz and Schwartz and Mr. McLaughlin, who comprise our compensation committee, and Drs. Blumenkranz and Schwartz and Mr. McLaughlin, who comprise our nominating and governance committee, satisfy the independence standards for those committees established by applicable SEC rules and NASDAQ Listing Rules.

Classified Board of Directors

In accordance with our amended and restated certificate of incorporation, our Board is divided into three classes with staggered three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following their election.

Leadership Structure of our Board

Our amended and restated bylaws and corporate governance guidelines provide our Board with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer and/or the implementation of a lead director in accordance with its determination that utilizing one or the other structure would be in the best interests of our company. Dr. Blumenkranz currently serves as the Chairman of our Board. All of our directors are encouraged to make suggestions for Board agenda items of pre-meeting materials. Additionally, in his role as Chairman of the Board, Dr. Blumenkranz presides over the executive sessions of our Board in which Mr. Cleveland does not participate and serves as a liaison to Mr. Cleveland and management on behalf of the independent members of our Board.

Our Board has concluded that our current leadership structure is appropriate at this time. However, our Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.

Role of Board in Risk Oversight Process

Risk assessment and oversight are an integral part of our governance and management processes. Our Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings, and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with our Board at regular board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks.

Our Board does not have a standing risk management committee, but rather administers this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, and our audit committee is responsible for overseeing our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The audit committee also monitors compliance with legal and regulatory requirements. Our nominating and corporate governance committee monitors the effectiveness of our corporate governance guidelines. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Meetings of the Board of Directors and Committees

During 2015, our Board met thirteen times, the audit committee met five times, the compensation committee met six times and the nominating and corporate governance committee met one time. In that year, each director attended at least 75% of the meetings of our Board and the committees on which he served. As required under NASDAQ rules and regulations, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present.

Board Committees

Audit Committee

Our audit committee oversees our corporate accounting and financial reporting process. Among other matters, the audit committee:

•	appoints our independent registered public accounting firm;

•	evaluates the independent registered public accounting firm’s qualifications, independence and performance;

•	determines the engagement of the independent registered public accounting firm;

•	reviews and approves the scope of the annual audit and the audit fee;

•	discusses with management and the independent registered public accounting firm the results of the annual audit and the review of our quarterly consolidated financial statements;

•	approves the retention of the independent registered public accounting firm to perform any proposed permissible audit and non-audit services;

•	monitors the rotation of partners of the independent registered public accounting firm on our engagement team as required by law;

•

is responsible for reviewing our consolidated financial statements and our management’s discussion and analysis of financial condition and results of operations to be included in our annual and quarterly reports to be filed with the SEC;

•	reviews our critical accounting policies and estimates;

•	reviews related party transactions; and

•	annually reviews the audit committee charter and the audit committee’s performance.

The current members of our audit committee are Dr. Blumenkranz and Messrs. McLaughlin and Wachter. Mr. McLaughlin serves as the chairman of the committee. All members of our audit committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and NASDAQ. Our Board has determined that Mr. McLaughlin is an audit committee financial expert as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable NASDAQ rules and regulations. Under the rules of the SEC and NASDAQ, members of the audit committee must also meet heightened independence standards. Our Board has determined that each of Dr. Blumenkranz and Messrs. McLaughlin and Wachter meet these heightened independence standards. Our audit committee has been established in accordance with the rules and regulations of the Exchange Act. The audit committee operates under a written charter that satisfies the applicable standards of the SEC and NASDAQ. A copy of the audit committee charter is available on our website at http://investors.avalanchebiotech.com.

Compensation Committee

Our compensation committee reviews and recommends policies relating to compensation and benefits of our officers, directors and employees. The compensation committee reviews and approves corporate goals and objectives relevant to compensation of our Chief Executive Officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives, and sets or makes recommendations to our Board regarding the compensation of these officers based on such evaluations. Our Board shall retain the authority to determine and approve, upon the recommendation of the compensation committee, the compensation of the Chief Executive Officer, unless such authority has been delegated to the compensation committee. The compensation committee also approves grants of stock options and other awards under our stock plans. In fulfilling its responsibilities, the compensation committee may delegate any or all of its responsibilities to a subcommittee of the compensation committee, but only to the extent consistent with our amended and restated certificate of incorporation, amended and restated bylaws, Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended (“Section 162(m)”), applicable NASDAQ Listing Rules, and other applicable law. The compensation committee will periodically review and evaluate the performance of the compensation committee and its members, including an annual review of its charter. The current members of our compensation committee are Drs. Blumenkranz and Schwartz and Mr. McLaughlin. Dr. Schwartz serves as the chairman of the committee.

Each of the current members of our compensation committee, as well as the expected members of our compensation committee after the 2016 Annual Meeting, is or will be an independent under the applicable NASDAQ rules and regulations, is or will be a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act and is or will be an “outside director” as that term is defined in Section 162(m). The compensation committee operates under a written charter that satisfies the applicable standards of the SEC and NASDAQ. A copy of the compensation committee charter is available on our website at http://investors.avalanchebiotech.com.

In 2015, the compensation committee retained Compensia, Inc., a national executive compensation consulting firm, to conduct market research and analysis on our various executive positions, to assist the committee in developing appropriate incentive plans for our executives on an annual basis, to provide the committee with advice and ongoing recommendations regarding material executive compensation decisions, and to review compensation proposals of management. Compensia reports directly to the compensation committee and does not provide any non-compensation related services to us. After review and consultation with Compensia, the compensation committee determined that Compensia is independent and that there is no conflict of interest resulting from retaining Compensia currently or during 2015. In reaching these conclusions, our compensation committee considered the factors set forth in the SEC rules and NASDAQ Listing Rules.

Our executive officers submit proposals to our Board and the compensation committee regarding our executive and director compensation. Our Chief Executive Officer, Mr. Cleveland, provides feedback and recommendations to our compensation committee with respect to executive compensation, other than his own compensation, including with regard to senior executive performance, responsibility and experience levels. The compensation committee often takes into consideration both Mr. Cleveland’s input and the input of other senior executives in setting compensation levels.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee is responsible for making recommendations to our Board regarding candidates for directorships and composition and organization of our Board. In addition, the nominating and corporate governance committee is responsible for overseeing our corporate governance policies and reporting and making recommendations to our Board concerning governance matters. The current members of our nominating and corporate governance committee are Drs. Blumenkranz and Schwartz and Mr. McLaughlin. Dr. Blumenkranz serves as the chairman of the committee. Each of the members of our nominating and corporate governance committee is an independent director under the applicable rules and regulations of the SEC and NASDAQ relating to nominating and corporate governance committee independence.

Each of the current members of our nominating and corporate governance committee, as well as the expected members of our nominating and corporate governance committee after the 2016 Annual Meeting, is or will be an “independent director” under the applicable rules and regulations of NASDAQ relating to nominating and corporate governance committee independence. Following the 2016 Annual Meeting, we will continue to comply with NASDAQ’s rules regarding independent director oversight of director nominations under either NASDAQ Rule 5605(e)(1)(A) or 5605(e)(1)(B). The nominating and corporate governance committee operates under a written charter that satisfies the applicable standards of the SEC and NASDAQ. A copy of the nominating and corporate governance committee charter is available on our website at http://investors.avalanchebiotech.com.

Special Committee

In July 2015, following the resignation of Thomas W. Chalberg, Jr., Ph.D. as a member of our Board and as our President and Chief Executive Officer, our Board formed a special committee consisting of two independent directors, Messrs. McLaughlin and Wachter, and delegated to the special committee full power and authority to conduct (a) the search for a permanent Chief Executive Officer and certain other officers, (b) assist with the recruitment of additional independent directors to our Board and (c) provide our management support during our leadership transition. The special committee was dissolved on February 29, 2016.

Board Diversity

Our nominating and corporate governance committee is responsible for reviewing with our Board, on an annual basis, the appropriate characteristics, skills and experience required for our Board as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the nominating and corporate governance committee, in recommending candidates for election, and our Board, in approving (and, in the case of vacancies, appointing) such candidates, takes into account many factors, including the following:

•	diversity of personal and professional background, perspective and experience;

•	personal and professional integrity, ethics and values;

•

experience in corporate management, operations or finance, such as serving as an officer or former officer of a publicly held company, and a general understanding of marketing, finance and other elements relevant to the success of a publicly-traded company in today’s business environment;

•	experience relevant to our industry and with relevant social policy concerns;

•	experience as a board member or executive officer of another publicly held company;

•	relevant academic expertise or other proficiency in an area of our operations;

•	practical and mature business judgment, including ability to make independent analytical inquiries;

•	promotion of a diversity of business or career experience relevant to our success; and

•	any other relevant qualifications, attributes or skills.

Our Board evaluates each individual in the context of our Board as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.

Limitation on Liability and Indemnification Matters

Our amended and restated certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	any transaction from which the director derived an improper personal benefit.

Our amended and restated certificate of incorporation and amended and restated bylaws provide that we are required to indemnify our directors and officers, in each case to the fullest extent permitted by Delaware law. Our amended and restated bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under Delaware law. We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our Board. With specified exceptions, these agreements provide for indemnification for related expenses, including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and our stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damages. To the extent the indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. For a description of pending litigation involving certain of our directors and officers, please refer to Item 3 set forth in our Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC on March 3, 2016.

Director Attendance at Annual Meetings

Our Board has a policy of encouraging director attendance at our annual meetings of stockholders, but attendance is not mandatory. All of our directors attended the 2015 Annual Meeting. Our Board and management team encourage all of our directors to attend the 2016 Annual Meeting.

Stockholder Communications with the Board of Directors

We provide a process for stockholders to send communications to our Board, the non-employee members as a group or any of the directors individually. Stockholders may contact any of the directors, including the non-employee directors, by writing to them c/o the Corporate Secretary, Avalanche Biotechnologies, Inc., 1035 O’Brien Avenue, Suite A, Menlo Park, California, 94025. All communications will be compiled by our Corporate Secretary and submitted to our Board or the individual directors, as applicable, on a periodic basis.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2015, Drs. Blumenkranz and Schwartz and Mr. McLaughlin served as members of the compensation committee. None of the members of our compensation committee is currently, or has been at any time, one of our officers or employees. None of our executive officers currently serves, or has served during the last completed three fiscal years, as a member of the board of directors or compensation committee of any other entity that has or had one or more executive officers serving as a member of our Board or compensation committee. For a description of transactions between us and members of our compensation committee and affiliates of such members, please see “Certain Relationships and Related Party Transactions”.

Procedures for Recommendation of Director Nominees by Stockholders

The nominating and corporate governance committee will consider director candidates who are recommended by our stockholders. Stockholders, in submitting recommendations to the nominating and corporate governance committee for director candidates, must comply with our amended and restated bylaws. Pursuant to our bylaws, stockholders who wish to nominate persons for election to our Board at the 2016 Annual Meeting must comply with the notice provisions in our bylaws. The stockholder’s notice must include the following information for the person proposed to be nominated:

(a)	the name and address, as they appear on our books, of the stockholder proposing such business;

(b)	the class and number of our shares that are beneficially owned by the stockholder;

(c)	any material interest of the stockholder in such business; and

(d)	any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act, in his, her or its capacity as a proponent to a stockholder proposal.

We may request from the recommending stockholder or recommending stockholder group such other information as may reasonably be required to determine whether each person recommended by a stockholder or stockholder group as a nominee meets the minimum director qualifications established by our Board and to enable us to make appropriate disclosures to stockholders entitled to vote in the next election of directors. Nominees are required to make themselves reasonably available to be interviewed by the nominating and corporate governance committee and members of management, as determined to be appropriate by the nominating and corporate governance committee. We will not accept a stockholder recommendation for a nominee if the recommended candidate’s candidacy or, if elected, board membership, would violate applicable state law, federal law or the rules of any exchange or market on which our securities are listed or traded. If the nomination by stockholders was made in accordance with the procedures in our bylaws, the nominating and corporate governance committee will apply the same criteria in evaluating the nominee as it would any other board nominee candidate and will recommend to our Board whether or not the stockholder nominee should be nominated by our Board and included in our proxy statement.

Notices should be directed to the attention of the Corporate Secretary, Avalanche Biotechnologies, Inc., 1035 O’Brien Avenue, Suite A, Menlo Park, California 94025.

NON-EMPLOYEE DIRECTOR COMPENSATION

Cash

In connection with our IPO in August 2014, we adopted a non-employee director compensation program, pursuant to which each non-employee director receives the following cash compensation for board service, as applicable:

•	$40,000 per year for service as a member of the board of directors;

•	$35,000 per year for service as the independent chairman of our Board;

•	$20,000 per year for service as chairman of the audit committee;

•	$15,000 per year for service as chairman of the compensation committee;

•	$10,000 per year for service as chairman of the nominating and corporate governance committee;

•	$10,000 per year for service as non-chairman member of the audit committee;

•	$7,500 per year for service as non-chairman member of the compensation committee; and

•	$5,000 per year for service as non-chairman member of the nominating and corporate governance committee.

Annual cash retainers for service as the independent chairman of our Board, chairman of a committee or non-chairman member of the committee are in addition to the annual cash retainer for service as a board member.

We also reimburse our non-employee directors for their reasonable out-of-pocket expenses incurred in attending Board and committee meetings.

Options and Stock Awards

Pursuant to our non-employee director compensation program, the non-employee directors receive grants of non-statutory stock options and restricted stock unit (“RSU”) awards under our 2014 Equity Incentive Plan. For purposes of these awards, a non-employee director is a director who is not employed by us and who does not receive compensation from us or have a business relationship with us that would require disclosure under certain SEC rules. Each non-employee director joining our Board will automatically be granted initial equity awards with an aggregate value of $200,000, with half of such value to be awarded in the form of a non-statutory stock option with an exercise price equal to the fair market value of our common stock on the grant date, and half in the form of an RSU award. These initial stock options and RSU awards vest ratably in annual installments over three years of service following the date of grant.

In addition, pursuant to our non-employee director compensation program, each non-employee director receives an annual equity award under our 2014 Equity Incentive Plan. A non-employee director who receives an initial award will not receive the additional annual award in the same calendar year. Annual grants vest in full on the one-year anniversary of the grant date. All director options have a maximum term of ten years.

Special Committee Compensation

In connection with our formation of the special committee of our Board, we approved payment to Messrs. McLaughlin and Wachter of a special retainer of $20,000 for each month of their service on the special committee, effective June 1, 2015, to be payable in cash, a fully vested RSU award or fully vested option, at each member’s one-time election. Mr. McLaughlin elected for the retainer to be payable in cash, and Mr. Wachter elected for the retainer to be payable in a fully vested RSU award granted under our 2014 Equity Incentive Plan. The special committee was dissolved on February 29, 2016.

The following table presents the total compensation for each person who served as a non-employee member of our Board during the year ended December 31, 2015.

NAME	FEES EARNED OR PAID IN CASH ($)		STOCK AWARDS ($)(1)(2)		OPTION AWARDS ($)(1)(2)(3)	TOTAL ($)
Mark S. Blumenkranz, M.D.	102,500		78,700		176,108	357,308
John P. McLaughlin	212,500	(4)	78,700		176,108	467,308
Steven D. Schwartz, M.D.	60,000		78,700		176,108	314,808
Paul D. Wachter	50,000		218,820	(5)	176,108	444,828

(1)

On April 21, 2015, each non-employee director was granted pursuant to our non-employee director compensation program an annual award in the form of an RSU award that may be settled for 2,000 shares of our common stock and a stock option to purchase 7,000 shares of common stock with an exercise price equal to $39.35 per share, the closing price of our common stock on NASDAQ on the grant date. Each of these equity awards vests in full on the one-year anniversary of the 2015 Annual Meeting of Stockholders.

(2)

The reported value of the stock and option awards is equal to the aggregate grant date fair value, as calculated in accordance with ASC Topic 718, of the stock or options awards granted during 2015, in each case excluding the impact of estimated forfeitures related to service-based vesting conditions. See Note 11 of the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on March 3, 2016, for the assumptions used in calculating the grant date fair value of these equity awards.

(3)

As of December 31, 2015, the aggregate number of shares of our common stock underlying stock option awards outstanding held by each non-employee director were as follows: Dr. Blumenkranz: 607,000; Mr. McLaughlin: 157,000; Dr. Schwartz: 757,000; and Mr. Wachter: 157,000. As of December 31, 2015, no non-employee director held any outstanding stock awards other than the awards disclosed in the above table.

(4)	Includes fees paid to Mr. McLaughlin in cash in connection with his service on the special committee.
(5)	Includes the dollar value of the 14,377 RSUs granted to Mr. Wachter in connection with his service on the special committee.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a description of transactions since January 1, 2015 to which we have been a party, in which the amount involved exceeds $120,000, and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest.

Relationship with Regeneron

In May 2014, we entered into a research collaboration and license agreement (the “Collaboration Agreement”) with one of the holders of more than 5% of our capital stock, Regeneron Pharmaceuticals, Inc. (“Regeneron”). Pursuant to the Collaboration Agreement, we received initial payments of $8.0 million in May 2014, and invoiced Regeneron for approximately $450,000 in the fourth quarter of 2015 as reimbursement for additional collaboration research costs. In addition to such payments, Regeneron may make the following payments to us pursuant to the Collaboration Agreement: (i) reimbursement for additional collaboration research costs; (ii) up to $80.0 million in development and regulatory milestones for product candidates directed toward each of the eight therapeutic candidates, for a combined total of up to $640.0 million in potential milestone payments for product candidates directed toward all eight therapeutic targets subject to the Collaboration Agreement; and (iii) tiered, low- to mid-single digit royalties on annual net sales, subject to certain adjustments. See “Business—License and Collaboration Agreements—Regeneron Research Collaboration and License Agreement” in our Annual Report on Form 10-K for the year ended December 31, 2015.

Investor Rights Agreement

We and certain of our stockholders have entered into an amended and restated investor rights agreement, pursuant to which these stockholders have, among other things, registration rights under the Securities Act with respect to their shares of common stock.

Indemnification Agreements and Directors’ and Officers’ Liability Insurance

We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director (and in certain cases their related venture capital funds) and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.

Policies and Procedures for Related Party Transactions

Our Board has adopted a written related person transaction policy to set forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had, has or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person.

As provided by our related party transaction policy, our audit committee will be responsible for reviewing and approving in advance the related person transaction and in doing so will consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction. All of the transactions described in this section occurred prior to the adoption of this policy, other than with respect to the indemnification agreements that we have entered with certain of our executive officers as described above.

EXECUTIVE OFFICERS

The following table set forth information regarding our executive officers, as of April 6, 2016:

NAME	AGE	POSITION(S)
Executive Officers
Paul B. Cleveland	59	President, Chief Executive Officer and Director
Samuel B. Barone, M.D.	42	Chief Medical Officer
Shirley Braun, Ph.D.	51	Vice President, Human Resources
Mehdi Gasmi, Ph.D.	49	Interim Chief Scientific Officer

A brief biography of each of our executive officers appears above under the section “Directors and Executive Officers of Avalanche Following the Transaction” beginning on page 96, except for Mr. Cleveland, whose biographical information appears above under the section “Proposal No. 2—Election of Directors” beginning on page 32.

EXECUTIVE COMPENSATION

The following is a discussion of the material components of the executive compensation arrangements of our named executive officers (“NEOs”) who are comprised of (1) our current Chief Executive Officer, (2) our former Chief Executive Officer, (3) our former interim Chief Executive Officer and (4) our next two highest compensated executive officers as of December 31, 2015 other than the Chief Executive Officer.

Our NEOs for 2015 were as follows:

•	Paul B. Cleveland, our President and Chief Executive Officer;

•	Thomas W. Chalberg Jr., Ph.D., our former President and Chief Executive Officer;

•	Hans P. Hull, our former interim President and Chief Executive Officer and former Senior Vice President, Business Operations;

•	Samuel B. Barone, M.D., our Chief Medical Officer; and

•	Roman G. Rubio, M.D., our former Senior Vice President and Head of Translational Medicine.

2015 Summary Compensation Table

The following table sets forth total compensation paid to our NEOs for the years ended December 31, 2015 and, as applicable, December 31, 2014.

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	BONUS ($)		STOCK AWARDS ($)(1)	OPTION AWARDS ($)(1)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($) (2)	ALL OTHER COMPENSATION ($)		TOTAL ($)
Paul B. Cleveland Chief Executive Officer(3)	2015	32,885	—		—	5,772,032		50,000	(4)	5,804,887

Thomas W. Chalberg, Jr., Ph.D.	2015	323,935	—		905,050	1,764,509	—	208,333	(6)	3,201,827
Former Chief Executive Officer(5)	2014	402,917	67,500	(7)	—	935,558	299,166	—		1,705,141

Hans P. Hull	2015	337,577	120,000	(9)	1,563,606	605,727	89,719	—		2,716,629
Former Chief Executive Officer and former Senior Vice President, Business Operations(8)	2014	260,833	61,667		—	877,086	139,546	—		1,339,132

Samuel B. Barone, M.D. (10)	2015	358,811	—		636,105	526,719	96,207	—		1,617,842
Chief Medical Officer	2014	176,458	—		—	1,426,733	87,291	3,000	(11)	1,693,482

Roman G. Rubio, M.D.	2015	358,250	—		1,429,313	526,719	96,207	—		2,410,489
Former Senior Vice President and Head of Translational Medicine(12)	2014	96,780	117,845	(13)	—	4,178,133	48,946	—		4,441,704

(1)

Amounts reported represent the aggregate grant date fair value of the options to purchase shares of our common stock and restricted stock unit awards that may be settled for shares of our common stock granted during the fiscal year, as calculated in accordance with ASC Topic 718, excluding the impact of estimated forfeitures related to service-based vesting provisions. See footnote 11 of the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on March 3, 2016, for the assumptions used in calculating the grant fair date value of these awards.

(2)

Amounts reported represent the annual cash performance-based bonuses earned by our NEOs pursuant to the achievement of certain corporate and individual performance objectives during 2015 and 2014. Please see the descriptions of the annual performance bonuses in the section below entitled “Narrative to 2015 Summary Compensation Table and Outstanding Equity Awards at 2015 Fiscal Year End Table—Terms and Conditions of Annual Bonuses”.

(3)	Mr. Cleveland commenced employment with us on December 9, 2015.
(4)	Amount reported represents a relocation reimbursement.
(5)	Dr. Chalberg resigned as our President and Chief Executive Officer, and as a member of our Board, on July 23, 2015.

(6)	Amount reported represents consulting fees earned by Dr. Chalberg subsequent to his resignation pursuant to his separation agreement, as described below under “-Employment Arrangements”.
(7)	Amount reported represents a discretionary bonus paid in respect of 2014 performance.
(8)

In connection with the resignation of Dr. Chalberg, Mr. Hull served as our interim Chief Executive Officer and President from July 23, 2015 until December 9, 2015, when Mr. Cleveland commenced employment with us. Mr. Hull resigned as our Senior Vice President, Business Operations on February 12, 2016.

(9)	Amount represents the special bonus paid to Mr. Hull in connection with his appointment as our interim Chief Executive Officer and President, as described below under “-Employment Arrangements”.
(10)	Dr. Barone joined Avalanche on June 30, 2014.
(11)	Amount reported represents a relocation reimbursement.
(12)	Dr. Rubio joined Avalanche on September 22, 2014, and Dr. Rubio’s employment with Avalanche terminated on March 7, 2016.
(13)	Amount represents the signing bonus paid to Dr. Rubio in connection with his commencement of employment with Avalanche.

Outstanding Equity Awards at 2015 Fiscal Year End Table

The following table lists all outstanding equity awards held by our NEOs as of December 31, 2015.

	OPTION AWARDS					STOCK AWARDS
NAME	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE		OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBERS OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)		MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)
Paul B. Cleveland	—	910,000	(1)	9.04	December 9, 2025

Thomas W. Chalberg, Jr., Ph.D.(2)	152,920	6,667	(3)	0.21	February 24, 2017
	801,667	151,666	(4)	0.19	November 15, 2022
	28,333	10,000	(5)	17.00	July 30, 2024
	—	20,937	(6)	39.35	April 20, 2025
						5,750	(7)	54,740
Hans P. Hull(8)	9,908	2,292	(9)	0.19	February 24, 2022
	45,833	9,167	(10)	0.19	November 15, 2022
	26,562	48,438	(11)	17.00	July 30, 2024
	—	23,000	(12)	39.35	April 20, 2025
						8,000	(13)	76,160
						117,590	(14)	1,119,457
Samuel B. Barone, M.D.	67,500	112,500	(15)	11.50	June 30, 2024
	—	20,000	(16)	39.35	April 20, 2025
						7,000	(17)	66,640
						33,960	(18)	323,299
Roman G. Rubio, M.D.(19)	56,250	123,750	(20)	33.70	October 3, 2024
	—	20,000	(21)	39.35	April 20, 2025
						7,000	(22)	66,640
						108,650	(23)	1,034,348

(1)

This stock option vests with respect to 25% of the underlying shares of our common stock on December 9, 2016 and in equal monthly installments over a period of 36 months thereafter, subject to continuous service through each such vesting date.

(2)

On July 23, 2015, Dr. Chalberg resigned as our President and Chief Executive Officer, and as a member of our Board. In connection with his resignation, Dr. Chalberg entered into a separation agreement with us, which provided for continued vesting of his outstanding equity awards through July 23, 2016 (the “Chalberg Consulting Period”), subject to his continued service through such date.

(3)	This stock option vests in equal monthly installments over a period of 48 months from February 24, 2012.

(4)

This stock option vests in equal monthly installments over a period of 48 months from November 15, 2012. Pursuant to Dr. Chalberg’s separation agreement, Dr. Chalberg will continue to vest in this option during the Chalberg Consulting Period, subject to his continued service during such period. At the time of his resignation in July 2015, 86,667 unvested shares of our common stock underlying this option and scheduled to vest after the end of the Chalberg Consulting Period were forfeited.

(5)

This option vested with respect to 25% of the underlying shares on July 30, 2015 and vests in equal monthly installments over a period of 36 months thereafter. Pursuant to Dr. Chalberg’s separation agreement, Dr. Chalberg will continue to vest in this option during the Chalberg Consulting Period, subject to his continued service during such period. At the time of his resignation in July 2015, 41,667 shares of our common stock underlying this option and scheduled to vest after the end of the Chalberg Consulting Period were forfeited.

(6)

This stock option vests with respect to 25% of the underlying shares of our common stock on April 21, 2016 and in equal monthly installments over a period of 36 months thereafter. Pursuant to Dr. Chalberg’s separation agreement, Dr. Chalberg will continue to vest in this option during the Chalberg Consulting Period, subject to his continued service during such period. At the time of his resignation in July 2015, 46,063 shares of our common stock underlying this option and scheduled to vest after the end of the Chalberg Consulting Period were forfeited.

(7)

The shares of our common stock subject to this RSU award vest with respect to 25% of the underlying shares on April 21, 2016 and in equal annual installments over a period of 3 years thereafter. Pursuant to Dr. Chalberg’s separation agreement, shares subject to this award will continue to vest during the Chalberg Consulting Period, subject to his continued service during such period. At the time of his resignation in July 2015, 17,250 shares of our common stock subject to this award and scheduled to vest after the end of the Chalberg Consulting Period were forfeited.

(8)

On February 12, 2016, Mr. Hull resigned as our Senior Vice President, Business Operations, and entered into a separation agreement with us that provided for automatic vesting of his outstanding equity awards granted on or prior to August 21, 2015 with respect to the number of securities that otherwise would have vested had Mr. Hull remained employed by us for an additional 12 months. In connection with his resignation, Mr. Hull entered into a consulting agreement with us that provides for continued vesting of his equity awards through February 12, 2017 (the “Hull Consulting Period”), subject to his continued service during the Hull Consulting Period.

(9)

This stock option vests in equal monthly installments over a period of 48 months from February 24, 2012. Pursuant to Mr. Hull’s separation agreement, at the time of his departure in February 2016, all unvested shares of our common stock underlying this option automatically vested in full.

(10)

This stock option vests in equal monthly installments over a period of 48 months from November 15, 2012. Pursuant to Mr. Hull’s separation agreement, at the time of his departure in February 2016, all unvested shares of our common stock underlying this option automatically vested in full.

(11)

This stock option vested with respect to 25% of the underlying shares of our common stock on July 30, 2015 and vests in equal monthly installments over a period of 36 months thereafter. At the time of Mr. Hull’s departure in February 2016, 18,750 unvested shares underlying this option automatically vested pursuant to his separation agreement, and 9,376 unvested shares underlying this option were forfeited. Pursuant to Mr. Hull’s consulting agreement, the remainder of the shares underlying this option will continue to vest during the Hull Consulting Period, subject to Mr. Hull’s continued service during the Hull Consulting Period.

(12)

This stock option vests with respect to 25% of the underlying shares of our common stock on April 21, 2016 and in equal monthly installments over a period of 36 months thereafter. At the time of Mr. Hull’s departure in February 2016, 10,063 unvested shares of our common stock underlying this option automatically vested pursuant to his separation agreement, and 7,188 unvested shares underlying this option were forfeited. Pursuant to Mr. Hull’s consulting agreement, the remainder of the shares underlying this option will continue to vest during the Hull Consulting Period, subject to Mr. Hull’s continued service during the Hull Consulting Period.

(13)

The shares of our common stock subject to this RSU award vest with respect to 25% of the underlying shares on April 21, 2016 and in equal annual installments over a period of 3 years thereafter. At the time of

Mr. Hull’s departure in February 2016, 2,000 shares of our common stock subject to this award automatically vested pursuant to his separation agreement, and 4,000 shares of our common stock subject to this award were forfeited. The remainder of the shares subject to the award will vest during the Hull Consulting Period, subject to Mr. Hull’s continued service during the Hull Consulting Period.

(14)

The shares of our common stock subject to this RSU award vest with respect to 50% of the underlying shares on each of the first and second anniversaries of August 21, 2015. At the time of Mr. Hull’s departure in February 2016, 58,795 shares subject to the award automatically vested pursuant to his separation agreement. The remainder of the shares subject to the award will vest during the Hull Consulting Period, subject to Mr. Hull’s continued service during the Hull Consulting Period.

(15)

This stock option vested with respect to 25% of the underlying shares of our common stock on June 30, 2015 and vests in equal monthly installments over a period of 36 months thereafter, subject to continuous service through each such vesting date.

(16)

This stock option vests with respect to 25% of the underlying shares of our common stock on April 21, 2016 and in equal monthly installments over a period of 36 months thereafter, subject to continuous service through each such vesting date.

(17)

The shares of our common stock subject to this RSU award vest with respect to 25% of the underlying shares of our common stock on April 21, 2016 and in equal annual installments over a period of 3 years thereafter, subject to continuous service through each such vesting date.

(18)

The shares of our common stock subject to this RSU award vest with respect to 50% of the underlying shares of our common stock on each of the first and second anniversaries of August 21, 2015, subject to continuous service through each such vesting date.

(19)

On March 7, 2016, Dr. Rubio’s employment with us was terminated, and, pursuant to his change in control and severance agreement, Dr. Rubio became entitled to accelerated vesting of certain of his outstanding equity awards with respect to the number of securities that otherwise would have vested had he remained employed with us for an additional 12 months.

(20)

This stock option vested with respect to 25% of the underlying shares of our common stock on September 22, 2015 and in equal monthly installments over a period of 36 months thereafter. At the time of Dr. Rubio’s departure in March 2016, 45,000 unvested shares underlying this option automatically vested pursuant to his change in control and severance agreement, and the remaining 71,250 unvested shares underlying this option were forfeited.

(21)

This stock option vests with respect to 25% of the underlying shares of our common stock on April 21, 2016 and in equal monthly installments over a period of 36 months thereafter. At the time of Dr. Rubio’s departure in March 2016, 9,167 unvested shares underlying this option automatically vested pursuant to his change in control and severance agreement, and the remaining 10,833 unvested shares underlying this option were forfeited.

(22)

The shares of our common stock subject to this RSU award vest with respect to 25% of the underlying shares of our common stock on April 21, 2016 and in equal annual installments over a period of 3 years thereafter. At the time of Dr. Rubio’s departure in March 2016, 1,750 shares subject to this award automatically vested pursuant to his change in control and severance agreement, and the remaining 5,250 shares subject to this award were forfeited.

(23)

The shares of our common stock subject to this RSU award vest with respect to 50% of the underlying shares of our common stock on each of the first and second anniversaries of August 21, 2015. At the time of Dr. Rubio’s departure in March 2016, 54,325 shares subject to this award automatically vested pursuant to his change in control and severance agreement, and the remaining 54,325 shares subject to this award were forfeited.

Narrative to 2015 Summary Compensation Table and Outstanding Equity Awards at 2015 Fiscal Year End Table

Employment Arrangements

Paul B. Cleveland

We entered into an offer letter agreement with Mr. Cleveland in November 2015, pursuant to which Mr. Cleveland commenced employment with us as our Chief Executive Officer and President. The agreement provided for “at will” employment” and set forth an annual base salary of $540,000 and eligibility to earn an annual performance bonus targeted at 55% of base salary. The annual performance bonus will be pro-rated for any year in which he is not employed during the whole calendar year. Pursuant to the offer letter agreement, on December 9, 2015, we also granted to Mr. Cleveland an option to purchase 910,000 shares of our common stock pursuant to the inducement grant exception under NASDAQ Rule 5635(c)(4) and not pursuant to Avalanche’s 2014 Equity Inventive Award Plan or any equity incentive plan of Avalanche. 25% of the shares of our common stock underlying the option will vest on December 9, 2016 and the remaining shares will vest in equal monthly installments over the 36 months thereafter, subject to Mr. Cleveland’s continued service through each such vesting date.

In addition, the agreement provided for executive relocation assistance of up to $50,000. In the event that Mr. Cleveland terminates his employment or we terminate his employment for cause within 12 months of his employment commencement date, he will be obligated to repay 100% of the cash value of the relocation assistance.

Thomas W. Chalberg, Jr., Ph.D.

Prior to Dr. Chalberg’s resignation as our Chief Executive Officer and President and as a member of our Board on July 23, 2015, we were party to an offer letter agreement with Dr. Chalberg in connection with his employment with us. The agreement provided for “at will” employment and set forth the terms and conditions of employment, including base salary and annual bonus opportunity. The offer letter agreement required the execution of our standard proprietary information and invention assignment agreement. For 2015, Dr. Chalberg’s base salary was $500,000 and his annual performance bonus was targeted at 55% of his base salary.

In connection with Dr. Chalberg’s resignation and his engagement as a consultant and scientific advisor, we and Dr. Chalberg entered into a Separation Agreement and General Release, dated July 23, 2015 (the “Separation Agreement”). Under the Separation Agreement, Dr. Chalberg will provide consulting services to Avalanche until the first anniversary of July 23, 2015 (the “Chalberg Consulting Period”), devoting up to 32 hours per week during the first three months and up to 20 hours per week during the second three months of the Chalberg Consulting Period, and remaining reasonably available for consultation during the remaining six months of the Chalberg Consulting Period, not to exceed eight hours per week. During the Chalberg Consulting Period, Dr. Chalberg will be paid a fee at the same rate as his salary in effect prior to his resignation and will continue to vest in outstanding equity awards held by him at the same rates in effect for such awards prior to his resignation. Shares of our common stock subject to his outstanding equity awards that were otherwise scheduled to vest following the expiration of the Chalberg Consulting Period will not vest under any circumstances and have been forfeited. If a Change in Control (as defined in his Change and Control and Severance Agreement with us, dated November 5, 2014) occurs during the Chalberg Consulting Period, Dr. Chalberg will automatically vest in those equity awards that would otherwise have vested during the Chalberg Consulting Period. The consulting arrangement is terminable by either party upon thirty (30) days’ written notice, with accelerated vesting of Dr. Chalberg’s equity awards and continued payment of his consulting fee in full if we terminate the consulting arrangement without Cause or he terminates for Good Reason (each as defined in the Separation Agreement). The Separation Agreement contains, or incorporates from the Severance Agreement, noncompetition, nonsolicitation, confidentiality and mutual nondisparagement provisions, mutual releases of certain claims, and provisions relating to sales of securities of Avalanche by Dr. Chalberg. The foregoing description of the Separation Agreement is qualified in its entirety by reference to the full text of such agreement, which is incorporated by reference as Exhibit 10.17 to our Annual Report on Form 10-K filed with the SEC on July 23, 2015, and incorporated by reference herein.

Hans P. Hull

Prior to Mr. Hull’s resignation as our Senior Vice President, Business Operations on February 12, 2016, we were party to an offer letter agreement with Mr. Hull. The agreement provided for “at will” employment and set forth the terms and conditions of employment, including base salary and annual bonus opportunity. The offer letter agreement required the execution of our standard proprietary information and invention assignment agreement. For 2015, Mr. Hull’s base salary initially was $300,000, and his annual performance bonus was targeted at 40% of his base salary.

On July 23, 2015, in connection with his appointment as interim Chief Executive Officer and President, Mr. Hull became entitled to receive a special, one-time cash bonus of $120,000, payable in a lump sum within ten business days of the date of commencement of a permanent chief executive officer of Avalanche, subject to Mr. Hull’s continued employment with Avalanche. On August 11, 2015, we entered into a letter agreement with Mr. Hull under which the payment schedule for the special bonus was modified so that it would be paid out in equal monthly installments of $10,000 until a permanent chief executive officer were to commence employment with us, upon which event payment of the remainder of the special bonus would be accelerated.

Pursuant to the August 11, 2015 letter agreement, we also increased Mr. Hull’s annual base salary to $360,000 per year.

On February 12, 2016, we entered into a separation agreement with Mr. Hull under which we agreed to provide him with the same severance payments and benefits provided for in his Change in Control and Severance Agreement as if he were terminated without Cause or experienced a Constructive Termination (each as defined in the section entitled “—Employment Arrangements”) not in connection with a change in control of Avalanche. The separation agreement also contains a release of claims against us. In addition, on February 12, 2016, we entered into a consulting agreement with Mr. Hull under which Mr. Hull has agreed to provide certain transition consulting services to us for one year. In consideration for such services, Mr. Hull will receive continued vesting of his outstanding equity awards while he is providing such consulting services. The consulting agreement is terminable by Mr. Hull at any time upon 15 days’ written notice, and by us for Cause (as defined in the consulting agreement).

Samuel B. Barone

We entered into an offer letter agreement with Dr. Barone in June 2014, pursuant to which Dr. Barone commenced employment with us as our Chief Medical Officer. The agreement provided for an annual base salary of $350,000 and eligibility to earn an annual performance bonus targeted at 25% of base salary. The annual performance bonus will be pro-rated for any year in which he is not employed during the whole calendar year. In December 2014, Dr. Barone’s target bonus opportunity was increased to 40% of base salary. Pursuant to the offer letter agreement, on June 30, 2014, we also granted to Dr. Barone an option to purchase 180,000 shares of our common stock under our 2006 Equity Incentive Plan. 25% of the shares of our common stock underlying the option vested on June 30, 2015 and the remaining shares vest in equal monthly installments over the 36 months thereafter, subject to Dr. Barone’s continued service as of each vesting date.

Roman G. Rubio

On March 7, 2016, Dr. Rubio and we mutually agreed to terminate his employment with us so that he could pursue a new career opportunity. In connection with departure from Avalanche, Dr. Rubio received certain separation payments and benefits in accordance with the terms and conditions of his Change in Control and Severance Agreement with the Company, as described in more detail in “—Change in Control and Severance Agreements” below.

Prior to Dr. Rubio’s termination, we were party to an offer letter agreement with Dr. Rubio pursuant to which Dr. Rubio commenced employment with us as our Senior Vice President, Head of Translational Medicine in September 2014. The agreement provided for an annual base salary of $350,000 and eligibility to earn an annual performance bonus targeted at 40% of the base salary earned during the bonus year. Pursuant to the agreement, on October 3, 2014, we also granted to Dr. Rubio an option to purchase 180,000 shares of our common stock under our 2014 Equity Incentive Award Plan. 25% of the shares of our common stock underlying the option vested on September 22, 2015, and the remaining shares were to vest in 36 equal monthly installments thereafter, until vesting of this option was accelerated upon the termination of Dr. Rubio’s employment on March 7, 2016.

Terms and Conditions of Annual Bonuses

For fiscal year 2015, we adopted a bonus program pursuant to which all of our NEOs were eligible to receive performance-based cash bonuses based on the achievement of certain pre-established performance objectives. The determination of the amount of bonuses paid to our NEOs reflects both achievement of corporate goals and individual performance.

Each NEO’s target bonus opportunity was expressed as a percentage of base salary, as described above. Our Board or our compensation committee, as applicable, has set these target bonus opportunities based on each NEO’s experience in his role with Avalanche and the level of responsibility held by each NEO, which our Board or our compensation committee, as applicable, believe directly correlates to his ability to influence corporate results. For fiscal year 2015, Dr. Chalberg’s target bonus opportunity was 55% of his base salary, and the target bonus opportunity for each other NEO (other than Mr. Cleveland) was 40% of his base salary. Due to his resignation in July 2015, Dr. Chalberg did not receive a bonus under our 2015 bonus program.

Under our 2015 bonus program, our Board set certain corporate performance objectives generally related to developing and implementing clinical trials for AVA-101, advancing development of certain of our preclinical programs, extension of our position in the field of AAV vectors, AAV platform technology innovation, and growth of our internal capabilities. These performance objectives were not expected to be attained based on average or below average performance. After selecting the performance objectives and setting the related target performance levels, each objective was given a different weighting for determining the overall bonus amount based on the importance to our success. In December 2015, our Board reviewed our 2015 performance and determined overall achievement of 55.5% for our corporate performance objectives.

Each NEO’s bonus amount was further determined based on achievement of individual goals. Individual goals were approved by the compensation committee for each of our NEOs. In calculating each NEO’s achievement of his target bonus opportunity, weightings were assigned to achievement of corporate performance objectives and achievement of individual goals. The weighting of corporate goals to individual goals for each of our NEOs in 2015 (other than Dr. Chalberg and Mr. Cleveland) was 75% corporate and 25% individual.

In February 2016, our Board determined the 2015 bonus amounts for each NEO (other than Dr. Chalberg and Mr. Cleveland) after taking into account each NEO’s achievement of his individual goals as well as the overall 55.5% achievement of our corporate performance objectives. The actual cash bonuses payable under our 2015 bonus program are set forth in the “Summary Compensation Table” above in the column entitled “Non-Equity Incentive Plan Compensation”.

Terms and Conditions of Equity Awards

We offer options to purchase shares of our common stock and RSU awards that may be settled for shares of our common stock to our employees, including our NEOs, as the long-term component of our compensation program. We typically grant stock options to employees when they commence employment with us and may subsequently grant additional options or RSU awards in the discretion of our compensation committee or our Board. Our stock options allow employees to purchase shares of our common stock at a price equal to the fair market value of our common stock on the date of grant.

Generally, our stock options vest as to 25% of the total number of shares subject to the option on the first anniversary of the date of grant and in equal monthly installments over the ensuing 36 months, and our RSU awards vest as to 25% of the total number of shares subject to the award on each anniversary of the grant, in each case subject to the holder’s continued service on each such vesting date. From time to time, equity awards may be awarded using alternate vesting schedules as the compensation committee or our Board determines appropriate. Stock options and RSU awards may also be subject to accelerated vesting as described for our NEOs later in this section.

Annual Equity Grants

On April 21, 2015, we granted each of our NEOs employed by us on that date equity awards in the following amounts, with one-third of the value of such awards delivered in the form of an RSU award that may be settled for shares of our common stock and the remaining value in the form of options, and with vesting for each of these awards in accordance with our standard time-based vesting schedule described above:

•	Dr. Chalberg: 23,000 shares subject to an RSU award, 67,000 shares subject to an option

•	Mr. Hull: 8,000 shares subject to an RSU award, 23,000 shares subject to an option

•	Dr. Barone: 7,000 shares subject to an RSU award, 20,000 shares subject to an option

•	Dr. Rubio: 7,000 shares subject to an RSU award, 20,000 shares subject to an option

Retention Grants

On August 11, 2015, our Board approved an employee retention program whereby our employees, including our NEOs, were granted a retention RSU award, that may be settled for shares of our common stock, under our 2014 Equity Incentive Plan on August 21, 2015. The specific number of shares subject to these awards was determined based on the average closing sale price of our common stock on the NASDAQ for the five-day period preceding the grant date. Fifty percent of the total number of shares subject to these awards will vest on August 21, 2016, and the remainder will vest on August 21, 2017, subject to the recipient’s continued service with us through each vesting date. The number of shares subject to such RSU award granted to each of our NEOs is set forth in the table below:

•	Mr. Hull: 117,590 shares subject to the RSU award

•	Dr. Barone: 33,960 shares subject to the RSU award

•	Dr. Rubio: 108,650 shares subject to the RSU award

Paul Cleveland Option

On December 9, 2015, in connection with his commencement of employment with us, we granted Mr. Cleveland an option to purchase 910,000 shares our common stock, as described above under the section entitled “—Employment Arrangements”.

Change in Control and Severance Agreements

Our NEOs are eligible to receive severance payments and benefits pursuant to change in control and severance agreements each entered into with us. As a result of their respective resignations, Dr. Chalberg and Mr. Hull were not entitled to any severance payments or benefits pursuant to their change in control and severance agreements. However, in connection with their respective resignations and engagements as consultants, each entered into separation and consulting agreements with us, as described above in the section entitled “—Employment Arrangements.” In connection with his termination, which was without Cause (as defined below) and was not in connection with a change in control of Avalanche, Dr. Rubio became entitled to the applicable severance payments and benefits under his change in control and severance agreement as described below.

Paul B. Cleveland

In the event of a termination of employment by us without Cause (as defined below) or a Constructive Termination (as defined below) more than three months prior to a change in control or more than 12 months after a change in control, Mr. Cleveland will be entitled to (i) 12 months of base salary and (ii) up to 12 months of continued healthcare coverage. In the event of a termination without Cause or a Constructive Termination, in each case, within the period commencing three months prior to a change in control and ending twelve months following a change in control, Mr. Cleveland will be entitled to (i) an amount equal to 1.5 times the sum of (x) his base salary and (y) target annual bonus for the year in which such termination occurs, payable in a lump sum, (ii) up to 18 months of continued healthcare coverage and (iii) the accelerated vesting of all of his outstanding equity awards. The payments and benefits described above are conditioned upon Mr. Cleveland executing and not revoking a release of claims against us.

Samuel B. Barone and Roman G. Rubio

Pursuant to their respective change in control and severance agreements, in the event of a termination of employment by us without Cause (as defined below) or Constructive Termination (as defined below) more than three months prior to a change in control or more than twelve months after a change in control, each of Drs. Barone and Rubio is entitled to a fixed number of months of base salary and continued healthcare coverage. The fixed number of months for such NEO is 12 months if such termination occurs prior to the second anniversary of August 21, 2015, and nine months if the termination occurs after such date. In addition, if such termination occurs prior to the second anniversary of August 21, 2015, such NEO is entitled to automatic vesting of such NEO’s outstanding equity awards issued on or prior to August 21, 2015, in each case, with respect to the number of securities that otherwise would have vested had such NEO remained employed by us for an additional 12 months.

In the event that either Dr. Barone or Dr. Rubio is terminated by us without Cause or experiences a Constructive Termination, in each case, within the period commencing three months prior to a change in control and ending on the first anniversary of the change in control, then he is entitled to 12 months of base salary and continued healthcare coverage, a target annual bonus for the year of termination and the accelerated vesting of all outstanding equity awards. The payments and benefits described above are conditioned upon such NEO executing and not revoking a release of claims against us.

For purposes of the change in control and severance agreements, “Cause” generally means misconduct, including: (i) conviction of any felony or any crime involving moral turpitude or dishonesty; (ii) willful and material breach of the executive’s duties that has not been cured within 30 days after written notice from our Board; (iii) intentional and material damage to the company’s property; or (iv) material breach of the Proprietary Information and Inventions Agreement executed by the executive.

For purposes of the change in control and severance agreements, “Constructive Termination” means any of the following actions taken without Cause by the company or a successor corporation or entity without the executive’s consent: (i) substantial reduction of the executive’s rate of compensation; (ii) material reduction in the executive’s duties; provided, however, that a change in job position (including a change in title) shall not be deemed a “material reduction” unless the executive’s new duties are substantially reduced from the prior duties; (iii) failure or refusal of a successor to the company to assume the company’s obligations under the plan in the event of certain transactions; (iv) relocation of the executive’s principal place of employment or service to a place greater than 50 miles from the participant’s then current principal place of employment or service; (v) the requirement to increase the amount of time per week that the executive provides services to the company or (vi) the requirement that the participant cease other employment or consulting engagements, unless such employment and/or consulting engagement results in a direct conflict with the company’s business.

Equity Compensation Plan Information

The following table provides certain information as of December 31, 2015, with respect to all of our equity compensation plans in effect on that date.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity Compensation Plans Approved by Stockholders(1)(2)
Options and Warrants	4,584,291	$8.69
Stock Awards	631,825	—

	5,216,116		3,047,787
Equity Compensation Plans Not Approved by Stockholders(3)	910,000	$9.04	—

Total	6,126,116	$8.75	3,047,787

(1)	Includes the Avalanche Biotechnologies, Inc. 2014 Equity Incentive Award Plan (the “2014 Plan”), 2014 Employee Stock Purchase Plan (the “ESPP”) and 2006 Equity Incentive Plan, as amended.
(2)

The 2014 Plan contains an “evergreen” provision, pursuant to which the number of shares of common stock reserved for issuance or transfer pursuant to awards under the 2014 Plan shall be increased on the first day of each year beginning in 2015 and ending in 2024, equal to the least of (A) four percent (4.0%) of the shares of stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year and (B) such smaller number of shares of stock as determined by our Board; provided, however, that no more than 10,441,663 shares of stock may be issued upon the exercise of incentive stock options. The ESPP contains an “evergreen” provision, pursuant to which the number of shares of common stock reserved for issuance or transfer pursuant to awards under the ESPP shall be increased on the first day of each year beginning in 2015 and ending in 2024, equal to the least of (A) one percent (1.0%) of the shares of stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year and (B) such smaller number of shares of stock as determined by our Board; provided, however, that no more than 3,000,000 shares of stock may be issued upon the exercise of incentive stock options.

(3)

Includes shares underlying a stock option granted to Mr. Cleveland pursuant to the inducement grant exception under NASDAQ Rule 5635(c)(4) as an inducement that was material to Mr. Cleveland in connection with his employment with Avalanche.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF AVALANCHE

The following table sets forth the amount and percentage of the outstanding shares of our common stock, which, according to the information supplied to Avalanche, are beneficially owned by (i) each person who is the beneficial owner of more than 5% of our outstanding common stock, (ii) each person who is currently a director, (iii) each person who is currently an executive officer, and (iv) all current directors and executive officers as a group. Unless otherwise indicated, the address for each of the stockholders in the table below is c/o Avalanche Biotechnologies, Inc., 1035 O’Brien Avenue, Menlo Park, California, 94025. Except for information based on Schedules 13G and 13D, as indicated in the footnotes, beneficial ownership is stated as of April 5, 2016.

The number of shares beneficially owned by each entity, person, director, executive officer or selling stockholder is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days of April 5, 2016 through the exercise of any stock option, warrants or other rights. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock held by that person.

The percentage of shares beneficially owned is based on 27,094,955 shares of our common stock outstanding as of April 5, 2016. Shares of our common stock subject to options that are currently vested or exercisable or that will become vested or exercisable within 60 days after April 5, 2016, as well as restricted stock units that vest within 60 days after April 5, 2016, are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such person but are not treated as outstanding for the purpose of computing the percentage of any other person.

Additionally, the table sets forth the percentage ownership of each of such person immediately upon the consummation of the Transaction, assuming the Transaction had closed on April 5, 2016, after giving effect to the issuance of the New Avalanche Shares and the grant of the Avalanche Options.

	As of April 5, 2016		After Giving Effect to the Transaction
NAME OF BENEFICIAL OWNER	Total Beneficial Ownership	Percentage of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned
5% and Greater Stockholders
Entities affiliated with FMR, LLC(1)	3,863,899	14.3%	9.7%
Zygtech, LLC(2)	2,338,176	8.6%	5.6%
Regeneron Pharmaceuticals, Inc.(3)	1,809,098	6.7%	4.5%
Entities affiliated with Cadian Capital Management, LP (4)	1,529,537	5.6%	3.8%
Entities affiliated with Numeric Investors LLC(5)	1,375,602	5.1%	3.4%
Executive Officers and Directors
Paul B. Cleveland	—	—	—
Samuel B. Barone, M.D.(6)	94,060	*	*
Mehdi Gasmi, Ph.D.(7)	95,935	*	*
Shirley Braun, Ph.D.(8)	8,229	*	*
Mark S. Blumenkranz, M.D.(9)	1,082,582	3.9%	2.7%
John P. McLaughlin(10)	93,747	*	*
Steven D. Schwartz, M.D.(11)	1,027,181	3.7%	2.5%
Paul D. Wachter(12)	125,966	*	*
All directors and current executive officers as a group (8 persons)	2,527,700	8.8%	6.1%

*	Indicates beneficial ownership of less than 1% of the total outstanding common stock.
(1)

Based on the most recently available Schedule 13G filed with the SEC on February 12, 2016, FMR LLC, and Abigail P. Johnson beneficially own the indicated shares. FMR LLC has sole voting power over 353,021 shares and sole dispositive power over all the shares. Abigail P Johnson has no voting power over the shares and sole dispositive power over all the shares. Abigail P. Johnson is a Director, the Vice Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the family of Abigail P. Johnson are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company, a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The business principal address of FMR LLC is 245 Summer Street, Boston, MA 02210.

(2)

Based on information set forth in a Schedule 13G filed with the SEC on February 5, 2016 by Zygtech, LLC and Zygmunt Wilf. All shares are held in the name of Zygtech, LLC. Mr. Wilf is a member of, and controls, Zygtech, LLC. The address of Zygtech, LLC is 820 Morris Turnpike, Short Hills, NJ 07078.

(3)	The address of Regeneron Pharmaceuticals, Inc. is 777 Old Saw Mill River Road, Tarrytown, NY 10591-6707.
(4)

Based on the most recently available Schedule 13G filed with the SEC on February 12, 2016, Cadian Capital Management, LP, Cadian Capital Management, GP, LLC and Eric Bannasch beneficially own the indicated shares. Such Schedule 13G reports that, in its capacity as an investment adviser, Cadian Capital Management, LP exercises exclusive voting and dispositive power over the indicated shares, which are held directly by its advisory clients. Cadian Capital Management, GP LLC is the general partner of Cadian Capital Management, LP and Eric Bannasch is the sole managing member of Cadian Capital Management, GP, LLC. The principal business address for Cadian Capital Management, LP is 535 Madison Avenue, 36th Floor, New York, NY 10022.

(5)

Based on the most recently available Schedule 13G filed with the SEC on January 21, 2016, Numeric Investors LLC and Man Group plc beneficially own the indicated shares. Such Schedule 13G reports that, in its capacity as an investment adviser, Numeric Investors LLC exercises voting and dispositive power over the shares, which are held by certain funds and/or managed accounts to which Numeric Investors LLC serves as an investment manager (the “Numeric Funds”). Man Group plc indirectly, through various intermediate entities, controls Numeric Investors LLC, with respect to the common stock of Avalanche held by each Numeric Fund. The principal business address for Numeric Investors LLC is 470 Atlantic Avenue, 6th Floor, Boston, MA 02210 and the principal business address for Man Group plc is Riverbank House, 2 Swan Lane, London EC4R 3AD, United Kingdom.

(6)	Includes 93,417 shares subject to options and RSUs held by Dr. Barone that are exercisable or vest within 60 days of April 5, 2016.
(7)	Includes 95,292 shares subject to options and RSUs held by Dr. Gasmi that are exercisable or vest within 60 days of April 5, 2016.
(8)

Includes 6,229 shares subject to an option held by Dr. Braun that are exercisable within 60 days of April 5, 2016 and 2,000 shares subject to an RSU award held by Dr. Braun that will vest within such 60-day period.

(9)

Includes (i) 10,531 shares held by the Carla Helene Blumenkranz Irrevocable Trust; (ii) 10,531 shares held by the Erik Davis Blumenkranz Irrevocable Trust; (iii) 10,531 shares held by the Scott Aubrey Blumenkranz Irrevocable Trust; and (iv) 530,000 shares subject to options held by Dr. Blumenkranz that are exercisable within 60 days of April 5, 2016.

(10)

Includes (i) 13,280 shares held by the John Peter McLaughlin 2014 Irrevocable Trust; (ii) 13,280 shares held by the Christopher James McLaughlin 2014 Irrevocable Trust; and (iii) 67,187 shares subject to options held by Mr. McLaughlin that are exercisable within 60 days of April 5, 2016.

(11)	Includes 661,250 shares subject to options held by Dr. Schwartz that are exercisable within 60 days of April 5, 2016.
(12)	Includes 37,161 shares held by the Wachter Family Trust and 67,187 shares subject to options held by Mr. Wachter that are exercisable within 60 days of April 5, 2016.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF ANNAPURNA

The following table sets forth the amount and percentage of the outstanding shares of Annapurna’s common stock and preferred stock, which, according to the information supplied to Annapurna and provided to us, are beneficially owned by (i) each person who is the beneficial owner of more than 5% of Annapurna’s outstanding common stock or preferred stock, (ii) each person who is currently a director, (iii) each person who is currently an executive officer, and (iv) all current directors and executive officers as a group. Unless otherwise indicated, the address for each of the stockholders in the table below is c/o Annapurna Therapeutics SAS, 183 Avenue de Choisy, 75013 Paris, France. Beneficial ownership is stated as of April 5, 2016.

The number of shares beneficially owned by each entity, person, director, executive officer or selling stockholder is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days of April 5, 2016 through the exercise of any stock option, warrants or other rights. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock held by that person.

The percentage of shares beneficially owned is based on (a) 230,000 shares of Annapurna common stock outstanding and (b) 615,178 shares of Series A preferred stock outstanding, in each case as of April 5, 2016. Each share of preferred stock of Annapurna is currently convertible into one share of common stock of Annapurna. Shares of Annapurna common stock subject to options or warrants that are currently vested or exercisable or that will become vested or exercisable within 60 days after April 5, 2016, are deemed to be beneficially owned by the person holding such options or warrants for the purpose of computing the percentage of ownership of such person but are not treated as outstanding for the purpose of computing the percentage of any other person.

Additionally, the table sets forth each such person’s percentage ownership of the combined company immediately upon the consummation of the Transaction, assuming the Transaction had closed on April 5, 2016, after giving effect to (a) the conversion of the convertible notes issuable pursuant to the loan facility agreement, dated as of July 31, 2015, by and among Annapurna, Versant Capital IV (Switzerland) GmbH, Fonds Biotherapies Innovantes et Maladies Rares and Inserm Transfer Initiative, as amended (the “Convertible Loan Agreement”), into Annapurna capital stock prior to the closing of the Transaction, (b) the repayment of all other outstanding convertible debt of Annapurna prior to the closing of the Transaction and (c) the issuance of the New Avalanche Shares and the grant of the Avalanche Options.

Name and Address of Beneficial Owner	Common Shares(†)		Series A Preferred Shares		% of Current Combined Voting Power	% Common Stock of Avalanche Beneficially Owned After Giving Effect to the Transaction
	Number	%	Number	%	%	%
Principal Shareholders:
Versant Capital IV (Switzerland) GmbH (1)	87,486	28.7%	323,443	52.6%	44.7%	16.6%
Fonds Biotherapies Innovantes et Maladies Rares (2)	6,122	2.7%	158,551	25.8%	19.5%	7.0%
Inserm Transfert Initiative (3)	5,142	2.2%	133,184	21.6%	16.4%	5.7%
Ronald Crystal, M.D (4).	203,645	53.1%	—	—	20.4%	4.7%
Directors and Executive Officers:
Amber Salzman, Ph.D. (5)	61,458	25.5%	—	—	7.2%	1.5%
Thomas Woiwode, Ph.D. (1)	—	—	—	—	—	—
Gianni Gromo, M.D., Ph.D.	—	—	—	—	—	—
Chahra Louafi	—	—	—	—	—	—
Carlo Russo, M.D. (6)	17,187	7.0%	—	—	2.0%	*
All executive officers and directors as a group (5 persons) (1)(5)(6)	78,645	30.4%	—	—	9.0%	1.9%

*	Indicates beneficial ownership of less than 1% of the total outstanding common stock.
(†)	The beneficial ownership calculations for Annapurna’s common shares do not give effect to the conversion of the Series A preferred shares.
(1)

As to the common shares of Annapurna, reflects (a) 12,486 shares beneficially owned and (b) 75,000 shares subject to warrants that are exercisable within 60 days of April 5, 2016. As to the Series A preferred shares of Annapurna, reflects 323,443 shares beneficially owned. In addition to the shares listed above, Versant Capital IV (Switzerland) GmbH (“Versant Capital”) has an outstanding loan to Annapurna pursuant to the Convertible Loan Agreement that will be convertible prior to closing into 299,294 shares of Series A preferred stock of Annapurna, but which does not meet the requirements of “beneficial ownership” as determined under applicable SEC rules and is thus not reflected in the calculation of current combined voting power. Versant Capital is wholly owned by Versant Venture Capital IV, L.P. and Versant Side Fund IV, L.P. (collectively, the “Versant Funds”). Versant Ventures IV, LLC (“VV IV”), is the sole general partner of the Versant Funds. Thomas Woiwode, Ph.D. (“Dr. Woiwode”), a director of Annapurna who will join our Board effective as of the effective time of the acquisition, together with Brian Atwood, Bradley Bolzon, Samuel Colella, Ross Jaffe, William Link, Kirk Nielsen, Robin Praeger, Rebecca Robertson and Charles Warden, are the managing directors of VV IV and on the basis of such persons’ roles in the decision-making process for VV IV may be deemed to share voting and investment power over the shares held by each of Versant Capital and the Versant Funds, although each disclaims beneficial ownership of such shares for the purposes of Section 13(d) of the Exchange Act and otherwise; Dr. Woiwode, Robin Praeger and Guido Magni are directors of Versant Capital and on the basis of such persons’ role in the decision-making process for Versant Capital may be deemed to share voting and investment power over the shares held by Versant Capital although each disclaims beneficial ownership of the shares held by Versant Capital therein for the purposes of Section 13(d) of the Exchange Act and otherwise. The address of Dr. Woiwode and Versant Capital is Aeschenvorstadt 36, 4051 Basel, Switzerland and the address for the Versant Funds, VV IV and their affiliates is One Sansome Street, Suite 3630, San Francisco, CA 94104.

(2)

As to the common shares of Annapurna, reflects 6,122 shares beneficially owned. As to the Series A preferred shares of Annapurna, reflects 158,551 shares beneficially owned. In addition to the shares listed above, Fonds Biotherapies Innovantes et Maladies Rares has an outstanding loan to Annapurna pursuant to the Convertible Loan Agreement that will be convertible prior to closing into 128,658 shares of Series A preferred stock of Annapurna, but which does not meet the requirements of “beneficial ownership” as determined under SEC rules, and is thus not reflected in the calculation of current combined voting power. Fonds Biotherapies Innovantes et Maladies Rares is a French Fonds Professionnel de Capital Investissement—FPCI represented by Bpifrance Investissement, a French simplified joint stock company (“société par actions simplifiée”) with a share capital of EUR 20,000,000 (RCS Paris No. 433 975 224), having its registered office located 27-31, avenue du Général Leclerc, in Maisons-Alfort (94170). Bpifrance Investissement is a French société de gestion (management company) regulated by the French Market Authority (Autorité des Marchés Financiers). Bpifrance Investissement has voting and investment power with respect to the shares beneficially owned by Fonds Biotherapies Innovantes Et Maladies Rares.

(3)

As to the common shares of Annapurna, reflects 5,142 shares beneficially owned. As to the Series A preferred shares of Annapurna, reflects 133,184 shares beneficially owned. In addition to the shares listed above, Inserm Transfert Initiative has an outstanding loan to Annapurna pursuant to the Convertible Loan Agreement that will be convertible prior to closing into 100,628 shares of Series A preferred stock of Annapurna, but which does not meet the requirements of “beneficial ownership” as determined under SEC rules and is thus not reflected in the calculation of current combined voting power. François Thomas, M.D. (“Dr. Thomas”) is the President and Managing Partner of Inserm Transfert Initiative and as such, may be deemed to have sole voting and investment power over the shares of Annapurna held by Inserm Transfert Initiative. However, Dr. Thomas disclaims beneficial ownership of the shares held by Inserm Transfert Initiative therein for the purposes of Section 13(d) of the Exchange Act and otherwise. The address of Inserm Transfert Initiative SAS is 7 rue Watt, 75013 Paris, France.

(4)	As to the common shares of Annapurna, reflects (a) 50,000 shares beneficially owned and (b) 153,645 shares subject to warrants that are exercisable within 60 days of April 5, 2016.
(5)

As to the common shares of Annapurna, reflects (a) 50,000 shares beneficially owned and (b) 11,458 shares subject to options that are exercisable within 60 days of April 5, 2016. Amber Salzman, Ph.D. is a director and the President and Chief Executive Officer of Annapurna and will join our Board effective as of the effective time of the acquisition.

(6)

As to the common shares of Annapurna, reflects 17,187 shares subject to options that are exercisable within 60 days of April 5, 2016. Carlo Russo, M.D. is the Chief Medical Officer and Head of Development of Annapurna.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires Avalanche’s directors and executive officers, and persons who own more than 10% of a registered class of Avalanche’s equity securities, to file with the SEC, initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Avalanche. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish Avalanche with copies of all Section 16(a) forms they file.

To Avalanche’s knowledge, based solely on a review of the copies of such reports furnished to Avalanche and written representations that no other reports were required, during the year ended December 31, 2015, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with.

HOUSEHOLDING

The SEC has adopted rules known as “householding” that permit companies and intermediaries (such as brokers) to deliver one set of proxy materials to multiple stockholders residing at the same address. This process enables us to reduce our printing and distribution costs, and reduce our environmental impact. Householding is available to both registered stockholders and beneficial owners of shares held in street name.

Registered Stockholders

If you are a registered stockholder and have consented to householding, then we will deliver or mail one set of our proxy materials, as applicable, for all registered stockholders residing at the same address. Your consent will continue unless you revoke it, which you may do at any time by providing notice to our Corporate Secretary by telephone at (650) 272-6269 or by mail at 1035 O’Brien Avenue, Suite A, Menlo Park, California 94025. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report or proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered.

If you are a registered stockholder who has not consented to householding, then we will continue to deliver or mail copies of our proxy materials, as applicable, to each registered stockholder residing at the same address. You may elect to participate in householding and receive only one set of proxy materials for all registered stockholders residing at the same address by providing notice to Avalanche as described above.

Street Name Holders

Stockholders who hold their shares through a brokerage may elect to participate in householding, or revoke their consent to participate in householding, by contacting their respective brokers.

OTHER MATTERS

On March 25, 2016, Avalanche received a letter from VCM, a holder of 100 shares, or approximately 0.00037%, of our outstanding common stock, which VCM stated in the letter it acquired on March 3, 2016. In the letter, VCM nominated and submitted biographical information regarding four individuals to stand for election to the Board at the 2016 Annual Meeting even though there were only two Class II directors to be elected at the 2016 Annual Meeting in accordance with the terms of Avalanche’s amended and restated certificate of incorporation. VCM provided no information as to why any changes should be made to the Board, why the four individuals nominated by it would be qualified or what their intention would be if elected to the Board.

On March 30, 2016, counsel to Avalanche informed VCM of the unanimous decision of the Board not to support any of the individuals nominated by VCM for election to the Board.

Avalanche has received nothing further from VCM.

As of the date of this proxy statement, our Board knows of no other matters that will be presented for consideration at the 2016 Annual Meeting other than the matters described in this proxy statement. If other matters are properly brought before the 2016 Annual Meeting, then proxies will be voted in accordance with the recommendation of our Board or, in the absence of such a recommendation, in accordance with the best judgment of the proxyholder.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act. We file reports, proxy statements and other information with the SEC. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site that contains our reports, proxy and information statements and other information at www.sec.gov.

We will make available a copy of the documents we file with the SEC on the “Investors” section of our website at investors.avalanchebiotech.com as soon as reasonably practicable after filing these materials with the SEC. The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference. Copies of any of these documents may be obtained free of charge either on our website, by contacting Avalanche Biotechnologies, Inc., Investor Relations, 1035 O’Brien Drive, Suite A, Menlo Park, CA 94025, or by calling (650) 656-9347.

Statements contained in this proxy statement, or in any document incorporated in this proxy statement by reference, regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” information into this proxy statement. This means that we can disclose important information by referring to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement. This proxy statement and the information that we later file with the SEC may update and supersede the information incorporated by reference. Similarly, the information that we later file with the SEC may update and supersede the information in this proxy statement. We also incorporate by reference into this proxy statement the following documents filed by us with the SEC under the Exchange Act and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the 2016 Annual Meeting (provided that we are not incorporating by reference any information furnished to, but not filed with, the SEC):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on March 3, 2016; and

•	our Current Reports on Form 8-K filed on February 1, 2016, February 2, 2016, February 16, 2016, February 17, 2016, February 22, 2016, March 7, 2016, March 10, 2016, March 14, 2016 and April 7, 2016.

Information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including related exhibits, is not and will not be incorporated by reference into this proxy statement.

The information contained in this proxy statement speaks only as of the date indicated on the cover of this proxy statement unless the information specifically indicates that another date applies.

We have not authorized anyone to give you any information or to make any representation about the proposed Transaction or Avalanche that is different from or adds to the information contained in this proxy statement or in the documents we have publicly filed with the SEC. Therefore, if anyone does give you any different or additional information, you should not rely on it.

INDEX TO ANNAPURNA CONSOLIDATED FINANCIAL STATEMENTS

Annapurna Therapeutics SAS

Index to Consolidated Financial Statements

Years ended December 31, 2014 and 2015

ANNAPURNA

Société par Actions Simplifiée

183/189, avenue de Choisy

75 013 Paris

INDEPENDENT AUDITOR’S REPORT

To the Shareholders and the Board of Directors,

We have audited the accompanying consolidated financial statements of Annapurna and subsidiaries (the “Company”), which comprise of the consolidated balance sheets as of December 31, 2014 and 2015, and the related consolidated statements of income, stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes to the consolidated financial statements, which, as described in Note 2 to the consolidated financial statements, have been prepared on the basis of accounting principles generally accepted in France.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in France; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2014 and 2015, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2015 in accordance with accounting principles generally accepted in France.

Emphasis of Matter regarding Differences between French GAAP and US GAAP

As discussed in Note 19 to the consolidated financial statements, the Company prepares its financial statements in accordance with accounting principles generally accepted in France, which differ from accounting principles generally accepted in the United States of America. Our opinion is not modified with respect to this matter.

Emphasis of Matter regarding Going Concern

The accompanying consolidated financial statements for the years ended December 31, 2014 and 2015, have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company incurs recurring losses from operations that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

/s/ Deloitte & Associés

Neuilly-sur-Seine, March 15, 2016

Consolidated Balance Sheets

In Euros	Note	December 31, 2014	December 31, 2015
Assets
Fixed Assets:
Intangible assets		—	46,871
Property, plant and equipment		54,904	179,849
Deposits		50,000	50,000

Total Fixed Assets	3	104,904	276,721

Current Assets:
Accounts receivable		—	8,250
Other receivables	4	488,977	694,986
Prepaid expense		8,852	7,434
Cash	5	2,162,092	2,301,361

Total Current Assets		2,659,921	3,012,031

Total Assets		2,764,825	3,288,752

Stockholders’ Equity (Deficit) and Liabilities
Stockholders’ Equity (Deficit)
Share capital		11,252	11,252
Additional paid-in capital		4,338,576	4,338,576
Accumulated deficit		—	(2,600,582)
Exchange translation difference		10.905	24,065
Net loss		(2,600,582)	(5,755,057)

Total Stockholders’ Equity (Deficit)	6	1,760,150	(3,981,747)

Liabilities
Convertible loan		—	4,500,000
Other borrowings		—	500,000
Financial Debt	7	—	5,000,000
Trade accounts payable and accrued expenses	8	868,399	1,923,802
Other liabilities	9	136,276	346,696

Total Liabilities		1,004,674	7,270,498

Total Stockholders’ Equity (Deficit) and Liabilities		2,764,825	3,288,752

See accompanying notes to the consolidated financial statements.

Consolidated Statements of Operations

In Euros	Note	Year ended December 31, 2014	Year ended December 31, 2015
Other Operating Income	12	369,258	217,378

Total Operating income		369,258	217,378

Other External Costs	13	2,277,360	4,591,419
Personnel and Social Charges	14	682,747	1,288,109
Taxes Other Than Income Tax		7,535	4,429
Depreciation		2,199	39,238

Total Operating Expenses		2,969,840	5,923,195

Operating Loss		(2,600,582)	(5,705,817)

Financial Income		—	14,956
Financial Expense		—	64,196

Net Financial Loss		—	(49,240)

Loss Before Tax and Net Loss		(2,600,582)	(5,755,057)

See accompanying notes to the consolidated financial statements.

Consolidated Statements of Cash Flows

In Euros	Year ended December 31, 2014	Year ended December 31, 2015
Cash flow – operating activities:
Net Loss	(2,600,582)	(5,755,057)

Adjustments to reconcile Net loss to Net cash used in operating activities:
Depreciation of property, plant and equipment	2,199	39,238
Changes in working capital:
Accounts receivable	—	(8,250)
Other receivables	(488,977)	(206,010)
Prepaid expense	(8,852)	1,419
Trade accounts payable and accrued expenses	868,399	1,055,403
Other liabilities	136,276	210,421

Net cash used in operating activities	(2,091,539)	(4,662,836)

Cash flow – investing activities:
Capital expenditures – intangible assets	—	(46,871)
Capital expenditures – property, plant and equipment	(57,102)	(164,184)
Capital expenditures – deposit on lease	(50,000)	—

Net cash used for investing activities	(107,102)	(211,055)

Cash flow – financing activities:
Net proceeds from increase in share capital	4,349,827	—
Increase in other borrowings	—	500,000
Increase in convertible debt	—	4,500,000

Net cash provided by financing activities	4,349,827	5,000,000

Effect of exchange rate changes on cash	10,905	13,160

Change in cash	2,162,092	139,269

Cash balance
Beginning	—	2,162,092
Ending	2,162,092	2,301,361

See accompanying notes to the consolidated financial statements.

Consolidated Change in Stockholders’ Equity (Deficit)

In Euros Stockholders’ Equity (Deficit) 2014	Share Capital	Additional paid in Capital	Accumulated Deficit	Exchange Translation Difference	Total Stockholders Equity (Deficit)
At January 1st 2014	—	—	—	—	—

Increase in share capital	11,252	4,338,576	—	—	4,349,827
Exchange translation difference	—	—	—	10,905	10,905
Net loss	—	—	(2,600,582)	—	(2,600,582)

At December 31, 2014	11,252	4,338,576	(2,600,582)	10,905	1,760,150

Stockholders’ Equity (Deficit) 2015	Share Capital	Additional paid in Capital	Accumulated Deficit	Exchange Translation Difference	Total Stockholders Equity (Deficit)
At December 31, 2014	11,252	4,338,576	(2,600,582)	10,905	1,760,150

Increase in share capital	—	—	—		—
Exchange translation difference	—	—	—	13,160	13,160
Net loss	—	—	(5,755,057)	—	(5,755,057)

At December 31, 2015	11,252	4,338,576	(8,355,639)	24,065	(3,981,747)

Notes to the Consolidated Financial Statements

1)	Company Legal Structure, Nature of Business and Significant Events

Company Legal Structure:

The Company was incorporated on December 20, 2013. Annapurna Therapeutics (“Annapurna” or the “Company”) is a French limited liability company (SAS : Société par Action Simplifiée), subject to the provisions of the French Code of Commerce.

Nature of Business:

Annapurna Therapeutics is a gene therapy company focused on discovering and developing new therapeutic products for people living with severe diseases.

Significant Events of the Periods:

Operations

The Company began operations in 2014. During 2014 and 2015, the Company entered into license agreements with RegenX Bioscience LLP (“RegenX”), the French National Institute for Health and Medical Research (“Institut national de la santé et de la recherche médicale” or “Inserm”), Cornell University and Stanford University. The Company has also entered into various collaboration, service and process development agreements, and consulting agreements with scientists to perform and monitor pre-clinical studies. Note 13, Other External Costs, included in these consolidated financial statements, provides further disclosure of these agreements and expenses.

In 2014, the Company formed a subsidiary in the United States. As of December 31, 2015, three employees including the President work for this subsidiary.

On July 15, 2015, the Company formed a subsidiary in Ireland, Annapurna Therapeutics Limited, which signed a license agreement with RegenX in October 2015 and three new license agreements with Cornell University in December 2015.

Financing

To finance its operations, the Company received three capital increases by raising approximately €4.4 million. Note 6, Stockholders’ Equity (Deficit), included in these consolidated financial statements, provides further disclosure of received common and preferred stock financing.

The Company also benefits from a research and development (“R&D”) tax credit in the amount of €369,258 and €187,128 for the years ended December 31, 2014 and 2015, respectively. Refer to Note 4, Other Receivables, included in these consolidated financial statements, for further details.

On July 31, 2015, the Company entered into a €9.0 million convertible loan agreement with Banque Publique d’Investissement (“BPI France”), Inserm Transfert Initiative (Inserm) and Versant Capital, collectively investors. The loan can be drawn by the Company in several tranches and matures on June 30, 2016. As of December 31, 2015, the outstanding liability amounted to €4.5 million, which is presented as convertible loan in the consolidated balance sheet.

On August 18, 2015, BPI France granted the Company a €750,000 interest free conditional advance, of which €500,000 was received as of December 31, 2015. The remaining €250,000 advance is planned to be received in May 2016 upon the completion of certain clinical studies. The advance is repayable in full by June 30, 2022, based on agreed payment schedule, with first payment due in April 2017. Refer to Note 7, Financial Liabilities, included in these consolidated financial statements, for further details on convertible loan and BPI advance.

Share based payments

The Company granted share based awards including Series O preferred stock, common stock warrants and common stock options to its’ employees, advisors and investors. On April 17, 2015, the Board of Directors, granted 11,900 warrants to two managers.

On September 9, 2015, the Company’s Stockholders authorized the issuance of 650,000 options to employees and/or directors, of which options to purchase 471,773 common stock shares were issued on October 21, 2015.

2)	Summary of Significant Accounting Policies and Methods

Under French law, Annapurna Therapeutics is not required to prepare consolidated financial statements. These consolidated financial statements have been prepared voluntarily for the first time in the context of the acquisition of Annapurna Therapeutics and its subsidiaries (individually or collectively referred to as the “Company”) by Avalanche Biotechnologies.

The consolidated financial statements of Annapurna Therapeutics for the years ended December 31, 2014 and 2015, have been prepared in accordance with generally accepted accounting principles in France (“French GAAP”), in accordance with regulation No. 99-02 of the French Accounting Standards Board (Comité de la Réglementation Comptable - CRC).

These consolidated financial statements were approved by the Company’s President on February 29, 2016.

The general accounting conventions were applied in compliance with the principle of prudence, in accordance with the underlying assumptions namely (i) permanence of accounting methods from one year to the next and (ii) independence of financial years.

a)	Consolidation Methods

Entities subject to control by the Company (depending principally on voting rights of more than 50%) have been fully consolidated in the consolidated financial statements. All inter-company transactions are eliminated.

The list of entities included in the consolidated financial statements is as follows:

Name	Registered office	Control %	Method of consolidation
Annapurna Therapeutics	Paris (France)	N/A	Parent company
Annapurna Inc.	Philadelphia (USA)	100%	Fully consolidated
Annapurna Therapeutics Limited	Dublin (Ireland)	100%	Fully consolidated

b)	Going Concern

The consolidated financial statements as of December 31, 2014 and 2015, have been prepared in accordance with the underlying assumptions of going concern. The Company’s loss-making situation is explained by the innovative nature of the products developed, therefore involving a multi-year research and development phase.

The Company anticipates incurring losses until such time, if ever, that it can generate significant revenue from its product candidates in development. Substantial additional financing will be needed by the Company to fund its operations and to commercially develop its product candidates.

The Company’s future operations are highly dependent on a combination of factors, including: (i) the success of its research and development; (ii) regulatory approval and market acceptance of the Company’s proposed future products; (iii) the timely and successful completion of additional financing; and (iv) the development of competitive therapies by other biotechnology and pharmaceutical companies.

Management intends to finance operations of the Company through equity, debt and grants financings. There can be no assurance that the Company will be successful in obtaining additional financing on favorable terms. These matters raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Refer to Note 18, Significant Subsequent Events, for further details related to signed acquisition agreement and additional tranche of convertible loan.

c)	Use of Estimates

The preparation of financial statements in conformity with French GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the balance sheet date and of revenue and expenses during the period. Actual results could differ from those estimates.

d)	Translation of Foreign Subsidiaries’ Financial Statements

The balance sheets and statements of operations and cash flows of Annapurna Inc., whose functional currency is the US dollar, are translated into the reporting currency of Annapurna Therapeutics SAS (Euro) at the applicable exchange rates (i.e., the closing rate for balance sheet items, and the average annual rate for statements of operations and cash flows items). Resulting translation gains and losses are recorded in the foreign currency translation adjustment in stockholders’ equity.

e)	Translation of Foreign Currency Transactions

Foreign currency transactions are translated at the rate of exchange applicable on the transaction date. At year-end, foreign currency receivables and payables are translated at the rate of exchange prevailing on that date. The resulting exchange gains and losses are recorded in the consolidated statements of operations.

f)	Property, Plant and Equipment and Intangible Assets

Property, plant and equipment are stated at their acquisition cost. Depreciation is computed principally using the straight-line method based on the estimated useful lives of the related assets. Intangible assets consist of patent and intellectual property fling fees, are stated at their acquisition costs, and are amortized using the straight-line method based on the estimated useful lives of the patent and intellectual property they relate to.

The estimated useful lives for property, plant and equipment for the years ended December 31, 2014 and 2015 are as follows:

Estimated useful life
Property, plant and equipment
Industrial machinery and equipment	2 to 5 years
IT equipment	3 years
F Furniture and fixtures	3 to 5 years

Whenever events or changes in market conditions indicate a risk of impairment of property, plant and equipment or intangible assets, a detailed review is carried out in order to determine whether the net carrying amounts of such assets remain lower than their fair value.

Whenever such review indicates that fair values are lower than carrying amounts, the Company further considers the effect on its future cash flows of alternative business strategies. If necessary, a reserve for these intangible assets and plant, property and equipment is established to reduce their carrying amount to fair value, as measured by their discounted forecasted operating cash flow or market value, if any. No impairment losses were recorded from inception through December 31, 2015.

g)	Accounts Receivable

Accounts receivable are recorded at their nominal value. A provision is recorded when the recoverable amount is lower than the carrying amount on a case by case analysis.

h)	Cash and Cash Equivalents

Cash and cash equivalents include cash balances and short-term highly liquid investments with original maturities of three months or less at the time of purchase and are stated at cost.

i)	Commitments & Contingencies

Contingencies and charges arising from claims, litigation, fines, etc. are provided for when an obligation exists at balance sheet date, it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and a reliable estimate can be made of the amount of the obligation.

j)	Research and development Expenditures

All research and development costs are expensed as incurred. The Company elected not to capitalize any research and development expenditures.

k)	Other Operating Income

The research tax credit (Crédit d’Impôt Recherche or “CIR”) is granted to companies by the French tax authorities in order to encourage them to conduct technical and scientific research. Companies that prove that they have expenditures that meet the required criteria (research expenditures incurred subsequent to January 1, 2005 located in France or, within the European Community or in another state that is a party to the agreement on the European Economic Area that has concluded a tax treaty with France that contains an administrative assistance clause) receive a tax credit that can be used for the payment of the corporate income tax due for the fiscal year in which the expenditures were made and the next three fiscal years, or, as applicable, can be reimbursed in cash.

The expenses taken into account for the calculation of the research tax credit involve only research and development expenditures. The research tax credit is recorded as other operating income in the consolidated statements of operations in the period when eligible expenses for reimbursement are incurred. Cash refunds are usually received in the second quarter of the following year.

l)	Income Tax, Current and Deferred

Deferred taxes are recorded in the statements of operations and the balance sheet using the asset and liability method in respect of temporary differences between the book and taxable values of certain assets and liabilities.

Tax benefits resulting from tax loss carry-forwards are recognized if it is more likely than not that they will be recovered within the foreseeable future. Deferred tax assets are reviewed at each reporting date and are reduced to the extent that it is no longer probable that the related tax benefit will be realized. The Company recorded full valuation allowance on its deferred tax assets as of December 31, 2014 and 2015.

At December 31, 2014 and 2015 there were no significant deductible or taxable temporary differences. The Company had €2.9 million and €5.9 million of available tax loss carry-forwards as of December 2014 and 2015, respectively, for which no deferred tax asset was recognized given the Company historical and forecasted losses

m)	Share-Based Payments

The Company has authorized the issuance of free shares, warrants (“BSA” and “BSPCE”, respectively) and stock options (“SO”) to directors and employees of the Company. Under French GAAP, the amounts received by the Company upon issuance of the BSA, BSPCE and SO are recorded in Stockholders’ Equity (Deficit).

n)	Prepaid Expenses

Prepaid expenses consist of prepaid rent.

o)	Operating segments

There is only one operating segment in the group and its performance is shown in the consolidated statements of operations.

3)	Property, Plant and Equipment, Intangible Assets and Deposits

Property, plant and equipment and deposits consist of the following as of December 31, 2014:

In Euros	Gross value Jan 1, 2014	Additions	Disposals	Gross value Dec 31, 2014
Property, plant and equipment
Industrial machinery and equipment	—	52,682	—	52,682
IT equipment	—	3,646	—	3,646
Furniture	—	774	—	774

Total	—	57,102	—	57,102

Deposits
Deposit for equipment lease guarantee	—	50,000	—	50,000

Total	—	50,000	—	50,000

In Euros	Accumulated depreciation Jan 1, 2014	Increase	Decrease	Accumulated depreciation Dec 31, 2014
Property, plant and equipment
Industrial machinery and equipment	—	(1,684)	—	(1,684)
IT equipment	—	(472)	—	(472)
Furniture	—	(43)	—	(43)

Total	—	(2,199)	—	(2,199)

In Euros	Net book value Jan 1, 2014	Increase	Decrease	Net book value Dec 31, 2014
Property, plant and equipment	—	54,904	—	54,904
Deposit for equipment lease guarantee	—	50,000	—	50,000

Total	—	104,904	—	104,904

Property, plant and equipment, intangible assets and deposits consist of the following as of December 31, 2015:

In Euros	Gross value Jan 1, 2015	Additions	Disposals	Gross value Dec 31, 2015
Intangible assets
Other intangible assets	—	46,871	—	46,871

Total	—	46,871	—	46,871

Property, plant and equipment
Industrial machinery and equipment	52,682	164,184	—	216,865
IT equipment	3,646	—	—	3,646
Furniture	774	—	—	774

Total	57,102	164,184	—	221,286

Deposit
Deposit for equipment lease guarantee	50,000	—	—	50,000

Total	50,000	—	—	50,000

In Euros	Accumulated depreciation Jan 1, 2015	Increase	Decrease	Accumulated depreciation Dec 31, 2015
Intangible assets	—	—	—	—
Other intangible assets	—	—	—	—

Total	—	—	—	—

Property, plant and equipment
Industrial machinery and equipment	(1,684)	(37,868)	—	(39,552)
IT equipment	(472)	(1,215)	—	(1,687)
Furniture	(43)	(155)	—	(197)

Total	(2,199)	(39,238)	—	(41,436)

In Euros	Net book value Jan 1, 2015	Increase	Decrease	Net book value Dec 31, 2015
Other intangible assets	—	46,871	—	46,871
Property, plant and equipment	54,904	124,946	—	179,849
Deposit for equipment lease guarantee	50,000	—	—	50,000

Total	104,904	171,817	—	276,721

4)	Other Receivables

Other receivables consist of the following as of December 31, 2014 and 2015:

In Euros	December 31, 2014	December 31, 2015
VAT receivable	116,740	132,671
R&D tax credit receivable	369,258	556,386
Other tax credit receivable	2,932	1,860
Other receivable	47	4,069

Total	488,977	694,986

Research Tax Credit

During 2014 and 2015 years the Company incurred R&D expenses eligible for the research tax credit under French law. The Company is eligible and requested cash reimbursement of the qualified R&D expenses of €369,258 and of €187,128 incurred during the years 2014 and 2015, respectively.

The reimbursement usually occurs in May or June of the following year. However, as a tax audit was in progress, the payment of such tax credit has been postponed until the completion of the audit. The tax audit was completed in January 2016 and no matters were identified which would impact the R&D credit reimbursement.

VAT receivable

The VAT receivable is reimbursable the month following the reimbursement request. As a tax audit was in progress, the payment of such receivable has been postponed until the completion of the audit. The tax audit was completed in January 2016 and no matters were identified which would impact the VAT receivable reimbursement.

5)	Cash

Cash as of December 31, 2015 consists of the following:

•	€1,628,743 held by Annapurna Therapeutics SAS

•	€672,618 ($732,301) held by Annapurna Inc.

Cash as of December 31, 2014 consists of the following:

•	€2,027,069 held by Annapurna Therapeutics SAS

•	€135,023 ($163,779) held by Annapurna Inc.

6)	Stockholders’ Equity (Deficit)

At December 31, 2014 and 2015, the share capital consisted of 230,000 common shares, 280,000 Series O preferred shares and 615,178 Series A preferred shares with a par value of € 0.01.

The increases in share capital which occurred from January 1, 2014 through December 31, 2015 are described follows:

Date	Transaction	Number of shares issued	Price per share (€)	Raised capital (€)	Nominal par value (€)	Share capital (€)
12/20/2013	Issuance of common shares to founders	200,000	0.01	2,000	0.01	2,000
05/15/2014	Issuance of Series O preferred shares	280,000	0.01	2,800	0.01	2,800
05/15/2014	Issuance of Series A preferred shares	300,000	7.20	2,160,000	0.01	3,000
06/06/2014	Issuance of common shares	30,000	0.01	300	0.01	300
12/18/2014	Issuance of Series A preferred shares	104,167	7.20	750,002	0.01	1,042
12/18/2014	Exercise of 70,337 warrants to purchase 211,011 shares of Series A preferred stock	211,011	7.20	1,519,279	0.01	2,110

Total		1,125,178		4,434,382	0.01	11,252

Expenses incurred in connection with issuance of Series A preferred stock of €84,000 were recorded as a deduction of additional paid- in capital.

On May 15, 2014, the par value of the initially issued 2,000 shares was divided by 100, such par value to be reduced from 1 euro to 0.01 euro, and the number of shares increased from 2,000 to 200,000.

Series O preferred shares

The Company issued preferred shares to founders with the following special rights and restrictions:

•	Suspension of the voting rights until a certain date. Series O stockholders have no voting rights as at December 31, 2015.

•	Restricted rights of transfer,

•	The Company has a right to buy back shares until December 31, 2015,

•	Automatic conversion into ordinary common stock shares in the event of a qualified IPO.

Series A preferred shares

The Company issued Series A preferred shares to certain investors with the following special rights:

•	A preferential distribution right in case of liquidation, sale, merger or winding up of the Company,

•	A right of conversion in Series A preferred shares in case of issue of new shares at a subscription price below the subscription price and the average price of the Series A preferred shares,

•	A right to convert one share of Series A preferred stock to one share of common stock at an option of a holder, and automatic conversion in a qualified IPO event.

•	A right of prior approval for certain important decisions,

•	Reinforced audit and information rights, and

•	A right to appoint members of the board of directors.

Pre-emptive Subscription Rights

Stockholders have pre-emptive rights to purchase shares to be sold by a founder under certain conditions.

Claw back provision for Series O preferred shares and common stock

Series O preferred shares sold to founders vest monthly over 48 months from the issuance date. Common stock shares vest 25% of shares at the grant date and the remaining shares monthly over four years. Upon termination of a founder’s employment or consultancy position with the Company and its subsidiaries, unvested shares are sold back to the Company upon request of the Series A preferred shares holders

Warrants attached to Series A preferred shares

In connection with Series A preferred stock financing in May and December 2014, the Company issued 404,167 warrants to purchase Series A preferred shares. Each warrant allows its holder to subscribe for three Series A preferred shares at €7.2, purchase price of Series A preferred stock. The warrants were exercisable until June 30, 2015. As of December 31, 2014, 70,377 warrants were exercised. Accordingly, 211,011 Series A preferred stock shares were issued on December 18, 2014. The 333,830 remaining warrants were not exercised and expired at June 30, 2015.

Options, Warrants and Free shares to employees

On May 15, 2014 and September 9, 2015 the stockholders of Annapurna Therapeutics SAS provided authorization to the Board of Directors to grant free shares, warrants (BSA and BSPCE) and stock options (SO)

to employees, officers, consultants and directors of the parent company and other contributors. Each BSA, BSPCE and SO entitles the holder to subscribe to one common share of Annapurna Therapeutics SAS at a subscription price to be defined by the Board of Directors at the date of the grant. Free shares, BSA, BSPCE, and SO are collectively referred to hereafter as “options”.

The number of allocated options cannot exceed 650,000 as of December 31, 2015. The conditions of the exercise of the BSA, BSPCE and SO will be determined by the board of directors when allocating the options. As of December 31, 2014, no options had been issued.

On April 17, 2015 the Board of Directors issued 11,900 BSPCE to employees. These options entitle the holder to subscribe to one common share of Annapurna Therapeutics SAS at a €7.2 subscription price. These BSPCE have been cancelled by the Stockholders on September 9, 2015.

On October 21, 2015, the Board of Directors issued 471,773 options as follows:

•	11,900 free BSPCE to two employees. These options vest over 48 months and exercisable to common stock shares as they vest, BSPCEs expire in 10 years from the issuance date.

•

125,000 free SO: 50,000 SO to the Company’s President, and 75,000 SO to the chief medical officer. These options vest monthly over 48 months and expire in 10 years from the issuance date if not exercised.

•	334,873 BSA at €0.01 purchase price: 250,000 BSA to the chief scientist advisor, 9,873 BSA to the Company’s consultant and 75,000 to one of the Company’s investors, Versant Capital IV GmbH.

Each BSA, BSPCE and SO entitles the holder to subscribe to one common share of Annapurna Therapeutics SAS at a €1.76 subscription price.

7)	Financial Debt

Other Borrowings

BPI France, one of the Company’s investors, provides financial assistance and support to emerging French enterprises to facilitate the development and commercialization of innovative technologies. Due to the innovative nature of its product candidate development programs, the Company has benefited from certain sources of financial assistance from BPI France. The funds received by the Company are intended to finance its research and development efforts and the recruitment of scientific personnel.

Funds received from BPI France in the form of conditional advances are recognized as a liability, as the Company has a contractual obligation to repay such advances in cash based on a repayment schedule provided the conditions are complied with.

On August 18, 2015, BPI France granted the Company an €750,000 interest free conditional advance, of which €500,000 was received as of December 31, 2015. The remaining €250,000 advance is planned to be received in May 2016 upon the completion of certain clinical studies.

As of December 31, 2015, the Company received €500,000 and recorded it as other borrowings in the consolidated balance sheets. Receipts or reimbursements of conditional advances are reflected as financing transactions in the consolidated statement of cash flows.

Payments are scheduled in equal quarterly amounts of €37,500 from September 30, 2017 to June 30, 2022. This payment schedule will be modified if the Company will receive revenue from license or product sales before advances are paid in full.

Convertible Loan

On July 31, 2015, the Company entered into a €9.0 million convertible loan agreement with its investors, the balance as of December 31, 2015 was €4.5 million. The lenders, which are stockholders of the Company, have agreed to provide liquidity to the Company until completion of the future offering of new preferred shares of the Company to new third party investors, for an expected minimum amount of $30 million of new preferred shares.

Terms and conditions of loan

The loan shall be drawn in four equal tranches of €2,250,000 and will not bear any interest.

The term of the loan is from July 30, 2015 to June 30, 2016. Any portion of the loan not drawn down at June 30, 2016 will be cancelled. The outstanding amount of the loan is required to be repaid in cash at maturity if the conversion feature has not been exercised (or upon early repayment in the event of default). The Company shall not prepay the loan before the maturity date.

Conversion Option into new Preferred Shares or into new Series A Preferred Shares.

Upon occurrence of the new preferred stock financing on or prior to the maturity date, the lenders are granted an option to convert the outstanding loan amount into new preferred shares at the fair value at conversion date, with a 20% discount. Alternatively, should the closing of the new financing does not occur by June 30, 2016, the lenders have the option to convert the loan into Series A preferred shares at €7.20 per share.

8)	Trade Accounts Payable and Accrued Expenses

Trade accounts payable and accrued expenses balances are as follows:

In Euros	December 31, 2014	December 31, 2015
Trade accounts payable	414,031	1,402,787
Trade accrued expenses	454,368	521,015

Total	868,399	1,923,802

9)	Other Liabilities

Other liabilities balance is as follows:

In Euros	December 31, 2014	December 31, 2015
Employees related payables	124,880	346,696
Other	11,396	—

Total	136,276	346,696

10)	Maturity of Receivables and Liabilities

The breakdown by maturity is as follows:

		Due in
In Euros	At December 31, 2015	Less than 1 year	1 to 5 years	More than 5 years
Assets
Deposits	50,000	50,000	—	—
Other receivables	694,986	694,986	—	—
Prepaid expense	7,434	7,434	—	—

Total	752,420	752,420	—	—

Liabilities
Convertible loan	4,500,000	4,500,000	—	—
Other Borrowings	500,000	—	500,000	—
Trade accounts payable and accrued expenses	1,923,802	1,923,802	—	—
Other liabilities	346,696	346,696	—	—

Total	7,270,498	6,770,498	500,000	—

		Due in
In Euros	At December 31, 2014	Less than 1 year	1 to 5 years	More than 5 years
Assets
Deposits	50,000	50,000	—	—
Other receivables	488,977	488,977	—	—
Prepaid expense	8,852	8,852	—	—

Total	547,829	547,829	—	—

Liabilities
Trade accounts payable and accrued expenses	868,399	868,399	—	—
Other liabilities	136,276	136,276	—	—

Total	1,004,674	1,004,674	—	—

11)	Commitments and Contingencies

The Company does not lease any significant facility or equipment under an operating or capital lease other than its offices in Paris, France (monthly rent payment of €400) and in the in US (monthly rent of €1,750) and equipment (monthly rent payment of €3,500 ended in November 2015). The office leases can be terminated by the Company by a 30 days prior written notice.

The Company is also committed to pay annual maintenance fee for its license agreements (see Note 13).

12)	Other Operating Income

Other operating income primarily consists of the research tax credit (see Note 4).

13)	Other External Costs

The breakdown of other external costs is as follows:

In Euros	December 31, 2014	December 31, 2015
Clinical studies (subcontracting, consulting fee)	991,548	3,236,841
License fees	506,879	343,632
Audit, accounting and legal fees	558,466	650,186
Other	220,467	360,761

Total	2,277,360	4,591,419

Clinical studies

Clinical studies fees mainly consist of consulting fees paid to scientists and a collaboration fees incurred with Inserm, Cornell University and Pall Life Sciences:

•

Inserm—On March 31, 2014, the Company entered in a collaboration agreement with Inserm to conduct a specific research project. The term of the contract is 14 months from the effective date and the total fee amounts to €325,000 and is recognized on a straight line basis over the term of the contract as services are performed.

•

Cornell University—On August 8, 2014 the Company entered in a master services agreement with Cornell University for assistance in regulatory affairs and overall project management. The costs are invoiced based on the actual amount of time spent. The total expense amounted to €2.1 million and €474,000 as of December 31, 2015 and 2014, respectively.

•

Pall Life Sciences—On August 10, 2015, the Company entered in a process development agreement with Pall Life Sciences to conduct specific experiments in purification technologies and to provide technical support for use in cell culture and purification applications for the production. The term of the contract is two years from the effective date or the conclusion of the study. The costs are invoiced based on the actual services rendered. The total expense amounted to €137,000 as of December 31, 2015.

License fees

RegenX license agreements

In April 2014, the Company entered into a license agreement with RegenX. This agreement was entered into in US Dollars. For purposes of these consolidated financial statements, the amounts have been presented in Euro using a rate of 0.9185 as of December 31, 2015 except for the transactions paid in 2014 translated at the exchange rate at the date of the transaction. This agreement grants Annapurna Therapeutics the following:

•	An exclusive license for the research, development and sale of a drug using specific patented virus vectors for a specific commercial field.

•	A non-exclusive research license for the research and development of a drug using other patented virus vectors for another commercial field.

•	An option to be granted a non-exclusive license for the sale of the drugs related to the developed under the non-exclusive research license.

•	The agreement expires upon the expiration, lapse, abandonment or invalidation of the licensed patent. The Company may upon a six month notice period terminate the agreement for any reason.

The consideration to be paid as part of this contract is defined as follows:

•	A non-refundable initial fee of €472,000 ($600,000).

•	An option fee of €275,550 ($300,000) related to the commercial license.

•	An annual maintenance fee from €46,000 ($50,000) to €92,000 ($100,000).

•	Other milestones payments upon the achievement of different development stages totaling €12.7 million ($13.9 million).

•	Royalties on future sales (between 5 and 9%).

The €507,000 expense for 2014 related to this contract included the €472,000 ($600,000) initial fee and a part of the annual maintenance fee of €34,000 ($37,500). The expense for 2015 related to this contract included the €46,000 ($50,000) annual fee.

In October 2015, Annapurna Therapeutics Limited entered into a license agreement with RegenX. This agreement grants Annapurna the following:

•	An exclusive license for the research, development and sale of a drug using specific patented virus vectors for a specific commercial field (AATD field).

•	An option to be granted an exclusive license for the research, development and sale of a drug using specific patented virus vectors for another specific commercial field (Allergy field)

•	The agreement expires upon the expiration, lapse, abandonment or invalidation of the licensed patent. The Company may upon a six month notice period terminate the agreement for any reason.

The consideration to be paid as part of this contract is defined as follows:

•	A non-refundable additional one-time fee of €1.1 million ($1.2 million) payable at the latest upon one year from the effective date of the agreement.

•	An additional optional fee of €827,000 ($900,000) related to the exclusive license for another specific commercial field (Allergy field).

•	An annual maintenance fee from €46,000 ($50,000) to €92,000 ($100,000).

•	Other milestones payments upon the achievement of different development stages totaling €17.9 million ($19.5 million).

•	Royalties on future sales (between 5 and 9%).

The expense related to this contract for 2015 consists of the portion of the initial fee paid €276,000 ($300,000) over the period and a portion of the annual maintenance fee €7,000 ($8,330).

Cornell University License

In December 2015, Annapurna Therapeutics Limited entered into three license agreements with Cornell University. These agreements grant Annapurna with three licenses to use technology to make and have made, to use and have used, to sell and have sold, to offer for sale, and to import and have imported licensed products and to practice licensed method, in three specific fields of application. The Company may upon a six month notice period terminate the agreement for any reason.

The consideration to be paid as part of this contract is defined as follows:

•	A non-refundable initial fee of €1.8 million ($2.0 million). The initial fee is paid for €1.4 million ($1.5 million) by a convertible promissory note and €459,000 ($500,000) in cash. Convertible promissory note is bearing interest at 8% and maturing upon either the completion of Series B preferred stock financing with minimum proceeds of USD 50.0 million, or one year from the effective date (December 15, 2015), whichever shall occur sooner.

•	An annual maintenance fee increasing from €28,000 ($30,000) to €280,000 ($300,000).

•	Other milestones payments upon the achievement of different development stages totaling €13.0 million ($14.5 million).

•	Royalties on future sales (between 1% and 3.5%).

No expense was recorded in 2015 related to these agreements as no fee was paid as of December 31, 2015.

Inserm Transfert License Agreement

On June 4, 2014, the Company entered into a license agreement with Inserm. This agreement grants Annapurna the following:

•	An exclusive license for the research, development and sale of a drug using specific patented virus vectors for a specific commercial field.

•	A non-exclusive research license for the research and development of a drug using other patented virus vectors for another commercial field.

•	The Company may upon a one month notice period terminate the agreement for any reason.

The consideration to be paid as part of this contract is defined as follows:

•	Several non-refundable fees for an amount equal to €19,800 to be paid within the 2 year period from the effective date.

•	Other milestones payments upon the achievement of different development stages.

•	Royalties on future sales (between 1% and 3%).

The €10,000 expense related to this contract for 2015 consists of a portion of the initial fee.

Stanford License Agreement

On December 18, 2015, the Company entered into a license agreement with Stanford University. This agreement grants Annapurna the following:

•	A license for the use of the biological material developed by Stanford University.

•	An option to be granted a non-exclusive commercial license.

•	The Company may upon a two month notice period terminate the agreement for any reason.

The consideration to be paid as part of this contract is defined as follows:

•	A non-refundable additional one-time fee of €4,600 ($5,000) payable upon signature of the agreement.

•	An option fee of €9,200 ($10,000) related to the option license.

•	An annual maintenance fee from €4,600 ($5,000) to €115,000 ($125,000).

At December 31, 2015 the Company expensed the €4,600 initial fee paid in 2015.

French accounting principles do not precisely address the accounting for such license agreements. Such agreements can either be accounted for as intangible assets or as rental agreements. In view of the early stage of the research and development programs (these licenses are used for pre-clinical studies), the Company has considered it prudent to expense in full the initial fees as they were paid. The annual maintenance fees are recognized over the related period.

14)	Personnel and Social Charges

Personnel and social charges amount to €682,747 and €1,288,109 for the years ended December 31, 2014 and 2015, respectively. Headcount increased from 7 to 8 employees from 2014 to 2015, respectively.

Average headcount is as follows:

	Total	Annapurna France	Annapurna Inc.
2014	4	4	0
2015	7	4	3

15)	Research and Development Expenditures

The gross amount of research and development expenditures incurred by the Company for the years ended December 31, 2015 and 2014 amounted to €4.8 million and €2.1 million, respectively. This represents 81% and 72% of total operating expenses as of December 31, 2015 and 2014, respectively. These costs mainly consist of salaries, consulting, and license and collaboration fees for pre-clinical studies.

These costs are incurred by Annapurna SAS (France), Annapurna Inc. and Annapurna Limited.

16)	Related Parties

Under the French accounting regulation n° 2010-02, we inform you that there have not been any significant transactions which were not under normal market conditions either with related parties, stockholders or members of the Board of directors.

17)	Remuneration of Senior Executives

In Euros	2014	2015
Board	466,960	561,035
Directors	33,333	85,485

The Company’s President benefits from a severance indemnity representing 1 year of the gross monthly salary in case of forced termination.

In 2015, 50,000 free stock options were issued to the President, 75,000 free stock options were issued to the chief medical officer, 250,000 BSA were issued to the chief scientific advisor, and 9,100 BSPCE were issued to the vice president of operations. Please refer to the Note 6 for further information.

18)	Significant subsequent events

Operations

The Company has been undergoing a tax audit in France related to the 2014 fiscal year. The tax audit was focused mainly on the research tax credit and ended in January 2016 without any impact on the research tax credit reimbursable amounts.

On January 29, 2016, Annapurna entered into a definitive agreement to be acquired by Avalanche Biotechnologies, Inc. (“Avalanche”), in an all-stock transaction. Upon closing, Annapurna shareholders will exchange Annapurna shares for Avalanche common stock. After the closing, Annapurna stockholders will own approximately 37.5% of the combined company, and the prior Avalanche stockholders will own approximately 62.5% of the combined company, calculated on a fully diluted basis using the treasury stock method. Avalanche expects to issue 13,135,189 shares of common stock, subject to adjustment related to a potential exercise of

Annapurna issued and vested options prior to the closing. The transaction, which has been approved by the boards of directors of both companies, is subject to approval by the stockholders of Avalanche and the satisfaction of customary closing conditions, including, among other things, receipt of approval of Avalanche stockholders of the issuance of the Avalanche common stock, the absence of any law or order preventing the transaction and receipt of all required government approvals. The acquisition is expected to close during the second quarter of 2016.

Financing

On January 28, 2016 the Company signed an amendment with the lenders to the convertible loan agreement and increased the amount available for borrowings by additional €2.7 million.

19)	Summary of Differences between French GAAP and US GAAP

The consolidated financial statements have been prepared in accordance with French GAAP which, as applied by the Company, differs in certain significant respects from accounting principles generally accepted in the United States of America (“US GAAP”) and are described below:

		Year ended December 31, 2015
French GAAP Net Loss as reported in the Consolidated Statement of Operations		(5,755,057)

Adjustments to conform to US GAAP
Expiration of warrants to purchase Series A shares classified as a financial liability	b	500,745
Share-based compensation expenses related to Series O preferred shares and common shares issued to founders	a	(671,740)
Share-based compensation expense related to options	a	(2,090,626)
Liabilities to be accrued related to license agreements	c	(2,648,154)
Amortization of discount on convertible loan	d	(255,682)
Amortization of discount on BPI conditional advance	d	(13,473)
Intangible asset to be expensed under USGAAP	e	(46,871)

Total adjustments on Net Loss		(5,225,801)

Tax effect
Deferred tax asset recognition	f	2,198,185
Valuation allowance	f	(2,198,185)

US GAAP Net Loss		(10,980,858)

French GAAP Stockholders’ Equity (Deficit) as reported in the Consolidated Balance Sheet		(3,981,747)

Adjustments to conform to US GAAP
Series A preferred shares classified as Mezzanine Equity	b	(3,432,477)
Series A warrants classified as a financial liability	b	(912,251)
Change in fair value of Series A warrants classified as a financial liability	b	306,000
Share-based compensation expenses related to Series O preferred shares and common shares issued to founders – additional paid in capital	a	671,740
Share-based compensation expense related to options – additional paid in capital	a	2,090,626
Recording discount on convertible loan	d	1,125,000
Recording discount on BPI conditional advance	d	188,776
Total adjustments on Net Loss		(5,225,801)

Total adjustments on Stockholders’ Equity (Deficit)		(5,188,387)

US GAAP Stockholders’ Equity (Deficit)		(9,170,134)

		Year ended December 31, 2014
French GAAP Net Loss as reported in the Consolidated Statement of Operations		(2,600,582)

Adjustments to conform to US GAAP
Change in fair value of Series A warrants classified as a financial liability	b	306,000
Share-based compensation expenses related to Series O preferred shares and common shares issued to founders	a	(110,862)

Total adjustments on Net Loss		195,138

Tax effect
Deferred tax asset recognition	f	904,641
Valuation allowance	f	(904,641)

US GAAP Net Income (Loss)		(2,405,444)

French GAAP Stockholders’ Equity (Deficit) as reported in the Consolidated Balance Sheet		1,760,150

Adjustments to conform to US GAAP
Series A preferred shares classified as Mezzanine Equity	b	(3,432,477)
Series A warrants classified as a financial liability	b	(912,251)
Share-based compensation expenses related to Series O preferred shares and common shares issued to founders – additional paid in capital	a	110,862
Total adjustments on Net Loss		195,138

Total adjustments on Stockholders’ Equity (Deficit)		(4,038,728)

US GAAP Stockholders’ Equity (Deficit)		(2,278,578)

Reconciliation of consolidated cash flow statement

The above differences do not lead to any difference in the main captions of the consolidated cash flow statement i.e. cash flow used in operating activities, cash flow used in investing activities and cash flow provided by financing activities.

Reconciliation of consolidated comprehensive loss

The Company’s consolidated comprehensive loss under US GAAP is equal to the reported net loss and other comprehensive loss, which only includes exchange translation gain of €10,905 and €13,160 for the years ended December 31, 2014 and 2015, respectively. Consolidated comprehensive loss will change as a result of above total adjustments to net loss.

Description of significant French to US GAAP accounting treatment differences

a)	Share-based compensation expense

Under French GAAP, compensation expense is not recognized in connection with the grant of options, shares or other equity instruments.

Under US GAAP, these transactions are accounted for in accordance with FASB Accounting Standards Codification (“ASC”) 718, Stock Compensation as related to stock-based payment transactions with employees and ASC topic 505-50, Equity based payments to non-employees, for non-employees:

•	Employee equity classified awards are measured at grant date fair value and recognized over the service period. Stock-based compensation expense is recognized straight-line over the vesting period.

•

Non-employee equity classified awards are generally re-measured throughout the service period. Equity classified awards are measured based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measureable (ASC 505-50-30). The services are measured at the earlier of the date on which the performance obligation is complete and when performance commitment is reached. Stock-based compensation expense is recognized using accelerated graded vesting over the vesting period.

Founders’ common shares and Series O preferred shares

These shares were acquired by the founders at their nominal value of €0.01. Based on the claw back provision, such shares are considered to be vested over 4 years, except for 25% of the founders’ common shares which vest immediately. Founders’ common shares and Series O preferred shares were measured at intrinsic value, which is the difference between the fair value of the share and its’ purchase price. Fair value of common and Series O preferred stock was determined by the Board of Directors and is based upon a variety of factors, including the results obtained from an independent third party valuation, the financial position and historical financial performance, the status of technological developments, the effect of the rights and preferences of the preferred shareholders and the prospects of a liquidity event, among others. Common and Series O shares fair values were estimated as following:

	Grant Dates	December 31, 2014	December 31, 2015
Common stock fair value	€0.66	€0.93	€14.29
Series O preferred shares fair value	€0.02	€0.04	€0.63

The resulting compensation expenses recorded per US GAAP for the years ended December 31, 2014 and 2015 is €110,862 and €671,740 respectively.

Employees and non-employees options

Employee and non-employees options fair value were estimated using a Black Scholes option pricing valuation model as the grant dates for employees or at the vesting dates for non-employees. Assumptions used in the valuations were as follows:

	Employees awards October 21, 2015	Non-employees awards October 21, 2015	Non- employees awards December 31, 2015
Common Stock Price	€1.76	€1.76	€14.29
Expected Life	5.89	10.00	9.81
Risk Free Rate	1.55%	2.04%	2.27%
Volatility	69.4%	78.8%	83.0%
Dividend Yield	0.0%	0.0%	0.0%

No options were granted before December 31, 2014. For the year ended December 31, 2015, the Company recognized €2,090,626 of share-based compensation expense in connection with the options granted to employees and non-employees, by using the accelerated graded vesting method.

b)	Series A preferred shares and warrants attached to these shares

Under French GAAP, the issuance of such preferred shares is accounted for as equity, similar to the accounting for the issuance of ordinary shares. The nominal value of the share is recorded as share capital and the excess of the price paid over the nominal value is recorded as additional paid in capital. Warrants are not accounted for until they are exercised. Upon exercise, a share capital increase is recorded, similar to ordinary shares.

Series A preferred shares

Under US GAAP, an analysis is performed to determine if issued convertible preferred stock will meet criteria to be classified as equity, temporary (mezzanine) equity or a financial liability. Series A convertible preferred stock is not mandatorily redeemable and would not meet the definition of a liability. Series A convertible preferred stock contains certain liquidation features that are not solely within the Company’s control as the Company’s board is controlled by preferred holders. As a result, series A convertible preferred shares should be classified as temporary (mezzanine) equity in accordance with US GAAP.

Warrants attached to the Series A preferred shares

In accordance with US GAAP, warrants should be evaluated to be determined whether they are freestanding financial instruments as defined under ASC 480, Distinguishing Liabilities from Equity, or components embedded in the entity’s own stock. The warrants attached to the Series A preferred shares are considered a freestanding instrument according to ASC 480 based on the following facts:

•	warrants are issued in conjunction with the preferred shares offering,

•	warrants can be separately transferred i.e. the holder does not have to transfer the warrant with the preferred shares, and

•	warrants can be separately exercised i.e. the preferred shares remain outstanding if the warrant is exercised.

Warrants issued for redeemable preferred stock are classified as liabilities at fair value at the issuance date. Changes in fair values recorded in consolidated statement of operations as other income/expense until such warrants are exercised or expired.

As a result of the above analyses, under US GAAP, the proceeds from the issuance of Series A preferred shares and their attached warrants should be allocated based on the fair values of each instrument following the guidance in ASC 470. Of the total proceeds of €4,429,282:

•	€912,251 was allocated to the warrants based on their fair value as of the issuance date.

•

Remaining proceeds of €3,517,031 were allocated to the Series A preferred shares. This amount was presented net of expenses in relation with the issuance of these instruments in the amount of €84,554 resulting in the temporary (mezzanine) equity amounts of €3,432,477 as of December 31, 2014 and 2015.

In December 2014, the Company issued 211,011 shares of Series A preferred stock upon exercise of 70,337 warrants and reclassified €105,506 from financial liability to temporary (mezzanine) equity in accordance with US GAAP. At December 31, 2014 outstanding warrants were re-measured at fair value at €500,745. Changes in fair value of €306,000 were recorded as other income under US GAAP. In June 2015, warrants expired unexercised and were recorded as debit financial liabilities and credit other income of €500,745 in the consolidated statement of operations, change in fair value of warrants from December 31, 2014 to the expiration date in June 2015 was no significant.

The warrant fair values were estimated using a Black Scholes option pricing valuation model with the following key assumptions:

	May 15, 2014 (issuance date)	December 31, 2014
Exercise Price	€7.20	€7.20
Series A Fair Value	€4.69	€5.71
Time Remaining to Expiration (years)	1.1	0.5
Risk Free Rate	0.13%	0.12%
Volatility	75.4%	60.4%
Dividends	0.0%	0.0%

c)	License agreements for research and development activities

French GAAP does not precisely address the accounting for license agreements. Such agreements can either be accounted for as intangible assets or as rental agreements. In view of the early stage of the research and development programs (these licenses are used for pre-clinical studies), the Company has considered it prudent to expense in full the initial fees of the two license agreements signed during the year in which they were paid.

Under US GAAP, all R&D costs shall be charged to expense when incurred in accordance with ASC 730-10-25-1, Research and Development. The cost of intangible assets that are purchased from others for use in R&D activities and that have no alternative future uses (in other research and development projects or otherwise) and therefore no separate economic values are research and development costs at the time the costs are incurred. [ASC 730-10-25-2c]. Internal and external costs for R&D incurred prior to regulatory approval are generally expensed.

The annual maintenance fee would be recognized over the period to which it relates. The milestone fees are based upon the resolution of certain contingencies (first treatment of human in clinical trial, submission in market, regulatory approval). The milestones, royalties and future licenses are accounted in accordance with ASC 450, Contingencies. An estimated loss from a loss contingency shall be accrued by a charge to income statement if both the following conditions are met:

•

Information available before the financial statements are issued or are available to be issued indicates that it is probable that an asset had been impaired or a liability had been incurred at the date of the financial statements, and

•	The amount of the loss can be reasonably estimated.

All facts and circumstances regarding the nature of the milestone should be considered when evaluating when the achievement is probable. As of December 31, 2014 and 2015, none of the milestones were probable. Royalties and future options were also not probable, and therefore, no liability was recorded.

As of December 31, 2015, the difference in accounting principles between French and US GAAP resulted in an additional R&D expense and liability of €2,648,154 related to license fees that were deemed probable and reasonably estimable.

d)	Convertible loan and BPI conditional advance

In accordance with French GAAP the convertible debt is accounted for as debt for amount of cash proceeds received. The conversion feature is not separated. Interest expense is recorded in accordance with the contractual interest rate (nil for Annapurna convertible debt).

Under US GAAP, the accounting treatment for a convertible debt instruments depends on the terms of the instrument, including the manner in which the instrument is settled upon conversion. The Company performed analysis of the embedded conversion options in the convertible debt in accordance with ACS 815, Derivatives and Hedging, and concluded that net settlement criteria was not met for these options and therefore embedded derivatives were not bifurcated.

As the convertible loan does not bear interest and was received from the Company’s investors and related parties, the Company applied ASC 835, Interest, which requires that any given unstated rights or privileges, such as a non-interest bearing loan, be accounted for through the recording of a discount or premium and that such discount or premium be amortized to interest expense over the duration of the debt. An imputed interest rate of 15.5% was applied. As a result, imputed interest was considered as a capital contribution of the Company’s investors and related parties and was therefore recorded as a debt discount and additional paid-in capital at the date of debt issuance in the amount of €1,125,000. Debt discount will be amortized to interest expense over the term of the loan, June 30, 2016. The Company amortized and recorded €255,682 as interest expense for the year ended December 31, 2015.

Similarly, as BPI conditional advance does not bear interest and was received from a Company’s investor, the Company applied ASC 835, Interest. As a result, imputed interest was considered as a capital contribution of the Company’s investor and was therefore recorded as a debt discount and additional paid-in capital at the date of debt issuance in the amount of €188,776. The Company amortized €13,473 as interest expense for the year ended December 31, 2015.

e)	Intangible asset to be expensed under US GAAP

Under French GAAP, patent and intellectual property filing fees, are stated at their acquisition costs, and are amortized using the straight-line method based on the estimated useful lives of the patent and intellectual property they relate to.

Under US GAAP, such costs are considered as research and development costs and expensed as incurred. As of December 31, 2015, the difference in accounting principles between French and US GAAP resulted in an additional R&D expense of €46,871.

f)	Deferred tax asset recognition and valuation allowance

Deferred tax income mainly corresponds to the tax loss carryforwards. Deferred tax income also includes deferred tax income and expense related to the above US GAAP adjustments except for the share based compensation adjustments. The related deferred tax income for years ended December 31, 2014 and 2015 is €0.9 million and €2.2 million for 2014 and 2015, respectively.

A valuation allowance for the whole deferred tax assets is recorded as there is a probability that all these assets will not be recovered due to the recurring losses over the last two years.

Appendix A

SUPPLEMENTAL INFORMATION REGARDING PARTICIPANTS

The following tables (“Non-Employee Directors and Nominees” and “Officers and Employees”) set forth the name and business address of each of our directors and nominees, and the name, present principal occupation and business address of each of our officers and employees who, under the rules of the SEC, are considered to be participants in our solicitation of proxies from our stockholders in connection with our 2016 Annual Meeting (collectively, the “Participants”).

Non-Employee Directors and Nominees

The principal occupations of our non-employee directors and nominees are set forth under Proposal 2 of this proxy statement, tilted “Election of Directors”, beginning on page 32. The names of our non-employee directors and nominees are set forth below, and the business address for all directors and nominees is c/o Avalanche Biotechnologies, Inc., 1035 O’Brien Drive, Suite A, Menlo Park, CA 94025.

Name

Mark S. Blumenkranz, M.D.

John P. McLaughlin

Steven D. Schwartz, M.D.

Paul D. Wachter

Officers and Employees

The principal occupations of our executive officers and employees who are considered Participants are set forth below. The principal occupation refers to such person’s position with Avalanche, and the business address for each person is Avalanche Biotechnologies, Inc., 1035 O’Brien Drive, Suite A, Menlo Park, CA 94025.

Name	Position

Paul B. Cleveland	President and Chief Executive Officer

Jennifer Cheng, Ph.D., J.D.	Associate General Counsel and Secretary

Lauren Glaser	Head of Investor Relations

A-1

Information Regarding Ownership of Avalanche Securities by Participants

The number of shares of Avalanche common stock held by our directors and executive officers as of April 5, 2016 is set forth under the “Security Ownership of Certain Beneficial Owners and Management of Avalanche” section of this proxy statement beginning on page 135. The following table sets forth the number of shares beneficially owned as of April 5, 2015 by our other employees who are deemed “Participants” in our solicitation of proxies. Except as otherwise noted below, each person identified in the table below, to our knowledge, has sole voting and investment power with respect to the securities they hold.

	Amount and Nature of Beneficial Ownership
Name	Number	Percent
Jennifer Cheng, Ph.D., J.D.(1)	3,750	*
Lauren Glaser(2)	7,989	*
*	Indicates beneficial ownership of less than 1% of the total outstanding common stock.
(1)	Represents shares subject to an option held by Dr. Cheng that are exercisable within 60 days of April 5, 2016.
(2)	Includes 7,031 shares subject to options held by Ms. Glaser that are exercisable within 60 days of April 5, 2016.

Information Regarding Transactions in Avalanche Securities by Participants

The following table sets forth all transactions that may be deemed purchases and sales of shares of the common stock of Avalanche by the Participants during the past two years. Unless otherwise indicated, all transactions were in the public market or pursuant to Avalanche’s equity compensation plans and none of the purchase price or market value of those shares is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities. Upon consummation of Avalanche’s initial public offering on August 5, 2014, all shares of preferred stock automatically converted into shares of Avalanche’s common stock on a 1:1 basis. All restricted stock units (“RSUs”) convert into shares of Avalanche’s common stock on a 1:1 basis upon the vesting thereof.

Name	Transaction Date	# of Shares	Transaction Description
Mark S. Blumenkranz, M.D.	August 5, 2014	83,582	Exercise of warrants by Dr. Blumenkranz and certain related trusts
	January 13, 2015	(100,000)	Sale of common stock in registered offering
	April 7, 2015	(25,500)	Open market sale of common stock pursuant to 10b5-1 plan by Dr. Blumenkranz and certain related trusts
	April 8, 2015	(2,500)	Open market sale of common stock pursuant to a 10b5-1 plan
	April 16, 2015	(25,000)	Open market sale of common stock pursuant to a 10b5-1 plan
	April 21, 2015	2,000	Grant of RSUs
	May 1, 2015	(20,000)	Open market sale of common stock pursuant to a 10b5-1 plan
	May 11, 2015	(1,785)	Open market sale of common stock pursuant to a 10b5-1 plan
	May 13, 2015	(785)	Open market sale of common stock pursuant to a 10b5-1 plan
	May 15, 2015	(22,500)	Open market sale of common stock pursuant to a 10b5-1 plan

A-2

Name	Transaction Date	# of Shares	Transaction Description
	May 19, 2015	(3,000)	Open market sale of common stock pursuant to a 10b5-1 plan by certain related trusts
	June 5, 2015	(5,000)	Open market sale of common stock pursuant to a 10b5-1 plan
	June 9, 2015	(22,500)	Open market sale of common stock pursuant to a 10b5-1 plan
	June 10, 2015	(600)	Open market sale of common stock pursuant to a 10b5-1 plan
	June 11, 2015	(1,900)	Open market sale of common stock pursuant to a 10b5-1 plan
	February 12, 2016	8,333	Grant of RSUs

Jennifer Cheng, Ph.D., J.D.	August 21, 2015	9,880	Grant of RSUs
	February 12, 2016	23,300	Grant of RSUs

Paul B. Cleveland	—	—	—

Lauren Glaser	March 31, 2015	150	Open market purchase of common stock
	August 21, 2015	9,410	Grant of RSUs
	October 1, 2015	165	Open market purchase of common stock
	November 20, 2015	643	Acquisition of common stock pursuant to Avalanche’s Employee Stock Purchase Plan
	February 12, 2016	23,300	Grant of RSUs

John P. McLaughlin	April 16, 2014	26,560	Purchase of Series B convertible preferred stock in unregistered offering
	April 21, 2015	2,000	Grant of Restricted Stock Units
	February 12, 2016	8,333	Grant of Restricted Stock Units

Steven D. Schwartz, M.D.	August 5, 2014	34,000	Exercise of warrant
	January 13, 2015	(91,000)	Sale of common stock in registered offering
	April 9, 2015	(17,250)	Open market sale of common stock pursuant to 10b5-1 plan
	April 21, 2015	2,000	Grant of RSUs
	April 23, 2015	(16,875)	Open market sale of common stock pursuant to a 10b5-1 plan
	May 8, 2015	(17,250)	Open market sale of common stock pursuant to a 10b5-1 plan
	May 22, 2015	(16,875)	Open market sale of common stock pursuant to a 10b5-1 plan
	June 1, 2015	(17,250)	Open market sale of common stock pursuant to a 10b5-1 plan
	June 15, 2015	(16,875)	Open market sale of common stock pursuant to a 10b5-1 plan
	February 12, 2016	8,333	Grant of RSUs

A-3

Name	Transaction Date	# of Shares	Transaction Description
Paul D. Wachter	April 16, 2014	63,081	Purchase of Series B convertible preferred stock in unregistered offering by the Wachter Family Trust
	January 13, 2015	(14,000)	Sale of common stock in registered offering by the Wachter Family Trust
	April 13, 2015	(1,192)	Open market sale of common stock by the Wachter Family Trust pursuant to a 10b5-1 plan
	April 20, 2015	(1,192)	Open market sale of common stock by the Wachter Family Trust pursuant to a 10b5-1 plan
	April 21, 2015	2,000	Grant of RSUs
	April 27, 2015	(1,192)	Open market sale of common stock by the Wachter Family Trust pursuant to a 10b5-1 plan
	May 4, 2015	(1,192)	Open market sale of common stock by the Wachter Family Trust pursuant to a 10b5-1 plan
	May 11, 2015	(1,192)	Open market sale of common stock by the Wachter Family Trust pursuant to a 10b5-1 plan
	May 18, 2015	(1,192)	Open market sale of common stock by the Wachter Family Trust pursuant to a 10b5-1 plan
	May 26, 2015	(1,192)	Open market sale of common stock by the Wachter Family Trust pursuant to a 10b5-1 plan
	June 1, 2015	(1,192)	Open market sale of common stock by the Wachter Family Trust pursuant to a 10b5-1 plan
	June 8, 2015	(1,192)	Open market sale of common stock by the Wachter Family Trust pursuant to a 10b5-1 plan
	June 15, 2015	(1,192)	Open market sale of common stock by the Wachter Family Trust pursuant to a 10b5-1 plan
	September 9, 2015	5,566	Grant of RSUs
	September 30, 2015	2,428	Grant of RSUs
	October 30, 2015	2,373	Grant of RSUs
	November 30, 2015	1,909	Grant of RSUs
	December 31, 2015	2,101	Grant of RSUs
	January 29, 2016	3,334	Grant of RSUs
	February 12, 2016	8,333	Grant of RSUs
	February 29, 2016	3,907	Grant of RSUs

A-4

Miscellaneous Information Regarding Participants

Except as described in this Appendix A or otherwise disclosed in the proxy statement, to Avalanche’s knowledge:

•	No Participant owns any securities of the company of record that such Participant does not own beneficially.

•	No Participant is, or was within the past year, a party to any contract, arrangements or understandings with any person with respect to any securities of Avalanche, including, but not limited to joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

•	No associate of any Participant owns beneficially, directly or indirectly, any securities of Avalanche. No Participant owns beneficially, directly or indirectly, any securities of any parent or subsidiary of Avalanche.

•	No Participant nor any associate of a Participant is a party to any transaction, since the beginning of Avalanche’s last fiscal year, or any currently proposed transaction, in which (i) the company was or is to be a participant, (ii) the amount involved exceeds $120,000 and (iii) any Participant or any related person thereof had or will have a direct or indirect material interest.

•	No Participant, nor any associate of a Participant, has any arrangement or understanding with any person (i) with respect to any future employment by Avalanche or its affiliates (other than with respect to Mr. Cleveland, Dr. Cheng and Ms. Glaser who, as employees of Avalanche, are party to employment agreements) or (ii) with respect to any future transactions to which Avalanche or any of its affiliate will or may be a party.

•	No Participant has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the 2016 Annual Meeting.

A-5

Annex A-1

ACQUISITION AGREEMENT

by and among

AVALANCHE BIOTECHNOLOGIES, INC.,

ANNAPURNA THERAPEUTICS SAS,

THE CONTRIBUTORS, and

SHAREHOLDER REPRESENTATIVE SERVICES LLC

as the

CONTRIBUTORS’ REPRESENTATIVE

Dated as of January 29, 2016

A-i

(Continued)

A-ii

(Continued)

A-iii

(Continued)

Exhibits

Exhibit A	Definitions
Exhibit B	Form of Parent Support Agreement
Exhibit C	Form of Investor Rights Agreement
Exhibit D	Form of Release
Exhibit E	Parent Operating Plan

Schedules

Schedule A	Parent Support Agreement Signatories
Schedule B-1	Officers of Parent
Schedule B-2	Committees of the Parent Board
Schedule C	Consents, Waivers and Approvals
Schedule D	Illustrative Example of Spreadsheet Calculations

A-iv

ACQUISITION AGREEMENT

This ACQUISITION AGREEMENT (this “Agreement”), dated as of January 29, 2016, is entered into by and among Avalanche Biotechnologies, Inc., a Delaware corporation (“Parent”), Annapurna Therapeutics SAS, a French simplified joint stock company (the “Company”), each of the persons listed as shareholders of the Company on the signature pages hereof (each, a “Contributor” and together, the “Contributors”), and Shareholder Representative Services LLC, a Colorado limited liability company, acting solely in its capacity as the representative of the Contributors in connection with the transactions contemplated by this Agreement (the “Contributors’ Representative”) (hereafter, Parent, the Company and each Contributor shall sometimes be referred to as the “Parties”). Certain capitalized terms used in this Agreement are defined in Exhibit A.

RECITALS

WHEREAS, the Contributors beneficially own all of the issued and outstanding capital stock of the Company the (“Company Shares”);

WHEREAS, the Parties intend that, subject to the terms and conditions herein, Parent shall accept and receive from the Contributors, and the Contributors shall contribute, transfer and assign and convey to Parent, the Company Shares (the “Share Contribution”), in exchange for newly issued shares of the common stock of Parent, par value $0.0001 per share (the “Parent Common Stock”), to be issued by Parent to the Contributors (the “Parent Common Stock Issuance”);

WHEREAS, the Share Contribution and Parent Common Stock Issuance made pursuant to this Agreement are made in reliance upon one or more exemptions from securities registration pursuant to the Securities Act of 1933, as amended (the “Securities Act”);

WHEREAS, the board of directors of Parent (the “Parent Board”) has approved this Agreement and the transactions contemplated by this Agreement and the documents referenced herein (collectively, the “Transactions”), including the Share Contribution and the Parent Common Stock Issuance, and has determined to recommend that the stockholders of Parent vote to approve the Parent Common Stock Issuance;

WHEREAS, the board of directors of the Company (the “Company Board”) has approved this Agreement and the Transactions; and

WHEREAS, in order to induce the Contributors to enter into this Agreement and cause the Transactions to be consummated, concurrently with the execution and delivery of this Agreement, the officers and directors of Parent listed on Schedule A hereto (the “Parent Support Agreement Signatories”) are executing support agreements in the form substantially attached hereto as Exhibit B (the “Parent Support Agreements”) under which the Parent Support Agreement Signatories will agree to vote as stockholders in favor of the Transactions, including the Parent Common Stock Issuance, and to take the other actions (and refrain from taking actions) on the terms set forth therein.

AGREEMENT

Now, therefore, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE 1

CONTRIBUTION AND ACQUISITION

Section 1.1 The Closing. Unless this Agreement is earlier terminated pursuant to the provisions of Section 8.1, the consummation of the Transactions (the “Closing”) shall take place remotely via the exchange of documents on the later of (i) April 15, 2016 or (ii) (a) as soon as reasonably possible after all of the conditions set forth in ARTICLE 7 of this Agreement have been satisfied or waived (other than those conditions that, by their terms, are intended to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), or (b) such other time as Parent and the Company agree in writing. The date on which the Closing occurs is sometimes referred to herein as the “Closing Date”.

Section 1.2 Closing Deliveries.

(a) Parent Deliveries. Parent shall deliver, at or prior to the Closing:

(i) to the Company, a certificate, dated as of the Closing Date, executed on behalf of Parent by a duly authorized officer of Parent to the effect that each of the conditions set forth in Section 7.2(a), Section 7.2(b) and Section 7.2(c) has been satisfied;

(ii) to each Contributor, such Contributor’s portion of the New Parent Shares, as determined pursuant to Section 1.3(a)(i); and

(iii) the Investor Rights Agreement, duly executed by Parent.

(b) Contributor Deliveries. The Contributors shall deliver, or cause the Company to deliver, to Parent, at or prior to Closing:

(i) the shareholders’, bondholders’ and warrantholders’ registers of the Company which shall have been updated, to evidence in particular (A) the Convertible Debt Conversion and (B) the transfer of the Company Shares to Parent;

(ii) the shareholders’ meeting register (registre des assemblées) and the Company Board and other corporate bodies meeting registers (registre des decisions du Président and registre des déliberations et registre de présence au conseil d’administration) of the Company;

(iii) a certified copy of the minutes of the shareholders’ meeting held to proceed with the approval of the Company’s 2015 annual accounts;

(iv) a certificate, dated as of the Closing Date, executed on behalf of the Company by a duly authorized officer of the Company, to the effect that each of the conditions set forth in Section 7.3(a) and Section 7.3(c) has been satisfied;

(v) a certificate, dated as of the Closing Date and executed by each of the Contributors, to the effect that each of the conditions set forth in Section 7.3(b) and Section 7.3(d) has been satisfied;

(vi) the resignation of Amber Salzman, Thomas Woiwode, Gianni Gromo and Bpifrance Investissements (represented by Chahra Louafi) as directors of the Company and each of its applicable Subsidiaries, and Inserm Transfert Initiative as observer (censeur) of the Company, effective as of, and contingent upon, the Closing, including a resignation letter to be provided by each director or observer (censeur) who resigns together with a confirmation that all remunerations that were due to such director or observer (censeur) by the Company or such Subsidiary have been duly paid to date and that such director or observer (censeur) does not have any claim or right of any nature (whether past, present or future) whatsoever against the Company or such Subsidiary in connection with their functions;

(vii) a certificate indicating that the Company is not in bankruptcy or any form of receivership (certificate de non faillite) from the Paris Trade and Companies register, dated within three Business Days prior to the Closing Date, certifying that the Company is not in bankruptcy or any form of receivership;

(viii) evidence of the termination of the Company Shareholder Agreements and all contractual undertakings contained therein or arising therefrom;

(ix) evidence that the Company has effected the Convertible Debt Conversion;

(x) the duly completed and executed IRS Form W-8BEN, W-8BEN-E or W-9, as applicable, and if applicable, a consent duly executed by the spouse of such Contributor agreeing to the contribution to Parent of such Contributor’s Company Shares;

(xi) the completed Spreadsheet and a certificate executed by an authorized officer of the Company, dated as of the Closing Date, certifying on behalf of the Company that the Spreadsheet is true, correct and complete;

(xii) evidence of the Company’s receipt of all Consents, waivers and approvals listed on Schedule C attached hereto;

(xiii) the Investor Rights Agreement, duly executed by each Contributor;

(xiv) the Release, duly executed by each Contributor; and

(xv) all other documents, instruments and certificates specifically required by this Agreement to be delivered by the Contributors and the Company at or prior to the Closing.

(c) Receipt by a Party of any of the applicable agreements, instruments, certificates or documents delivered pursuant to this Section 1.2 shall not be deemed to be an agreement by such Party that the information or statements contained therein are true, correct or complete, and shall not diminish such Party’s remedies hereunder if any of the foregoing agreements, instruments, certificates or documents are not true, correct or complete.

Section 1.3 The Share Contribution.

(a) Treatment of Company Shares. Upon the terms and subject to the conditions set forth herein, on the Closing Date:

(i) Company Shares. Each Contributor agrees to contribute, transfer, assign and deliver to Parent at the Closing, and Parent agrees to accept and receive from such Contributor, all rights, title and interest in and to all Company Shares owned by such Contributor as of immediately prior to the Closing (taking into effect the Convertible Debt Conversion), free and clear of all Encumbrances, in exchange for the right to receive at the Closing, a number of shares of Parent Common Stock that such Contributor is entitled to receive as set forth in the Spreadsheet, to be issued by Parent by way of a capital increase. For the avoidance of doubt, the terms used in this Agreement in reference to the Transactions contemplated herein shall have no influence on the legal characteristics of the Transaction described in this Section 1.3 whereby Parent receives the Company Shares in exchange for the issuance by Parent to Contributors of Parent Common Stock representing the capital of Parent. The Parties acknowledge and agree that it is the intention of any French resident individuals to benefit from the favorable tax regime (régime de faveur) as described more fully in Article 150-0-B of the French Tax Code.

(ii) Exchange. On the Closing Date, upon receipt by the Parent of all Company Shares, Parent shall provide an executed instruction letter to its transfer agent directing such transfer agent to issue to each Contributor the aggregate number of shares of Parent Common Stock issuable to such Contributor pursuant to Section 1.3(a)(i).

(iii) Legends. Any certificates or book-entry entitlements representing the shares of Parent Common Stock to be issued pursuant to Section 1.3(a)(i) shall bear the following legend (the “Legend”) to the extent applicable (along with any other legends that may be required under Applicable Law):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR

OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

(b) Treatment of Company Options.

(i) As of the Closing, all Company Options that are then outstanding shall, by virtue of the Closing, be converted into options relating to shares of Parent Common Stock upon substantially similar terms and conditions as are in effect immediately prior to the Closing (each, a “Parent Option”) except that (A) each such Parent Option shall relate to that whole number of shares of Parent Common Stock (rounded down to the nearest whole share) equal to the number of shares of Company Common Stock subject to such Company Option multiplied by the Exchange Ratio and (B) the exercise price per share for the Parent Option shall be equal to the exercise price per share of such Company Option in effect as of the date hereof divided by the Exchange Ratio (the exercise price per share, as so determined, being rounded up to the nearest full cent). Upon conversion of the Company Options, each holder of Company Options outstanding as of the Closing shall be entitled to hold a number of Parent Options as set forth in the Spreadsheet.

(ii) For purposes of the calculation of the exercise price of the Parent Options described in clause (B) of Section 1.3(b)(i), the exercise price per share of the applicable Company Option shall be expressed, immediately prior to the calculation described in such clause (B), in U.S. Dollars, based on the dollar-euro conversion rate published by the European Central Bank at the close of business on the Business Day immediately prior to the Closing Date and shall thereafter be denominated and payable in U.S. Dollars.

(iii) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery with respect to the Parent Options. Within five (5) Business Days following the Closing, Parent shall file a registration statement on Form S-8 (or any successor or other appropriate form) with respect to the shares of Parent Common Stock subject to such Parent Options and shall maintain the effectiveness of such registration statement or registration statements for so long as such Parent Options remain outstanding.

(iv) Prior to the Closing, the Company shall cause each holder of a Company Option to waive any rights to accelerated vesting of Company Options (including rights that are contingent on a subsequent termination of employment or service) which otherwise may be triggered by the consummation of the transactions contemplated by this Agreement, it being understood that such rights shall remain in effect with respect to any subsequent change in control transaction with respect to Parent.

(c) Adjustments. In the event of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into capital stock), reorganization, reclassification, combination, recapitalization or other like change with respect to the Company Capital Stock or Parent Common Stock occurring after the date hereof and prior to the Closing, all references herein to specified numbers of shares of any class or series affected thereby, and all calculations provided for that are based upon numbers of shares of any class or series (or trading prices therefor) affected thereby, shall be equitably adjusted to the extent necessary to provide the Parties the same economic effect as contemplated by this Agreement prior to such stock split, reverse stock split, stock dividend, reorganization, reclassification, combination, recapitalization or other like change.

(d) Fractional Shares. The number of shares of Parent Common Stock for which a Contributor’s Company Shares are exchanged pursuant to this ARTICLE 1 shall be rounded down to the nearest whole number of shares of Parent Common Stock. In lieu of any fractional shares of Parent Common Stock to which any Contributor would otherwise be entitled (after aggregating all fractional shares of Parent Common Stock issuable to such holder), such Contributor shall receive from Parent an amount in cash (rounded to the nearest whole cent), without interest, equal to the product of (i) such fraction and (ii) the average closing price of a share of Parent Common Stock on the NASDAQ over the ten (10) Business Day period beginning on the Closing Date. The Parties understand and agree that receipt of such cash in lieu of fractional shares is not bargained for consideration under this Agreement.

Section 1.4 Lock-Up Agreement. The shares of Parent Common Stock issued to the Contributors pursuant to Section 1.3(a)(i), together with any additional shares of Parent Common Stock that may be issued from time to time in respect of such shares actually issued, including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization, or the like (collectively, the “Lock-Up Shares”), shall be subject to the restrictions and obligations set forth in this Section 1.4. For the avoidance of doubt, dividends declared on Parent Common Stock in the form of cash or property (other than shares of Parent Common Stock) shall not be subject to the restrictions and obligations set forth in this Section 1.4 and shall be distributed to the Contributors concurrently with their distribution to the other stockholders of Parent.

(a) No Contributor shall, directly or indirectly, without the prior written consent of Parent, offer, sell, pledge, contract to sell (including any short sale), grant any option to purchase or otherwise dispose of any Lock-Up Shares or enter into any Hedging Transaction (as defined below) relating to the Lock-Up Shares (each of the foregoing referred to as a “Disposition”) for a period from the date hereof until such restrictions and obligations have lapsed, as provided in the following sentence. The restrictions and obligations on the Lock-Up Shares set forth in this Section 1.4 shall lapse and be of no further force and effect on the date that is 180 calendar days following the Closing Date (the “Lock-Up End Date”). The foregoing restrictions are expressly intended to preclude each Contributor from engaging in any Hedging Transaction or other transaction which is designed to or reasonably expected to lead to or result in a Disposition even if the securities would be disposed of by someone other than the Contributor. “Hedging Transaction” means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Lock-Up Shares. Notwithstanding the foregoing, each Contributor may transfer any or all of the Lock-Up Shares (A) to an immediate family member or a trust formed for the direct or indirect benefit of such Contributor or an immediate family member of such Contributor, (B) by gift, will or intestacy, (C) to any corporation, partnership, limited liability company or other entity all of the beneficial ownership interests of which are held by such Contributor or the immediate family of such Contributor, (D) if such Contributor is a corporation, partnership or other business entity (1) to another corporation, partnership or other business entity that is a controlled or managed affiliate of such Contributor or (2) as part of a disposition, transfer or distribution by such Contributor to its equity holders, partners, members or affiliates or any of its affiliates’ directors, officers and employees or (E) if such Contributor is a trust, to a trustee or beneficiary of the trust; provided, however, that, in each such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding the Lock-Up Shares subject to the provisions of this Section 1.4, and there shall be no further transfer of such Lock-Up Shares except in accordance with this Section 1.4. For purposes of the foregoing, “immediate family” means any relationship by blood, marriage, domestic partnership or adoption, no more remote than a first cousin.

(b) Without limiting the restrictions or obligations in this Section 1.4, any Disposition by any Contributor shall remain at all times subject to applicable securities laws, including without limitation the resale restrictions imposed by Rule 144 promulgated under the Securities Act.

(c) Parent may place an appropriate restrictive legend on the stock certificates representing the Lock-Up Shares issued to the Contributor to indicate that such shares are subject to the terms of this Section 1.4. Parent agrees that it will (or will instruct the transfer agent for Parent to) promptly remove such restrictive legend upon the earlier to occur of (1) the Lock-Up End Date or (2) the termination of this Section 1.4 pursuant to its terms or as otherwise expressly contemplated by this Agreement. Parent may, and each Contributor shall, with respect to any Lock-Up Shares, cause the transfer agent for Parent to note stop transfer instructions with respect to the Lock-Up Shares on the transfer books and records of Parent.

(d) This Section 1.4 shall terminate immediately and be of no further force or effect upon the earliest to occur of:

(i) immediately prior to the consummation of (1) any acquisition or purchase from Parent by any Person or Group of a 50% or more interest in the total outstanding voting securities of Parent, (2) any merger, consolidation, business combination, share exchange or similar transaction involving Parent pursuant to which the stockholders of Parent immediately preceding such transaction will hold securities representing less than 50% of the total outstanding voting power of the surviving or resulting entity of such transaction (or parent entity of such surviving or resulting entity), (3) any sale, lease, exchange, transfer, exclusive license or disposition of assets (including capital stock or other ownership interests in subsidiaries) representing 50% or more of the aggregate fair market value of the consolidated assets of Parent and its subsidiaries taken as a whole, or (4) any spin-off, spin-out, split-up, carve-out or similar event pursuant to which assets representing 50% or more of either the aggregate fair market value of the assets of the Company as of the Closing Date or the business of the Company as of the Closing Date will be transferred in one or more transactions; provided, that, notwithstanding the foregoing, each Contributor shall be entitled to vote on such transaction, enter into related support agreements, and otherwise support such transaction if he, she or it so chooses;

(ii) immediately prior to the consummation of any tender offer or exchange offer that if consummated would result in any Person or Group beneficially owning securities representing 50% or more of the total outstanding voting power of Parent; provided, that, notwithstanding the foregoing, each Contributor will be entitled to submit Lock-Up Shares for such tender offer or exchange offer if he or she so chooses; provided, further, that if such tender offer or exchange offer is not subsequently closed, the Lock-Up Shares are not accepted for purchase, or the Contributor otherwise withdraws such shares from such tender offer or exchange offer, then any Lock-Up Shares submitted for such tender offer or exchange offer shall again become subject to the terms and conditions of this Section 1.4; or

(iii) (1) the filing of a petition by or against Parent under any chapter of the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time, or under any similar law relating to bankruptcy, insolvency or other relief for debtors, (2) appointment of a receiver, trustee, custodian or liquidator of or for all or any part of the assets or property of Parent, or (3) the making of a general assignment for the benefit of creditors by Parent.

Section 1.5 No Liability. No Party shall be liable to any Person with respect to any shares of Parent Common Stock (or dividends or distributions with respect thereto) or for any cash amounts delivered to any public official pursuant to any applicable abandoned property law, escheat law or similar Applicable Law.

Section 1.6 Tax Consequences. The Parties intend that (a) the Share Contribution qualifies as a reorganization under Section 368(a)(1) of the Code, (b) this Agreement constitutes a plan of reorganization, (c) Parent, the Company and each of the Contributors will be a party to such reorganization within the meaning of Section 368(b) of the Code and (d) the transaction qualifies as a contribution eligible to the favorable tax regime (régime de faveur) set out in Article 150-0-B of the French Tax Code (the “Intended Tax Treatment”), and no Party shall take any action inconsistent with the Intended Tax Treatment. Notwithstanding the foregoing, Parent makes no representations or warranties to the Company or to any Contributor regarding the Tax treatment of the Share Contribution, or any of the Tax consequences to the Company or any Contributor of this Agreement, the Share Contribution or the other Transactions or the other agreements contemplated by this Agreement. The Company and the Contributors acknowledge that the Company and the Contributors are relying solely on their own Tax advisors in connection with this Agreement, the Share Contribution and the other Transactions and the other agreements contemplated by this Agreement.

Section 1.7 Certain Taxes. All transfer, documentary, sales, use, stamp, registration and other Taxes and fees (including any penalties and interest) incurred in connection with this Agreement shall be paid by the applicable Contributor when due, and such Contributor shall, at its own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees.

Section 1.8 Withholding. Each of Parent and the Company shall be entitled to deduct and withhold from any issuances of Parent Common Stock pursuant to this Agreement to any Contributor such amounts in shares of Parent Common Stock as Parent or the Company is required to deduct and withhold with respect to any such issuances under the Code or any provision of state, local, provincial or foreign Tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid or issued, as applicable, to such Persons in respect to which such deduction and withholding was made.

Section 1.9 French Legal and Tax Characterization. The Parties hereby acknowledge and agree that the Share Contribution shall be characterized as a contribution of stock (apport de titres de capital), as such transaction is defined under French Applicable Law, for all French legal and Tax purposes.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the correspondingly numbered Section of the Company Disclosure Schedule, the Company represents and warrants to Parent that the statements contained in this ARTICLE 2 are true and correct as of the date hereof and the Closing Date.

Section 2.1 Organization, Authority and Subsidiaries of the Company.

(a) The Company is a French société par actions simplifiée duly organized and validly existing under the laws of its jurisdiction of organization and has full corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it has been and is currently conducted. The Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary, except in each case as would not reasonably expected to result in a Company Material Adverse Effect. All corporate actions taken by the Company in connection with this Agreement and the Transactions will be duly authorized on or prior to the Closing.

(b) Section 2.1(b) of the Company Disclosure Schedule correctly lists, as to each Subsidiary of the Company on the date of this Agreement, (i) its name, (ii) the jurisdiction of its formation, (iii) the percentage of its issued and outstanding equity interests owned by the Company or by another Subsidiary of the Company, and (iv) the percentage of its issued and outstanding equity interests owned by any other Person. The Company has and, since its inception has had, no other Subsidiaries or any equity interest, whether direct or indirect, in, or any loans to, any other corporation, partnership, limited liability company, joint venture or other business entity. The Company is the owner of all of the issued and outstanding shares of capital stock of each of its Subsidiaries, free and clear of any Encumbrances (other than Permitted Encumbrances), and all such shares have been duly authorized, validly issued, fully paid and nonassessable and are not subject to any preemptive right or right of first refusal. The Company does not own, directly or indirectly, any stock, partnership interest, joint venture or other equity investment or interest in any other corporation, organization or entity other than the Subsidiaries and other investments set forth on Section 2.1(b) of the Company Disclosure Schedule. There are no outstanding subscriptions, options, warrants, “put” or “call” rights, exercisable, exchangeable or convertible securities or other Contracts of any similar character relating to the issued or unissued capital stock or other securities of any Subsidiary, or otherwise obligating the Company or any Subsidiary to issue, transfer, sell, purchase, redeem or otherwise acquire or sell any such capital stock or securities.

Section 2.2 Capitalization; Indebtedness

(a) The capital stock of the Company as of the date of this Agreement consists of (i) 230,000 shares of Company Common Stock, par value EUR 0.01 per share (the “Company Common Stock”), (ii) 615,178 shares of Series A Preferred Stock, par value EUR 0.01 per share and (iii) 280,000 shares of Series O Preferred Stock, par value EUR 0.01 per share (together with the Series A Preferred Stock, the “Company Preferred Stock”). The Company does not hold any shares of its capital stock in its treasury. All of the outstanding shares of Company Common Stock and Company Preferred Stock have been duly authorized and validly issued, and are fully paid and nonassessable. Except as set forth in the Company Shareholder Agreements, none of the outstanding shares of Company Common Stock or Company Preferred Stock are entitled or subject to any preemptive right, right of participation, right of maintenance or any similar right and none of the outstanding shares of Company Common Stock or Company Preferred Stock are subject to any right of first refusal in favor of the Company. There is no Contract of the Company relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any shares of Company Common Stock or Company Preferred Stock. The Company is not under any obligation, nor is it bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of Company Common Stock or other securities, except as set forth in the Company Shareholder Agreements. Section 2.2(a) of the Company Disclosure Schedule accurately and completely lists all repurchase rights held by the Company with respect to shares of Company Common Stock (including shares issued pursuant to the exercise of stock options) and Company Preferred Stock, and specifies each holder of Company Common Stock or Company Preferred Stock, the date of purchase of such Company Common Stock or Company Preferred Stock, the number of shares of Company Common Stock or Company Preferred Stock subject to such repurchase rights, the purchase price paid by such holder, the vesting schedule under which such repurchase rights lapse, and whether the holder of such Company Common Stock or Company Preferred Stock filed an election under Section 83(b) of the Code with respect to such Company Common Stock or Company Preferred Stock within thirty (30) days of purchase. Each share of Company Preferred Stock is convertible into 1 share of Company Common Stock.

(b) Except for the Company Option Plans, the Company does not have any stock option plan or any other plan, program, agreement or arrangement providing for any equity-based compensation for any Person. The Company has reserved 650,000 shares of Company Common Stock for issuance under the Company Option Plan. Of such reserved shares of Company Common Stock, options to purchase 486,725 shares have been granted and are currently outstanding, and 163,275 shares of Company Common Stock remain available for future issuance pursuant to such plan. Section 2.2(b) of the Company Disclosure Schedule sets forth the following information with respect to each Company Option outstanding as of the date of this Agreement: (i) the name of the Company Optionholder; (ii) the number of shares of Company Common Stock subject to such Company Option at the time of grant; (iii) the number of shares of Company Common Stock subject to such Company Option as of the date of this Agreement; (iv) the exercise price of such Company Option; (v) the date on which such Company Option was granted; (vi) the applicable vesting schedule, including the number of vested and unvested shares; (vii) the date on which such Company Option expires; and (viii) whether such Company Option is an “incentive stock option” (as defined in the Code) or a non-qualified stock option. The Company has made available to Parent an accurate and complete copy of the Company Option Plan and forms of all stock option agreements approved for use thereunder. No vesting of Company Options will accelerate in connection with the closing of the Transactions.

(c) Except for the outstanding Company Options, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of the Company or any of its Subsidiaries; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Company or any of its Subsidiaries; (iii) stockholder rights plan (or similar plan commonly referred to as a “poison pill”) or Contract under which the Company or any of its Subsidiaries is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of the Company or any of its Subsidiaries. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or other similar rights with respect to the Company or its Subsidiaries. Section 2.2(c) of the Company Disclosure Schedule accurately and completely lists all convertible securities of the Company and the holders of such convertible securities. The Company has delivered to Parent accurate and complete copies of all convertible securities of the Company.

(d) All outstanding shares of Company Common Stock and Company Preferred Stock, as well as all options, warrants and other securities of the Company, have been issued and granted in material compliance with (i) all applicable securities laws and other Applicable Law and (ii) all requirements set forth in applicable Contracts.

(e) As of the Closing, (i) the number of shares of Company Common Stock set forth in the Spreadsheet as being owned by a Person, or subject to Company Options granted to such Person, will constitute the entire interest of such Person in the issued and outstanding Company Capital Stock or any other equity interests of the Company, (ii) no Person not disclosed in the Spreadsheet will have a right to acquire from the Company any shares of Company Capital Stock, Company Options or any other equity interests of the Company and (iii) the shares of Company Capital Stock and/or Company Options disclosed in the Spreadsheet will be free and clear of any Encumbrances.

(f) Section 2.2(f) of the Company Disclosure Schedule sets forth all the indebtedness for borrowed money of the Company and its Subsidiaries (including loans, advances or other indebtedness for borrowed money owed to the Company or any of its Subsidiaries by a director, officer, employee or shareholder of the Company or any Subsidiary).

Section 2.3 No Conflicts; Consents. The execution, delivery and performance by each of the Contributors of this Agreement, and the consummation of the Transactions by the Contributors, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the Company Organizational Documents or the certificate of incorporation, bylaws or similar organizational documents of any of the Company’s Subsidiaries; (b) conflict with or result in a violation or breach of any provision of any Applicable Law or Governmental Order applicable to the Company or any of its Subsidiaries; (c) require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of or create in any party the right to accelerate, terminate, modify or cancel any Contract to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of their respective properties and assets are subject (including any Company Material Contract) or any Permit affecting the properties, assets or business of the Company or any of its Subsidiaries; or (d) result in the creation or imposition of any Encumbrance other than Permitted Encumbrances on any properties or assets of the Company, except, in the case of clauses (b), (c) and (d), for any such items that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to the Company in connection with the execution and delivery of this Agreement and the consummation of the Transactions.

Section 2.4 Financial Statements.

(a) The Company has delivered to Parent the Company’s audited consolidated balance sheets as of the end of 2014 and unaudited 2015 fiscal years (such balance sheet as of the end of fiscal year 2015, the “Company Balance Sheet”) and the related audited consolidated statements of income and cash flows for 2014 fiscal year and unaudited statements of income and cash flows for 2015 fiscal year (collectively, the “Company Financial Statements”).

(b) The Financial Statements (i) have been prepared from the books and records of the Company, (ii) complied as to form in all respects with applicable accounting requirements with respect thereto as of their respective dates, (iii) have been prepared in accordance with French GAAP (except, in the case of unaudited statements, for the absence of footnotes) applied on a consistent basis throughout the periods indicated (except as may be indicated therein or in the notes thereto) and consistent with each other, and (iv) are true and correct (réguliers et sincères) and fairly present (donne une image fidèle) the assets, financial condition and results of operations of the Company and its Subsidiaries, in accordance with the provisions of Article L. 233-21 of the French Commercial Code, as of the dates therein indicated and for the periods therein specified, in each case on a consolidated basis (subject, in the case of unaudited interim period financial statements, to normal recurring year-end adjustments and to any other adjustments described therein including the notes thereto, the effect of which in the aggregate will not be materially adverse).

(c) The books of account and other financial records of the Company and its Subsidiaries have been kept accurately in the Ordinary Course of Business consistent with Applicable Law, and the transactions entered therein represent bona fide transactions, all of which have been properly recorded therein.

(d) The Company has not received any written complaint, allegation, assertion or claim regarding any deficiency in the accounting or auditing practices, procedures, methodologies or methods of the Company or its internal accounting controls, including any complaint, allegation, assertion or claim that the Company has engaged in questionable accounting or auditing practices. Neither the Company nor its independent auditors have identified (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by the Company and its Subsidiaries; (ii) any fraud, whether or not material, that involves the Company’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by the Company and its Subsidiaries or (iii) any claim or allegation regarding the foregoing.

Section 2.5 Undisclosed Liabilities. The Company has no liabilities, obligations or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise (“Liabilities”) that would be required by French GAAP to be set forth on a balance sheet, except (a) those that are adequately reflected or reserved against in the balance sheet of the Company as of December 31, 2015 (the “Balance Sheet Date”), and (b) those that have been incurred in the Ordinary Course of Business since the Balance Sheet Date and that are not, individually or in the aggregate, material in amount.

Section 2.6 Absence of Changes. Since the Balance Sheet Date, (a) the business of the Company and its Subsidiaries has been carried on and conducted in the Ordinary Course of Business, and (b) there has not been any Company Material Adverse Effect. Without limiting the generality of the foregoing, since the Balance Sheet Date, neither the Company nor its Subsidiaries has taken any action that, had it been taken after the date of this Agreement, would be prohibited by the terms of Section 5.1.

Section 2.7 Title to Assets. Except as would not be material to the Company or its Subsidiaries, taken as a whole, each of the Company and its Subsidiaries owns, and has good and valid title to, or in the case of leased properties and assets, valid leasehold interests in, all tangible properties or assets and equipment used or held for use in its business or operations or purported to be owned by it, including (a) all assets reflected on the Company Balance Sheet and (b) all other assets reflected in the books and records of the Company or any of its Subsidiaries as being owned by the Company or any such Subsidiary, all of which assets are owned by the Company or any of its Subsidiaries, free and clear of any Encumbrances, except for any Permitted Encumbrances.

Section 2.8 Real Property; Leasehold. Neither the Company nor any of its Subsidiaries owns any real property or any interest in real property, except for the leaseholds created under the real property leases identified in Section 2.8 of the Company Disclosure Schedule, each of which is in full force and effect and with no existing default thereunder. Section 2.8 of the Company Disclosure Schedule sets forth a list of all leases, lease guaranties, subleases, agreements of the Company and each of its Subsidiaries for the leasing, use or occupancy of, or otherwise granting a right in or relating to such leased real property and all amendments, terminations and modifications thereof.

Section 2.9 Intellectual Property.

(a) The Company, directly or through its Subsidiaries, owns, or has the right to use all Intellectual Property listed on Section 2.9(a) of the Company Disclosure Schedule (the “Company Intellectual Property”).

(b) Section 2.9(b) of the Company Disclosure Schedule sets forth all Company IP Registrations and is true and complete in all material respects. All required filings and fees related to the Company IP Registrations have been timely filed with and paid to the relevant Government Authorities and authorized registrars, and all Company IP Registrations are otherwise in good standing. The Company has provided Parent with true and complete copies of non-privileged file histories, certificates, office actions, and correspondence with applicable patent and trademark offices related to the registration of all Company IP Registrations.

(c) Section 2.9(c) of the Company Disclosure Schedule identifies (i) all Intellectual Property licensed to the Company or any of its Subsidiaries (other than any non-customized software that is so licensed in executable or object code form pursuant to a non-exclusive, internal use software license and other Intellectual Property associated with such software), (ii) the corresponding contracts pursuant to which such Intellectual Property is licensed and (iii) whether such license or licenses are exclusive or non-exclusive, and is true and complete in all material respects.

(d) Section 2.9(d) of the Company Disclosure Schedule identifies all Company IP Agreements, and is true and complete in all material respects. The Company has provided Parent with true and complete copies of all such Company IP Agreements, including all modifications, amendments and supplements thereto and written executed waivers thereunder. To the Company’s Knowledge, each Company IP Agreement is valid and binding on the Company or its Subsidiary or Subsidiaries, as the case may be, in accordance with its terms and is in full force and effect. Neither the Company, any of its Subsidiaries nor any other party thereto (i) is, to the Company’s Knowledge, in breach of or default under (or is alleged to be in breach of or default under) any Company IP Agreement, or (ii) has provided or received any notice of breach or default of or any intention to terminate any Company IP Agreement.

(e) The Company, directly or through any of its Subsidiaries, is the sole and exclusive legal and beneficial owner of, and with respect to the Company IP Registrations, is the record owner of, the Company Intellectual Property owned solely by the Company, and to the Company’s Knowledge has the valid right to use all other Intellectual Property used in or necessary for the conduct of the Company’s current business or operations, in each case, free and clear of Encumbrances other than Permitted Encumbrances. Neither the Company nor any of its Subsidiaries is bound by, and no Company Intellectual Property is subject to, any Contract containing any covenant or other provision that in any way limits or restricts the ability of the Company or any of its Subsidiaries to use, exploit, assert or enforce any Company Intellectual Property anywhere in the world, except as would not be material to the Company and to its Subsidiaries, taken as a whole. Without limiting the generality of the foregoing, the Company and its Subsidiaries, as applicable, have entered into binding, written agreements with every current and former employee of the Company or its Subsidiaries, and with every current and former consultant, advisor or independent contractor, in each case to the extent such employee, consultant, advisor or independent contractor was involved in generation of Company Intellectual Property, whereby such employees, consultants, advisors and independent contractors assign to the Company or its Subsidiary or Subsidiaries any ownership interest and right they may have in the Company Intellectual Property. The Company has provided Parent with true and complete copies of all such agreements.

(f) To the Knowledge of the Company, no current or former employee, consultant, advisor or independent contractor of the Company or any of its Subsidiaries: (i) is in violation of any term or covenant of any Contract relating to employment, invention disclosure, invention assignment, non-disclosure or non-competition or any other Contract with any other party by virtue of such employee’s, consultant’s, advisor’s or independent contractor’s being employed by, or performing services for, the Company or any of its Subsidiaries, or using trade secrets or proprietary information of others without permission, or (ii) has developed any technology, software or other copyrightable, patentable or otherwise proprietary work for the Company or any of its Subsidiaries that is subject to any agreement under which such employee, consultant, advisor or independent contractor has assigned or otherwise granted to any third party any rights in or to such technology, software or other copyrightable, patentable or otherwise proprietary work. Neither the execution nor delivery of this Agreement will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any Contract of the type described in clause (i) of the immediately foregoing sentence.

(g) To the Knowledge of the Company, the consummation of the Transactions will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other Person in respect of, the Company’s or its Subsidiaries’ right to own, use or hold for use any Intellectual Property as owned, used or held for use in the conduct of the Company’s and its Subsidiaries’ business or operations as currently conducted.

(h) The Company and its Subsidiaries have taken reasonable steps to maintain the Company Intellectual Property and to protect and preserve the confidentiality of all trade secrets included in the Company Intellectual Property.

(i) To the Company’s Knowledge, (i) the conduct of the Company’s business as currently and formerly conducted, and the products, processes and services of the Company or any of its Subsidiaries, have not infringed, misappropriated, diluted or otherwise violated, and do not infringe, dilute, misappropriate or otherwise violate the Intellectual Property or other rights of any Person, and (ii) no Person has infringed, misappropriated, diluted or otherwise violated, or is currently infringing, misappropriating, diluting or otherwise violating, any Company Intellectual Property.

(j) There are no Legal Proceedings (including any oppositions, interferences or re-examinations) settled, pending or, to the Knowledge of the Company, threatened (including in the form of offers to obtain a license): (i) alleging any infringement, misappropriation, dilution or violation of the Intellectual Property of any Person by the Company or any of its Subsidiaries; (ii) challenging the validity, enforceability, registrability or ownership of any Company Intellectual Property or the Company’s or any of its Subsidiaries’ rights with respect to any Company Intellectual Property; or (iii) by the Company, any of its Subsidiaries or any other Person alleging any infringement, misappropriation, dilution or violation by any Person of the Company Intellectual Property. Neither the Company nor any of its Subsidiaries is subject to any outstanding or prospective Governmental Order (including any motion or petition therefor) that does or would restrict or impair the use of any Company Intellectual Property.

(k) To the Knowledge of the Company, no funding, facilities or personnel of any Governmental Authority were used, directly or indirectly, to develop or create, in whole or in part, any Intellectual Property in which the Company or any of its Subsidiaries has an ownership interest.

(l) The Company Intellectual Property constitutes all Intellectual Property necessary for the Company and its Subsidiaries to conduct its business as currently conducted.

(m) Except as set forth in the Company IP Agreements listed on Section 2.9(d) of the Company Disclosure Schedule or as would not be material to the Company or its Subsidiaries, taken as a whole, (i) neither the Company nor any of its Subsidiaries is bound by any Contract to indemnify, defend, hold harmless, or reimburse any other Person with respect to any Intellectual Property infringement, misappropriation, or similar claim, and (ii) neither the Company nor any of its Subsidiaries has ever assumed, or agreed to discharge or otherwise take responsibility for, any existing or potential liability of another Person for infringement, misappropriation, or violation of any Intellectual Property right, which assumption, agreement or responsibility remains in force as of the date of this Agreement.

Section 2.10 Agreements, Contracts and Commitments.

(a) Section 2.10(a) of the Company Disclosure Schedule accurately lists all of the following Contracts of the Company or any of its Subsidiaries (all of the Contracts of the type described in this Section 2.10(a), together with all Contracts concerning real property leases set forth in Section 2.8 of the Company Disclosure Schedule and all Company IP Agreements set forth in Section 2.9(d) of the Company Disclosure Schedule, being referred to herein as “Company Material Contracts”):

(i) each Contract relating to any Benefit Plan;

(ii) each Contract relating to the employment of, or the performance of employment-related services by, any Key Employee;

(iii) each Contract relating to any agreement of indemnification or guaranty not entered into in the Ordinary Course of Business other than indemnification agreements between the Company or any of its Subsidiaries and any of their respective officers or directors;

(iv) each Contract relating to any agreement, contract or commitment containing any covenant materially limiting the freedom of the Company or any of its Subsidiaries to engage in any line of business or compete with any Person;

(v) each Contract with any Governmental Authority;

(vi) each Contract relating to any agreement, contract or commitment relating to capital expenditures and involving obligations after the date of this Agreement in excess of $100,000 (or its equivalent in EUR) and not cancelable without penalty;

(vii) each Contract relating to research, development, testing, manufacturing or commercialization of any Company Product Candidate, including any collaboration agreements, clinical trial agreements, consulting agreements, distribution agreements, and supply and manufacturing agreements (but excluding purchase orders);

(viii) each Contract pursuant to which the Company or any of its Subsidiaries (A) is obligated to pay any other Person royalties or development or similar milestone payments with respect to any Company Product Candidate or (B) is obligated to provide to any other Person a percentage interest in the sales or revenues of any Company Product Candidate;

(ix) each Contract pursuant to which any Person (A) is obligated to pay the Company royalties or development or similar milestone payments with respect to any Company Product Candidate or other development program, or (B) is obligated to provide to the Company a percentage interest in the sales or revenues of any Company Product Candidate.

(x) each Contract relating to any agreement, contract or commitment currently in force relating to the disposition or acquisition of material assets or any ownership interest in any Person;

(xi) each Contract relating to any mortgages, indentures, loans, notes or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit in excess of $100,000 (or its equivalent in EUR) or creating any material Encumbrances with respect to any assets of the Company or its Subsidiaries or any loans or debt obligations with officers or directors of the Company or any of its Subsidiaries;

(xii) any other agreement, Contract or commitment (i) which involves payment or receipt by the Company or its Subsidiaries under any such agreement, contract or commitment of $100,000 (or its equivalent in EUR) or more in the aggregate or obligations after the date of this Agreement in excess of $100,000 (or its equivalent in EUR) in the aggregate, or (ii) that is material to the business or operations of the Company and its Subsidiaries; or

(xiii) each Contract, the termination of which would have a Company Material Adverse Effect.

(b) The Company has delivered or made available to Parent accurate and complete (except for applicable redactions thereto) copies of all Company Material Contracts, including all amendments thereto. There are no Company Material Contracts that are not in written form. Each Company Material Contract is valid and binding on the Company or its Subsidiaries in accordance with its terms and is in full force and effect, except as may be limited by applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally. Neither the Company or any of its Subsidiaries nor, to the Knowledge of the Company, any other party to a Company Material Contract has breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any Company Material Contract in such manner as would permit any other party to seek damages that would be material to the Company and its Subsidiaries, taken as a whole. To the Knowledge of the Company, no event has occurred, and no circumstance or condition exists, that, with notice or lapse of time or both, would reasonably be expected to constitute an event of default under any Company Material Contract or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit thereunder.

Section 2.11 Compliance; Permits; Restrictions.

(a) Each of the Company and its Subsidiaries, since inception, has complied in all material respects with, is not in violation in any material respect of, and has not received any written notices of alleged or actual violation of any Applicable Laws. No investigation, claim, suit, proceeding, audit or other action by any Governmental Authority is pending or threatened against the Company or any of its Subsidiaries, nor has any Governmental Authority stated to the Company or any of its Subsidiaries that it has an intention to conduct the same. There is no agreement, judgement, injunction, order or decree binding upon the Company or any of its Subsidiaries which (i) has or could reasonably be expected to have the effect of prohibiting or materially impairing any material business practice, any acquisition of material property by the Company or any of its Subsidiaries or the conduct of business by the Company or any of its Subsidiaries in the Ordinary Course, (ii) may have an adverse effect on the Company’s or any of its Subsidiaries’ ability to comply with or perform any covenant or obligation under this Agreement or (iii) may have the effect of preventing, delaying, making illegal or otherwise interfering with the Transactions. None of the Company or any of its Subsidiaries has settled any actual or threatened litigation.

(b) The Company and its Subsidiaries hold all Governmental Authorizations that are material to the operation of its business as currently conducted (collectively, the “Company Permits”). Section 2.11(b) of the Company Disclosure Schedule lists all Company Permits. The Company and its Subsidiaries are in compliance in all material respects with the terms of the Company Permits. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending or, threatened, which seeks to revoke, limit, suspend, or materially modify any Company Permit.

(c) There are no proceedings pending or threatened with respect to an alleged violation by the Company or any of its Subsidiaries of the Federal Food, Drug, and Cosmetic Act (“FDCA”), Food and Drug Administration (the “FDA”) regulations adopted thereunder, the Controlled Substance Act or any other similar Applicable Law promulgated by the FDA or other comparable Governmental Authority in France responsible for regulation of the development, clinical testing, manufacturing, sale, marketing, distribution and importation or exportation of drug products (the FDA and each such Governmental Authority, a “Drug Regulatory Agency”).

(d) The Company and its Subsidiaries hold all required Governmental Authorizations issuable by any Drug Regulatory Agency necessary for the conduct of the business of the Company and its Subsidiaries as currently conducted, and development, clinical testing or manufacturing , as currently conducted, of any of their product candidates (the “Company Product Candidates”) (collectively, the “Company Regulatory Permits”), and no such Company Regulatory Permit has been (i) revoked, withdrawn, suspended, cancelled or terminated or (ii) modified in any adverse manner, other than immaterial adverse modifications. Each of the Company and its Subsidiaries are in compliance in all material respects with the Company Regulatory Permits and has not received any written notice or other written communication from any Drug Regulatory Agency regarding (A) any material violation of or failure to comply materially with any term or requirement of any Company Regulatory Permit or (B) any revocation, withdrawal, suspension, cancellation, termination or material modification of any Company Regulatory Permit. The Company has made available to Parent all information requested by Parent in the Company’s or its Subsidiaries’ possession or control relating to the Company Product Candidates and the development, clinical testing and manufacturing of the Company Product Candidates, including complete copies of the following (to the extent there are any): (x) adverse event reports; clinical study reports and material study data; inspection reports, notices of adverse findings, warning letters, filings and letters and other written correspondence to and from any Drug Regulatory Agency; and meeting minutes with any Drug Regulatory Agency; and (y) similar reports, material study data, notices, letters, filings, correspondence and meeting minutes with any other Governmental Authority.

(e) All animal studies or other preclinical tests performed by or on behalf of the Company or its Subsidiaries either (i) have been conducted in all material respects in accordance with applicable Good Laboratory Practice regulations as described in 21 CFR Part 58 (“Good Laboratory Practices”) or comparable foreign Applicable Law or (ii) if not required to be conducted in accordance with Good Laboratory Practices, have employed in all material respects the procedures and controls generally used by qualified experts in animal or preclinical study of products comparable to those being developed by the Company. No failure to comply with Good Laboratory Practices and any comparable state and foreign Applicable Laws has adversely affected the integrity, in the aggregate, of data collected in the pre-clinical trials, pre-clinical research, and manufacturing activities conducted by or on behalf of the Company or its Subsidiaries, or the overall conclusions of any such trial or research.

(f) All manufacturing operations conducted by, or for the benefit of, the Company or its Subsidiaries with respect to Company Product Candidates to be used, or being used, in human clinical trials have been and are being conducted in all material respects in accordance with the FDA’s cGMP regulations or comparable foreign Applicable Law. In addition, the Company is in compliance in all material respects with all applicable registration and listing requirements set forth in 21 U.S.C. Section 360 and 21 CFR Part 207 and all comparable foreign Applicable Law.

(g) Neither the Company nor any of its Subsidiaries is the subject of any pending, or threatened investigation in respect of its business or the Company Product Candidates by the FDA pursuant to its “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities Final Policy” set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto. Neither the Company nor any of its Subsidiaries has committed any acts, made any statement, or failed to make any statement, in each case in respect of its business or the Company Product Candidates that would violate the FDA’s “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities Final Policy,” and any amendments thereto. None of the Company or any of its Subsidiaries or any of their respective officers, employees or agents has been convicted of any crime or engaged in any conduct that could result in a debarment or exclusion (i) under 21 U.S.C. Section 335a or (ii) any similar Applicable Law. No debarment or exclusionary claims, actions, proceedings or investigations in respect of their business or the Company Product Candidates are pending or threatened against the Company, its Subsidiaries or any of their respective officers, employees or agents.

Section 2.12 Privacy and Data Protection. All data, images and works of authorship that have been collected, stored, maintained or otherwise used by the Company and each of its Subsidiaries have been collected, stored, maintained and used in accordance in all material respects with Applicable Law, guidelines, contracts and industry standards. Neither the Company nor any of its Subsidiaries has received a notice of any currently uncured noncompliance with Applicable Law, rules, regulations, guidelines or industry standards regarding data protection or privacy matters.

Section 2.13 Taxes.

(a) All income and other Tax Returns of the Company and its Subsidiaries have been timely filed with the appropriate Tax Authority or other Governmental Authority, and all such Tax Returns were complete and correct in all material respects and have been prepared in compliance with Applicable Law. All material Taxes owed by the Company and its Subsidiaries (whether or not shown on any Tax Return) have been timely paid. There is no material claim for Taxes, other than Taxes not yet due and payable, that has resulted in an Encumbrance against any of the assets of the Company or its Subsidiaries.

(b) The Company Balance Sheet reflects all material Liabilities for unpaid Taxes of the Company and its Subsidiaries for periods (or portions of periods) through the Company Balance Sheet Date. The Company and its Subsidiaries do not have any material Liability for unpaid Taxes accruing after the Company Balance Sheet Date except for Taxes arising in the Ordinary Course of Business consistent with past practice and Applicable Law following the Company Balance Sheet Date. The Company and its Subsidiaries have no material Liability for Taxes (whether outstanding, accrued for, contingent or otherwise) that are not shown on the Company Balance Sheet.

(c) There is (i) no tax notice received from a Tax Authority stating that a Tax audit will take place, (ii) no past or pending audit of, or Tax controversy associated with, any Tax Return of the Company or its Subsidiaries that has been or is being conducted by a Tax Authority and which has not already been settled, (iii) no other procedure, proceeding or contest of any refund or deficiency in respect of Taxes pending or on appeal with any Tax Authority or Governmental Authority, (iv) no extension of any statute of limitations on the assessment of any Taxes granted by the Company or its Subsidiaries currently in effect (other than with respect to automatic grants of extensions) and (v) no agreement to any extension of time for filing any Tax Return that has not been filed.

(d) Neither the Company nor any of its Subsidiaries is subject to Tax in any jurisdiction other than their respective countries of incorporation, organization or formation by virtue of having employees, a permanent establishment or any other place of business in such jurisdiction. No claim has ever been made by any Governmental Authority in a jurisdiction where the Company or its Subsidiaries do not file Tax Returns that the Company or its Subsidiaries, as applicable, is or may be subject to taxation by that jurisdiction. The Company and its Subsidiaries have not been and will not be required to include any adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code, to the French or Irish Tax Applicable Law or any comparable provision under federal, state, local or foreign Tax Applicable Law as a result of transactions, events or accounting methods employed prior to the Share Contribution.

(e) Neither the Company nor any of its Subsidiaries is party to or bound by any Tax sharing, Tax indemnity, or Tax allocation agreement, and the Company and its Subsidiaries do not have any Liability or potential Liability to another Person under any such agreement.

(f) Neither the Company nor any of its Subsidiaries has consummated or participated in, and is not currently participating in, any transaction that was or is a “Tax shelter” transaction as defined in Sections 6662 or 6111 of the Code or the Treasury Regulations promulgated thereunder. The Company has not participated in, and is not currently participating in, a “Listed Transaction” or a “Reportable Transaction” within the meaning of Section 6707A(c) of the Code or Treasury Regulation Section 1.6011-4(b), or any transaction requiring disclosure under a corresponding or similar provision of federal, state, local, or foreign Applicable Law.

(g) Neither the Company nor any of its Subsidiaries nor any predecessor of the Company or its respective Subsidiaries is or has ever been a member of a consolidated, combined, unitary or aggregate group of which the Company or any predecessor of the Company were not the ultimate parent corporation. The Company and its Subsidiaries do not have any Liability for the Taxes of any Person (other than the Company and its Subsidiaries) under any federal, state, local or foreign Applicable Law, as a transferee or successor, by operation of Applicable Law, by Contract or otherwise.

(h) Neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, Taxable income for any Taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for a Taxable period ending on or prior to the Closing Date, (ii) “closing agreement” described in any federal, state, local, or foreign Tax Applicable Law executed on or prior to the Closing Date, (iii) intercompany transactions or any excess loss account described in any federal, state, local, or foreign Tax Applicable Law with respect to a transaction occurring on or prior to the Closing Date, (iv) installment sale or open transaction disposition made on or prior to the Closing Date, (v) election under Section 108(i) of the Code made on or prior to the Closing Date or (vi) prepaid amount received on or prior to the Closing Date.

(i) This Agreement and the Transactions will not cause the reduction or unavailability of any net operating loss or Tax credit carryforwards of the Company or any of its Subsidiaries.

(j) None of the Tax attributes (including net operating loss carry-forwards and Tax credits) of the Company or its Subsidiaries are limited by Applicable Law.

(k) Neither the Company nor any of its Subsidiaries has received any private letter ruling from the French and/or Irish Tax Authorities (or any comparable ruling from any other Tax Authority).

(l) Neither the Company nor any of its Subsidiaries is party to any joint venture, partnership or other Contract or arrangement that could be treated as a partnership for U.S. federal, French or Irish income Tax purposes.

(m) The Company and its Subsidiaries have in their possession official foreign government receipts for any Taxes paid by them to any Tax Authorities for which receipts have been provided or are customarily provided.

(n) The Company and each of its Subsidiaries is in compliance with all material terms and conditions of any Tax exemption, Tax holiday or other Tax reduction agreement or order of a Tax Authority, and the consummation of the transactions contemplated hereby will not have any adverse effect in a material fashion on the continued validity and effectiveness of any such Tax exemption, Tax holiday or other Tax reduction agreement or order.

(o) The Company is not a real estate company under Section 726 of the French tax code.

(p) Not more than $100,000 (or its equivalent in EUR) of “subpart F income” (as such term is defined in the Code) would be includable by the Company in its Taxable income if the Closing Date were the last day of the Taxable year for each of the Company and its Subsidiaries.

(q) The Company and its Subsidiaries do not benefit from a favorable Tax treatment contingent upon commitments that would still need to be complied with after the Closing Date. In particular, the Company and its Subsidiaries have no commitment under Applicable Laws or regulations relating to Taxes or to retain ownership of shares or other securities of any subsidiary or other assets for a requisite period of time.

(r) All transactions between the Company on the one hand, and the Contributors, on the other hand, were carried out in a manner consistent with arm’s-length dealing between unrelated third parties.

(s) The Company has not constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for Tax-free treatment under Section 355 of the Code (i) in the two years prior to the date hereof or (ii) in a distribution that could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the Share Contribution.

(t) The Company and its Subsidiaries have (i) complied with all Applicable Law relating to the payment, reporting and withholding of Taxes (including withholding of Taxes pursuant to the French and Irish Tax Applicable Law), (ii) withheld (within the time and in the manner prescribed by Applicable Law) from employee wages or consulting compensation and paid over to the proper Governmental Authority or Tax Authority (or is properly holding for such timely payment) all amounts required to be so withheld and paid over under all Applicable Law, including federal and state income Taxes, Federal Insurance Contribution Act, Medicare, Federal Unemployment Tax Act, relevant state income and employment Tax withholding Applicable Laws, and (iii) timely filed all withholding Tax Returns, for all periods through and including the Closing Date.

Section 2.14 Employee Benefit Plans and Employee Matters.

(a) Section 2.14(a) of the Company Disclosure Schedule contains a true, complete and accurate list as of the date hereof, which shall be updated on Closing, of the name, position, status, date of hire, date of birth and current monthly compensation of each and all of the employees (including but not limited to permanent employees and persons employed for a definite term) of the Company and its Subsidiaries, together with the full amount and nature of any other remuneration, whether in cash or in kind, paid to each such employee.

(b) Neither the Company nor any of its Subsidiaries is engaged, and has never been engaged, in any unfair labor practice of any nature. Neither the Company nor any of its Subsidiaries has not had any strike, slowdown, work stoppage, lockout, job action or threat thereof, or question concerning representation, by or with respect to any of its employees.

(c) The employment agreements between the Company or any of its Subsidiaries and its employees are in material compliance with Applicable Laws as well as with applicable collective bargaining agreements.

(d) None of the arrangements currently in effect regarding the provision of services to the Company or any of its Subsidiaries by any of the directors or officers of the Company contravened any Applicable Law.

(e) The Company and each of its Subsidiaries complies with all material provisions of Applicable Law, collective bargaining agreements and unilateral undertakings regarding employment and employment practices (including, without limitation, minimal wages, working time and overtime regulations, discrimination in employment, employment of senior employees, trainings rights, election of employee representatives, calculation and accrual of vacations, safety and health regulations). Neither the Company nor any of its Subsidiaries is liable for any unpaid wages, vacation pay, bonuses or for any material Taxes, penalty, assessment or forfeiture for failure to comply with any employer / employee matter except as accrued for in the Company Financial Statements.

(f) Section 2.14(f) sets forth a complete and accurate list of each Benefit Plan of the Company and its Subsidiaries, currently in effect, and all other bonus, pension, profit sharing, retirement, deferred compensation, incentive compensation, equity or equity-based compensation, severance, retention, change in control, disability, vacation, death benefit, housing, hospitalization or other medical plan, but excluding regular wages and salary, which is currently in effect and sponsored, maintained, contributed to, or required to be contributed to by the Company or any of its Subsidiaries or U.S. ERISA Affiliates. With respect to each Benefit Plan of the Company or any of its Subsidiaries, the Company has made available to Parent a current written copy thereof.

(g) Each Benefit Plan of the Company or any of its Subsidiaries has been administered in all material respects in accordance with its terms and all applicable Laws, including, with respect to any U.S. Subsidiary, ERISA and the Code, and contributions required to be made under the terms of any of the Benefit Plans Company and its Subsidiaries have been timely made or, if not yet due, have been properly reflected on the most recent consolidated balance sheet of the Company.

(h) Each Benefit Plan of the U.S. Subsidiary of the Company that constitutes in any part a nonqualified deferred compensation plan within the meaning of Section 409A of the Code has been operated and maintained in all material respects in operational and documentary compliance with Section 409A of the Code and all IRS guidance promulgated thereunder, to the extent such section and such guidance have been applicable to such Benefit Plan. There is no agreement, plan, Contract or other arrangement to which the Company or any of its Subsidiaries is a party or by which any of them is otherwise bound to compensate any Person in respect of Taxes pursuant to Section 409A or 4999 of the Code.

(i) Except as has not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (i) each Benefit Plan of the U.S. Subsidiary of the Company which is intended to qualify under Section 401(a) of the Code has either received a favorable determination letter or opinion letter from the IRS as to its qualified status, and each trust established in connection with any such Benefit Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code is so exempt, and, to the Knowledge of such Contributor, no fact or event has occurred that could adversely affect the qualified status of any such Benefit Plan or the exempt status of any such trust, (ii) to the Knowledge of such Contributor, there has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code), other than a transaction that is exempt under a statutory or administrative exemption, with respect to any such Benefit Plan, and (iii) no Legal Proceeding has been brought, or to the Knowledge of such Contributor is threatened, against or with respect to any such Benefit Plan, including any audit or inquiry by the IRS or United States Department of Labor (other than for routine benefits claims).

(j) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, with respect to each Benefit Plan of the Company or its Subsidiaries established or maintained outside of the United States of America primarily for the benefit of employees of the Company or any Subsidiary thereof residing outside the United States of America (a “Company Foreign Benefit Plan”): (i) all employer and employee contributions to each Company Foreign Benefit Plan required by law or by the terms of any Company Foreign Benefit Plan have been made or, if applicable, accrued, in accordance with normal accounting practices; (ii) the fair market value of the assets of each funded Company Foreign Benefit Plan, the liability of each insurer for any Company Foreign Benefit Plan funded through insurance or the book reserve established for any Company Foreign Benefit Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations with respect to all current and former participants in such Company Foreign Benefit Plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such Company Foreign Benefit Plan, and neither the execution of this Agreement nor the consummation of the Transactions will cause such assets or insurance obligations to be less than such benefit obligations; and (iii) to the Knowledge of such Contributor, each Company Foreign Benefit Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities.

(k) No consultation or agreement of the Company’s or any of its Subsidiaries’ employees or any of their representatives is legally required in connection with the completion of the Transactions.

(l) None of the employees or corporate officers of the Company or any of its Subsidiaries will receive from the Company or such Subsidiary any benefits as a result of the completion of the Transactions.

(m) None of the Key Employees has resigned or made known his or her intention to resign.

(n) Neither the Company or any of its Subsidiaries is the subject of any particular Legal Proceedings by any administrative authorities, commission, board, bureau or agency including, without limitation, the labor authorities (Inspection du Travail) and social security authorities (URSSAF) for failure to comply with any labor regulations and there is no basis for any such Legal Proceedings.

(o) None of the Company’s or any of its Subsidiaries’ subcontractors or independent consultants, or employees of these subcontractors or independent consultants, have any right against the Company or such

Subsidiary to claim that they must be categorized as actual employees of the Company or such Subsidiary as a result of their past relations with the Company or such Subsidiary.

(p) The Company and each of its Subsidiaries has satisfied all of its material obligations relating to labor and social security laws including those relating to (i) the employment of persons under fixed-term contracts of employment, (ii) the use of interim personnel, (iii) employees’ representation and (iv) the application of collective bargaining agreements.

(q) Neither the execution of this Agreement nor the consummation of the Transactions will entitle any employee or former employee or current or former legal representative (mandataire social), corporate officer, director or executive of the Company or any of its Subsidiaries to severance pay, unemployment compensation or any other payment or benefit (including any incentive payment or bonus) from the Company or such Subsidiary.

(r) Neither the Company or any of its Subsidiaries employ nor have recourse to VRP (Voyageurs Répresentants Placiers) or commercial agents and no relationship of the Company or such Subsidiary with any Person (including any Key Employee) is liable to be re-categorized as such.

(s) There are no pending or threatened or reasonably anticipated claims or Proceedings against the Company or any of its Subsidiaries under any workers’ compensation, working time or welfare policy, employment or labor standards, human rights, labor relations, wrongful dismissal, occupational health and safety, employee privacy, pay equity or other employment-related Applicable Laws.

Section 2.15 Environmental Matters. The Company and its Subsidiaries are in compliance in all material respects with all applicable Environmental Laws, which compliance includes the possession by the Company of all permits and other Governmental Authorizations required under applicable Environmental Laws and compliance with the terms and conditions thereof. Neither the Company nor any of its Subsidiaries has received any written notice or other communication (in writing or otherwise), whether from a Governmental Authority, citizens group, employee or otherwise, that alleges that the Company or any of its Subsidiaries is not in compliance with any Environmental Law. To the Knowledge of the Company, no current or prior owner of any property leased or controlled by the Company or any of its Subsidiaries has received any written notice or other communication relating to property owned or leased at any time by the Company or any of its Subsidiaries, whether from a Governmental Authority, citizens group, employee or otherwise, that alleges that such current or prior owner or the Company or any of its Subsidiaries is not in compliance with or has violated any Environmental Law relating to such property and neither it nor any of its Subsidiaries has any material liability under any Environmental Law.

Section 2.16 Insurance. The Company has delivered to Parent accurate and complete copies of all material insurance policies and all material self-insurance programs and arrangements relating to the business, assets, liabilities and operations of the Company and its Subsidiaries. Each of such insurance policies is in full force and effect and the Company and its Subsidiaries are in compliance with the terms thereof. Other than customary end of policy notifications from insurance carriers, neither the Company nor any of its Subsidiaries has received any notice or other communication regarding any actual or possible: (i) cancellation or invalidation of any insurance policy; (ii) refusal or denial of any coverage, reservation of rights or rejection of any material claim under any insurance policy; or (iii) material adjustment in the amount of the premiums payable with respect to any insurance policy. There is no pending workers’ compensation or other claim under or based upon any insurance policy of the Company or any of its Subsidiaries. All information provided to insurance carriers (in applications and otherwise) on behalf of the Company and its Subsidiaries is accurate and complete in all material respects. The Company and its Subsidiaries have provided timely written notice to the appropriate insurance carrier(s) of each Legal Proceeding pending or threatened against the Company or any of its Subsidiaries, and no such carrier has issued a denial of coverage or a reservation of rights with respect to any such Legal Proceeding, or informed the Company or any of its Subsidiaries of its intent to do so.

Section 2.17 Legal Proceedings; Orders.

(a) There is no pending Legal Proceeding, and, to the Knowledge of the Company, no Person has threatened to commence any Legal Proceeding: (i) that involves the Company or any of its Subsidiaries, any Key Employee (in his or her capacity as such) or any of the material assets owned or used by the Company or any of its Subsidiaries; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Transactions. To the Knowledge of the Company, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that would reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

(b) There is no order, writ, injunction, judgment or decree to which the Company or its Subsidiaries, or any of the material assets owned or used by the Company or its Subsidiaries, is subject. No officer of the Company or its Subsidiaries is subject to any order, writ, injunction, judgment or decree that prohibits such officer from engaging in or continuing any conduct, activity or practice relating to the business of the Company or its Subsidiaries or to any material assets owned or used by the Company or its Subsidiaries.

Section 2.18 Anti-Corruption Law.

(a) Neither the Company or any of its Subsidiaries nor, to the Knowledge of the Company, any of their directors, employees, agents or representatives (in each case, acting in their capacities as such) has, since the inception of the Company or such Subsidiary, directly or indirectly through its representatives or any Person authorized to act on its behalf (including any distributor, agent, sales intermediary or other third party), (i) violated any Anti-Corruption Law or (ii) offered, given, promised to give or authorized the giving of money or anything of value, to any Government Official or to any other Person: (A) for the purpose of (1) corruptly or improperly influencing any act or decision of any Government Official in their official capacity, (2) inducing any Government Official to do or omit to do any act in violation of their lawful duties, (3) securing any improper advantage, (4) inducing any Government Official to use his or her respective influence with a Governmental Authority to affect any act or decision of such Governmental Authority in order to, in each case of clauses (1) through (4), assist the Company or such Subsidiary in obtaining or retaining business for or with, or directing business to, any Person or (B) in a manner that would constitute or have the purpose or effect of public or commercial bribery, acceptance of, or acquiescence in extortion, kickbacks or other unlawful or improper means of obtaining business or any improper advantage.

(b) Each of the Company and its Subsidiaries (i) has maintained complete and accurate books and records, including records of payments to any agents, consultants, representatives, third parties and Government Officials, in accordance with French GAAP, (ii) there have been no false or fictitious entries made in the books and records of the Company relating to any unlawful offer, payment, promise to pay or authorization of the payment of any money, or unlawful offer, gift, promise to give, or authorization of the giving of anything of value, including any bribe, kickback or other illegal or improper payment and (iii) neither the Company nor such Subsidiary has established or maintained a secret or unrecorded fund or account.

(c) Neither the Company, its Subsidiaries nor any of its officers or employees (acting in their capacities as such) has been convicted of violating any Anti-Corruption Law or subjected to any investigation or proceeding by a Governmental Authority for potential corruption, fraud or violation of any Anti-Corruption Law.

Section 2.19 No Financial Advisor. No broker, finder or investment banker is entitled to any brokerage fee, finder’s fee, opinion fee, success fee, transaction fee or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company or its Subsidiaries.

Section 2.20 Bank Accounts. Section 2.20 of the Company Disclosure Schedule provides accurate information with respect to each account maintained by or for the benefit of the Company or its Subsidiaries at any bank or other financial institution, (a) including the name of the bank or financial institution, (b) the account number, the balance as of December 31, 2015 and (c) the names of all individuals authorized to draw on or make withdrawals from such accounts.

Section 2.21 Interested Party Transactions. No officer or director of the Company or any of its Subsidiaries or, to the Knowledge of the Company, any stockholder holding more than five percent of the outstanding shares of the Company Capital Stock (nor any immediate family member of any of such Persons, or any trust, partnership or corporation in which any of such Persons has or has had an interest) has or has had, directly or indirectly, (i) any material interest in any Person which furnished or sold, or furnishes or sells, services, products, technology or Intellectual Property that the Company or any of its Subsidiaries furnishes or sells, or proposes to furnish or sell, (ii) any material interest in any Person that purchases from or sells or furnishes to the Company or its Subsidiaries, any goods or services, or (iii) any material interest in, or is a party to, any Contract to which the Company or any of its Subsidiaries is a party (other than in such Person’s capacity as an officer of director of the Company or any of its Subsidiaries); provided, however, that ownership of no more than five percent (5%) of the outstanding voting stock of a publicly traded corporation shall not be deemed to be an “interest in any Person” for purposes of this Section 2.21; provided, further, that the investments held in entities made by pooled investments funds of which a director or a stockholder may be affiliated shall not be deemed to be an “interest in any Person” for purposes of this Section 2.21. Other than as set forth in the Company Organizational Documents, there are no Contracts with regard to contribution or indemnification between the Company and any of its officers, directors, employees or shareholders.

Section 2.22 Disclosure. The information supplied by the Company and its Subsidiaries for inclusion in the Proxy Statement (including any Company Financial Statements) will not, as of the date of the Proxy Statement or as of the date such information is prepared or presented, (i) contain any statement that is inaccurate or misleading with respect to any material facts or (ii) omit to state any material fact necessary in order to make such information, in light of the circumstances under which such information is provided, not false or misleading.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE CONTRIBUTORS

Each Contributor represents and warrants to Parent severally but not jointly as follows:

Section 3.1 Power and Capacity. Such Contributor possesses all requisite power, capacity and authority necessary to enter into this Agreement and to perform, carry out and consummate the Transactions.

Section 3.2 Enforceability; Non-contravention; No Consent.

(a) This Agreement has been duly executed and delivered by such Contributor. This Agreement is a valid and legally binding obligation, enforceable against such Contributor in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) the effect of rules of law governing the availability of equitable remedies.

(b) The execution, delivery and performance by such Contributor of this Agreement does not, and the consummation of the Transactions will not, conflict with, or result in any violation of or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under, or require any consent, approval or waiver from any Person pursuant to, or result in the creation of any Encumbrance upon the Company Capital Stock pursuant to (i) any Contract or Governmental Order to which such Contributor is subject or (ii) any Applicable Law, except where such conflict, violation, default, termination, cancellation or acceleration, individually or in the aggregate, would not be material to such Contributor’s ability to consummate the Transactions or to perform its obligations under this Agreement.

(c) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or any other Person is required by or with respect to such Contributor in connection with the execution and delivery of this Agreement or the consummation of the Transactions that would reasonably be expected to adversely affect the ability of such Contributor to consummate the Transactions.

Section 3.3 Ownership of Company Capital Stock. As of the Closing, such Contributor is the owner of all right, title and interest in and to, and owns of record and beneficially the Company Capital Stock as set forth opposite such Contributor’s name on the Spreadsheet, free and clear of any Encumbrances. Such Contributor does not own, and does not have the right to acquire, directly or indirectly, any other Company Capital Stock. Such Contributor is not a party to any option, warrant, purchase right, or other Contract or commitment that could require such Contributor to sell, transfer, or otherwise dispose of any Company Capital Stock (other than this Agreement). Such Contributor is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any Company Capital Stock, except for the Company Shareholder Agreements. At the Closing, such Contributor shall transfer to Parent good and valid title to such transferred Company Capital Stock, free and clear of any Encumbrances or any options, warrants, rights of first refusal, purchase rights or similar rights granted in favor of any third party.

Section 3.4 Litigation. There are no actions, suits, arbitrations, mediations, proceedings or claims pending or, to the Knowledge of such Contributor, threatened against such Contributor that seek to restrain or enjoin the consummation of the Transactions.

Section 3.5 No General Solicitation. Such Contributor acknowledges that any shares of Parent Common Stock that such Contributor acquires pursuant to the terms of this Agreement were not acquired by such Contributor as a result of or subsequent to any general solicitation, or general advertisement within the meaning of Regulation D promulgated under the Securities Act, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which such Contributor was invited by any of the foregoing means of communication.

Section 3.6 Access to Information. Such Contributor acknowledges that, as of the date hereof, it has been afforded (a) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of Parent concerning the terms and conditions of the Transaction and the Parent Common Stock, and the merits and risks of investing in the Parent Common Stock, and any such questions have been answered to such Contributor’s reasonable satisfaction; (b) access to information about Parent and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; (c) the opportunity to obtain such additional information that Parent possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment and any such additional information has been provided to such Contributor’s reasonable satisfaction; and (d) the opportunity to ask questions of management of Parent and any such questions have been answered to such Contributor’s satisfaction. Such Contributor has sought such accounting, legal and Tax advice as it has considered necessary to make an informed decision with respect to its acquisition of the Parent Common Stock. Such Contributor hereto acknowledges that Parent has made no representation, express or implied, with respect to the accuracy, completeness or adequacy of any available information except or to the extent such information is covered by the representations and warranties contained herein. Contributor hereby agrees that Parent will not have or be subject to any liability or indemnification obligation to Contributor or to any other Person resulting from the issuance of shares of Parent Common Stock to Contributor, except in the case of actual and intentional fraud by Parent or the intentional and willful failure of Parent to fulfill a condition to the performance of its obligations.

Section 3.7 Accredited Investor. Such Contributor is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

Section 3.8 Acquisition for Investment. The acquisition by such Contributor of any shares of Parent Common Stock pursuant to the terms of this Agreement shall be for its own account and not with a view to or for sale in connection with the distribution thereof in a manner that would result in violation of the Securities Act. Except in accordance with Applicable Law, such Contributor does not have a present intention to sell any of the shares of Parent Common Stock that such Contributor acquires pursuant to the terms of this Agreement. Such Contributor acknowledges that it (i) has such knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of its investment in Parent Common Stock, (ii) is able to bear the economic risks associated with an investment in Parent Common Stock, and (iii) can bear a total loss of such investment therein.

Section 3.9 Restricted Securities

(a) Such Contributor understands that any shares of Parent Common Stock that such Contributor acquires pursuant to the terms of this Agreement will not be registered as of the Closing under the Securities Act, as they are being acquired in a transaction not involving a public offering by reason of one or more exemptions from the registration provisions of the Securities Act. Such Contributor understands that any shares of Parent Common Stock that such Contributor acquires pursuant to the terms of this Agreement will be “restricted securities” under applicable United States federal and state securities laws and that, pursuant to these laws, such Contributor must hold any shares of Parent Common Stock that such Contributor acquires pursuant to the terms of this Agreement indefinitely unless sold pursuant to a registration statement that has been declared effective under the Securities Act or in compliance with an exemption from such registration requirement. As a result, such Contributor acknowledges that the certificates evidencing Parent Common Stock that such Contributor acquires pursuant to the terms of this Agreement will bear the Legend.

(b) Such Contributor understands that no United States federal or state agency or any Governmental Authority has passed upon or made any recommendation or endorsement of any shares of Parent Common Stock that such Contributor acquires pursuant to the terms of this Agreement.

Section 3.10 Accuracy of the Representations and Warranties of the Company. To the actual Knowledge of such Contributor, the representations and warranties of the Company in ARTICLE 2 are true and correct.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF PARENT

Except as set forth in the correspondingly numbered Section of the Parent Disclosure Schedule, Parent represents and warrants to the Company and the Contributors as follows:

Section 4.1 Organization and Authority of Parent. Parent is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware. Parent has full corporate power and authority to enter into this Agreement, and, subject to obtaining the Required Parent Stockholder Vote, to carry out its obligations hereunder and to consummate the Transactions. The execution and delivery by Parent of this Agreement, the performance by Parent of its obligations hereunder and the consummation by Parent of the Transactions have been duly authorized by all requisite corporate action on the part of Parent, subject to Parent obtaining the Required Parent Stockholder Vote. This Agreement has been duly executed and delivered by Parent, and (assuming due authorization, execution and delivery by the Contributors and the Company) this Agreement constitutes a legal, valid and binding obligation of Parent enforceable against Parent in accordance with its terms.

Section 4.2 No Conflicts; Consents. Subject to compliance any foreign antitrust Applicable Law and obtaining the Required Parent Stockholder Vote, the execution, delivery and performance by Parent of this Agreement and the consummation of the Transactions, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the certificate of incorporation, by-laws or other organizational documents of Parent; (b) conflict with or result in a violation or breach of any provision of any Applicable Law or Governmental Order applicable to Parent; or (c) require the consent, notice or other action by any Person under any Contract to which Parent is a party. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Parent in connection with the execution and delivery of this Agreement and the consummation of the Transactions, except for such filings as may be required under any foreign antitrust Applicable Law, the Required Parent Stockholder Vote and such consents, approvals, Permits, Governmental Orders, declarations, filings or notices which, in the aggregate, would not have a Material Adverse Effect.

Section 4.3 Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of Parent Common Stock is the only vote of the holders of any class or series of Parent’s capital stock necessary to approve the Parent Common Stock Issuance and the other Transactions (the “Required Parent Stockholder Vote”).

Section 4.4 Issuance of Shares. The shares of Parent Common Stock issuable in the Parent Common Stock Issuance, when issued by Parent in accordance with this Agreement, assuming the accuracy of the representations and warranties made by the Company and the Contributors herein, will be duly issued, fully paid and non-assessable.

Section 4.5 NASDAQ Listing. Shares of Parent Common Stock are traded on the NASDAQ Global Select Market (“NASDAQ”). There is no action pending, or to Parent’s Knowledge, threatened against Parent with respect to any intention by NASDAQ or any Governmental Authority to prohibit or terminate the trading of Parent Common Stock on the NASDAQ. Parent is in compliance in all material respects with the applicable listing and maintenance requirements of the NASDAQ.

Section 4.6 SEC Documents.

(a) Since January 1, 2015, Parent has filed on a timely basis all reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) required to be filed by Parent with the SEC (the “SEC Documents”). As of their respective dates, the SEC Documents complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents and, except to the extent that information contained in any SEC Document has been revised, amended, modified or superseded (prior to the date of this Agreement) by a later filed SEC Document, none of the SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not false or misleading.

(b) The consolidated financial statements (including any related notes and schedules) contained or incorporated by reference in the SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with US GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or as permitted by Regulation S-X, or, in the case of unaudited financial statements, as permitted by Form 10-Q, Form 8-K or any successor form under the Exchange Act); and (iii) fairly present, in all material respects, the consolidated financial position of Parent as of the respective dates thereof and the consolidated results of operations and cash flows of Parent for the periods covered thereby (subject, in the case of the unaudited financial statements, to normal and recurring year-end adjustments that are not material).

(c) As of the date hereof, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the SEC Documents.

Section 4.7 No Disqualification Events. None of Parent, any director, executive officer, other officer of Parent participating in the Transactions, any beneficial owner of 20% or more of Parent’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with Parent in any capacity at the time of issuance (each, a “Parent Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Parent has exercised reasonable care to determine whether any Parent Covered Person is subject to a Disqualification Event.

Section 4.8 Absence of Certain Changes. Since September 30, 2015, (a) the business of Parent has been carried on and conducted in the Ordinary Course of Business, and (b) there has not been any Parent Material Adverse Effect. Without limiting the generality of the foregoing, since September 30, 2015, the Parent has not taken any action that, had it been taken after the date of this Agreement, would be prohibited by the terms of Section 5.1.

Section 4.9 Disclosure.

(a) Neither this Agreement, the Parent Disclosure Schedule nor any other documents contemplated hereunder to which Parent is a party, nor any of the schedules or exhibits hereto or thereto, contains any untrue statement of a material fact, or, when considered as a whole, omits a material fact necessary to make the statements contained herein, in light of the circumstances under which they were made, not false or misleading.

(b) The information supplied by Parent for inclusion in the Proxy Statement will not, as of the date of the Proxy Statement or as of the date such information is prepared or presented, (i) contain any statement that is inaccurate or misleading with respect to any material facts or (ii) omit to state any material fact necessary in order to make such information, in light of the circumstances under which such information is provided, not false or misleading.

Section 4.10 Legal Proceedings; Orders. There is no pending Legal Proceeding, and, to the Knowledge of Parent, no Person has threatened in writing to commence any Legal Proceeding: (i) that is material to Parent and its Subsidiaries and has not been disclosed in any of Parent’s publicly available filings with the SEC prior to the date hereof; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Transactions. To the Knowledge of Parent, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that would reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

ARTICLE 5

CONDUCT OF BUSINESS PRIOR TO CLOSING

Section 5.1 Operation of Company’s Business. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing (the “Pre-Closing Period”), the Company agrees, except to the extent that Parent consents in writing and except to the extent as necessary to effect the Share Contribution and other Transactions, to carry on its business in accordance with good commercial practice and to carry on in the Ordinary Course of Business, to pay or perform all material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and Key Employees and preserve its relationships with key partners, suppliers, licensors, licensees, and others with which it has business dealings. In addition, without limiting the foregoing, other than as expressly contemplated by this Agreement, without obtaining the written consent of Parent (which consent will not be unreasonably withheld, conditioned or delayed), or as required by Applicable Law, the Company shall not, and shall not cause or permit each Subsidiary to, do any of the following:

(a) declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of Company Capital Stock; or repurchase, redeem or otherwise reacquire any shares of Company Capital Stock or other securities (except for shares of Company Capital Stock from terminated employees of the Company);

(b) amend the Company Organizational Documents, effect or be a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

(c) sell, issue or grant, or authorize the issuance of, or make any commitments to do any of the foregoing, other than as contemplated by the Share Contribution and the other Transactions: (i) any Company Capital Stock or other security (except for shares of Company Common Stock issued upon (x) the valid exercise of Company Options outstanding as of the date hereof or (y) the conversion of any convertible securities outstanding as of the date hereof); (ii) any option, warrant or right to acquire any Company Capital Stock or any other security; or (iii) any instrument convertible into or exchangeable for any Company Capital Stock or other security, except, in the case of each of the foregoing clauses (ii) and (iii), in connection with a Permitted Bridge Financing;

(d) form any Subsidiary or acquire any equity interest or other interest in any other Entity or enter into a joint venture with any other Entity;

(e) (i) lend money to any Person; (ii) except for a Permitted Bridge Financing, incur or guarantee any indebtedness for borrowed money; (iii) issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities; (iv) guarantee any debt securities of others; or (v) make any capital expenditure or commitment in excess of $100,000 (or its equivalent in EUR);

(f) establish, adopt, enter into or amend any Benefit Plan, pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation (including equity-based compensation, whether payable in stock, cash or other property) or remuneration payable to, any of its directors or any of its officers, other than in the Ordinary Course of Business, as required by Applicable Law or by written agreements in effect on or prior to the date of this Agreement with such person;

(g) acquire any material asset nor sell, lease or otherwise dispose of any of its assets or properties, or grant any Encumbrance with respect to such assets or properties, in each case, other than in the Ordinary Course of Business;

(h) enter into, amend or terminate any Company Material Contract;

(i) sell, assign, transfer, license, sublicense or otherwise dispose of any Company Intellectual Property (other than non-exclusive licenses in the Ordinary Course of Business);

(j) increase rights to indemnification for any Person to which the Company is obligated to indemnify;

(k) initiate any litigation, action, suit, proceeding, claim or arbitration or settle or agree to settle any litigation, action, suit, proceeding, claim or arbitration (except in connection with this Agreement);

(l) make, change or revoke any Tax election; file any amendment to any Tax Return; file any income Tax Return or any other material Tax Return; adopt or change any accounting method in respect of Taxes; change any annual Tax accounting period; enter into any Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement; enter into any closing agreement with respect to any Tax; settle or compromise any claim, notice, audit report or assessment in respect of Taxes; apply for or enter into any ruling from any Tax authority with respect to Taxes; surrender any right to claim a Tax refund; assume any Liability for the Taxes of any other Person (whether by Contract or otherwise); enter into intercompany transactions giving rise to deferred gain or loss of any kind; consent to any extension or waiver of the statute of limitations period applicable to any Tax claim or assessment; or take any other similar action relating to the filing of any Tax

Return or the payment of any Tax if such action would have the effect of increasing the Tax liability of Parent, the Company, the Company’s Subsidiaries or the Contributors for any period ending after the Closing Date or decreasing any Tax attribute of Parent, the Company, the Company’s Subsidiaries or the Contributors existing on the Closing Date; or

(m) agree, resolve or commit to do any of the foregoing.

Section 5.2 Operation of Parent’s Business. During the Pre-Closing Period, the Parent agrees, except to the extent that the Company consents in writing and except to the extent as necessary to effect the Share Contribution and other Transactions, to carry on its business in accordance with good commercial practice and to carry on in the Ordinary Course of Business, to pay or perform all material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to preserve its relationships with key partners, suppliers, licensors, licensees, and others with which it has business dealings. In addition, without limiting the foregoing, other than as expressly contemplated by this Agreement, without obtaining the written consent of Company (which consent will not be unreasonably withheld, conditioned or delayed), or as required by Applicable Law, Parent will not, and will not cause or permit its Subsidiaries to, do any of the following:

(a) declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of Parent Common Stock; or repurchase, redeem or otherwise reacquire any shares of Parent Common Stock or other securities (except for shares of Parent Common Stock from terminated employees of Parent);

(b) amend the certificate of incorporation, bylaws or other charter or organizational documents of Parent, except (i) as related to the Share Contribution and the other Transactions and (ii) in the Ordinary Course of Business;

(c) other than in the Ordinary Course of Business, (i) lend money to any Person (other than in connection with a Permitted Bridge Financing); (ii) incur or guarantee any indebtedness for borrowed money; (iii) issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities; (iv) guarantee any debt securities of others; or (v) make any capital expenditure or commitment in excess of $250,000;

(d) establish, adopt, enter into or amend any Benefit Plan, pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation (including equity-based compensation, whether payable in stock, cash or other property) or remuneration payable to, any of its directors or any of its executive officers, other than in the Ordinary Course of Business, as required by Applicable Law or by written agreements in effect on or prior to the date of this Agreement with such person;

(e) acquire any material asset nor sell, lease or otherwise dispose of any of its assets or properties, or grant any Encumbrance with respect to such assets or properties, in each case, other than in the Ordinary Course of Business;

(f) terminate any Parent Material Contract, other than in the Ordinary Course of Business;

(g) sell, assign, transfer, license, sublicense or otherwise dispose of any Company Intellectual Property (other than non-exclusive licenses in the Ordinary Course of Business);

(h) increase rights to indemnification for any Person to which Parent is obligated to indemnify;

(i) initiate any litigation, action, suit, proceeding, claim or arbitration or settle or agree to settle any litigation, action, suit, proceeding, claim or arbitration (except in connection with this Agreement or as set forth in Section 5.2(i) of the Parent Disclosure Schedule); or

(j) agree, resolve or commit to do any of the foregoing.

ARTICLE 6

ADDITIONAL AGREEMENTS

Section 6.1 No Solicitation by Company or Contributors.

(a) During the Pre-Closing Period, neither the Company nor any Contributor will authorize or permit any of its Representatives to, directly or indirectly, as applicable, (i) solicit, initiate, seek, entertain, knowingly encourage, facilitate, support or induce the making, submission or announcement of any inquiry, expression of interest, proposal or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal, (ii) enter into, participate in, maintain or continue any communications (except solely to provide written notice as to the existence of these provisions) or negotiations regarding, or deliver or make available to any Person any non-public information with respect to, or take any other action regarding, any inquiry, expression of interest, proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal, except for the purpose of complying with Applicable Law, (iii) grant any waiver or release under any confidentiality, standstill or similar agreement (other than to Parent), (iv) agree to, accept, approve, endorse or recommend (or publicly propose or announce any intention or desire to agree to, accept, approve, endorse or recommend) any Acquisition Proposal, (v) enter into any letter of intent, term sheet, merger agreement, acquisition agreement, option agreement or any other Contract contemplating or otherwise relating to any Acquisition Proposal, (vi) submit any Acquisition Proposal to the vote of any shareholders of the Company or (vii) enter into any other transaction or series of transactions, the consummation of which would impede, interfere with, prevent or delay, or would reasonably be expected to impede, interfere with, prevent or delay, the consummation of the Share Contribution or the other Transactions. Without limiting the generality of the foregoing, if any of the Company’s or any Representatives of the Contributors, whether in his, her or its capacity as such or in any other capacity, takes any action that the Company or any Contributor is obligated pursuant to this ARTICLE 6 not to authorize or permit such Representative to take, then the Company or the Contributor, as applicable, shall be deemed for all purposes of this Agreement to have breached this ARTICLE 6.

(b) The Company and the Contributors will, and will cause their Representatives to, (A) immediately cease and cause to be terminated any and all existing activities, discussions or negotiations with any Persons conducted prior to or on the date hereof with respect to any Acquisition Proposal and (B) immediately revoke or withdraw access of any Person (other than Parent and its Representatives) to any data room (virtual or actual) containing any non-public information with respect to the Company in connection with an Acquisition Proposal and request from each Person (other than Parent and its Representatives) the prompt return or destruction of all non-public information with respect to the Company previously provided to such Person in connection with an Acquisition Proposal.

(c) The Company and each Contributor shall as soon as reasonably possible (but in any event, within 24 hours) notify Parent orally and in writing after receipt by the Company or, to the Knowledge of the Company, by any of the Company’s Representatives, or by such Contributor or, to the Knowledge of such Contributor, any of such Contributor’s Representatives, as applicable, of (i) any Acquisition Proposal, (ii) any inquiry, expression of interest, proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal, (iii) any other notice that any Person is considering making an Acquisition Proposal, or (iv) any request for non-public information relating to the Company or for access to any of the properties, books or records of the Company by any Person or Persons other than Parent and its Representatives. Such notice shall describe (A) the material terms and conditions of such Acquisition Proposal, inquiry, expression of interest, proposal, offer, notice or request and (B) the identity of the Person or Group making any such Acquisition Proposal, inquiry, expression of interest, proposal, offer, notice or request. The Company shall keep Parent fully informed of the status and details of, and any modification to, any such inquiry, expression of interest, proposal or offer and any correspondence or communications related thereto and shall provide to Parent a true, correct and complete copy of such inquiry, expression of interest, proposal or offer and any amendments, correspondence and communications related thereto, if it is in writing, or a reasonable written summary thereof, if it is not in writing.

Section 6.2 No Solicitation by Parent.

(a) During the Pre-Closing Period, Parent will not and will not authorize or permit any of its Representatives to, directly or indirectly, as applicable, (i) solicit, initiate, seek, entertain, knowingly encourage, facilitate, support or induce the making, submission or announcement of any inquiry, expression of interest, proposal or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal, (ii) enter into, participate in, maintain or continue any communications (except solely to provide written notice as to the existence of these provisions) or negotiations regarding, or deliver or make available to any Person any non-public information with respect to, or take any other action regarding, any inquiry, expression of interest, proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal, except for the purpose of complying with Applicable Law, (iii) grant any waiver or release under any confidentiality, standstill or similar agreement (other than to Company), (iv) agree to, accept, approve, endorse or recommend (or publicly propose or announce any intention or desire to agree to, accept, approve, endorse or recommend) any Acquisition Proposal, (v) enter into any letter of intent, term sheet, merger agreement, acquisition agreement, option agreement or any other Contract contemplating or otherwise relating to any Acquisition Proposal, (vi) submit any Acquisition Proposal to the vote of any stockholders of Parent or (vii) enter into any other transaction or series of transactions not in the Ordinary Course of Business, the consummation of which would impede, interfere with, prevent or delay, or would reasonably be expected to impede, interfere with, prevent or delay, the consummation of the Share Contribution or the other Transactions; provided, however, that, notwithstanding anything contained in this Section 6.2(a), prior to the receipt of the Required Parent Stockholder Vote, Parent may furnish non-public information regarding Parent to, and enter into discussions or negotiations with, any Person in response to a bona fide written Acquisition Proposal, which the Parent Board determines in good faith, after consultation with its independent financial advisor and its outside legal counsel, constitutes, or is reasonably likely to result in, a Superior Offer (and is not withdrawn) if: (A) such Acquisition Proposal was not, directly or indirectly, solicited, initiated or knowingly encouraged in violation of Section 6.2(a); (B) the Parent Board concludes in good faith, based on the advice of outside legal counsel, that the failure to take such action is reasonably likely to result in a breach of the fiduciary duties of the Parent Board under Applicable Law; (C) at least five (5) Business Days prior to furnishing any such non-public information to, or entering into discussions with, such Person, Parent gives the Company written notice of the identity of such Person and of Parent’s intention to furnish non-public information to, or enter into discussions with, such Person; and (D) at least five (5) Business Days prior to furnishing any such non-public information to such Person, Parent furnishes such non-public information to the Company (to the extent such nonpublic information has not been previously furnished by Parent to the Company). Without limiting the generality of the foregoing, if any of Parent’s Representatives, whether in his, her or its capacity as such or in any other capacity, takes any action that Parent is obligated pursuant to this Section 6.2(a) not to authorize or permit such Representative to take, then Parent shall be deemed for all purposes of this Agreement to have breached this Section 6.2(a). In addition, notwithstanding anything in this Agreement to the contrary, following the receipt of an Acquisition Proposal that was not solicited after the date hereof in contravention of this Section 6.2(a), the Parent Board may contact the Person or Group who has made such Acquisition Proposal solely for the purpose of seeking clarification of the terms and conditions thereof, so as to determine whether such Acquisition Proposal is, or could reasonably be expected to lead to, a Superior Offer.

(b) Parent will, and will cause its Representatives to, (A) immediately cease and cause to be terminated any and all existing activities, discussions or negotiations with any Persons conducted prior to or on the date hereof with respect to any Acquisition Proposal and (B) immediately revoke or withdraw access of any Person (other than the Company and its Representatives) to any data room (virtual or actual) containing any non-public information with respect to Parent in connection with an Acquisition Proposal and request from each Person (other than the Company and its Representatives) the prompt return or destruction of all non-public information with respect to Parent previously provided to such Person in connection with an Acquisition Proposal.

(c) Parent shall as soon as reasonably possible (but in any event, within 24 hours) notify Company orally and in writing after receipt by Parent or, to the Knowledge of Parent, by any of Parent’s Representatives,

as applicable, of (i) any Acquisition Proposal, (ii) any inquiry, expression of interest, proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal, (iii) any other notice that any Person is considering making an Acquisition Proposal, or (iv) any request for non-public information relating to Parent or for access to any of the properties, books or records of Parent by any Person or Persons other than the Company and its Representatives. Such notice shall describe (A) the material terms and conditions of such Acquisition Proposal, inquiry, expression of interest, proposal, offer, notice or request and (B) the identity of the Person or Group making any such Acquisition Proposal, inquiry, expression of interest, proposal, offer, notice or request. Parent shall keep the Company fully informed of the status and details of, and any modification to, any such inquiry, expression of interest, proposal or offer and any correspondence or communications related thereto and shall provide to the Company a true, correct and complete copy of such inquiry, expression of interest, proposal or offer and any amendments, correspondence and communications related thereto, if it is in writing, or a reasonable written summary thereof, if it is not in writing.

Section 6.3 Access and Investigation; Notification of Certain Events.

(a) Subject to the terms of any confidentiality agreement entered into between Parent and the Company, during the Pre-Closing Period, upon reasonable notice Parent and the Company shall use commercially reasonable efforts to cause such Party’s Representatives to: (a) provide the other Party and such other Party’s Representatives with reasonable access during normal business hours to such Party’s Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to such Party and its Subsidiaries; (b) provide the other Party and such other Party’s Representatives with such copies of the existing books, records, Tax Returns, work papers, product data, and other documents and information relating to such Party and its Subsidiaries, and with such additional financial, operating and other data and information regarding such Party and its Subsidiaries as the other Party may reasonably request; and (c) permit the other Party’s officers and other employees to meet, upon reasonable notice and during normal business hours, with the chief financial officer and other officers and managers of such Party responsible for such Party’s financial statements and the internal controls of such Party to discuss such matters as the other Party may deem necessary or appropriate in order to enable the other Party to satisfy its obligations under any Applicable Law. Without limiting the generality of any of the foregoing, during the Pre-Closing Period, each Party shall promptly make available to the other Party copies of:

(i) the unaudited monthly consolidated balance sheets of such Party as of the end of each calendar month and the related unaudited monthly consolidated statements of operations, statements of stockholders’ equity and statements of cash flows for such calendar month, which shall be delivered within twenty days after the end of such calendar month, or such longer periods as the Parties may agree to in writing;

(ii) all material operating and financial reports prepared by such Party for its senior management, including development plans, manufacturing plans, hiring reports and capital expenditure reports prepared for its management;

(iii) any written materials or communications sent by or on behalf of a Party to its stockholders;

(iv) any material notice, document or other communication sent by or on behalf of a Party to any party to any Company Material Contract or Parent Material Contract, as applicable, or sent to a Party by any party to any Company Material Contract or Parent Material Contract, as applicable (other than any communication that relates solely to routine commercial transactions between such Party and the other party to any such Company Material Contract or Parent Material Contract, as applicable, and that is of the type sent in the Ordinary Course of Business);

(v) any notice, report or other document filed with or otherwise furnished, submitted or sent to any Governmental Authority on behalf of a Party in connection with the Share Contribution or any of the other Transactions;

(vi) any non-privileged notice, document or other communication sent by or on behalf of, or sent to, a Party relating to any pending or threatened Legal Proceeding involving or affecting such Party;

(vii) any material notice, report or other document received by a Party from any Governmental Authority; and

(viii) any notice or other communication from any Person alleging that the consent of such Perion is or may be required in connection with the Share Contribution or the other Transactions.

Notwithstanding the foregoing, any Party may restrict the foregoing access to the extent that any Applicable Law requires such Party to restrict or prohibit access to any of such Party’s properties or information.

(b) During the Pre-Closing Period, the Company and each Contributor shall promptly notify Parent, and Parent shall promptly notify the Company and the Contributors’ Representative of (i) any inaccuracy in or breach of any of their respective representations, warranties or covenants contained in this Agreement; and (ii) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in ARTICLE 7 impossible or unlikely.

(c) The disclosure of an event, condition, fact or circumstance that is required to be disclosed pursuant to Section 6.3(b) shall not be deemed to (i) amend or supplement the Company Disclosure Schedule or the Parent Disclosure Schedule, as applicable, or the representations and warranties contained herein, (ii) prevent or cure any breach of, or operate as a waiver with respect to or otherwise affect, any representation, warranty, covenant or agreement of the Company, the Contributors or Parent contained herein or in any instrument or certificate delivered in connection herewith, or (iii) otherwise prejudice any right or remedies of the Company, the Contributors or Parent, as applicable, pursuant to this Agreement.

Section 6.4 Proxy Statement; Other Information.

(a) As promptly as practicable after the date of this Agreement, Parent shall prepare and cause to be filed with the SEC the Proxy Statement. Parent covenants and agrees that the Proxy Statement, including any pro forma financial statements included therein (and the letter to stockholders, notice of meeting and form of proxy included therewith), will not, at the time that the Proxy Statement or any amendment or supplement thereto is filed with the SEC or is first mailed to the stockholders of Parent, at the time of the Parent Stockholders’ Meeting and at the Closing, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not false or misleading. Notwithstanding the foregoing, Parent makes no covenant, representation or warranty with respect to statements made in the Proxy Statement (and the letter to stockholders, notice of meeting and form of proxy included therewith) based on information furnished in writing by the Company or the Contributors specifically for inclusion therein. Parent shall use commercially reasonable efforts to cause the Proxy Statement to comply with the applicable rules and regulations promulgated by the SEC and to respond promptly to any comments of the SEC or its staff. Parent shall use commercially reasonable efforts to cause the Proxy Statement to be mailed to Parent’s stockholders as promptly as practicable after the date the Proxy Statement is cleared by the SEC. Each of the Company and Parent shall promptly furnish to the other Party all information concerning such Party and such Party’s Subsidiaries and such Party’s stockholders that may be required or reasonably requested in connection with any action contemplated by this Section 6.4(a). If any event relating to the Company occurs, or if the Company becomes aware of any information, that should be disclosed in an amendment or supplement to the Proxy Statement, then the Company shall promptly inform Parent thereof and shall cooperate fully with Parent in filing such amendment or supplement with the SEC and, if appropriate, in mailing such amendment or supplement to Parent’s stockholders.

(b) The Contributors and the Company shall deliver to Parent the Company Audited Financial Statements for fiscal year 2015 as promptly as practicable after the date hereof but in any event before the Closing Date.

(c) The Company shall, and the Contributors shall cause the Company and its Subsidiaries to, cooperate in good faith with Parent in the preparation and delivery of the Proxy Statement and provide, and require its Representatives to provide, Parent and its Representatives with all true, correct and complete information regarding the Company (including the Company Audited Financial Statements) that is required by Applicable Law to be included in the Proxy Statement or reasonably requested by Parent to be included in the Proxy Statement.

Section 6.5 Parent Stockholders’ Meeting; Parent Board Recommendation

(a) Parent shall take all action necessary under Applicable Law to call, give notice of and hold a meeting of the holders of Parent Common Stock to vote on the Parent Common Stock Issuance (the “Parent Stockholders’ Meeting”). The Parent Stockholders’ Meeting shall be held as promptly as practicable following the mailing of the Proxy Statement. Parent shall take reasonable measures to ensure that all proxies solicited in connection with the Parents’ Stockholders’ Meeting are solicited in compliance with all Applicable Law.

(b) Parent agrees that, subject to Section 6.5(c): (i) the Parent Board shall recommend that the holders of Parent Common Stock vote to approve the Parent Common Stock Issuance and shall use commercially reasonable efforts to solicit such approval within the timeframe set forth in Section 6.5(a) above, (ii) the Proxy Statement shall include a statement that the Parent Board recommends that Parent’s stockholders vote to approve the Parent Common Stock Issuance (such recommendation of the Parent Board being referred to as the “Parent Board Recommendation”); and (iii) the Parent Board Recommendation shall not be withdrawn or modified in a manner adverse to the Company or the Contributors in any material respect, and no resolution by the Parent Board or any committee thereof to withdraw or modify the Parent Board Recommendation in a manner adverse to the Company or the Contributors in any material respect shall be adopted or proposed.

(c) Notwithstanding anything to the contrary contained in Section 6.5(b), at any time prior to the approval of the Parent Common Stock Issuance by the stockholders of Parent by the Required Parent Stockholder Vote (including, without limitation, in response to an Intervening Event or receipt by Parent of a Superior Offer), the Parent Board may withhold, amend, withdraw or modify the Parent Board Recommendation in a manner adverse to the Company or the Contributors or recommend any Acquisition Transaction (collectively a “Parent Board Adverse Recommendation Change”) if, but only if, (i) the Parent Board determines in good faith, based on such matters as it deems relevant following consultation with its outside legal counsel, that the failure to withhold, amend, withdraw or modify the Parent Board Recommendation would reasonably be likely to result in a breach of its fiduciary duties under Applicable Law, (ii) each of the Company and the Contributors receives prompt written notice from Parent confirming that the Parent Board intends to change its recommendation at least five (5) Business Days in advance of the Parent Board Recommendation being withdrawn, withheld, amended or modified in a manner adverse to the Company and the Contributors, containing (A) in the case of any action intended to be taken in circumstances involving a Superior Offer, the material terms and conditions of such Superior Offer, including the identity of the Person making such offer (and attaching the most current and complete version of any written agreement or other document relating thereto) or (B) if such reasons are related to an Intervening Event, a reasonably detailed description of such Intervening Event and (iii) the Company does not make, within five (5) Business Days after its receipt of such written notification, an offer that (A) in the case of any action intended to be taken in circumstances involving a Superior Offer, the Parent Board determines in good faith is at least as favorable to the stockholders of Parent from a financial point of view as such Superior Offer, taking into account all the terms and conditions of the Superior Offer, including any break-up fees, expense reimbursement provisions and conditions to consummation (and expected timing of consummation relative to that included in the proposal by the Company and the Contributors to amend the terms of this Agreement) (it being understood and agreed that any amendment to the financial terms or other material terms of such Superior Offer shall require a new written notification from Parent under this Section 6.5(c)) or (B) in the case of any action intended to be taken in circumstances related to an Intervening Event, the Parent Board determines in good faith that such offer obviates the need for taking such action. Parent agrees that, during any five-Business Day period referred to in this Section 6.5(c)(iii), Parent and its Representatives shall negotiate in good faith with the Company and its Representatives (if the Company requests to so negotiate) regarding any revisions proposed by the Company to the terms of the transactions contemplated by this Agreement.

(d) The Parent’s obligation to call, give notice of and hold the Parent Stockholders’ Meeting in accordance with Section 6.5(a) shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission of any Superior Offer or Acquisition Proposal, or by any withdrawal or modification of the Parent Board Recommendation or any Parent Board Adverse Recommendation Change.

(e) Nothing contained in this Agreement shall prohibit Parent or the Parent Board from (i) taking and disclosing to the stockholders of Parent a position as contemplated by Rule 14e-2(a) under the Exchange Act or complying with the provisions of Rule 14d-9 under the Exchange Act (other than Rule 14d-9(f) under the Exchange Act), (ii) making any disclosure to the stockholders of Parent if Parent determines in good faith, after consultation with its outside legal counsel, that the failure to make such disclosure would be inconsistent with its fiduciary duties to the stockholders of Parent under Applicable Law, and (iii) making a “stop, look and listen” communication to the stockholders of Parent pursuant to Rule 14d-9(f) under the Exchange Act, provided, however, that (A) in the case of each of the foregoing clauses (i) and (ii), any such disclosure or public statement shall be deemed to be a Parent Board Adverse Recommendation Change subject to the terms and conditions of this Agreement unless the Parent Board reaffirms the Parent Board Recommendation in such disclosure or public statement; (B) in the case of clause (iii), any such disclosure or public statement made pursuant to Rule 14d-9(f)(3) shall be deemed to be a Parent Board Adverse Recommendation Change subject to the terms and conditions of this Agreement unless the Parent Board reaffirms the Parent Board Recommendation in such disclosure or public statement or within ten (10) Business Days of such disclosure or public statement; and (C) Parent shall not affect a Parent Board Adverse Recommendation Change unless specifically permitted pursuant to the terms of Section 6.5(c).

Section 6.6 Regulatory Approvals

(a) Prior to the Closing, Parent shall use commercially reasonable efforts to ensure that the Parent Common Stock to be issued in connection with the Share Contribution (to the extent required) will be exempt from registration or qualification under the securities law of every jurisdiction of the United States in which any Contributor has an address of record on date hereof; provided, however, that Parent shall not be required to: (i) qualify to do business as a foreign corporation in any jurisdiction in which it is not now qualified; or (ii) file a general consent to service of process in any jurisdiction.

(b) The Company and Parent shall use commercially reasonable efforts to file or otherwise submit, as soon as practicable after the date of this Agreement, all applications, notices, reports and other documents reasonably required to be filed by such Party with or otherwise submitted by such Party to any Governmental Authority with respect to the Share Contribution and the other Transactions, and to submit promptly any additional information requested by any such Governmental Authority. Without limiting the generality of the foregoing, the Parties shall, promptly prepare and file, if any, any notification or other document required to be filed in connection with the Share Contribution and other Transactions under any foreign Applicable Law relating to antitrust or competition matters. The Company and Parent shall respond as promptly as is practicable to respond in compliance with any inquiries or requests received from any other Governmental Authority in connection with antitrust or competition matters.

Section 6.7 Director and Officer Liability.

(a) Parent agrees that all rights to indemnification existing as of the date of this Agreement and permissible under Applicable Law for acts or omissions occurring prior to the Closing in favor of any current or former director, statutory auditor or officer of the Company (each, a “Company Covered Person”) as provided in the Company Organizational Documents, individual indemnity agreements or as provided pursuant to a resolution of the directors of the Company, as applicable, in each case as set forth on Section 6.7(a) of the

Company Disclosure Schedule, shall survive the Closing and shall not be amended, repealed or otherwise modified and shall continue in full force and effect in accordance with their terms for a period of six (6) years from the Closing Date.

(b) The provisions of this Section 6.7(a) are (i) intended to be for the benefit of, and shall be enforceable by, the Company Covered Persons, their heirs, legatees, representatives, successors and assigns, it being expressly agreed that the Company Covered Persons shall be third party beneficiaries of this Section 6.7(a) and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Company Covered Person may have by contract or otherwise.

(c) In the event the Company or any of its respective successors or assigns (i) consolidates or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, Parent shall cause proper provisions to be made so that the successors and permitted assigns of the Company or any of its respective successors or assigns, as the case may be, assume the obligations set forth in Section 6.7(a).

(d) Parent agrees to either (A) continue to maintain in effect for six years after the Closing Date the Company’s directors’ and officers’ insurance policies and fiduciary liability insurance policies (collectively, the “D&O Insurance”) in place as of the date hereof or (B) purchase comparable D&O Insurance for such six-year period, in each case with respect to any claim related to any period of time at or prior to the Closing Date with terms, conditions, retentions and limits of liability that are at least as favorable as those contained in the D&O Insurance in effect as of the date hereof; provided, however, that in no event shall Parent be required to expend more than an amount per year equal to 250% of current annual premiums paid by the Company, whether expended over time or paid in a lump sum or otherwise, to maintain or procure such comparable D&O Insurance. At the Company’s option, the Company may purchase, prior to the Closing Date, a six-year prepaid “tail policy” with terms, conditions, retentions and limits of liability that are at least as favorable as those contained in the D&O Insurance in effect as of the date hereof, in which event Parent shall cease to have any obligations under the first sentence of this Section 6.7(d). In the event the Company elects to purchase such a “tail policy,” the Company (and Parent shall cause the Company to) maintain such “tail policy” in full force and effect and continue to honor their respective obligations thereunder.

(e) Parent shall procure that the Company’s directors and officers resigning on the Closing Date shall be discharged from any liability as directors and officers of the Company and its Subsidiaries by granting a waiver (quitus) (or the equivalent in jurisdictions outside France) in favor of such persons.

Section 6.8 Spreadsheet. The Company shall prepare and deliver to Parent at least two (2) Business Days prior to the Closing Date the Spreadsheet. By way of example only, Schedule D hereto sets forth illustrative calculations relating to the information described in clause (iv) and clause (v) of the Spreadsheet based on certain assumptions set forth therein.

Section 6.9 Termination of Certain Agreements and Rights. The Contributors and the Company shall terminate at or prior to the Closing the Company Shareholder Agreements and all contractual undertakings contained therein or arising therefrom.

Section 6.10 Listing. Parent shall use its commercially reasonable efforts to (a) maintain its existing listing of Parent Common Stock on the NASDAQ; (b) without derogating from the generality of the requirements of clause (a) and to the extent required by the rules and regulations of NASDAQ, to (i) prepare and submit to NASDAQ a notification form for the listing of the shares of Parent Common Stock to be issued in connection with the Share Contribution and (ii) to cause such shares to be approved for listing (subject to notice of issuance); and (c) to the extent required by Nasdaq Marketplace Rule 5110, to file an initial listing for the Parent Common Stock on NASDAQ (the “Nasdaq Listing Application”) and to cause such Nasdaq Listing Application to be conditionally approved prior to Closing. The Company will cooperate with Parent as reasonably requested by Parent with respect to the Nasdaq Listing Application and promptly furnish to Parent all information concerning the Company and its stockholders that may be required or reasonably requested in connection with any action contemplated by this Section 6.10.

Section 6.11 Convertible Securities. The Company shall take all action required to effect prior to the Closing Date (a) the conversion of the Permitted Bridge Financing into Company Common Stock (the “Convertible Debt Conversion”) and (b) the repayment in full of any other outstanding convertible indebtedness of the Company and of its Subsidiaries.

Section 6.12 Directors and Officers. The Company shall obtain and deliver to Parent at or prior to Closing the resignation of each officer, director and observer (censeur) of the Company who is not continuing as an officer or director or observer (censeur) of the Company following the Closing. Prior to the Closing, but to be effective at the Closing, the Parent Board shall (i) increase the size of the Parent Board to permit the service of nine (9) directors, (ii) elect four (4) designees selected by the Company (with such designees, in the aggregate, expected to satisfy the requisite independence requirements for the Parent Board, pursuant to NASDAQ’s listing standards), each to serve as a member of the Parent Board in staggered classes to be agreed upon by Company and Parent prior to the Closing Date, (iii) appoint each of the individuals set forth on Schedule B-1 attached hereto as officers of Parent, each to serve in such position as is set forth opposite his or her name and (iv) appoint each of the directors set forth on Schedule B-2 to the committees of the Parent Board set forth opposite his or her name (with such director, in the aggregate, expected to satisfy the sophistication and independence requirements for the required committees of the Parent Board pursuant to NASDAQ’s listing standards).

Section 6.13 Resignation of Statutory Auditors. If requested by Parent, the Company shall cause the resignation of the statutory auditors of the Company.

Section 6.14 Tax Matters.

(a) Each of Parent, Contributors’ Representative (if after the Closing), the Contributors and the Company and its Subsidiaries shall cooperate fully, as and to the extent reasonably requested by any of the others, in connection with the filing of Tax Returns and any Legal Proceeding with respect to Taxes. Such cooperation shall include the retention and (upon request therefor) the provision of records and information reasonably relevant to any such Legal Proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Parent, the Company and its Subsidiaries, the Contributors’ Representative and the Contributors agree to retain all books and records in their possession with respect to Tax matters pertinent to the Company and its Subsidiaries relating to any Taxable period beginning before the Closing Date until expiration of the statute of limitations of the respective Taxable periods, and to abide by all record retention agreements entered into with any Tax Authority. Parent, with the assistance of Company personnel and at the expense of the Company, shall prepare and file or cause to be prepared and filed all Tax Returns of the Company and its Subsidiaries due after the Closing Date, and shall make such revisions to such Tax Returns as are reasonably requested by the Contributors’ Representative.

(b) The Company shall cause each Contributor to further agree, upon request, to use their reasonable best efforts to obtain any certificate or other document from any Governmental Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including with respect to the Transactions).

(c) Each of Parent, the Company, and the Contributors shall use its reasonable best efforts within the Ordinary Course of Business: (i) to cause the transactions contemplated by this Agreement and the Transaction Agreements to qualify for the Intended Tax Treatment; and (ii) each of Parent, the Company, and the Contributors shall use their respective reasonable best efforts within the Ordinary Course of Business not to take any action that would prevent or impede the transactions contemplated by this Agreement from qualifying for the Intended Tax Treatment.

(d) After the Closing, Parent may, in its discretion, make any Tax election or cause the Company to make any Tax election that Parent determines in good faith is advisable, with respect to the Company, its Subsidiaries or the Transactions, provided that any such Tax election is consistent with the Intended Tax Treatment. To the extent consent of the Contributors is required for any such election under this Section 6.14(d), Contributors agree to provide such consent and deliver or cause to be delivered to Parent such documents, certificates, agreements and instruments as may be reasonably requested by the other Parent or any Government Authority or Tax Authority as evidence of such consent.

Section 6.15 Additional Agreements.

(a) The Parties shall use commercially reasonable efforts to cause to be taken all actions necessary to consummate the Share Contribution and make effective the other Transactions. Without limiting the generality of the foregoing, each Party to this Agreement shall: (i) make all filings and other submissions (if any) and give all notices required (if any) to be made and given by such Party in connection with the Share Contribution and the other Transactions; (ii) use commercially reasonable efforts to obtain each Consent (if any) reasonably required to be obtained (pursuant to any Applicable Law or Contract, or otherwise) by such Party in connection with the Share Contribution or any of the other Transactions or for such Contract to remain in full force and effect; (iii) use commercially reasonable efforts to lift any injunction prohibiting, or any other legal bar to, the Share Contribution or any of the other Transactions; and (iv) use commercially reasonable efforts to satisfy the conditions precedent to the consummation of the Transactions.

(b) The Company shall deliver to Parent, at or prior to Closing: (i) a lien certificate (état des privileges et nantissements) from the Paris Trade and Companies register, dated within three Business Days prior to the Closing Date, certifying that there are no registered liens, mortgages, pledges or any other claims with respect to the Company; and (ii) a certificate of good standing of the Company (an Extrait Kbis) obtained from the Paris Trade and Companies register, dated within three Business Days prior to the Closing Date, certifying that the Company is in good standing in its jurisdiction of organization.

Section 6.16 Publicity. Without limiting any of the Party’s obligations under any confidentiality agreement entered into between the Parties, each of the Company and Parent shall not, and shall not permit any of its Subsidiaries or any Representative of such Party to, issue any press release or make any disclosure regarding the Share Contribution or any of the other Transactions unless: (a) the other Party shall have approved such press release or disclosure in writing; or (b) such Party shall have determined in good faith, upon the advice of outside legal counsel, that such disclosure is required by Applicable Law and, to the extent practicable, before such press release or disclosure is issued or made, such Party advises the other party of, and consults with the other Party regarding, the text of such press release or disclosure; provided, however, (i) that each of the Company and Parent may make any public statement in response to specific questions by the press, analysts, investors or those attending industry conferences or financial analyst conference calls, so long as any such statements are truthful and consistent with previous press releases, public disclosure or public statements made by the Company or Parent in compliance with this Section 6.16 and (ii) that Parent and the Company may otherwise communicate in the Ordinary Course of Business with their respective employees, partners, customers, suppliers, and vendors as each Party deems appropriate.

Section 6.17 Section 16 Matters. Prior to the Closing, Parent shall take all such steps as may be required to cause any acquisitions of Parent Common Stock and any options to purchase Parent Common Stock in connection with the Transactions, by each individual who is reasonably expected to become subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Parent, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 6.18 Investor Rights. Prior to or at the Closing, Parent and the Contributors shall enter into an investor rights agreement containing certain registration rights of the Contributors substantially in the form attached hereto as Exhibit C (the “Investor Rights Agreement”).

Section 6.19 Further Assurances. From and after the Closing Date, at Parent’s reasonable request and expense, each of the Company, Contributors and the Contributors’ Representative shall execute and deliver such instruments of conveyance and transfer and take such other actions necessary in order to (a) perfect and record, if necessary, the assignment, conveyance, transfer, and delivery to Parent of the Company Shares, (b) convey, transfer to and vest in Parent and to put Parent in possession and operating control of all or any part of the Company, and (c) give effect to the Transactions.

Section 6.20 General Release. Prior to or at the Closing, each Contributor shall enter into a general release, to be effective as of the Closing, in the form attached hereto as Exhibit D (the “Release”).

Section 6.21 Mandatory Drawdown of Permitted Bridge Financing. Prior to the Closing, the Company shall take all such steps as may be required to draw upon any unfunded loan amounts available under the Permitted Bridge Financing.

ARTICLE 7

CONDITIONS TO CLOSING

Section 7.1 Conditions to Obligations of Each Party. The respective obligations of each Party to consummate the Share Contribution and the other Transactions shall be subject to the satisfaction or waiver in writing at or prior to the Closing of each of the following conditions:

(a) No Restraints. No Governmental Order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Transactions shall be in effect, and no action shall have been taken by any Governmental Authority seeking any of the foregoing, and no Applicable Law or Governmental Order shall have been enacted, entered, enforced or deemed applicable to the Transactions that makes the consummation of the Transactions illegal.

(b) Regulatory Matters. Any waiting period applicable to the consummation of the Transactions under any Applicable Law of any jurisdiction shall have expired or been terminated, and there shall not be in effect any voluntary agreement between the Company, the Contributors and/or Parent, on the one hand, and any Governmental Authority, on the other hand, pursuant to which such Party has agreed not to consummate the Transactions for any period of time; provided, that neither the Company nor the Contributors, on the one hand, nor Parent, on the other hand, shall enter into any such voluntary agreement without the written consent of all Parties.

(c) Stockholder Approval. The Parent Common Stock Issuance shall have been duly approved by the Required Parent Stockholder Vote.

(d) Listing. The existing shares of Parent Common Stock shall have been continually listed on the NASDAQ as of and from the date hereof through the Closing Date, and the shares of Parent Common Stock to be issued in the Parent Common Stock Issuance shall be approved for listing (subject to official notice of issuance) on the NASDAQ as of Closing.

Section 7.2 Additional Conditions to Obligations of the Contributors. The obligations of the Contributors to consummate the Share Contribution and the other Transactions shall be subject to the satisfaction or waiver in writing at or prior to the Closing of each of the following conditions (it being understood and agreed that each such condition is solely for the benefit of the Contributors and may be waived the by the Contributors or the Company, on behalf of the Contributors, in writing in its sole discretion).

(a) Representations and Warranties of Parent. The representations and warranties of Parent contained in the Agreement shall be true and accurate as of the Closing Date as though made on the Closing Date

(other than those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time which representations and warranties need only be true and accurate as of such date or with respect to such period), except where the failure of such representations and warranties of Parent to be so true and accurate (without giving effect to any limitation as to materiality or Parent Material Adverse Effect set forth therein), would not individually or in the aggregate, have a Parent Material Adverse Effect.

(b) Covenants of Parent. Parent shall have performed all obligations and complied with all covenants, in each case in all material respects, required by this Agreement to be performed or complied with by Parent at or prior to the Closing.

(c) No Parent Material Adverse Effect. Since the date hereof, there shall not have occurred a Parent Material Adverse Effect that continues to be in effect as of the Closing.

(d) Receipt of Closing Deliveries. The Company and the Contributors shall have received each of the agreements, instruments, certificates and other documents set forth in Section 1.2(a).

(e) Board of Directors and Officers of Parent. Parent shall have caused the Parent Board to be constituted as set forth in Section 6.12 and appointed such new officers as set forth in Section 6.12, in each case effective as of Closing.

(f) Registration Rights. Parent shall have executed and delivered the Investor Rights Agreement to the Company (with a copy to the Contributors’ Representative).

Section 7.3 Additional Conditions to the Obligations of Parent. The obligations of Parent to consummate the Share Contribution and the other Transactions shall be subject to the satisfaction or waiver in writing at or prior to the Closing of each of the following conditions (it being understood and agreed that each such condition is solely for the benefit of Parent and may be waived the by Parent in writing in its sole discretion).

(a) Representations and Warranties of the Company. The representations and warranties of the Company contained in ARTICLE 2 shall be true and accurate as of the Closing Date as though made on the Closing Date (other than those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time which representations and warranties need only be true and accurate as of such date or with respect to such period), except where the failure of such representations and warranties to be so true and accurate (without giving effect to any limitation as to materiality or Company Material Adverse Effect set forth therein), would not individually or in the aggregate, have a Company Material Adverse Effect.

(b) Representations and Warranties of Contributors. The representations and warranties of each Contributor contained in (a) ARTICLE 3 (other than Section 3.10) shall be true and accurate as of the Closing Date as though made on the Closing Date (other than those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time which representations and warranties need only be true and accurate as of such date or with respect to such period) and (b) Section 3.10 shall be true and accurate as of the Closing Date as though made on the Closing Date except where the failure of the representations and warranties of the Company referenced therein to be true and accurate (without giving effect to any limitation as to materiality or Company Material Adverse Effect set forth therein), would not, individually or in the aggregate, have a Company Material Adverse Effect.

(c) Covenants of the Company. The Company shall have performed all obligations and complied with all covenants, in each case in all material respects, required by this Agreement to be performed or complied with by the Company at or prior to the Closing.

(d) Covenants of Contributors. The Contributors shall have performed all obligations and complied with all covenants, in each case in all material respects, required by this Agreement to be performed or complied with by the Contributors at or prior to the Closing.

(e) No Company Material Adverse Effect. Since the date hereof, there shall not have occurred a Company Material Adverse Effect that continues to be in effect as of the Closing.

(f) Receipt of Closing Deliveries. Parent shall have received each of the agreements, instruments, certificates and other documents set forth in Section 1.2(b).

(g) Company Financial Statements for 2015. Prior to the Closing, the Company shall have filed the Company Financial Statements for the fiscal year 2015 with the Paris Trade and Companies register in accordance with Applicable Law.

(h) Governmental Authorizations. All approvals of Governmental Authority required to be obtained prior to the Closing in connection with the Transaction shall have been obtained.

ARTICLE 8

TERMINATION

Section 8.1 Termination. This Agreement may be terminated prior to Closing (whether before or after the Required Parent Stockholder Vote, unless otherwise specified below):

(a) by mutual written consent duly authorized by the Parent Board and the Company Board;

(b) by either Parent or the Company, by written notice to the other, if the Closing shall not have occurred by July 29, 2016 (subject to possible extension as provided in this Section 8.1(b), the “End Date”); provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to the Company or the Contributors, on the one hand, or to Parent, on the other hand, if such Party’s action or failure to act has been a principal cause of the failure of Closing to occur on or before the End Date and such action or failure to act constitutes a breach of this Agreement; and provided, further, that, in the event the waiting period under any Applicable Law of any jurisdiction has not expired or a request for additional information has been made by any Governmental Authority, or in the event that the SEC has not cleared the Proxy Statement by the date which is thirty (30) days prior to the End Date, then either the Company, the Contributors or Parent shall be entitled to extend the End Date for an additional sixty (60) days;

(c) by either Parent or the Company if there shall be any Applicable Law in a jurisdiction in which the Company or any of its Subsidiaries or Parent or any of its Subsidiaries have meaningful operations that has the effect of permanently restraining, enjoining or otherwise prohibiting the Transactions, and such Applicable Law shall have become final and nonappealable;

(d) by either Parent or the Company if the Required Parent Stockholder Vote shall not have been obtained at the Parent Stockholders’ Meeting (or any adjournment or postponement thereof);

(e) by the Company, upon a Parent Triggering Event;

(f) by the Company, upon a breach of any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement, or if any representation or warranty of Parent shall have become inaccurate, in either case such that the conditions set forth in Section 7.2(a) and Section 7.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become inaccurate, provided, that if such inaccuracy in Parent’s representations and warranties or breach by Parent is curable by Parent, then this Agreement shall not terminate pursuant to this Section 8.1(f) as a result of such particular breach or inaccuracy until the earlier of (i) the expiration of a thirty (30) day period commencing upon delivery of written notice from Parent to Company of such breach or inaccuracy and (ii) Parent ceasing to exercise commercially reasonable efforts to cure such breach (it being understood that this Agreement shall not terminate pursuant to this Section 8.1(f) as a result of such particular breach or inaccuracy if such breach by Parent is cured prior to such termination becoming effective); or

(g) by Parent, upon a breach of any representation, warranty, covenant or agreement on the part of the Company or Contributors set forth in this Agreement, or if any representation or warranty of the Company or Contributors shall have become inaccurate, in either case such that the conditions set forth in Section 7.3(a), Section 7.3(b), Section 7.3(c) or Section 7.3(d) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become inaccurate, provided, that if such inaccuracy in the Company’s or Contributors’ representations and warranties, as applicable, or breach by the Company or the Contributors is curable by the Company or the Contributors, as applicable, then this Agreement shall not terminate pursuant to this Section 8.1(g) as a result of such particular breach or inaccuracy until the earlier of (i) the expiration of a thirty (30) day period commencing upon delivery of written notice from the Company to Parent of such breach or inaccuracy and (ii) the Company or the Contributors ceasing to exercise commercially reasonable efforts to cure such breach (it being understood that this Agreement shall not terminate pursuant to this Section 8.1(g) as a result of such particular breach or inaccuracy if such breach by the Company or the Contributors, as applicable, is cured prior to such termination becoming effective).

The Party desiring to terminate this Agreement pursuant to this Section 8.1 (other than pursuant to Section 8.1(a)) shall give a notice of such termination to the other Party specifying the provisions hereof pursuant to which such termination is made and the basis therefor described in reasonable detail.

Section 8.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect; provided, however, that (i) this Section 8.2, Section 8.3 and ARTICLE 10 shall survive the termination of this Agreement and remain in full force and effect, and (ii) the termination of this Agreement shall not relieve any Party for its fraud or from any liability for any willful and material breach of any representation, warranty, covenant, obligation or other provision contained in this Agreement.

Section 8.3 Expenses; Termination Fee

(a) Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the Transactions shall be paid by the Party incurring such expenses, whether or not the Closing is consummated.

(b) If this Agreement is terminated by Parent or the Company pursuant to Section 8.1(d) or by the Company pursuant to Section 8.1(e), then Parent shall pay to the Company, within ten (10) Business Days after such termination, a nonrefundable fee in an amount equal to $4,000,000 (the “Section 8.3(b) Termination Fee”).

(c) If this Agreement is terminated by Parent or the Company pursuant to Section 8.1(d) or by the Company pursuant to Section 8.1(e) or Section 8.1(f), and either (i) after the date of this Agreement and prior to such termination, an Acquisition Proposal shall have been publicly announced or otherwise communicated in writing to the Parent Board and within twelve (12) months following the date of such termination, such Acquisition Proposal shall have been consummated or (ii) within six (6) months following the date of such termination, an Alternative Acquisition Proposal shall have been consummated, then Parent shall pay to the Company, in immediately available funds, concurrently with the occurrence of the applicable event described in this clause, a nonrefundable fee in an amount equal to $6,000,000 less any Section 8.3(b) Termination Fee paid by Parent (the “Section 8.3(c) Termination Fee”). For purposes of this Section 8.3(c), an “Alternative

Acquisition Proposal” means an Acquisition Proposal that is first publicly announced or otherwise communicated in writing to the Parent Board following the termination of this Agreement while an Acquisition Proposal described in clause (i) above remains outstanding and not withdrawn.

(d) Other than in the case of actual and intentional fraud by Parent or the intentional and willful failure of Parent to fulfill a condition to the performance of the obligations of Parent, notwithstanding anything to the contrary in this Agreement, in circumstances where the Parent is required to pay the Section 8.3(b) Termination Fee or the Section 8.3(c) Termination Fee to the Company in accordance with this Section 8.3, the Company’s and the Contributors’ sole and exclusive remedy (whether at law, in equity, in contract, in tort or otherwise), against Parent and any of its directors, officers, stockholders, employees, agents, Representatives, Subsidiaries and Affiliates (each, a “Parent Related Party”) for any breach, loss or damage shall be to terminate this Agreement and receive payment of the Section 8.3(b) Termination Fee or Section 8.3(c) Termination Fee, as applicable; and upon receipt of payment of the Section 8.3(b) Termination Fee or Section 8.3(c) Termination Fee, as applicable, the Company and the Contributors shall not have any rights or claims against any of the Parent Related Parties under this Agreement or otherwise, whether at law or equity, in contract, in tort or otherwise, and none of the Parent Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions. At the request of Parent, the Company and the Contributors shall sign any agreement, contract or document in order to evidence the provisions of this Section 8.3.

ARTICLE 9

INDEMNIFICATION

Section 9.1 Indemnification by Contributors. Each Contributor will severally (and not jointly) indemnify and hold harmless Parent and its directors, officers, stockholders, employees, agents, Representatives, Subsidiaries and Affiliates (the “Indemnified Persons”), and will reimburse the Indemnified Persons for any loss, liability, claim, damage or expense, including reasonable out-of-pocket costs of investigation and defense of claims and reasonable attorneys’ fees and expenses incurred by the Indemnified Persons arising under or resulting from any breach by such Contributor of such Contributor’s representations and warranties in Section 3.3. All claims for indemnification under this Section 9.1 shall be administered by Parent for itself and on behalf of all other Indemnified Persons.

ARTICLE 10

MISCELLANEOUS PROVISIONS

Section 10.1 Non-Survival of Representations and Warranties. The representations, warranties and covenants of the Company, the Contributors and Parent contained in this Agreement or any certificate or instrument delivered pursuant to this Agreement shall terminate at Closing, and no Party shall have any liability to another Party with respect thereto, except (i) for covenants that by their terms expressly survive Closing, (ii) for the representations and warranties of each Contributor in Section 3.3, which shall survive indefinitely and (iii) that such termination shall not affect the rights of any Party to seek recovery of damages from another Party arising out, resulting from or in connection with any actual and intentional fraud of such other Party or the intentional and willful failure of such other Party to fulfill a condition to the performance of its obligations under this Agreement, until the expiration of the applicable statute of limitations. Covenants that by their terms survive Closing and this ARTICLE 10 shall survive Closing.

Section 10.2 Amendment. Subject to Applicable Law, the Parties may amend this Agreement by authorized action at any time pursuant to an instrument in writing signed by each of Parent, the Company and each of the Contributors.

Section 10.3 Extension; Waiver. At any time at or prior to the Closing, any Party may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other Parties owed to such Party, (ii) waive any inaccuracies in the representations and warranties made to such Party contained herein or in any document delivered pursuant hereto and (iii) waive any breaches of any of the covenants, agreements, obligations or conditions for the benefit of such Party contained herein. At any time after the Closing, Parent, on the one hand, and the Contributors, on the other hand, may, to the extent legally allowed, (A) extend the time for the performance of any of the obligations of the other owed to such Party, (B) waive any inaccuracies in the representations and warranties made to such Party contained herein or in any document delivered pursuant hereto or (C) waive any breaches of any of the covenants, agreements, obligations or conditions for the benefit of such Party contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing that is (A) prior to the Closing with respect to the Company and/or the Contributors, signed by the Company and/or the Contributors, as applicable, (B) after the Closing with respect to the Contributors and/or the Contributors’ Representative, signed by the Contributors and (C) with respect to Parent, signed by Parent. Without limiting the generality or effect of the preceding sentence, no failure to exercise or delay in exercising any right under this Agreement shall constitute a waiver of such right, and no waiver of any breach or default shall be deemed a waiver of any other breach or default of the same or any other provision herein.

Section 10.4 Entire Agreement; Parties in Interest. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including all the exhibits attached hereto, the schedules, including the Company Disclosure Schedule and the Parent Schedule, (a) constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof, except for any confidentiality agreement entered into between the Company and Parent, which shall continue in full force and effect, and shall survive any termination of this Agreement, in accordance with its terms and (b) are not intended to confer, and shall not be construed as conferring, upon any Person other than the Parties any rights or remedies hereunder (except that Section 6.7(a) is intended to benefit the Company Covered Persons).

Section 10.5 Notices. Any notice or other communication required or permitted to be delivered to any Party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered by hand, by courier or express delivery service (with tracking capability) or by facsimile to the address or facsimile telephone number set forth beneath the name of such Party below (or to such other address or facsimile telephone number as such Party shall have specified in a written notice given to the other Parties):

If to Parent:

Avalanche Biotechnologies, Inc.

1035 O’Brien Drive

Menlo Park, California 94025

Facsimile: (650) 276-7166

Telephone: (650) 272-6269

Attention: Chief Executive Officer

with a copy to:

Munger, Tolles & Olson LLP

355 South Grand Avenue, 35th Floor

Los Angeles, California 90071

Attention: Kevin S. Masuda

If to the Company:

Annapurna Therapeutics SAS

3711 Market Street, Suite 800

Philadelphia, Pennsylvania 19104

Telephone: (610) 659-1098

Attention: President

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

500 Boylston Street, 23rd Floor

Boston, Massachusetts 02116

Facsimile: (617) 573-4822

Attention: Graham Robinson

If to Contributors’ Representative, to:

Shareholder Representative Services LLC

1614 15th Street, Suite 200

Denver, Colorado 80202

Email: deals@srsacquiom.com

Facsimile: (303) 623-0294

Telephone: (303) 648-4085

Attention: Managing Director

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

500 Boylston Street, 23rd Floor

Boston, Massachusetts 02116

Facsimile: (617) 573-4822

Attention: Graham Robinson

Section 10.6 Cooperation. Each Party agrees to cooperate fully with the other Party and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by the other Party to evidence or reflect the Transactions and to carry out the intent and purposes of this Agreement.

Section 10.7 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the Parties hereto agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the Parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

Section 10.8 Other Remedies; Specific Performance.

(a) Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, prior to any termination of this Agreement pursuant to Section 8.1, the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof (except to the extent expressly limited by Section 10.8(b) and Section 10.8(c)) in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity, and each of the Parties hereto waives any bond, surety or other security that might be required of any other Party with respect thereto.

(b) Notwithstanding Section 10.8(a), the right of the Company or the Contributors to obtain an injunction, or other appropriate form of specific performance or equitable relief to cause the Closing to occur, in each case, shall be subject to the requirement that (i) the conditions to the Closing set forth in Section 7.1 and Section 7.2 (other than the conditions to be satisfied at Closing) have been satisfied or waived and (ii) the Contributors, through the Company, have irrevocably confirmed to Parent in writing that (A) all of the conditions to the Closing set forth in Section 7.1 and Section 7.2 (other than the conditions to be satisfied at the Closing) have been satisfied or waived by the Contributors and (B) if specific performance is granted, it will take the actions required of it by this Agreement to cause the Closing to occur.

(c) Notwithstanding Section 10.8(a), the right of Parent to obtain an injunction, or other appropriate form of specific performance or equitable relief to cause the Closing to occur, in each case, shall be subject to the requirement that (i) the conditions to Closing set forth in Section 7.1 and Section 7.3 (other than the conditions to be satisfied at Closing) have been satisfied or waived and (ii) Parent has irrevocably confirmed to the Company and the Contributors’ Representative in writing that (A) all of the conditions to Closing set forth in Section 7.1 and Section 7.3 (other than the conditions to be satisfied at the Closing) have been satisfied or waived by Parent and (B) if specific performance is granted, it will take the actions required of it by this Agreement to cause the Closing to occur.

Section 10.9 Governing Law. This Agreement, all acts and transactions pursuant hereto and all obligations of the Parties shall be governed by and construed in accordance with the laws of the state of Delaware (except where mandatory provisions of law, such as “dispositions d’ordre public” under French law, or any equivalent notion under other Applicable Law, would require the application of a different Applicable Law in order to adjudicate a particular dispute) without reference to such state’s principles of conflicts of law that would refer a matter to a different jurisdiction.

Section 10.10 Arbitration. ANY DISPUTE (INCLUDING A DISPUTE RELATING TO ANY NON-CONTRACTUAL OBLIGATION) ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT (INCLUDING A DISPUTE RELATING TO ITS EXISTENCE, VALIDITY OR TERMINATION OR THE CONSEQUENCES OF ITS NULLITY) (A “DISPUTE”) SHALL BE EXCLUSIVELY AND DEFINITIVELY SETTLED BY ARBITRATION PURSUANT TO THE RULES OF ARBITRATION OF THE INTERNATIONAL CHAMBER OF COMMERCE (ICC) (THE “RULES”), WHICH RULES ARE INCORPORATED BY REFERENCE INTO THIS SECTION 10.10. THE ARBITRAL TRIBUNAL SHALL CONSIST OF THREE ARBITRATORS, ALL OF WHOM ARE ALSO FLUENT IN FRENCH, APPOINTED ACCORDING TO THESE RULES. THE ARBITRATORS SHALL DECIDE ACCORDING TO THE GOVERNING LAW SPECIFIED IN SECTION 10.9 ABOVE. THE LANGUAGE OF THE ARBITRATION SHALL BE ENGLISH. THE PLACE OF ARBITRATION SHALL BE PARIS, FRANCE.

Section 10.11 Attorneys’ Fees. Except as provided herein, if any Legal Proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any Party, the prevailing Party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the prevailing Party may be entitled).

Section 10.12 Headings. Headings of the articles and sections of this Agreement and the table of contents, schedules and exhibits are for convenience of the Parties only and shall be given no substantive or interpretative effect whatsoever.

Section 10.13 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties (whether by operation of law or otherwise) without the prior written consent of the other Parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective permitted successors and assigns. Notwithstanding anything in this Agreement to the contrary, prior to the Closing (i) any Contributor shall be permitted to sell, transfer or assign its interest in the Company Capital Stock to any Affiliate of such Contributor who has, prior to such sale, transfer or assignment, agreed to be bound by this Agreement as a Contributor and unconditionally assume all rights and obligations hereunder, and (ii) any Contributor shall be permitted to sell, transfer or assign its interest in the Company Capital Stock to any other Contributor or to the Company, and the Company shall be permitted to purchase or acquire interests in the Company Capital Stock from any Contributor or holder of Company Capital Stock.

Section 10.14 Counterparts. This Agreement may be executed in multiple counterparts, all of which shall together be considered one and the same agreement. The exchange of a fully executed Agreement (in counterparts or otherwise) by facsimile or by electronic delivery in .pdf format shall be sufficient to bind the Parties to the terms and conditions of this Agreement.

Section 10.15 Additional Contributors. Notwithstanding anything to the contrary contained herein, if (a) a holder of a Company Option shall choose to exercise such Company Option prior to or concurrently with the Closing in accordance with Section 1.3(b)(i), or (b) a Person becomes a holder of Company Common Stock following the date of this Agreement as a result of the Convertible Debt Conversion, and such holder is not already a Contributor, then the Company shall cause such exercising or converting holder to become a Party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and such holder shall thereafter be deemed to be a Contributor and a Party hereunder.

Section 10.16 Interpretation. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Agreement. Disclosure of any fact, circumstance or information in any section of the Company Disclosure Schedule or the Parent Disclosure Schedule shall be deemed to be adequate response and disclosure of such fact, circumstance or information with respect to any representation, warranty or covenant in, with respect to the Company Disclosure Schedules, any section of ARTICLE 2, ARTICLE 5 or ARTICLE 6, and with respect to the Parent Disclosure Schedule, any of ARTICLE 4, ARTICLE 5 or ARTICLE 6, calling for disclosure of such fact, circumstance or information, whether or not such disclosure is specifically associated with or purports to respond to one or more or all of such representations, warranties or covenants if the applicability of such disclosure to such representation, warranty or covenant is reasonably apparent on the face of such disclosure. The inclusion of any item in the Company Disclosure Schedule or the Parent Disclosure Schedule shall not be deemed to be an admission or evidence of materiality of such item, nor shall it establish any standard of materiality for any purpose whatsoever.

Section 10.17 Contributors’ Representative.

(a) Each Contributor hereby irrevocably nominates, constitutes and appoints the Contributors’ Representative as the agent and true and lawful attorney in fact of the Contributors with full power of substitution, to act in the name, place and stead of the Contributors for purposes of executing any documents and taking any actions that the Contributors’ Representative may determine to be necessary, desirable or appropriate on behalf of the Contributors in all matters relating to or arising out of this Agreement and any agreements ancillary hereto. The Contributors’ Representative hereby accepts its appointment as the Contributors’ Representative. Each of the Contributors grants to the Contributors’ Representative full authority to execute, deliver, acknowledge, certify and file on behalf of the Contributors any and all documents that the Contributors’ Representative may determine to be necessary, desirable or appropriate, in such forms and containing such provisions as the Contributors’ Representative may determine to be appropriate, in performing its duties as contemplated by this Agreement. Parent shall be entitled to rely conclusively on any document executed or purported to be executed on behalf of the Contributors by the Contributors’ Representative and on any other action taken or purported to be taken on behalf of the Contributors by the Contributors’ Representative, as fully binding upon the Contributors.

(b) The Contributors’ Representative may resign at any time. If the Contributors’ Representative resigns or becomes unable to fulfill its responsibilities as the Contributors’ Representative, then the Contributors shall, within ten (10) days after such resignation or inability, appoint a successor Contributors’ Representative and, promptly thereafter, shall notify Parent of the identity of such successor. Any such successor shall become the Contributors’ Representative for all purposes of this Agreement.

(c) The Contributors’ Representative will incur no liability of any kind with respect to any action or omission by the Contributors’ Representative in connection with the Contributors’ Representative’s services pursuant to this Agreement and any agreements ancillary hereto, except in the event of liability directly resulting from the Contributors’ Representative’s gross negligence or willful misconduct. The Contributors will indemnify, defend and hold harmless the Contributors’ Representative from and against any and all losses, liabilities, damages, claims, penalties, fines, forfeitures, actions, fees, costs and expenses (including the fees and expenses of counsel and experts and their staffs and all expense of document location, duplication and shipment) (collectively, “Representative Losses”) arising out of or in connection with the Contributors’ Representative’s execution and performance of this Agreement and any agreements ancillary hereto, in each case as such Representative Loss is suffered or incurred; provided, that in the event that any such Representative Loss is finally adjudicated to have been directly caused by the gross negligence or willful misconduct of the Contributors’ Representative, the Contributors’ Representative will reimburse the Contributors the amount of such indemnified Representative Loss to the extent attributable to such gross negligence or willful misconduct. In no event will the Contributors’ Representative be required to advance its own funds on behalf of the Contributors, or otherwise. The Contributors acknowledge and agree that the foregoing indemnities will survive the resignation or removal of the Contributors’ Representative or the termination of this Agreement.

[Signature pages follow.]

IN WITNESS WHEREOF, Parent, the Company, each of the Contributors and the Contributors’ Representative have caused this Agreement to be executed and delivered as of the date first written above.

PARENT: AVALANCHE BIOTECHNOLOGIES, INC.

By:	/s/ Paul B. Cleveland
Name: Paul B. Cleveland
Title: President & Chief Executive Officer

COMPANY: ANNAPURNA THERAPEUTICS SAS

By:	/s/ Amber Salzman
Name: Amber Salzman
Title: President & CEO

Signature Page to Acquisition Agreement

IN WITNESS WHEREOF, Parent, the Company, each of the Contributors and the Contributors’ Representative have caused this Agreement to be executed and delivered as of the date first written above.

CONTRIBUTORS’ REPRESENTATIVE: SHAREHOLDER REPRESENTATIVE SERVICES LLC, solely in its capacity as the Contributors’ Representative

By:	/s/ Sam Riffe
Name: Sam Riffe
Title: Executive Director

Signature Page to Acquisition Agreement

IN WITNESS WHEREOF, Parent, the Company, each of the Contributors and the Contributors’ Representative have caused this Agreement to be executed and delivered as of the date first written above.

CONTRIBUTOR: VERSANT CAPITAL IV (SWITZERLAND) GMBH

By:	/s/ Thomas Woiwode
Name: Thomas Woiwode
Title: Managing Director

Signature Page to Acquisition Agreement

IN WITNESS WHEREOF, Parent, the Company, each of the Contributors and the Contributors’ Representative have caused this Agreement to be executed and delivered as of the date first written above.

CONTRIBUTOR: FPCI FONDS BIOTHÉRAPIES INNOVANTES ET MALADIES RARES

By:	BPIFRANCE INVESTISSEMENT SAS

	By:	/s/ Laurent Arthaud
Name: Laurent Arthaud
Title: Managing Director
BPIFRANCE INVESTISSEMENT

Signature Page to Acquisition Agreement

IN WITNESS WHEREOF, Parent, the Company, each of the Contributors and the Contributors’ Representative have caused this Agreement to be executed and delivered as of the date first written above.

CONTRIBUTOR: INSERM TRANSFERT INITIATIVE SAS

By:	/s/ Francois Thomas
Name: Francois Thomas
Title: President & Managing Partner

Signature Page to Acquisition Agreement

IN WITNESS WHEREOF, Parent, the Company, each of the Contributors and the Contributors’ Representative have caused this Agreement to be executed and delivered as of the date first written above.

CONTRIBUTOR:

AMBER SALZMAN

/s/ Amber Salzman

Signature Page to Acquisition Agreement

IN WITNESS WHEREOF, Parent, the Company, each of the Contributors and the Contributors’ Representative have caused this Agreement to be executed and delivered as of the date first written above.

CONTRIBUTOR:

RONALD CRYSTAL

/s/ Ronald Crystal

Signature Page to Acquisition Agreement

IN WITNESS WHEREOF, Parent, the Company, each of the Contributors and the Contributors’ Representative have caused this Agreement to be executed and delivered as of the date first written above.

CONTRIBUTOR:

HÉLÈNE PUCCIO

/s/ Hélène Puccio

Signature Page to Acquisition Agreement

IN WITNESS WHEREOF, Parent, the Company, each of the Contributors and the Contributors’ Representative have caused this Agreement to be executed and delivered as of the date first written above.

CONTRIBUTOR:

PATRICK AUBOURG

/s/ Patrick Aubourg

Signature Page to Acquisition Agreement

IN WITNESS WHEREOF, Parent, the Company, each of the Contributors and the Contributors’ Representative have caused this Agreement to be executed and delivered as of the date first written above.

CONTRIBUTOR:

PIERRE BOUGNERES

/s/ Pierre Bougneres

Signature Page to Acquisition Agreement

Exhibit A

Definitions

“Acquisition Proposal” means, with respect to the Company or Parent, any offer or proposal, whether written or oral (other than an offer or proposal made or submitted by or on behalf of the Company, the Contributors or any of the Affiliates, on the one hand, or by or on behalf of the Parent, or any of its Affiliates, on the other hand, to such other Party) contemplating or otherwise relating to any Acquisition Transaction with such Party.

“Acquisition Transaction” means any transaction or series of transactions involving:

(i) any merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, reorganization, recapitalization, tender offer, exchange offer or other similar transaction: (i) in which a Party is a constituent corporation; (ii) in which a Person or “group” (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing more than 15% of the outstanding securities of any class of voting securities of a Party or any of its Subsidiaries; or (iii) in which a Party or any of its Subsidiaries issues securities representing more than 15% of the outstanding securities of any class of voting securities of such Party or any of its Subsidiaries;

(ii) any sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or assets that constitute or account for 15% or more of the consolidated book value or the fair market value of the assets of a Party and its Subsidiaries, taken as a whole; or

(iii) any liquidation or dissolution of a Party.

“Affiliates” has the meaning for such term as used in Rule 145 under the Securities Act or any equivalent provision under any other Applicable Law.

“Agreement” has the meaning set forth in the recitals.

“Alternative Acquisition Proposal” has the meaning set forth in Section 8.3(c).

“Anti-Corruption Law” means any Applicable Law relating to anti-bribery or anti-corruption (governmental or commercial), including the Foreign Corrupt Practices Act of 1977, as amended, and any other Applicable Law that prohibits the corrupt payment, offer, promise or authorization of the payment or transfer of anything of value (including gifts or entertainment), directly or indirectly, to any Person, including any Government Official.

“Applicable Law” means, with respect to any Person, any European Union, French, U.S. federal, state, local, municipal, foreign or other law (including common law), statutes, regulations, written regulatory guidance, directives, constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling, request or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon or applicable to such Person, as amended unless expressly specified otherwise.

“Balance Sheet Date” has the meaning set forth in Section 2.5.

“Benefit Plan” means any (i) deferred compensation, bonus or other incentive compensation, stock purchase, stock option and other equity compensation plan, program, agreement or arrangement; (ii) severance or termination pay, medical, surgical, hospitalization, life insurance and other “welfare” plan, fund or program (within the meaning of section 3(1) of ERISA); (iii) profit-sharing, stock bonus or other “pension” plan, fund or program (within the meaning of section 3(2) of ERISA); (iv) employment, termination, change in control or severance agreement; or (v) other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by the Company or any its

A-A-1

Subsidiaries by an ERISA Affiliate, or to which the Company, any of its Subsidiaries or an ERISA Affiliate is party, whether written or oral, for the benefit of any employee of the Company or any of its Subsidiaries.

“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in San Francisco, California, USA or Paris, France are authorized or required by Applicable Law to close.

“Closing” has the meaning set forth in Section 1.1.

“Closing Date” has the meaning set forth in Section 1.1.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the recitals.

“Company Audited Financial Statements” means the Company Financial Statements converted into U.S. GAAP and audited by an independent registered public accounting firm under U.S. GAAP diligences.

“Company Balance Sheet” has the meaning set forth in Section 2.4(a).

“Company Board” has the meaning set forth in the recitals.

“Company Capital Stock” means the issued and outstanding capital stock of the Company.

“Company Common Stock” has the meaning set forth in Section 2.2(a).

“Company Covered Person” has the meaning set forth in Section 6.7(a).

“Company Disclosure Schedule” means the written disclosure schedule delivered by the Company to the Parent concurrently with the execution of this Agreement.

“Company Financial Statements” has the meaning set forth in Section 2.4(a).

“Company Foreign Benefit Plan” has the meaning set forth in Section 2.14(j).

“Company Intellectual Property” has the meaning set forth in Section 2.9(a).

“Company IP Agreements” means any instrument, or agreement governing, related or pertaining to any Company Intellectual Property.

“Company IP Registrations” means all Company Intellectual Property that is registered, filed or issued under the authority of, with or by any Governmental Authority, including all patents, registered copyrights and registered trademarks and all applications for any of the foregoing.

“Company Material Adverse Effect” means any Effect that, considered together with all other Effects that have occurred prior to the date of determination of the occurrence of the Company Material Adverse Effect, is or would reasonably be expected to be or to become materially adverse to, or has or would reasonably be expected to have or result in a material adverse effect on: (a) the business, condition (financial or otherwise), capitalization, assets, operations or financial performance of the Company and its Subsidiaries; provided, however, that Effects from the following shall not be deemed to constitute (nor shall Effects from any of the following be taken into account in determining whether there has occurred) a Company Material Adverse Effect: (i) conditions generally affecting the industries in which the Company participates or the United States, France or global economy or capital markets as a whole, to the extent that such conditions do not have a disproportionate

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impact on the Company and its Subsidiaries; (ii) the execution, delivery, announcement or performance of the obligations under this Agreement or the announcement, pendency or anticipated consummation of the Transactions; (iii) any natural disaster or any acts of terrorism, sabotage, military action or war or any escalation or worsening thereof, to the extent that such events do not have a disproportionate impact on the Company and its Subsidiaries; (iv) any changes (after the date of this Agreement) in French GAAP, U.S. GAAP or Applicable Law; (v) any decision or action, or inaction, by the FDA or other comparable foreign Governmental Authority with respect to any product of any competitor of the Company or of any third-party company developing gene-therapy products; or (vi) any scientific, treatment or clinical trial results relating to any product of any competitor of the Company or of any third-party company developing gene-therapy products; or (b) the ability of the Company to consummate the Share Contribution or any of the other Transactions or to perform any of its covenants or obligations under the Agreement in all material respects.

“Company Material Contract” has the meaning set forth in Section 2.10(a).

“Company Options” means all options or other rights to purchase capital stock of the Company granted pursuant to the Company Option Plan.

“Company Optionholders” means Persons who hold outstanding Company Options.

“Company Option Plans” means the resolutions of the Company shareholders’ general meeting, dated as of September 9, 2015, and the resolutions of the Company Board, dated as of October 21, 2015.

“Company Organizational Documents” means the articles of association, certificate of incorporation, bylaws or equivalent government documents, including all amendments thereto, of the Company or any of its Subsidiaries.

“Company Permit” has the meaning set forth in Section 2.11(b).

“Company Preferred Stock” has the meaning set forth in Section 2.2(a).

“Company Product Candidates” has the meaning set forth in Section 2.11(d).

“Company Regulatory Permits” has the meaning set forth in Section 2.11(d).

“Company Shares” has the meaning set forth in the recitals.

“Company Shareholder Agreements” mean the agreements set forth on Section 6.9 of the Company Disclosure Schedule.

“Consent” means any approval, consent, ratification, permission waiver or authorization of any Person (including any Governmental Authorization).

“Contract” means, with respect to any Person, any written agreement, contract, subcontract, lease (whether real or personal property), mortgage, understanding, arrangement, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature to which such Person is a party or by which such Person or any of its assets are bound or affected under Applicable Law.

“Contributor” has the meaning set forth in the recitals.

“Contributors’ Representative” has the meaning set forth in the recitals.

“Convertible Debt Conversion” has the meaning set forth in Section 6.11.

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“D&O Insurance” has the meaning set forth in Section 6.7(d).

“Disposition” has the meaning set forth in Section 1.4.

“Dispute” has the meaning set forth in Section 10.10.

“Disqualification Event” has the meaning set forth in Section 4.7.

“Drug Regulatory Agency” has the meaning set forth in Section 2.11(c).

“Effect” means any effect, change, event, circumstance, or development.

“Encumbrances” means, with respect to any asset, any mortgage, easement, encroachment, equitable interest, right of way, deed of trust, voting agreement, lien (statutory or other), pledge, charge, security interest, title retention device, conditional sale or other security arrangement, collateral assignment, claim, community property interest, adverse claim of title, ownership or right to use or right of first refusal.

“End Date” has the meaning set forth in Section 8.1(b).

“Entity” means any corporation (including any non-profit corporation), partnership (including any general partnership, limited partnership or limited liability partnership), joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity, and each of its successors.

“Environmental Laws” means any Applicable Laws or any agreement with any Governmental Authority or other third party, in each case relating to the environment or to radioactive, hazardous, toxic, infectious or biological wastes, materials or substances or medical waste.

“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any Person (whether or not incorporated) that, together with the Company or any of its Subsidiaries, as applicable, is considered under common control and treated as one employer under Section 414(b), (c), (m) or (o) of the Code.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Ratio” means 9.5615; provided that, to the extent the total number of shares of Company Capital Stock outstanding as of the Closing (expressed on an as-converted to Company Common Stock basis assuming any Convertible Debt Conversion) increases from the date of this Agreement (other than pursuant to the Permitted Bridge Financing), the Exchange Ratio shall be adjusted accordingly in a manner consistent with the method of calculation set forth in Schedule D hereto.

“FDA” has the meaning set forth in Section 2.11(c).

“FDCA” has the meaning set forth in Section 2.11(c).

“French GAAP” means the accounting principles defined in the French plan comptable general (règlement CRC 99-03).

“Good Laboratory Practices” has the meaning set forth in Section 2.11(e).

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“Governmental Authority” means any court, administrative agency, regulatory body, commission or other governmental authority or instrumentality of the United States, France, Ireland or the European Union or any other country or any state, county, municipality or other governmental division of any country or any stock exchange.

“Governmental Authorization” means any: (i) permit, license, certificate, franchise, permission, variance, exceptions, orders, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Applicable Law; or (ii) right under any Contract with any Governmental Authority.

“Government Official” means (i) any official, employee, agent or representative of, or any Person acting in an official capacity for or on behalf of, any Governmental Authority, (ii) any political party, political party official or candidate for political office, (iii) any official, employee, agent or representative of, or any Person acting in an official capacity for or on behalf of, a company, business, enterprise or other entity owned, in whole or in part, or controlled by any Governmental Authority or (iv) any official, employee, agent or representative of, or any Person acting in an official capacity for or on behalf of, a public international organization.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Group” has the meaning ascribed to such term under Section 13(d) of the Exchange Act, the rules and regulations thereunder and related case law.

“Hedging Transaction” has the meaning set forth in Section 1.4.

“Indemnified Person” has the meaning set forth in Section 9.1.

“Intellectual Property” means (i) United States, foreign and international patents, patent applications, including provisional applications, statutory invention registrations, invention disclosures and inventions, (ii) trademarks, service marks, trade names, domain names, URLs, trade dress, logos and other source identifiers, including registrations and applications for registration thereof, (iii) copyrights, including registrations and applications for registration thereof, and (iv) software, formulae, customer lists, trade secrets, know-how, confidential information and other proprietary rights and intellectual property, whether patentable or not.

“Intended Tax Treatment” has the meaning set forth in Section 1.6.

“Intervening Event” means any material event that was not known to Parent or the Parent Board on the date hereof (or, if known, the consequences of which were not reasonably foreseeable to Parent or the Parent Board as of the date hereof), which material event (or the consequences thereof) becomes known to Parent or the Parent Board before receipt of the Required Parent Stockholder Vote.

“Investor Rights Agreement” has the meaning set forth in Section 6.18.

“IRS” means the United States Internal Revenue Service, or any successor thereto.

“Key Employees” mean Amber Salzman and Carlo Russo.

“Knowledge” means with respect to an individual, that such individual is actually aware of the relevant fact or such individual would reasonably be expected to know such fact in the ordinary course of the performance of the individual’s employee or professional responsibility. Any Person that is an Entity shall have Knowledge if any officer or director of such Person as of the date such knowledge is imputed has Knowledge of such fact or other matter.

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“Legal Proceeding” means any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

“Legend” has the meaning set forth in Section 1.3(a)(iii).

“Liabilities” has the meaning set forth in Section 2.5.

“Lock-Up End Date” has the meaning set forth in Section 1.4.

“Lock-Up Shares” has the meaning set forth in Section 1.4.

“NASDAQ” has the meaning set forth in Section 4.5.

“Nasdaq Listing Application” has the meaning set forth in Section 6.10.

“New Parent Shares” means 13,135,189 shares of Parent Common Stock.

“Ordinary Course of Business” means in the case of each of Company and Parent and for all periods, such actions taken in the ordinary course of its normal operations and consistent with its past practices; provided, however, that the Ordinary Course of Business for Parent shall also include actions consistent with the Parent Operating Plan and activities in connection with potentially (i) in-licensing, investing in or acquiring new Intellectual Property, product candidates, development programs or other assets, (ii) restructuring the Parent’s operations in accordance with good commercial practice as determined in Parent’s sole discretion or (iii) modifying or terminating the development of any Parent Development Product or any products related thereto based upon Parent’s assessment, in its sole discretion, due to scientific, technical regulatory or commercial reasons, including, without limitation, (A) safety or efficacy concerns, (B) concerns relating to the present or future marketability of any Parent Development Product; or (C) existing and anticipated competition that renders the development or commercialization of any Development Product no longer commercially practicable.

“Parent” has the meaning set forth in the recitals.

“Parent Board” has the meaning set forth in the recitals.

“Parent Board Adverse Recommendation Change” has the meaning set forth in Section 6.5(c).

“Parent Board Recommendation” has the meaning set forth in Section 6.5(b).

“Parent Common Stock” has the meaning set forth in the recitals.

“Parent Common Stock Issuance” has the meaning set forth in the recitals.

“Parent Covered Person” has the meaning set forth in Section 4.7.

“Parent Development Product” means any product or product candidate of Parent.

“Parent Disclosure Schedule” means the written disclosure schedule delivered by Parent to the Company and the Contributors concurrently in connection with this Agreement.

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“Parent Material Adverse Effect” means any Effect that, considered together with all other Effects that have occurred prior to the date of determination of the occurrence of the Parent Material Adverse Effect, is or would reasonably be expected to be or to become materially adverse to, or has or would reasonably be expected to have or result in a material adverse effect on: (a) the business, condition (financial or otherwise), capitalization, assets, operations or financial performance of Parent; provided, however, that Effects from the following shall not be deemed to constitute (nor shall Effects from any of the following be taken into account in determining whether there has occurred) a Parent Material Adverse Effect: (i) conditions generally affecting the industries in which Parent participates or the United States or global economy or capital markets as a whole, to the extent that such conditions do not have a disproportionate impact on Parent; (ii) any failure by Parent to meet internal projections or forecasts or third party revenue or earnings predictions for any period ending (or for which revenues or earnings are released) on or after the date of this Agreement or any change in the price or trading volume of Parent Common Stock (it being understood, however, that any Effect causing or contributing to any such failure to meet projections or predictions or any change in stock price or trading volume may constitute a Parent Material Adverse Effect and may be taken into account in determining whether a Parent Material Adverse Effect has occurred); (iii) the execution, delivery, announcement or performance of the obligations under this Agreement or the announcement, pendency or anticipated consummation of the Transactions; (iv) the resignation or termination of any officer or director; (v) any natural disaster or any acts of terrorism, sabotage, military action or war or any escalation or worsening thereof, to the extent that such events do not have a disproportionate impact on Parent; (vi) any changes (after the date of this Agreement) in U.S. GAAP or Applicable Law; (vii) any decision or action, or inaction, by the FDA or other comparable foreign Governmental Authority, with respect to any product of any competitor of Parent or of any third-party company developing gene-therapy products; or (viii) any scientific, treatment or clinical trial results relating to any product of any competitor of Parent or of any third-party company developing gene-therapy products; or (b) the ability of Parent to consummate the Share Contribution or any of the other Transactions or to perform any of its covenants or obligations under the Agreement in all material respects.

“Parent Material Contract” means each Contract of Parent that is a “material contract” as such term is defined in Item 601(b)(10) of Regulation S-K under the Securities Act.

“Parent Operating Plan” means the budget and operating plan of Parent delivered to the Company prior to the date of this Agreement and attached hereto as Exhibit E.

“Parent Options” has the meaning set forth in Section 1.3(b)(i).

“Parent Related Party” has the meaning set forth in Section 8.3(d).

“Parent Stockholders’ Meeting” has the meaning set forth in Section 6.5(a).

“Parent Support Agreements” has the meaning set forth in the recitals.

“Parent Support Agreement Signatories” has the meaning set forth in the recitals.

“Parent Triggering Event” shall be deemed to have occurred if: (i) the Parent Board shall have failed to recommend to the Parent’s stockholders to vote to approve the Parent Common Stock Issuance or shall for any reason have withdrawn or shall have modified in a manner adverse to the Company or the Contributors, or made any statement inconsistent with, the Parent Board Recommendation; (ii) Parent shall have failed to include in the Proxy Statement the Parent Board Recommendation; (iii) the Parent Board shall have approved, endorsed, or recommended any Acquisition Proposal; (iv) Parent shall have entered into any letter of intent or similar document or any Contract relating to any Acquisition Proposal (other than a confidentiality agreement permitted pursuant to Section 6.2(a)); or (v) Parent or any director, officer or agent of Parent shall have willfully and intentionally breached the provisions set forth in Section 6.2(a).

“Parent Warrants” means warrants to purchase shares of Parent Common Stock issued by Parent.

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“Parties” has the meaning set forth in the recitals.

“Permit” means all permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Authorities.

“Permitted Bridge Financing” means any provision of debt financing to the Company by any of the Company’s shareholders as of the date hereof, on the terms and subject to the conditions set forth in that certain Convertible Loan Facility Agreement, dated as of July 31, 2015, as amended and existing as of the date hereof, by and among Inserm Transfert Initiative SAS, Versant Capital IV (Switzerland) GmbH, Fonds Biotherapies Innovantes et Maladies Rares (represented by Bpifrance Investissement SAS) and Annapurna Therapeutics SAS.

“Permitted Encumbrances” means (i) statutory liens for Taxes that are not yet due and payable or liens for Taxes being contested in good faith by any appropriate proceedings, diligently conducted, and for which adequate reserves have been established, (ii) statutory liens to secure obligations to landlords, lessors or renters under leases or rental agreements, (iii) deposits or pledges made in connection with, or to secure payment of, workers’ compensation, unemployment insurance or similar programs mandated by Applicable Law, (iv) statutory liens in favor of carriers, warehousemen, mechanics and materialmen, to secure claims for labor, materials or supplies and other like liens, and (v) liens in favor of customs and revenue authorities arising as a matter of Applicable Law to secure payments of customs duties in connection with the importation of goods.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a Governmental Authority.

“Pre-Closing Period” has the meaning set forth in Section 5.1.

“Proxy Statement” means the proxy statement to be sent to Parent’s stockholders in connection with the Parent Stockholders’ Meeting.

“Representatives” means with respect to a Person, such Person’s officers, directors, Affiliates, stockholders or employees, or any investment banker, attorney, accountant, auditor or other advisor or representative retained by any of them.

“Representative Losses” has the meaning set forth in Section 10.17(c)

“Required Parent Stockholder Vote” has the meaning set forth in Section 4.3.

“Release” has the meaning set forth in Section 6.20.

“Rules” has the meaning set forth in Section 10.10.

“SEC” means the U.S. Securities and Exchange Commission.

“SEC Documents” has the meaning set forth in Section 4.6(a).

“Section 8.3(b) Termination Fee” has the meaning set forth in Section 8.3(b).

“Section 8.3(c) Termination Fee” has the meaning set forth in Section 8.3(c).

“Securities Act” has the meaning set forth in the recitals.

“Share Contribution” has the meaning set forth in the recitals.

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“Spreadsheet” means a spreadsheet dated as of the Closing Date and setting forth all of the following information (in addition to other information reasonably requested by Parent):

(i) the names of all Contributors and Company Optionholders and their respective addresses and e-mail addresses;

(ii) (A) the number and type of shares of Company Capital Stock held by each Contributor and (B) the date of acquisition of such Company Capital Stock;

(iii) (A) the exercise price per share and the number of shares of Company Common Stock subject to Company Options held by each Company Optionholder, (B) the grant date of each such Company Option, and (C) the vesting status and schedule with respect to such Company Options;

(iv) the Exchange Ratio and the number of shares of Parent Common Stock that such Contributor is entitled to receive upon the Closing in connection with the Share Contribution, which shall be equal to the number of shares of Company Shares owned by such Contributor as of the Closing Date multiplied by the Exchange Ratio; and

(v) (A) the number of Parent Options that each holder of Company Options outstanding as of the Closing is entitled to hold following the conversion of the Company Options into Parent Options pursuant to Section 1.3(b)(i), (B) the number of shares of Parent Common Stock that such Parent Options relate to, and (C) the exercise price per share for each such Parent Option.

“Subsidiary” means any corporation, partnership, limited liability company or other Person of which another Person, either alone or together with one or more Subsidiaries or by one or more other Subsidiaries (i) directly or indirectly owns or purports to own, beneficially or of record, securities or other interests representing more than 50% of the outstanding equity, voting power, or financial interests of such Person or (ii) is entitled, by Contract or otherwise, to elect, appoint or designate directors constituting a majority of the members of such Person’s board of directors or other governing body.

“Superior Offer” means a bona fide, unsolicited written offer by a third party to enter into (i) a merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, reorganization, recapitalization, tender offer, exchange offer or other similar transaction as a result of which either (A) the Party’s stockholders prior to such transaction in the aggregate cease to own 50% of the voting securities of the entity surviving or resulting from such transaction (or the ultimate parent entity thereof) or (B) in which a Person or “group” (as defined in the Exchange Act and the rules promulgated thereunder) directly or indirectly acquires beneficial or record ownership of securities representing 50% of the Party’s capital stock or (ii) a sale, lease, exchange transfer, license, acquisition or disposition of any business or other disposition of 50% of the assets of the Party or its Subsidiaries, taken as a whole, in a single transaction or a series of related transactions that (in each case of the foregoing clauses (i) and (ii)): (a) was not obtained or made as a direct or indirect result of a breach of (or in violation of) this Agreement (including Section 6.2(a)); and (b) is on terms and conditions that the Parent Board determines, in its reasonable, good faith judgment, after obtaining and taking into account the advice of its outside legal counsel and independent financial advisor: (x) is reasonably likely to be more favorable, from a financial point of view, to Parent’s stockholders, than the terms of the Share Contribution (taking into account any proposal by the Company and the Contributors to amend the terms of this Agreement pursuant to Section 6.5(c)); and (y) is reasonably capable of being consummated; provided, however, that any such offer shall not be deemed to be a “Superior Offer” if any financing required to consummate the transaction contemplated by such offer is not committed or is not reasonably capable of being obtained by such third party.

“Tax” (and, with correlative meaning, “Taxes” and “Taxable”) means (i) any net income, alternative or add-on minimum tax, gross income, estimated, gross receipts, sales, use, ad valorem, value added, transfer, franchise, fringe benefit, capital stock, profits, license, registration, withholding, payroll, social security (or equivalent), employment, unemployment, disability, excise, severance, stamp, occupation, premium, property (real, tangible

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or intangible), environmental or windfall profit tax, custom duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount (whether disputed or not) imposed by any Tax Authority or other Governmental Authority responsible for the imposition of any such tax, (ii) any obligation to remit or escheat unclaimed or abandoned property to a Governmental Authority, (iii) any Liability for the payment of any amounts of the type described in clause (i) of this sentence as a result of being a member of an affiliated, consolidated, combined, unitary or aggregate group for any Taxable period and (vi) any Liability for the payment of any amounts of the type described in clauses (i) through (iii) of this sentence as a result of being a transferee of or successor to any Person or as a result of any express or implied obligation to assume such Taxes or to indemnify any other Person.

“Tax Authority” means a Governmental Authority responsible for the imposition of any Tax (domestic or foreign).

“Tax Returns” means any return, statement, report or form (including estimated Tax returns and reports, withholding Tax returns and reports, any schedule or attachment, and information returns and reports) filed or required to be filed with respect to Taxes.

“Transactions” has the meaning set forth in the recitals.

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Annex A-2

AMENDMENT NO. 1 TO ACQUISITION AGREEMENT

This AMENDMENT NO. 1 TO ACQUISITION AGREEMENT (this “Amendment”), dated as of April 6, 2016, is entered into by and among Avalanche Biotechnologies, Inc., a Delaware corporation (“Parent”), Annapurna Therapeutics SAS, a French simplified joint stock company (the “Company”), and each of the persons listed as shareholders of the Company on the signature pages hereof (each, a “Contributor” and together, the “Contributors”). Parent, the Company and the Contributors shall collectively be referred to herein as the “Parties”. Capitalized terms used in this Amendment but not defined herein have the meanings ascribed to them in the Acquisition Agreement (as defined below).

WHEREAS, the Parties have previously entered into that certain Acquisition Agreement dated as of January 29, 2016 (the “Acquisition Agreement”);

WHEREAS, the Parties now desire to amend the Acquisition Agreement as set forth herein; and

WHEREAS, pursuant to Section 10.2 of the Acquisition Agreement, the Acquisition Agreement may be amended by the Parties by authorized action at any time pursuant to an instrument in writing signed by each of Parent, the Company and each of the Contributors.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Section 1. Amendments to the Acquisition Agreement.

(a) The first sentence of Section 1.1 is hereby amended by inserting the bold, underlined text and deleting the strickenthrough text as follows:

The Closing. Unless this Agreement is earlier terminated pursuant to the provisions of Section 8.1, the consummation of the Transactions (the “Closing”) shall take place remotely via the exchange of documents on the later of (i) April 15, 2016 or (ii) (a) as soon as reasonably possible after all of the conditions set forth in ARTICLE 7 of this Agreement have been satisfied or waived (other than those conditions that, by their terms, are intended to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions); provided, however, that the Company may delay the Closing up to five Business Days to the extent necessary to effect the drawdown of the Permitted Bridge Financing and the Convertible Debt Conversion or (b) such other time as Parent and the Company agree in writing.

(b) Section 4.3 of the Acquisition Agreement is hereby amended by inserting the bold, underlined text and deleting the strickenthrough text as follows:

Vote Required. The affirmative vote of ~~the holders of a majority of the outstanding shares~~ a majority of votes cast (excluding abstentions and broker non-votes) by the holders of Parent Common Stock at the Parent Stockholders’ Meeting at which a quorum is duly present is the only vote of the holders of any class or series of Parent’s capital stock necessary to approve the Parent Common Stock Issuance and the other Transactions (the “Required Parent Stockholder Vote”).

(c) Section 5.2(g) of the Acquisition Agreement is hereby amended by inserting the bold, underlined text and deleting the strickenthrough text as follows:

sell, assign, transfer, license, sublicense or otherwise dispose of any ~~Company~~ Intellectual Property (i) owned by Parent or (ii) that Parent has been granted the right to use (in each case other than non-exclusive licenses in the Ordinary Course of Business);

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(d) Section 6.11 of the Acquisition Agreement is hereby amended by inserting the bold, underlined text and deleting the strickenthrough text as follows:

Convertible Securities. The Company shall take all action required to effect prior to the Closing Date (a) the conversion of the Permitted Bridge Financing into Company ~~Common~~ Preferred Stock (the “Convertible Debt Conversion”) and (b) the repayment in full of any other outstanding convertible indebtedness of the Company and of its Subsidiaries.

(e) The second sentence of Section 6.12 is hereby amended by inserting the bold, underlined text and deleting the strickenthrough text as follows:

Prior to the Closing, but to be effective at the Closing, the Parent Board shall (i) increase the size of the Parent Board to permit the service of ~~nine (9)~~ seven (7) directors, (ii) elect ~~four (4)~~ three (3) designees selected by the Company as set forth on Schedule B-2 (with such designees, in the aggregate, expected to satisfy the requisite independence requirements for the Parent Board, pursuant to NASDAQ’s listing standards), each to serve as a member of the Parent Board in staggered classes to be agreed upon by Company and Parent prior to the Closing Date, and (iii) appoint each of the individuals set forth on Schedule B-1 attached hereto as officers of Parent, each to serve in such position as is set forth opposite his or her name ~~and (iv) appoint each of the directors set forth on Schedule B-2 to the committees of the Parent Board set forth opposite his or her name (with such director, in the aggregate, expected to satisfy the sophistication and independence requirements for the required committees of the Parent Board pursuant to NASDAQ’s listing standards).~~

(f) Schedule B-2 is hereby amended and replaced in its entirety by Schedule B-2 attached to this Amendment.

(g) The definition of “New Parent Shares” in Exhibit A to the Acquisition Agreement is hereby amended by inserting the bold, underlined text as follows:

“New Parent Shares” means 13,135,189 shares of Parent Common Stock; provided that, upon exercise of a Company Option by a holder thereof, the number of New Parent Shares shall be adjusted in a manner consistent with the method of calculation set forth in Schedule D hereto to take into account any additional number of newly issued shares of Parent Common Stock to be exchanged pursuant to Section 1.3(a)(ii) for Company Shares issued as a result of such exercise.

(h) Except for the amendments expressly set forth in this Section 1, the text of the Acquisition Agreement shall remain unchanged and in full force and effect.

Section 2. Further Amendment. The Acquisition Agreement may be further amended by the Parties at any time by compliance with Section 10.2 of the Acquisition Agreement.

Section 3. Governing Law. This Amendment, all acts and transactions pursuant hereto and all obligations of the Parties shall be governed by and construed in accordance with the laws of the state of Delaware (except where mandatory provisions of law, such as “dispositions d’ordre public” under French law, or any equivalent notion under other Applicable Law, would require the application of a different Applicable Law in order to adjudicate a particular dispute) without reference to such state’s principles of conflicts of law that would refer a matter to a different jurisdiction.

Section 4. Headings. Headings of the sections of this Amendment are for convenience of the Parties only and shall be given no substantive or interpretative effect whatsoever.

Section 5. Assignment. Neither this Amendment nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties (whether by operation of law or otherwise) without the prior written consent of the other Parties. Subject to the preceding sentence, this Amendment will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective permitted successors and assigns.

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Section 6. Counterparts. This Amendment may be executed in multiple counterparts, all of which shall together be considered one and the same agreement. The exchange of a fully executed Amendment (in counterparts or otherwise) by facsimile or by electronic delivery in .pdf format shall be sufficient to bind the Parties to the terms and conditions of this Amendment.

Section 7. Severability. Any term or provision of this Amendment that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Amendment or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Amendment is invalid or unenforceable, the Parties hereto agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Amendment shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the Parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

A2-3

IN WITNESS WHEREOF, Parent, the Company and each of the Contributors have caused this Amendment to be executed and delivered as of the date first written above.

PARENT:

AVALANCHE BIOTECHNOLOGIES, INC.

By:	/s/ Paul B. Cleveland
Name: Paul B. Cleveland
Title: President & Chief Executive Officer

COMPANY:

ANNAPURNA THERAPEUTICS SAS

By:	/s/ Amber Salzman
Name: Amber Salzman
Title: President & CEO

Signature Page to Amendment No. 1 to Acquisition Agreement

IN WITNESS WHEREOF, Parent, the Company and each of the Contributors have caused this Amendment to be executed and delivered as of the date first written above.

CONTRIBUTOR:

VERSANT CAPITAL IV (SWITZERLAND) GMBH

By:	/s/ Thomas Woiwode
Name: Thomas Woiwode
Title: Managing Director

CONTRIBUTOR:

FPCI FONDS BIOTHÉRAPIES

INNOVANTES ET MALADIES RARES
By: BPI FRANCE INVESTISSEMENT SAS

By:	/s/ Laurent Arthaud
Name: Laurent Arthaud
Title: Managing Director
BPIFRANCE
INVESTISSEMENT

CONTRIBUTOR:

INSERM TRANSFERT INITIATIVE SAS

By:	/s/ Francois Thomas
Name: Francois Thomas
Title: President & Managing Partner

Signature Page to Amendment No. 1 to Acquisition Agreement

CONTRIBUTOR:

AMBER SALZMAN

By:	/s/ Amber Salzman

CONTRIBUTOR:

RONALD CRYSTAL

By:	/s/ Ronald Crystal

CONTRIBUTOR:

HÉLÈNE PUCCIO

By:	/s/ Hélène Puccio

CONTRIBUTOR:

PATRICK AUBOURG

By:	/s/ Patrick Aubourg

CONTRIBUTOR:

PIERRE BOUGNERES

By:	/s/ Pierre Bougneres

Signature Page to Amendment No. 1 to Acquisition Agreement

Annex B

AVALANCHE BIOTECHNOLOGIES, INC.

SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

THIS SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (the “Agreement”) is entered into as of [                    ], 2016, by and among Avalanche Biotechnologies, Inc., a Delaware corporation (the “Company”) and the investors listed on Exhibit A hereto, referred to hereinafter as the “Investors” and each individually as an “Investor.”

RECITALS

WHEREAS, the Company and certain of the Stockholders have previously entered into that certain Investor Rights Agreement, dated as of September 7, 2010, as amended and restated by that certain Amended and Restated Investor Rights Agreement, dated as of April 16, 2014, by and among the Company and the parties thereto (the “Prior Agreement”), for the purpose of setting forth the terms and conditions pursuant to which certain Investors may cause the Company to register shares of Common Stock issuable to the Investors and certain other matters as set forth therein;

WHEREAS, the Company, Annapurna Therapeutics SAS, a French simplified joint stock company (société par actions simplifiée) (“Annapurna”), and those other persons parties thereto (the “New Holders”) have entered into that certain Acquisition Agreement, dated as of January 29, 2016 (as amended, the “Acquisition Agreement”), pursuant to which the Company acquired all outstanding shares of Annapurna in exchange for a number of newly issued shares of Common Stock specified in the Acquisition Agreement (the “Acquisition Transaction”);

WHEREAS, as an inducement for, and as a condition to, the Acquisition Transaction, the Company and the New Holders desire to deem each of the New Holders as an Investor, a Holder and a party hereunder, and to amend and restate the Prior Agreement in its entirety as set forth herein;

WHEREAS, pursuant to Section 5.10 of the Prior Agreement, the New Holders may become a party to this Agreement and be deemed as an Investor and a Holder in connection with the Acquisition Transaction in accordance with Section 4.6(c) of the Prior Agreement;

WHEREAS, pursuant to Section 5.5 of the Prior Agreement, the Prior Agreement may be amended or modified, and the obligations of the Company and the rights of the Holders (as defined in the Prior Agreement) under the Prior Agreement may be waived, only upon the written consent of the Company and (i) the holders of at least a majority of the then-outstanding Series A Preferred Stock (as defined in the Prior Agreement) and (ii) the holders of a majority of the then-outstanding Series B Preferred Stock (as defined in the Prior Agreement) (the “Prior Agreement Amendment Requirement”); and

WHEREAS, no shares of Series A Preferred Stock and no shares of Series B Preferred Stock are outstanding as of the date of this Agreement, and the execution of this Agreement by the Company and the New Holders satisfies the Prior Agreement Amendment Requirement.

NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. GENERAL.

1.1.	Definitions. As used in this Agreement the following terms shall have the following respective meanings:

(a)	“Acquisition” has the meaning ascribed to it in the Company’s Certificate of Incorporation as in effect as of the date hereof.

(b)	“Additional Holders” means all individuals set forth on Exhibit B.

(c)	“Affiliate” means any person or entity who or which, directly or indirectly, controls, is controlled by, or is under common control with the relevant Holder, including, without limitation, any general partner, managing partner, manager, member, officer or director of such Holder or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, shares the same management or advisory company with, or is otherwise affiliated with, such Holder; provided, however, that “Affiliate” with respect to those Holders that are advisory clients of Fidelity or T. Rowe Price shall include other funds and accounts managed by Fidelity or T. Rowe Price, respectively.

(d)	“Common Stock” means the common stock of the Company, par value $0.0001 per share.

(e)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(f)	“Fidelity” means Fidelity Management & Research Company and any successor or affiliated investment advisor to the Fidelity Investors.

(g)	“Fidelity Investors” means the Investors that are advisory clients of Fidelity with respect to holdings of shares in the Company. For the sake of clarity, as of the date hereof the Fidelity Investors marked with an asterisk on Exhibit A attached hereto.

(h)	“Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor or similar short-form registration statement under the Securities Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(i)	“Holder” means any record or beneficial owner of Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with Section 2.9 hereof.

(j)	“Preferred Stock” means shares of the Company’s Series A Preferred Stock and Series B Preferred Stock.

(k)	“Register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement by the SEC.

(l)	“Registrable Securities” means (i) shares of Common Stock issued upon conversion of the Preferred Stock prior to the date hereof, (ii) shares of Common Stock issued to the New Holders pursuant to the Acquisition Transaction, and (iii) any shares of Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such shares of Common Stock described in clauses (i) and (ii). Notwithstanding the foregoing, Registrable Securities shall not include any securities (x) sold by any person to the public either pursuant to a registration statement or Rule 144, (y) sold in a private transaction in which the transferor’s rights under Section 2 of this Agreement are not assigned, or (z) that are transferable without volume limitations pursuant to Rule 144.

(m)	“Registration Expenses” means all expenses incurred by the Company in complying with Sections 2.2, 2.3 and 2.4 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements not to exceed twenty-five thousand dollars ($25,000) of a single special counsel for the Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

(n)	“Rule 144” means Rule 144 promulgated under the Securities Act.

(o)	“SEC” or “Commission” means the U.S. Securities and Exchange Commission.

(p)	“Securities Act” means the Securities Act of 1933, as amended.

(q)	“Selling Expenses” means all underwriting discounts and selling commissions applicable to any sale of Registrable Securities.

(r)	“Special Registration Statement” means (i) any registration statement on Form S-8 or any similar form relating to any employee benefit plan, (ii) with respect to any corporate reorganization or transaction under Rule 145 of the Securities Act, any registration statement on Form S-4 or any similar form related to the issuance or resale of securities issued in such a transaction, or (iii) any registration statement related to securities issued upon conversion of debt securities.

(s)	“T. Rowe Price” means T. Rowe Price Associates, Inc. and any successor or affiliated investment advisor to the T. Rowe Price Investors.

(t)	“T. Rowe Price Investors” means the Investors that are advisory clients of T. Rowe Price with respect to holdings of shares in the Company. For the sake of clarity, the T. Rowe Price Investors as of the date hereof are marked with an asterisk on Exhibit A attached hereto.

SECTION 2. REGISTRATION; RESTRICTIONS ON TRANSFER.

2.1.	Restrictions on Transfer.

(a)	Each Holder agrees not to transfer or make any disposition of all or any portion of its Registrable Securities unless and until:

(i)	there is then in effect a registration statement under the Securities Act covering such proposed transfer or disposition and such transfer or disposition is made in accordance with such registration statement; or

(ii)	(A) the transferee has agreed in writing to be bound by the terms of this Agreement, (B) such Holder shall have notified the Company of the proposed disposition, and (C) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company (it being understood that internal securities counsel of T. Rowe Price shall be deemed acceptable for transfers by the T. Rowe Price Investors and internal securities counsel of Fidelity shall be deemed acceptable for transfers by the Fidelity Investors), that such transfer or disposition will not require registration of such transfer or disposed Registrable Securities under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144, except in unusual circumstances as determined in good faith by the Company. The Company will not require any transferee of any transfer or disposition made pursuant to Rule 144 to be bound by the terms of this Agreement if the shares of Common Stock so transferred do not remain Registrable Securities hereunder following such transfer (and clause (A) above shall not apply to such transfer or disposition).

(b)	Notwithstanding the provisions of subsection (a) above, no such restriction shall apply to a transfer by a Holder (i) that is a partnership transferring to its partners or former partners in accordance with partnership interests, (ii) that is a corporation transferring to a wholly owned subsidiary or a parent corporation that owns all of the capital stock of the Holder, (iii) that is a limited liability company transferring to its members or former members in accordance with their interest in the limited liability company, (iv) that is an individual transferring to such individual Holder’s family member or trust for the benefit of such individual Holder, (v) pursuant to a merger or reorganization of a U.S. registered mutual fund, (vi) by a T. Rowe Price Investor to any entity managed by its registered investment advisor, or (vii) by a Fidelity Investor to any entity managed by its registered investment advisor; provided that, in each case, the transferee shall agree in writing to be subject to the terms of this Agreement to the same extent as if such transferee were an original Holder hereunder.

(c)	Each certificate representing Registrable Securities shall be stamped or otherwise imprinted, and, in the case of Registrable Securities held in book-entry or other electronic form, the account at which such Registrable Securities are held shall be designated, with legends substantially similar to the following (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN INVESTOR RIGHTS AGREEMENT BY AND BETWEEN THE STOCKHOLDER AND THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

(d)	The Company shall be obligated to (i) remove such legend from any Registrable Securities or accounts in which such securities are held, as applicable, and (ii) reissue promptly unlegended Registrable Securities as necessary at the request of any Holder thereof, in each case, in connection with a sale of Registrable Securities by a Holder pursuant to Rule 144 and the Holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company (it being understood that internal securities counsel of T. Rowe Price shall be deemed acceptable for requests by the T. Rowe Price Investors and it being understood that internal securities counsel of Fidelity shall be deemed acceptable for requests by the Fidelity Investors) to the effect that the Registrable Securities proposed to be disposed of may lawfully be so disposed pursuant to Rule 144 without registration, qualification and legend; provided that the second legend listed above shall be removed only at such time as the Holder of such Registrable Securities is no longer subject to any restrictions hereunder or in connection with a transfer or disposition in which the shares of Common Stock so transferred do not remain Registrable Securities hereunder following such transfer.

(e)	Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal or upon delivery of opinion of counsel reasonably acceptable to the Company (it being understood that internal securities counsel of the T. Rowe Price shall be deemed acceptable with respect to the T. Rowe Price Investors) to the effect that such legend may be removed.

2.2.	Demand Registration.

(a)	Subject to the conditions of this Section 2.2, if the Company shall receive a written request from the Holders of a majority of the Registrable Securities (the “Initiating Holders”) that the Company file a registration statement under the Securities Act covering the registration of at least a majority of the Registrable Securities then outstanding (or a lesser percent if the anticipated aggregate offering price, net of underwriting discounts and commissions, would exceed $10,000,000), then the Company shall, within thirty (30) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 2.2, effect, as expeditiously as reasonably possible, the registration under the Securities Act of all Registrable Securities that all Holders request to be registered. Any registration statement filed by the Company pursuant to this Section 2.2 shall be on Form S-3 whenever the Company is qualified to use such form.

(b)	If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwritten offering, they shall so advise the Company as a part of their request made pursuant to this Section 2.2 or any request pursuant to Section 2.4, and the Company shall include such information in the written notice referred to in Section 2.2(a) or Section 2.4(a), as applicable. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwritten offering to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwritten offering shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Holders of a majority of the Registrable Securities held by all Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 2.2 or Section 2.4, if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be offered in the applicable underwritten offering (including Registrable Securities), then the Company shall so advise all Holders of Registrable Securities that would otherwise be offered in such underwritten offering, and the number of Registrable Securities that may be included in such underwritten offering shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders). Any Registrable Securities excluded or withdrawn from such underwritten offering shall be withdrawn from the registration.

(c)	The Company shall not be required to effect a registration pursuant to this Section 2.2:

(i)	after the Company has effected two (2) registrations pursuant to this Section 2.2, and such registrations have been declared or ordered effective;

(ii)	during the period starting with the date of filing of, and ending on the date one hundred eighty (180) days following the effective date of the registration statement pertaining to a public offering, other than pursuant to a Special Registration Statement; provided that the Company makes reasonable good faith efforts to cause such registration statement to become effective;

(iii)	if within thirty (30) days of receipt of a written request from Initiating Holders pursuant to Section 2.2(a), the Company gives notice to the Holders of the Company’s intention to file a registration statement for a public offering, other than pursuant to a Special Registration Statement within ninety (90) days;

(iv)	if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 2.2 a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Initiating Holders; provided that such right to delay a request shall be exercised by the Company not more than twice in any twelve (12) month period;

(v)	if the Initiating Holders propose to dispose of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.4 below; or

(vi)	in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

2.3.	Piggyback Registrations. The Company shall notify all Holders and Additional Holders in writing at least fifteen (15) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding Special Registration Statements) and will afford each such Holder or Additional Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder or Additional Holder. Each Holder or Additional Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within fifteen (15) days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder or Additional Holder. If a Holder or Additional Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder or Additional Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein. For purposes of this Section 2.3 only, the shares of Common Stock set forth opposite each Additional Holder’s name on Exhibit B shall be deemed Registrable Securities.

(a)

Underwriting. If the registration statement for which the Company gives notice under this Section 2.3 is for an underwritten offering, the Company shall so advise the Holders and Additional Holders of Registrable Securities. In such event, the right of any such Holder or Additional Holder to include Registrable Securities in a registration pursuant to this Section 2.3 shall be conditioned upon such Holder or Additional Holder’s participation in such underwritten offering and the inclusion of such Holder or Additional Holder’s Registrable Securities in such underwritten offering to the extent provided herein. All Holders or Additional Holders proposing to distribute their Registrable Securities through such underwritten offering shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of securities to be offered in such underwritten offering, the number of securities that may be included in the underwritten offering shall be allocated, (i) first, to the Company; (ii) second, to the Holders on a pro rata basis based on the total number of Registrable Securities held by the Holders; (iii) third, to the Additional Holders on a pro rata basis based on the total number of Registrable Securities held by the Additional Holders; and (iv) fourth, to any stockholder of the Company (other than a Holder) on a pro rata basis. If any Holder or Additional Holder disapproves of the terms of any such underwritten offering, such Holder or Additional Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder or Additional Holder that is a partnership, limited liability company or corporation, the partners, retired partners, members, retired members and stockholders of such Holder or Additional Holder, or the estates and family members of any such partners, retired partners, members and retired members, and any trusts for the benefit of any of the foregoing person shall be deemed to be a single Holder or Additional Holder, as applicable, and any pro rata reduction with respect to such Holder or Additional Holder shall be based upon the aggregate amount of Registrable Securities entitled to registration rights under this Agreement that are owned by all entities and individuals included in such Holder or Additional Holder, as defined in this sentence. The T. Rowe Price Investors and Fidelity Investors, respectively, shall each be deemed to be a single “Holder,” for purpose of any pro rata reduction under this

Section 2.2(a) and any such pro rata reduction with respect to any such “Holder” shall be based upon the aggregate amount of Registrable Securities entitled to registration rights under this Agreement that are owned by all entities and individuals included in such “Holder,” as defined in this sentence.

(b)	Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.3 whether or not any Holder or Additional Holder has elected to include their Registrable Securities in such registration, and shall promptly notify any Holder or Additional Holder that has elected to include their Registrable Securities in such registration of such termination or withdrawal. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.5 hereof.

2.4.	Form S-3 Registration. In case the Company shall receive from any Holder or Holders of Registrable Securities a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company shall:

(a)	promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

(b)	as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.4:

(i)	if Form S-3 is not available to the Company for such offering by the Holders, or

(ii)	if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than one million dollars ($1,000,000), or

(iii)	if within thirty (30) days of receipt of a written request from any Holder or Holders pursuant to this Section 2.4, the Company gives notice to such Holder or Holders of the Company’s intention to make a public offering within ninety (90) days, other than pursuant to a Special Registration Statement;

(iv)	if the Company shall furnish to the Holders a certificate signed by the Chairman of the Board of Directors of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than one hundred twenty (120) days after receipt of the request of the Holder or Holders under this Section 2.4; provided that such right to delay a request shall be exercised by the Company not more than twice in any twelve (12) month period, or

(v)	if the Company has already effected two (2) registrations on Form S-3 for the Holders pursuant to this Section 2.4, or

(vi)	in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

(c)	Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the requests of the Holders. Registrations effected pursuant to this Section 2.4 shall not be counted as demands for registration or registrations effected pursuant to Section 2.2. All Registration Expenses incurred in connection with registrations requested pursuant to this Section 2.4 after the first two (2) registrations shall be paid by the selling Holders pro rata in proportion to the number of Registrable Securities to be sold by each such Holder in any such registration.

2.5.	Expenses of Registration. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 2.2, 2.3 or 2.4 herein shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 2.2 or 2.4, the request of which has been subsequently withdrawn by the Initiating Holders, unless (a) the withdrawal is based upon material adverse information concerning the Company of which the Initiating Holders were not aware at the time of such request or (b) the Holders of a majority of Registrable Securities agree to deem such registration to have been effected as of the date of such withdrawal for purposes of determining whether the Company shall be obligated pursuant to Section 2.2(c)(i) or 2.4(b)(v), as applicable, to undertake any subsequent registration, in which event such right shall be forfeited by all Holders. If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting such registration in proportion to the number of securities for which registration was requested. If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to clause (a) above, then such registration shall not be deemed to have been effected for purposes of determining whether the Company shall be obligated pursuant to Section 2.2(c)(i) or 2.4(b)(v), as applicable, to undertake any subsequent registration.

2.6.	Obligations of the Company. Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)

prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to thirty (30) days (to be measured from the expiration of any lockup period related to such registration, if applicable) or, if earlier, until the Holder or Holders have completed the distribution related thereto; provided, however, that at any time, upon written notice to the participating Holders and for a period not to exceed sixty (60) days thereafter (the “Suspension Period”), the Company may delay the filing or effectiveness of any registration statement or suspend the use or effectiveness of any registration statement (and the Initiating Holders hereby agree not to offer or sell any Registrable Securities pursuant to such registration statement during the Suspension Period) if the Company reasonably believes that there is or may be in existence material nonpublic information or events involving the Company, the failure of which to be disclosed in the prospectus included in the registration statement could result in a Violation (as defined below). In the event that the Company shall exercise its right to delay or suspend the filing or effectiveness of a registration hereunder, the applicable time period during which the registration statement is to remain effective shall be extended by a period of time equal to the duration of the Suspension Period. The Company may extend the Suspension Period for an additional consecutive sixty (60) days with the consent of the holders of a majority of the Registrable Securities registered under the applicable registration statement, which consent shall not be unreasonably withheld. If so directed by the Company, all Holders registering Registrable Securities under such registration statement shall (i) not offer to sell any Registrable Securities pursuant to the registration statement during the period in which the delay or suspension is in effect after receiving notice of such delay or suspension; and (ii) use their best efforts to deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such

Holders’ possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. Notwithstanding the foregoing, the Company shall not be required to file, cause to become effective or maintain the effectiveness of any registration statement other than a registration statement on Form S-3 that contemplates a distribution of securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

(b)	Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in Section 2.6(a) above.

(c)	Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d)	Use its reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e)	In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such underwriting agreement.

(f)	Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. The Company will use reasonable efforts to amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g)	Use its reasonable efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

(h)	Comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months, but not more than eighteen (18) months, beginning with the first month after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any comparable successor provisions).

2.7.	Delay of Registration; Furnishing Information.

(a)	No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

(b)	It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.2, 2.3 or 2.4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

(c)	The Company shall have no obligation with respect to any registration requested pursuant to Section 2.2 or Section 2.4 if the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such registration as specified in Section 2.2 or Section 2.4, whichever is applicable.

2.8.	Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 2.2, 2.3 or 2.4:

(a)	To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, members, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”) by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement or incorporated reference therein, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will reimburse each such Holder, partner, member, officer, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, member, officer, director, underwriter or controlling person of such Holder or underwriter.

(b)

To the extent permitted by law, each Holder severally and not jointly, will, if Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any of the following statements: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement or incorporated reference therein, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act (collectively, a “Holder Violation”), in each case to the extent (and only to the extent) that such Holder Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Holder Violation; provided, however, that the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, further, that in no event shall any indemnity under this Section 2.8 exceed the net proceeds from the offering received by such Holder when combined with any amounts contributed under Section 2.8(d) by such Holder.

(c)	Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses thereof to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.8 to the extent, and only to the extent, prejudicial to its ability to defend such action, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.8.

(d)	If the indemnification provided for in this Section 2.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) or Holder Violation(s), as the case may be, that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided that in no event shall any contribution by a Holder hereunder exceed the proceeds from the offering received by such Holder.

(e)	The obligations of the Company and Holders under this Section 2.8 shall survive completion of any offering of Registrable Securities pursuant to a registration statement and, with respect to liability arising from an offering to which this Section 2.8 would apply that is covered by a registration statement filed before termination of this Agreement, such termination. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

2.9.	Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by a Holder to a transferee or assignee of Registrable Securities (for so long as such securities remain Registrable Securities) that (a) is a subsidiary, parent, general partner, limited partner, retired partner, member or retired member, or stockholder of a Holder that is a corporation, partnership or limited liability company, (b) is a Holder’s family member or trust for the benefit of an individual Holder, (c) acquires at least 25,000 shares of Registrable Securities (as adjusted for stock splits and combinations), or (d) pursuant to a transfer permitted under Section 2.1(a) or (b) above; provided, however, (i) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned, and (ii) such transferee shall agree to be subject to all restrictions set forth in this Agreement.

2.10.	Limitation on Subsequent Registration Rights. After the date of this Agreement, the Company shall not, without the prior written consent of a majority of the Holders of then-outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder rights to demand the registration of shares of the Company’s capital stock, or to include such shares in a registration statement that would reduce the number of shares includable by the Holders.

2.11.	Lockup Agreement. Each Holder hereby agrees that, if requested by the managing underwriter(s) of an underwritten public offering, such Holder shall enter into lock-up agreements with such managing underwriter(s) that provides for restrictions on such Holder’s ability to sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock (or other securities) of the Company held by such Holder immediately before the effective date of the registration statement for such underwritten public offering during a period lasting no longer than 90 days following the date of the final prospectus for such underwritten public offering, except as otherwise agreed to by the managing underwriter(s) and except for sales made as part of such underwritten public offering and such other exceptions for dispositions and other transfers as may be agreed upon by such Holder and the managing underwriter(s) in connection with such underwritten public offering. The obligations described in this Section 2.11 shall not apply to any Special Registration Statements.

2.12.

Agreement to Furnish Information. Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriters that are consistent with the Holder’s obligations under Section 2.11 or that are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of any underwritten public offering of Common Stock (or other securities) of the Company, each Holder shall provide, within ten (10) days of such request, such information as may be reasonably required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act. The obligations described in Section 2.11 and this Section 2.13 shall not apply to a Special Registration Statement. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said day period. Each Holder agrees that any transferee of any Registrable Securities shall be bound by Section 2.11 and this Section 2.13. The underwriters of the Company’s stock are intended third party beneficiaries of Section 2.11 and shall have the right, power and authority to enforce the provisions of Section 2.11 as though they were a party hereto.

2.13.	Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

(a)	Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act;

(b)	File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

(c)	So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of the Exchange Act; a copy of the most recent annual or quarterly report of the Company filed with the Commission; and such other reports and documents as a Holder may reasonably request in connection with availing itself of any rule or regulation of the SEC allowing it to sell any such Registrable Securities without registration.

2.14.	Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Section 2.2, Section 2.3, or Section 2.4 hereof shall terminate upon the earlier of: (i) August 5, 2017; or (ii) such time as such Holder, as reflected on the Company’s list of stockholders, holds less than 1% of the Company’s outstanding Common Stock and all Registrable Securities of the Company held by and issuable to such Holder (and its Affiliates) may be sold pursuant to Rule 144 during any ninety (90) day period without limitation. Upon such termination, such shares shall cease to be Registrable Securities hereunder for all purposes.

SECTION 3. COVENANTS OF THE COMPANY.

3.1.	Confidentiality of Records. Each Investor agrees to use the same degree of care as such Investor uses to protect its own confidential information to keep confidential any information furnished to such Investor hereof that the Company identifies as being confidential or proprietary (so long as such information is not in the public domain), except that such Investor may disclose such proprietary or confidential information (a) to any registered investment advisor, partner, limited partner, prospective partner or limited partner, subsidiary or parent of such Investor as long as such registered investment advisor, partner, limited partner, prospective partner or limited partner, subsidiary or parent is advised of and agrees or has agreed to be bound by the confidentiality provisions of this Section 3.1 or comparable restrictions; (b) at such time as it enters the public domain through no fault of such Investor; (c) that is communicated to it free of any obligation of confidentiality; (d) that is developed by Investor or its agents independently of and without reference to any confidential information communicated by the Company; or (d) as required by applicable law. For the sake of clarity, nothing contained in this Section 3.1 shall in any way restrict or impair the obligations of T. Rowe Price or Fidelity, to report the investment of its respective advisory clients (as Investors) in the Company in accordance with applicable laws and regulations, without any requirement of prior notice to the Company.

3.2.	Directors’ Liability and Indemnification. The Company’s Certificate of Incorporation and Bylaws shall provide (a) for elimination of the liability of director to the maximum extent permitted by law and (b) for indemnification of directors for acts on behalf of the Company to the maximum extent permitted by law.

3.3.	Publicity. The Company shall not use the name or trademarks of (a) T. Rowe Price or the T. Rowe Price Investors or (b) Fidelity or the Fidelity Investors without the prior review and written consent of T. Rowe Price or Fidelity, respectively.

SECTION 4. MISCELLANEOUS.

4.1.	Governing Law. This Agreement shall be governed by and construed under the laws of the State of California in all respects as such laws are applied to agreements among California residents entered into and to be performed entirely within California, without reference to conflicts of laws or principles thereof. The parties agree that any action brought by either party under or in relation to this Agreement, including without limitation to interpret or enforce any provision of this Agreement, shall be brought in, and each party agrees to and does hereby submit to the jurisdiction and venue of, any state or federal court located in the County of Santa Clara, California. THE PARTIES TO THIS AGREEMENT HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THEIR RIGHT TO A TRIAL BY JURY WITH RESPECT TO DISPUTES ARISING UNDER THIS AGREEMENT AND THE RELATED AGREEMENTS AND CONSENT TO A BENCH TRIAL WITH THE APPROPRIATE JUDGE ACTING AS THE FINDER OF FACT.

4.2.	Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, assigns, heirs, executors, and administrators and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such securities in its records as the absolute owner and holder of such securities for all purposes, including the payment of dividends or any redemption price.

4.3.	Entire Agreement. This Agreement, the Exhibits and Schedules hereto and the other documents delivered pursuant thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein and therein. Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement. The Prior Agreement is hereby amended in its entirety and restated herein, and all provisions of, rights granted and covenants made in the Prior Agreement are hereby waived, released and superseded in their entirety and shall have no further force or effect.

4.4.	Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

4.5.	Amendment and Waiver.

(a)	Except as otherwise expressly provided, this Agreement may be amended or modified, and the obligations of the Company and the rights of the Holders under this Agreement may be waived, only upon the written consent of the Company and the Holders of at least a majority of the then-outstanding Registrable Securities.

(b)	Notwithstanding the foregoing, any amendment, modification or waiver that adversely affects the rights of an Investor in a manner that is materially different than the effect on the rights of the other Investors shall also require the written consent of such adversely affected Investor.

(c)	For the purposes of determining the number of Holders or Investors entitled to vote or exercise any rights hereunder, the Company shall be entitled to rely solely on the list of record holders of its Common Stock as maintained by or on behalf of the Company.

4.6.	Delays or Omissions. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any party, upon any breach, default or noncompliance by another party under this

Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any party’s part of any breach, default or noncompliance under the Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

4.7.	Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or Exhibit A hereto or at such other address or electronic mail address as such party may designate by ten (10) days advance written notice to the other parties hereto.

4.8.	Attorneys’ Fees. In the event that any suit or action is instituted under or in relation to this Agreement, including without limitation to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

4.9.	Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

4.10.	Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

4.11.	Aggregation of Stock. All shares of Registrable Securities held or acquired by entities or persons that are Affiliates of each other shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

4.12.	Pronouns. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

4.13.	Termination. This Agreement shall terminate and be of no further force or effect upon the earlier of (i) an Acquisition; or (ii) August 5, 2017.

4.14.	Specific Performance. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, each Investor shall be entitled to seek specific performance of the agreements and obligations of the Company hereunder and to such other injunction or other equitable relief as may be granted by a court of competent jurisdiction, without having to prove actual damages or that monetary damages would be inadequate.

[THIS SPACE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:

AVALANCHE BIOTECHNOLOGIES, INC.

By:
Name:
Title:

Address:	1035 O’Brien Drive
Menlo Park, CA 94025
Attention: Chief Executive Officer

NEW INVESTORS:

[NEW INVESTOR]

By:
Name:
Title:

Annex C

SUPPORT AND VOTING AGREEMENT

This SUPPORT AND VOTING AGREEMENT, dated as of January 29, 2016 (the “Agreement”), is entered into by and among Annapurna Therapeutics SAS, a French simplified joint stock company (the “Company”), and the undersigned, a common stockholder of Avalanche Biotechnologies, Inc., a Delaware corporation (the “Stockholder” and together with the Company, the “Parties” and each, a “Party”).

RECITALS

WHEREAS, concurrently herewith, the Company, Parent, the Contributors and the Contributors’ Representative are entering into an Acquisition Agreement (the “Acquisition Agreement”), pursuant to which the Contributors shall effect the Share Contribution in exchange for newly issued shares of Parent Common Stock issued by Parent to the Contributors upon the terms and subject to the conditions set forth in the Acquisition Agreement (capitalized terms used but not defined herein shall have the meaning ascribed thereto in the Acquisition Agreement);

WHEREAS, the Stockholder or one of its, his or her controlled affiliates (“Controlled Affiliates”; “controlled” and “affiliate” as defined under the Exchange Act) is the record or beneficial owner (as determined under Rule 13d-3 of the Exchange Act) of shares of Parent Common Stock (“Shares”) as set forth on Schedule A hereto (the Shares set forth on Schedule A and any additional Shares of which the Stockholder or any of its Controlled Affiliates acquires record or beneficial ownership after the date hereof, including, without limitation, by direct or indirect purchase, grant or award, or following any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of Parent affecting the Parent Common Stock, the Stockholder’s “Covered Shares”);

WHEREAS, as a condition of and inducement to the Company and the Contributors’ willingness to enter into the Acquisition Agreement and to proceed with the Transactions contemplated thereby, the Company has required the Stockholder to enter into this Agreement; and

WHEREAS, the Stockholder acknowledges that each of the Company and the Contributors is entering into the Acquisition Agreement in reliance on the representations, warranties, covenants and other agreements of the Stockholder set forth in this Agreement and would not enter into the Acquisition Agreement but for the execution and delivery of this Agreement by the Stockholder.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.

Agreement to Vote. Subject to the terms hereof, at the Parent Stockholders’ Meeting or any other meeting of the stockholders of the Parent (whether annual or special and whether or not an adjourned or postponed meeting), however called, except as otherwise approved in writing by the Company, the Stockholder (solely in its, his or her capacity as a stockholder of Parent) irrevocably and unconditionally agrees that it, he or she shall and shall cause the holder of record of any Covered Shares to (a) appear at such meeting or otherwise cause the Covered Shares to be counted as present thereat for the purpose of establishing a quorum for such meeting and (b) vote, or cause to be voted at such meeting, all Covered Shares (i) in favor of the Parent Common Stock Issuance and any other matters necessary for consummation of the Transactions contemplated in the Acquisition Agreement (including, for the avoidance of doubt, following a Parent Board Adverse Recommendation Change), (ii) in favor of any proposal to adjourn the meeting of the stockholders of the Parent to solicit additional proxies to be voted in favor of the Parent Common Stock Issuance and (iii) against (A) any Acquisition Proposal in respect of Parent (“Parent Acquisition Proposal”) or (B) any other action, agreement or transaction that is intended to or would reasonably be expected to prevent or nullify any provision of this Agreement or impede, interfere with, delay, postpone or adversely affect the Transactions or any other obligation or agreement of Parent under the Acquisition Agreement.

2.	No Solicitation. The Stockholder (solely in its, his or her capacity as a stockholder of Parent) hereby covenants and agrees that it shall not and shall not authorize or permit its, his or her Controlled Affiliates or Representatives to, directly or indirectly, as applicable, (a) solicit, initiate, seek, entertain, knowingly encourage, facilitate, support or induce the making, submission or announcement of any inquiry, expression of interest, proposal or offer that constitutes, or would reasonably be expected to lead to a Parent Acquisition Proposal, (b) enter into, knowingly participate in, maintain or continue any communications (except solely to provide written notice as to the existence of these provisions) or negotiations regarding, or deliver or make available to any Person any non-public information with respect to, or take any other action regarding, any inquiry, expression of interest, proposal or offer that constitutes, or would reasonably be expected to lead to, a Parent Acquisition Proposal, except for the purpose of complying with Applicable Law, (c) agree to, accept, approve, endorse or recommend (or publicly propose or announce any intention or desire to agree to, accept, approve, endorse or recommend) any Parent Acquisition Proposal, (d) enter into any letter of intent, term sheet, merger agreement, acquisition agreement, option agreement or any other Contract contemplating or otherwise relating to any Parent Acquisition Proposal, (e) submit any Acquisition Proposal to the vote of any shareholders of the Company or (f) enter into any other transaction or series of transactions, the consummation of which would impede, interfere with, prevent or delay, or would reasonably be expected to impede, interfere with, prevent or delay, the consummation of the Share Contribution or the other Transactions. Notwithstanding the foregoing, nothing herein shall prevent any Stockholder or any Representative thereof from taking or participating in any action otherwise precluded pursuant to this Agreement that such person is entitled to take pursuant to the Acquisition Agreement in his or her capacity as an officer or director of the Parent.

3.	No Disposition or Adverse Act. The Stockholder hereby covenants and agrees that, except as contemplated by this Agreement, the Stockholder shall not (a) offer to Transfer (as defined below), Transfer or consent to any Transfer of any or all of the Covered Shares or any interest therein without the prior written consent of the Company (other than Transfers by operation of law, in which case this Agreement shall bind the transferee), (b) enter into any contract, option or other agreement or understanding with respect to any Transfer of all or any of the Covered Shares or any interest therein, (c) grant any proxy, power-of-attorney or other authorization in or with respect to any or all of the Covered Shares or enter into any voting agreement, voting trust or similar agreement with respect to the Covered Shares other than as required to effect the Stockholder’s obligations hereunder. Any attempted Transfer of Covered Shares or interest therein in violation of this Section 3 shall be null and void. Notwithstanding the foregoing, the Stockholder may Transfer Covered Shares under a trading plan pursuant to Rule 10b5-1 under the Exchange Act that is in existence as of the date of this Agreement. “Transfer” means, with respect to any Covered Shares, the transfer, pledge, hypothecation, encumbrance, assignment or other disposition (whether by sale, merger, consolidation, liquidation, dissolution, dividend, distribution or otherwise) of such Covered Share or the beneficial ownership thereof.

4.	Termination. This Agreement shall terminate upon the earliest of (a) the Closing, (b) the termination of the Acquisition Agreement in accordance with its terms and (c) the date on which none of the Stockholder nor any of its, his or her Controlled Affiliates beneficially owns any Covered Shares (such earliest date, the “Termination Date”); provided, that the provisions set forth in Sections 7 through 21 shall survive the termination of this Agreement; provided, further, that any liability incurred by any Party hereto as a result of a breach of a term or condition of this Agreement prior to such termination shall survive the termination of this Agreement.

5.	Representations and Warranties of Stockholders. The Stockholder hereby represents and warrants to the Company as follows:

(a) Schedule A accurately and completely sets forth as of the date hereof the Shares of Parent Common Stock of which the Stockholder or any of its, his or her Controlled Affiliates is the record or beneficial owner and the Stockholder or its, his or her Controlled Affiliate, as applicable, has good and valid title to the Shares, free and clear of all liens, charges, encumbrances, voting agreements and commitments of every kind, except as disclosed on Schedule A, and sole voting power with respect to all of the Covered Shares with no limitations, qualifications or restrictions.

(b) The Stockholder has full legal power and capacity to execute and deliver this Agreement and to perform its, his or her obligations hereunder. This Agreement has been duly and validly executed and delivered by the Stockholder and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

(c) The Stockholder understands and acknowledges that the Company and the Contributors are entering into the Acquisition Agreement in reliance upon the Stockholder’s execution and delivery of this Agreement and the representations, warranties and covenants of the Stockholder contained herein.

6.	Non-Survival of Representations and Warranties. The representations and warranties of the Stockholder contained herein shall not survive the Termination Date.

7.	Capacity as Stockholder. This Agreement is entered into by the Stockholder in its, his or her capacity as owner of the Shares. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall limit or restrict the Stockholder, or any of its Controlled Affiliates, Representatives or designees, who serves as a director or officer of Parent in acting in his or her capacity as director or officer of Parent and exercising his or her fiduciary duties and other legal obligations and responsibilities as a director or officer of Parent. For the avoidance of doubt, the undersigned acknowledges and agrees that nothing in this Section 7 shall permit the Stockholder to take any action in its, his or her capacity as owner of Shares that is otherwise prohibited by the express terms of this Agreement.

8.	Amendment. Subject to Applicable Law, the Parties may amend this Agreement by authorized action at any time pursuant to an instrument in writing signed by each of the Stockholder and the Company.

9.	Extension; Waiver. At any time at or prior to the Closing, any Party may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other Parties owed to such Party, (b) waive any inaccuracies in the representations and warranties made to such Party contained herein or in any document delivered pursuant hereto or (c) waive any breaches of any of the covenants, agreements, obligations or conditions for the benefit of such Party contained herein. Without limiting the generality or effect of the preceding sentence, no failure to exercise or delay in exercising any right under this Agreement shall constitute a waiver of such right, and no waiver of any breach or default shall be deemed a waiver of any other breach or default of the same or any other provision herein.

10.	Entire Agreement; Parties in Interest. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including all schedules, (a) constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof and (b) are not intended to confer, and shall not be construed as conferring, upon any Person other than the Parties any rights or remedies hereunder.

11.

Notices. Any notice or other communication required or permitted to be delivered to any Party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered by hand, by courier or express delivery service (with tracking capability) or by facsimile to the address or facsimile telephone number set forth beneath the name of such Party below (or to such other address or facsimile telephone number as such Party shall have specified in a written notice given to the other Parties):

(i)	If to the Stockholder, to:

[STOCKHOLDER]

[ADDRESS]

[TELEPHONE]

[FACSIMILE]

with a copy (which shall not constitute notice) to:

[                     ]

(ii)	If to the Company, to:

Annapurna Therapeutics SAS

3711 Market Street, Suite 800

Philadelphia, Pennsylvania 19104

Attention: President

Telephone: (610) 659-1098

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate Meagher & Flom LLP

500 Boylston Street, 23rd Floor

Boston, MA 02116

Attention: Graham Robinson

Facsimile: (617)-573-4822

12.	Disclosure; Cooperation. The Stockholder hereby authorizes the Company and the Parent to publish and disclose in any announcement or disclosure required by the SEC and in the Proxy Statement the Stockholder’s identity and ownership of the Covered Shares and the nature of the Stockholder’s obligations under this Agreement. Each Party further agrees to cooperate fully with the other Party and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by the other Party to evidence or reflect the Transactions and to carry out the intent and purposes of this Agreement.

13.	Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the Parties hereto agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the Parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

14.

Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity, and each of the Parties hereto waives any bond, surety or other security that might be required of any other Party with respect thereto.

15.	Governing Law. This Agreement, all acts and transactions pursuant hereto and all obligations of the Parties shall be governed by and construed in accordance with the laws of the state of Delaware (except where mandatory provisions of law, such as “dispositions d’ordre public” under French law, or any equivalent notion under other Applicable Law, would require the application of a different Applicable Law in order to adjudicate a particular dispute) without reference to such state’s principles of conflicts of law that would refer a matter to a different jurisdiction.

16.	Arbitration. ANY DISPUTE (INCLUDING A DISPUTE RELATING TO ANY NON-CONTRACTUAL OBLIGATION) ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT (INCLUDING A DISPUTE RELATING TO ITS EXISTENCE, VALIDITY OR TERMINATION OR THE CONSEQUENCES OF ITS NULLITY) (A “DISPUTE”) SHALL BE EXCLUSIVELY AND DEFINITIVELY SETTLED BY ARBITRATION PURSUANT TO THE RULES OF ARBITRATION OF THE INTERNATIONAL CHAMBER OF COMMERCE (ICC) (THE “RULES”), WHICH RULES ARE INCORPORATED BY REFERENCE INTO THIS SECTION 16. THE ARBITRAL TRIBUNAL SHALL CONSIST OF THREE ARBITRATORS, ALL OF WHOM ARE ALSO FLUENT IN FRENCH, APPOINTED ACCORDING TO THESE RULES. THE ARBITRATORS SHALL DECIDE ACCORDING TO THE GOVERNING LAW SPECIFIED IN SECTION 15 ABOVE. THE LANGUAGE OF THE ARBITRATION SHALL BE ENGLISH. THE PLACE OF ARBITRATION SHALL BE PARIS, FRANCE.

17.	Attorneys’ Fees. Except as provided herein, if any Legal Proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any Party, the prevailing Party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the prevailing Party may be entitled).

18.	Headings. Headings of the sections of this Agreement and the schedules are for convenience of the Parties only and shall be given no substantive or interpretative effect whatsoever.

19.	Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties (whether by operation of law or otherwise) without the prior written consent of the other Parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective permitted successors and assigns.

20.	Counterparts. This Agreement may be executed in multiple counterparts, all of which shall together be considered one and the same agreement. The exchange of a fully executed Agreement (in counterparts or otherwise) by facsimile or by electronic delivery in .pdf format shall be sufficient to bind the Parties to the terms and conditions of this Agreement.

21.	Interpretation. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Agreement.

[The remainder of this page intentionally is left blank.]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the date first written above.

ANNAPURNA THERAPEUTICS SAS

By:
Name: Title:

[STOCKHOLDER]

[SIGNATURE PAGE TO SUPPORT AND VOTING AGREEMENT]

Annex D

January 29, 2016

Board of Directors

Avalanche Biotechnologies, Inc.

1035 O’Brien Drive, A

Menlo Park, CA 94025

Members of the Board:

In your capacity as members of the Board of Directors (the “Board of Directors”) of Avalanche Biotechnologies, Inc. (the “Parent”), you have requested our opinion (the “Opinion”), as investment bankers, as to the fairness, from a financial point of view, to the Parent, of the Consideration (as defined below) to be paid pursuant to the terms of that certain Acquisition Agreement, to be dated as of January 29, 2016 (the “Agreement”), by and among Annapurna Therapeutics SAS (the “Company”), each of the persons listed therein as shareholders of the Company (each, a “Contributor” and together, the “Contributors”), Shareholder Representative Services LLC, acting in its capacity as the Contributors’ representative in connection with the transactions contemplated therein (the “Transaction”), and the Parent.

As more specifically set forth in the Agreement, and subject to the terms, conditions and adjustments set forth in the Agreement, each Contributor will contribute, transfer, assign and deliver to the Parent, and the Parent will accept and receive from such Contributor, all issued and outstanding capital stock of the Company (“Company Shares”) owned by such Contributor, in exchange for, for each Company Share, 9.5615 newly issued shares of the common stock of the Parent, par value $0.0001 per share (the “Parent Common Stock”) (such stock consideration to be paid by the Parent in the Transaction herein referred to as the “Consideration”).

Cowen and Company, LLC (“we” or “Cowen”), as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the ordinary course of our business, we and our affiliates may actively trade the securities of the Parent for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

We are acting as exclusive financial advisor to the Board of Directors of the Parent in connection with the Transaction and will receive a fee from the Parent for our services pursuant to the terms of our engagement letter with the Parent (the “Engagement Letter”), dated as of December 17, 2015, a significant portion of which is contingent upon the consummation of the Transaction. We will also receive a fee for providing this Opinion. In addition, the Parent has agreed to reimburse our expenses and indemnify us for certain liabilities that may arise out of our engagement. In the two years preceding the date of this Opinion, Cowen has served as a placement agent in the Parent’s pre-IPO private placement and as a joint-bookrunner for the Parent’s IPO and follow-on offerings and has received fees for the rendering of such services. In addition, an affiliate of Cowen owns approximately 0.8% of the Parent Common Stock and certain senior deal team members, together with senior management of Cowen, collectively own approximately 0.04% of the Parent Common Stock. Cowen has not had a material relationship with the Company or any other party to the Transaction. Cowen and its affiliates may in the future seek to provide commercial and investment banking services to the Parent, the Company and their respective affiliates, and may receive fees for the rendering of such services.

In connection with our Opinion, we have reviewed and considered such financial and other matters as we have deemed relevant, including, among other things:

•	a draft of the Agreement, dated January 28, 2016, which was the last draft of the Agreement made available to us;

•	certain financial terms of the Transaction as compared to the financial terms of certain selected merger and acquisition transactions that we deemed relevant;

•	certain publicly available financial and other information of certain publicly traded companies that we deemed relevant;

•	certain financial terms of the Transaction as compared to the financial terms of initial public offerings conducted by certain selected companies that we deemed relevant;

•	certain financial terms of the Transaction as compared to the financial terms of certain selected private financing transactions conducted by certain selected companies that we deemed relevant;

•	certain publicly available financial and other information for the Parent;

•	information regarding the cash requirements of the Company for the fiscal years 2016 through 2018 prepared by the Company’s management;

•	certain information regarding the Company’s operations and business prospects provided by management of the Company; and

•	such other information, financial studies, analyses and investigations and such other factors that we deemed relevant for the purposes of this Opinion.

In conducting our review and arriving at our Opinion, we have, with your consent, assumed and relied, without independent investigation, upon the accuracy and completeness of all information provided to us by the Company and the Parent, respectively, or which is publicly available or was otherwise reviewed by us. We have not undertaken any responsibility for the accuracy, completeness or reasonableness of, or independent verification of, such information. In addition, we have not conducted nor have assumed any obligation to conduct any physical inspection of the properties or facilities of the Company or the Parent. We have further relied upon the representation of the Company and the Parent that all information provided to us by the Company or the Parent, as applicable, is accurate and complete in all material respects. We have not received any internal financial analyses, financial forecasts, reports or other information concerning the Company prepared by either the management of the Company or the Parent of a nature that would have enabled us to perform a discounted cash flow analysis of the Company’s future cash flows.

We assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of the Company or the Parent since the date of the last financial statements of the Company or the Parent, as applicable, that were reviewed by us. We have not made or obtained any independent evaluations, valuations or appraisals of the assets or liabilities of the Company or the Parent, nor have we been furnished with such materials. In addition, we have not evaluated the solvency or fair value of the Company or the Parent under any state or federal laws relating to bankruptcy, insolvency or similar matters. Our Opinion does not address any legal, tax or accounting matters related to the Agreement or the Transaction, as to which we have assumed that the Parent and the Board of Directors of the Parent have received such advice from legal, tax and accounting advisors as each has determined appropriate. Our Opinion addresses only the fairness, from a financial point of view, to the Parent, of the Consideration to be paid by the Parent in the Transaction. We express no view as to any other aspect or implication of the Transaction or any other agreement, arrangement or understanding entered into in connection with the Transaction or otherwise. Our Opinion is necessarily based upon economic and market conditions and other circumstances as they exist and can be evaluated by us on the date hereof. It should be understood that although subsequent developments may affect our Opinion, we do not have any obligation to update, revise or reaffirm our Opinion and we expressly disclaim any responsibility to do so.

We have not considered any potential legislative or regulatory changes currently being considered or recently enacted by the United States or any foreign government, or any domestic or foreign regulatory body, or any changes in accounting methods or generally accepted accounting principles that may be adopted by the Securities and Exchange Commission, the Financial Accounting Standards Board, or any similar foreign regulatory body or board.

For purposes of rendering our Opinion we have assumed in all respects material to our analysis, that the representations and warranties of each party contained in the Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Agreement and that all conditions to the consummation of the Transaction will be satisfied without waiver thereof. We have assumed that the final form of the Agreement will be substantially similar to the last draft reviewed by us. We have also assumed that all governmental, regulatory and other consents and approvals contemplated by the Agreement will be obtained and that in the course of obtaining any of those consents no restrictions will be imposed or waivers made that would have an adverse effect on the contemplated benefits of the Transaction. We have assumed that the Transaction will be consummated in a manner that complies with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable state, federal, or foreign statutes, rules and regulations.

It is understood that this letter is intended for the benefit and use of the Board of Directors of the Parent in its consideration of the financial terms of the Transaction. This letter should not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This letter may be reproduced in full in any proxy or information statement mailed to the stockholders of the Parent, but may not otherwise be disclosed publicly in any manner without our prior written approval. This letter does not constitute a recommendation to the Board of Directors of the Parent on whether or not to approve the Transaction or to take any other action in connection with the Transaction or otherwise, or to any stockholder of the Parent or any other person as to how to vote with respect to the Transaction. We are not expressing any opinion as to what the value, price or trading range of the shares of the Parent Common Stock actually will be following the consummation of the Transaction. We have not been requested to opine as to, and our Opinion does not in any manner address, the Parent’s underlying business decision to effect the Transaction or the relative merits of the Transaction as compared to other business strategies or transactions that might be available to the Parent. Additionally, we were not involved in any determinations of the Board of Directors or the Parent’s management to pursue strategic alternatives or in the negotiation of any of the terms of the Transaction, and we have not been authorized or requested to, and did not, solicit or investigate any other alternative transactions that may be available to the Parent. In addition, we have not been requested to opine as to, and our Opinion does not in any manner address, the fairness of the Transaction or the Consideration to the holders of any class of securities, creditors or other constituencies of the Company or the Parent.

This Opinion was reviewed and approved by Cowen’s Fairness Opinion Review Committee.

Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that, as of the date hereof, the Consideration to be paid by the Parent in the Transaction is fair, from a financial point of view, to the Parent.

Very truly yours,

COWEN AND COMPANY, LLC

AVALANCHE BIOTECHNOLOGIES, INC.
ATTN: JENNIFER CHENG
1035 O’BRIEN DRIVE, SUITE A
MENLO PARK, CA 94025
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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E08824-Z67746 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
AVALANCHE BIOTECHNOLOGIES, INC. For All Withhold All For All Except
To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following directors to serve until the 2019 annual meeting:
2. Election of Directors
Nominees
01) John P. McLaughlin
02) Steven D. Schwartz, MD
The Board of Directors recommends you vote FOR the following proposals: For Against Abstain
1. To approve the Stock Issuance (as defined in the proxy statement for the Annual Meeting) pursuant to the Acquisition Agreement dated as of January 29, 2016, as amended on April 6, 2016 and as may be further amended from time to time, by and among Avalanche, Annapurna Therapeutics SAS (Annapurna), the shareholders of Annapurna and Shareholder Representative Services LLC.
3. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2016.
4. To approve the adjournment of the Annual Meeting, if necessary, to solicit additional proxies in the event there are not sufficient votes to approve the Stock Issuance.
NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.
Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.
E08825-Z67746
AVALANCHE BIOTECHNOLOGIES, INC.
Annual Meeting of Stockholders
May 10, 2016 at 10:00 AM Local Time
This proxy is solicited by the Board of Directors
The stockholder(s) hereby appoint(s) Paul B. Cleveland and Jennifer Cheng, Ph.D., J.D., or either or them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Avalanche Biotechnologies, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, local time on May 10, 2016, at Munger, Tolles & Olson LLP, 560 Mission St., 27th Floor, San Francisco, CA 94105, and any adjournment or postponement thereof.
This proxy, when properly executed, will be voted in the manner directed herein and revokes any prior proxy given by you. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.
Continued and to be signed on reverse side